SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
_________________________________
Check the appropriate box:

☒ Preliminary Proxy Statement   ☐ Definitive Proxy Statement
☐ Definitive Additional Materials   ☐ Soliciting Material Pursuant to
                                                                            Rule 14a-12

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
___________________________________________
AFG INVESTMENT TRUST C
(Name of Registrant as Specified in Its Charter)
___________________________________________

Payment of Filing Fee (Check the appropriate box):
☐   No fee required.
☒   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction: $17,639,324
(5)  Total fee paid: $1,427.02 1

1  This fee, which has been paid previously, was calculated by multiplying $80.90 by 17.639, which is the product of the consideration of $17,639,324 to be paid to the Trust pursuant to Proposals Two and Three divided by $1,000,000.

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

May __, 2004
Dear Beneficiaries of AFG Investment Trust C:

The Trust Agreement calls for the Trust to be dissolved and its assets liquidated upon the sale or disposition of all or substantially all of its assets prior to December 31, 2004. The Managing Trustee is in the process of complying with the requirement to liquidate and dissolve the Trust. The Managing Trustee intends to enter into a Plan of Liquidation and Dissolution with Wilmington Trust as the Liquidating Trustee pursuant to which you will receive cash distributions upon final dissolution. In order to facilitate the liquidation of the Trust’s Assets, we seek your consent to the proposals listed below. A form of consent is enclosed with this Consent Solicitation Statement and instructions on how to submit your consent are included herein. Consents must be received no later than May __, 2004 to be counted, unless the return date is extended (for up to 90 days) by the Managing Trustee in the event that a sufficient number of consents required for the adoption (or rejection) of the proposals has not been received by such date. In the event that the deadline is extended, the Managing Trustee will provide notice to Beneficiaries by means of a press release or a letter mailed to each Beneficiary.

As part of the Trust liquidation, we are asking for your consent on related proposals to permit or facilitate the sale of certain assets of the Trust to affiliates of the Trust where the assets are jointly held. Each proposal is described in the enclosed Consent Solicitation Statement. We hope that you take the time to read and carefully consider the following proposals:

(1)  To amend Section 7.3 of the Trust Agreement to allow for the sale of assets by the Trust to its affiliates.

(2)  To approve the sale of the Trust’s membership interest in MILPI Holdings, LLC, which is owned jointly with an affiliate of the Trust, to PLM MILPI Holdings LLC, a Delaware limited liability company owned by James A. Coyne and Gary D. Engle.

(3)  To amend Section 8.1(b) of the Trust Agreement, which currently allows for distributions in-kind on a pro rata basis to all Beneficiaries upon the liquidation and dissolution of the Trust, so that the Managing Trustee will have the discretion to make special distributions in-kind to affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries, and to concurrently amend Section 7.7 of the Trust Agreement to allow for such distributions in-kind permitted by Section 8.1(b).

YOUR CONSENT TO THESE PROPOSALS IS IMPORTANT. PLEASE RETURN THE ENCLOSED CONSENT FORM PRIOR TO MAY __, 2004 TO MAKE SURE THAT YOUR CONSENT IS COUNTED.

Very truly yours,

Gary D. Engle
President
AFG ASIT Corporation, as Managing Trustee

SUMMARY TERM SHEET

Set forth below is a brief summary of the proposals included in this Consent Solicitation Statement. This summary may not contain all of the information that is important to you. Therefore, to better understand the proposals and for a more complete description of their terms, in addition to this summary you should carefully read this Consent Solicitation Statement and the annexes attached to it in their entirety.

Interests of Certain Persons

Messrs. Gary D. Engle and James A Coyne are President and Executive Vice President, respectively, of the Managing Trustee. The Managing Trustee is recommending that the Beneficiaries approve the Proposals described below. The Managing Trustee is a wholly-owned subsidiary of the Semele Group, Inc. Together, Messrs. Engle and Coyne are the majority shareholders of Semele Group, Inc. They are also the owners of PLM MILPI Holdings LLC which will be the purchaser of the Trust’s membership Interests in MILPI Holdings, LLC if the Beneficiaries approve Proposal Two. If Proposal One is approved Messrs. Engle and Coyne and their affiliates may be purchasers of other assets sold in the liquidation of the Trust and may receive in-kind distributions from the Trust if Proposal Three is approved.

Background

As of __________ __, 2004 (the "Record Date"), there were 1,786,753 Class A Interests and 3,024,740 Class B Interests outstanding, of which 14,450 Class A Interests and 3,019,222 Class B Interests were held by the Managing Trustee and its affiliates. The Managing Trustee and its affiliates have agreed to treat all of the proposals as "Interested Transactions." As such, pursuant to the Trust Agreement, the Managing Trustee and its affiliates will not vote the 14,450 Class A Interests they hold and will vote all of the 3,019,220 Class B Interests they hold in accordance with the vote of a majority of the Class A beneficiaries. Each proposal will therefore be adopted or rejected based upon the majority of the Class A Interests actually voted by the Beneficiaries not affiliated with the Managing Trustee.

Last year the Managing Trustee recommended to you that MILPI redeem its 25% membership interest owned collectively by AFG Investment Trust A and AFG Investment Trust B for $5.9 million less any distributions paid. This valued MILPI in its entirety at $23.6 million. Since that valuation, MILPI has paid $5.9 million to redeem Trust A and B’s interests representing dividends paid to Trust A and B plus the redemption price, and it returned $1.5 million to Trusts C and D, leaving an adjusted valuation after these events of $16.2 million. Thus, after the redemption and distribution, each of Trust C and Trust D had a 50% interest in MILPI that would have been valued at $8.1 million. You are now being asked to approve the sale of the Trust’s 50% interest in MILPI for $8.3 million which is an approximately 2% higher valuation. While demand for certain of MILPI's managed assets, most notably its aircraft, continues to be soft, MILPI has operated profitably since the redemption and some economic indicators indicate that a recovery may be underway in the United States. As equipment generally depreciates in value over time, in stronger economic times certain equipment will depreciate less rapidly and in some cases may increase in value. In the fourth quarter of 2003, MILPI determined that its goodwill was impaired as a result of its annual strategic assessment and preparation of its 2004 budget, both of which were completed in the fourth quarter of 2003. The amount of the impairment was determined by comparing the net book value of MILPI’s equipment management segment, including goodwill, to MILPI’s undiscounted projected future cash flows. The book value of MILPI at December 31, 2003 was $15.4 million.  MILPI is owned 50% by Trust C and 50% by Trust D. Trust D’s investors have already approved the sale of its 50% interest in MILPI for $8.3 million on the same terms and conditions that you are being asked to approve.

Section 1.6 of the Trust’s Third Amended and Restated Declaration of Trust (the "Trust Agreement") provides that "[t]he Trust shall continue in full force and effect until December 31, 2004, except that the Trust shall be dissolved, its affairs wound up, and its Assets liquidated prior to such date upon [, among other events,] the sale or disposition of all or substantially all of its assets ." The Managing Trustee has commenced the dissolution of the Trust and the liquidation of the Trust’s remaining Assets under the terms and conditions of a Plan of Liquidation and Dissolution, pursuant to which Beneficiaries will receive cash distributions upon final dissolution. A copy of the Plan of Liquidation and Dissolution is included as Annex A.

Proposal One (p. __)

•    The Trust proposes to amend Section 7.3 of its Trust Agreement to allow for the sale of assets by the Trust to its affiliates.

•    As currently in effect, Section 7.3 of the Trust Agreement provides guidelines for allowing asset purchases between the Trust and its affiliates, but it does not provide guidelines for allowing asset sales between these related parties. It is proposed that Section 7.3 be amended to provide guidelines for asset sales between the Trust and the Managing Trustee or its affiliates in order to facilitate such sales in the process of liquidating the Trust’s Assets.

Proposal Two (p. __)

•    The Trust and AFG Investment Trust D propose to sell their membership interests in MILPI Holdings, LLC ("MILPI") to PLM MILPI Holdings LLC ("PLM LLC"), an affiliate of the Trust. If the sale of the Trust’s MILPI interests to PLM LLC is not concluded for any reason, by approving this proposal the Managing Trustee would be authorized to determine, in its discretion, to sell the Trust’s MILPI interests to another affiliate. Any such sale to an affiliate would be on the same terms and conditions as the proposed sale to PLM LLC.

•    The sale is proposed to be accomplished pursuant to a Membership Interest Purchase Agreement at a purchase price of $8.3 million (the "MILPI Sale Price"). (Trust D’s investors have already approved the sale of that Trust’s 50% Membership Interest in MILPI to PLM LLC for $8.3 million.)

•    The Managing Trustee believes that, the purchase price is fair to the Trust’s Beneficiaries from a financial point of view.

•    The Trust’s financial advisors have determined that the purchase price is fair to the Trust’s Beneficiaries from a financial point of view. See "Proposal Three – Fairness Opinion."

Proposal Three (p. __)

•    The Trust proposes to amend Sections 7.1 and 8.1(b) of its Trust Agreement, which currently allow for distributions in-kind on a pro rata basis to all Beneficiaries of the Trust upon the liquidation and dissolution of the Trust and Section 7.7, which prohibits in-kind distributions to the Managing Trustee, the Special Beneficiary or any Beneficiary, to permit in-kind distributions of the Trust’s Assets to the Managing Trustee and its affiliates.

•    The amendment would permit the Managing Trustee to have the discretion to make distributions in-kind to the Managing Trustee and affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries of the Trust.

AFG INVESTMENT TRUST C
200 NYALA FARMS
WESTPORT, CONNECTICUT 06880

This Consent Solicitation Statement (this "Solicitation Statement") is being furnished to each holder (individually, a "Beneficiary," and, collectively, the "Beneficiaries") of Class A Beneficiary Interests ("Class A Interests") and Class B Subordinated Beneficiary Interests ("Class B Interests"; the Class A Interests and the Class B Interests, collectively, the "Interests") in AFG Investment Trust C, a Delaware business trust (the "Trust"), by the Managing Trustee of the Trust, AFG ASIT Corporation, a Massachusetts corporation (the "Managing Trustee"), in connection with the solicitation by the Trust of the consent of the Beneficiaries to the above stated proposals.

This Solicitation Statement and the accompanying consent form are being mailed to Beneficiaries of record as of the close of business on ______ __, 2004 (the "Record Date"). As of _______ __, 2004, there were 1,786,753 Class A Interests and 3,024,740 Class B Interests outstanding, of which 14,450 Class A Interests were held by the Managing Trustee or its affiliates, and 3,019,220 Class B Interests were held by the Managing Trustee or its affiliates.

Pursuant to Section 11.2 of the Third Amended and Restated Declaration of Trust of the Trust, as amended (the "Trust Agreement"), Beneficiaries are entitled to cast one vote for each Class A Interest or Class B Interest they own. In general, a majority in interest of all of the Beneficiaries is required to take action on behalf of the Trust. However, in the case of a transaction that is deemed to be an "Interested Transaction" pursuant to the Trust Agreement, the Managing Trustee and its affiliates must vote their Class B Interests in accordance with the vote of a majority of the Class A Beneficiaries. In addition, the Managing Trustee and its affiliates may not vote their Class A Interests in connection with an Interested Transaction.

The Managing Trustee and its affiliate, Equis II Corporation, have agreed to treat all of the proposals as if they are Interested Transactions. Accordingly, the Managing Trustee and Equis II Corporation will not vote the 14,450 Class A Interests they hold or control and will vote all of the 3,019,220 Class B Interests they hold in accordance with the vote of a majority of the Class A Beneficiaries. Each proposal will therefore be adopted or rejected based upon the majority of the Class A Interests actually voted by the Beneficiaries not affiliated with the Managing Trustee. For example, if a majority of the Class A Interests that vote are voted by the unaffiliated Beneficiaries to approve a proposal, all of the Class B Interests owned by the Managing Trustee and Equis II Corporation will also be voted to approve the proposal and it will be adopted. If a majority of the Class A Interests that vote are voted against a proposal, those Class B Interests will all be voted against the proposal and the proposal will be rejected.

Under Delaware law, no dissenters’ rights (i.e., rights of nonconsenting Beneficiaries to exchange their Interests in the Trust for payment of their fair value) are available to any Beneficiary of the Trust regardless of whether such Beneficiary has or has not consented to a given Proposal.

Interests of Certain Persons

Messrs. Gary D. Engle and James A. Coyne are President and Executive Vice President, respectively, of the Managing Trustee. The Managing Trustee is recommending that the Beneficiaries approve the Proposals described below. The Managing Trustee is a wholly-owned subsidiary of the Semele Group, Inc. Together, Messrs. Engle and Coyne are the majority shareholders of Semele Group, Inc. They are also the owners of PLM MILPI Holdings LLC which will be the purchaser of the Trust’s membership Interests in MILPI Holdings, LLC if the Beneficiaries approve Proposal Two. If Proposal One is approved Messrs. Engle and Coyne and their affiliates may be purchasers of other assets sold in the liquidation of the Trust and may receive in-kind distributions from the Trust if Proposal Three is approved.

Last year the Managing Trustee recommended to you that MILPI redeem its 25% membership interest owned collectively by AFG Investment Trust A and AFG Investment Trust B for $5.9 million less any distributions paid. This valued MILPI in its entirety at $23.6 million. Since that valuation, MILPI has paid $5.9 million to redeem Trust A and B’s interests representing dividends paid to Trust A and B plus the redemption price, and it returned $1.5 million to Trusts C and D, leaving an adjusted valuation after these events of $16.2 million. Thus, after the redemption and distribution, each of Trust C and Trust D had a 50% interest in MILPI that would have been valued at $8.1 million. You are now being asked to approve the sale of the Trust’s 50% interest in MILPI for $8.3 million which is an approximately 2% higher valuation ~~than at the time of the redemption~~ . While demand for certain of MILPI's managed assets, most notably its aircraft, continues to be soft, MILPI has operated profitably since the redemption and some economic indicators indicate that a recovery may be underway in the United States. As equipment generally depreciates in value over time, in stronger economic times certain equipment will depreciate less rapidly and in some cases may increase in value. In the fourth quarter of 2003, MILPI determined that its goodwill was impaired as a result of its annual strategic assessment and preparation of its 2004 budget, both of which were completed in the fourth quarter of 2003. The amount of the impairment was determined by comparing the net book value of MILPI’s equipment management segment, including goodwill, to MILPI’s undiscounted projected future cash flows. The book value of MILPI at December 31, 2003 was $~~15.3~~15.4 million . MILPI is owned 50% by Trust C and 50% by Trust D. Trust D’s investors have already approved the sale of its 50% interest in MILPI for $8.3 million on the same terms and conditions that you are being asked to approve.

Instructions for Returning the Consent Form

The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the Interests and returned to the Managing Trustee by May __, 2004 (subject to extension for up to 90 days at the discretion of the Managing Trustee in the event that a sufficient number of consents required for the adoption – or rejection – of the proposals has not been received by such date). The Managing Trustee will provide notice to Beneficiaries of any extensions by means of a press release or a letter mailed to each Beneficiary. You may return the consent form to the Managing Trustee by fax, mail or hand-delivery c/o The Altman Group, Inc., 60 East 42 nd Street, Suite 405, New York, New York 10165, telephone: (800) 461-2657, facsimile: (212) 973-9818. A stamped envelope addressed to the Managing Trustee is enclosed for you to mail your consent form. To be valid, a consent form must be signed by the record owner(s) of the Interests represented thereby as listed in the records of the Trust on the Record Date and, if returned by fax, both sides of the consent form must be returned.

Pursuant to Section 12.1 of the Trust Agreement, a written consent may not be withdrawn or voided once the consent form is received by the Managing Trustee. A properly executed consent form received by the Managing Trustee will be voted in accordance with the directions indicated on the form. If no direction is indicated as to a proposal, a properly executed consent form received by the Managing Trustee will be voted in favor of that proposal. However, brokers do not have discretionary authority to vote Interests held in street name. Therefore, the failure by beneficial owners of Interests held in street name to give voting instructions to brokers will result in broker non-votes. Broker non-votes, abstentions and the failure to vote will all be treated as non-votes. All questions as to the validity (including time of receipt) of all consent forms will be determined by the Managing Trustee, which determinations will be final and binding. Voting on the proposals will be conducted only by written consent and no formal meeting of the Beneficiaries will be held. THE MANAGING TRUSTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

PLEASE VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY MAY __, 2004.

This Solicitation Statement has been prepared under the direction of the Managing Trustee on behalf of the Trust. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consents will be paid by the Trust. In addition to soliciting the consent of Beneficiaries by mail, representatives of the Managing Trustee may, at the Trust’s expense, solicit the consent of Beneficiaries by telephone, telegraph, in person or by other means. In addition, the Managing Trustee has retained The Altman Group to solicit consents. The fees of The Altman Group will be paid by the Trust and are estimated to be $4,000.

This Solicitation Statement is first being sent or given to Beneficiaries on or about May __, 2004.

THE MANAGING TRUSTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS AND URGES YOU TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY. FOR QUESTIONS RELATING TO THE PROPOSALS, PLEASE TELEPHONE THE ALTMAN GROUP AT (800) 461-2657.

Background
The Trust is a Delaware business trust formed on February 26, 1992, to acquire and lease to third parties a diversified portfolio of capital equipment. The Managing Trustee of the Trust and another Delaware business trust, AFG Investment Trust D ("Trust D," collectively the "AFG Investment Trusts" or the "Trusts"), is AFG ASIT Corporation, a Massachusetts corporation organized on August 13, 1991. AFG ASIT Corporation is a wholly owned subsidiary of Equis II Corporation and an affiliate of Equis Financial Group Limited Partnership, a Massachusetts limited partnership ("EFG" or the "Advisor"). Equis II Corporation is a wholly owned subsidiary of Semele Group Inc. ("Semele"). The principal executive office of the Trust is at 200 Nyala Farms, Westport, Connecticut 06880. The principal executive office of the Managing Trustee and EFG is at 1050 Waltham Street, Lexington, Massachusetts 02421.

EFG is the advisor to the Trust. As Advisor, EFG provides various services to the Trust, including selection of the Trust’s assets for acquisition by the Trust and management of assets, for which it receives compensation as provided in the Trust Agreement. Semele is Special Beneficiary of the Trust, holding an 8.25% carried interest in the Trust. As such, it participates in Trust distributions, but does not have the right to vote.

As of ________ __, 2004, there were 1,786,753 Class A Interests outstanding, of which (i) 14,450 were held by Equis II Corporation or its affiliates, and (ii) 1,777,543 were held by 1,940 other Class A Beneficiaries. As of __________ __, 2004, there were 3,024,740 Class B Interests outstanding, of which (i) 3,019,222 were held by Equis II Corporation, and (ii) 5,518 were held by eight other Class B Beneficiaries.

Under the Trust Agreement, as amended, the Trust may enter into joint ventures with affiliates of the Managing Trustee or EFG or other programs sponsored by EFG or its affiliates; provided that the Managing Trustee will enter into such joint ventures only if it believes that it is in the best interests of the Beneficiaries to do so, and the Trust’s participation is on terms and conditions that are fair to the Trust and the Beneficiaries, taking into account the participation of the other affiliated venturers, and will allow the Trust to better attain its revised investment objectives.

Reason for the Liquidation and Dissolution

Pursuant to the Trust Agreement, the Managing Trustee is required to use its best efforts to cause the Trust to sell all of the Trust’s assets not later than the end of the tenth year following the Final Closing, and dissolve by December 31, 2004. The Managing Trustee is proceeding with the liquidation of the Trust as required by the Trust Agreement. The Managing Trustee has set forth the terms and conditions of the liquidation and dissolution of the Trust in a Plan of Complete Liquidation and Dissolution set forth as Annex A hereto (the "Plan"). Although approval of the Beneficiaries is not required for liquidation of the Trust’s assets, the Managing Trustee seeks your approval of Proposals 1, 2 and 3 that relate specifically to transactions with affiliates of the Trust and the Managing Trustee in connection with the liquidation of the Trust’s assets.

Terms of the Plan of Complete Liquidation and Dissolution

The following is a brief summary of the Plan. The summary is qualified in its entirety by reference to the full text of the Plan attached hereto as Annex A and incorporated herein by reference. You are encouraged to read the Plan in its entirety for the express legal terms of the Plan and other information that may be important to you.

The Plan provides that the Trust will take such actions as are deemed necessary or appropriate by the Managing Trustee to wind up all Trust business and affairs and sell, exchange or otherwise dispose of all or substantially all of the assets of the Trust. The Plan provides that the proceeds from the sale of the Trust’s assets will be distributed to the Beneficiaries. As part of the Plan, existing debts and obligations of the Trust will be satisfied from the proceeds of the sale of the Trust’s assets.

It is difficult to predict the amount and timing of the sale of the Trust’s assets and, consequently, the amount and timing of liquidating distributions to the Beneficiaries. Other than in the ordinary course, to date, no discussions have occurred and no negotiations have been entered into with prospective buyers of the Trust’s assets, with the exception of the sale of the MILPI Interests held by the Trust. The actual amount and timing of distributions to the Beneficiaries will be determined by the Managing Trustee in its sole discretion and will depend upon the timing and receipt of proceeds of the sale and the amounts deemed necessary by the Managing Trustee to pay or provide for all of the Trust’s liabilities and obligations.

Upon the complete liquidation of the Trust and distribution of its assets to or for the benefit of the Beneficiaries, the Managing Trustee, in accordance with the terms of the Plan and Section 3810(d) of the Delaware Business Trust Act, will execute and file a Certificate of Cancellation with the State of Delaware, which will terminate the existence of the Trust.

The Managing Trustee may modify or amend the Plan at any time if it determines that such action would be advisable and in the best interest of the Trust. In addition, the Managing Trustee may abandon and revoke the Plan at any time prior to the filing of the Plan among the records of the Trust.

Assets Subject to Liquidation

The Trust has made investments in major capital equipment and other long-term assets, including, but not limited to, ownership interests in EFG Kirkwood LLC, a resort business, and in MILPI. For a full description of the Trust’s assets, see the Trust’s financial statements, included in the Trust’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, which report is included as Annex E hereto. See "Additional Information Concerning the Trust." The Managing Trustee intends to conduct the sale of the Trust’s assets in an orderly manner, and will seek offers for specific pools of assets, although individual sales of assets may be effected, such as the sale of the Trust’s interests in MILPI, and offers for the entire portfolio of investment (apart from the Trust’s interests in MILPI) may be sought. Proposal One establishes guidelines for asset sales between the Trust and the Managing Trustee or its affiliates. Proposal Two solicits the approval of the Beneficiaries for the sale of the Trust’s 50% membership interest in MILPI to PLM LLC or another affiliate of the Managing Trustee. If approved by the Beneficiaries, Proposal Three will permit the Managing Trustee to make in-kind distributions to its affiliates on a pro rata basis.

Risks Involved with Adopting the Proposals in Connection with the Liquidation of the Trust

In addition to the other information included elsewhere in this document, you should carefully consider the following factors in determining whether to vote in favor of Proposals One, Two and Three. In considering these factors, you should note that even if one or more of the Proposals is not adopted, many of these risks will be present in connection with the approval of any one of the proposals in the ordinary course of the liquidation pursuant to the terms of the Trust Agreement. Pursuant to Section 12.1 of the Trust Agreement, a written consent may not be withdrawn or voided once the consent form is received by the Managing Trustee.

The Trust may not Realize Gains from Asset Sales Made in Connection with the Liquidating Distributions.

There can be no assurances that the Trust and its Beneficiaries will receive gains in connection with the sale of the Trust’s assets in connection with liquidation and dissolution of the Trust as required by the Trust Agreement. It is difficult to predict the timing of the sale of the assets or the amount that the Trust will receive for the assets in connection with any sales. To date, the Trust has not entered into any discussions or negotiations with prospective purchasers of the Trust’s assets, other than with respect to a sale of the Trust’s membership interests in MILPI (see Proposal Two, which describes a proposal for the Trust to sell its 50% membership interest in MILPI for an aggregate consideration of $8.3 million). However, it is anticipated that some of the assets may currently be illiquid. For instance, under current market conditions it may be difficult to sell certain of the Trust’s assets, such as its interests in EFG Kirkwood LLC, a resort business, should Proposal One not be approved, or its interests in MILPI should Proposal Two not be approved. Adverse market conditions may have a negative impact on the proceeds that may be realized from such asset sales. The Managing Trustee’s belief as to the illiquid nature of certain of its equipment assets is based in part on past experience and its knowledge of the current market for equipment of the type and age owned by the equipment leasing programs sponsored and managed by the Managing Trustee and its affiliates. During the 1999-2000 period the prior management of MILPI’s operating subsidiary, PLM International, Inc., made extensive efforts to sell PLM and were only able to obtain two bids for the company, one of which was that of the Trust and its affiliated trusts. Subsequently, after the events of September 11, 2001, and the recent unfavorable global economic conditions, the current value of the used aircraft in the PLM and other equipment leasing companies managed by the Managing Trustee and its affiliates declined significantly as did the value of much of the other types of equipment held by them. While the U.S. economy appears to be rebounding from its recent slump, the present value of used aircraft, rail cars and other used equipment has not increased significantly. Another factor contributing to the illiquidity of equipment leasing companies such as MILPI and the Trusts are their performance and the short term of their remaining investment lives. The equipment leasing companies in the PLM stable and the other equipment assets held directly by the Trust are all self-liquidating and have finite lives. Therefore, they represent a fairly short-lived asset that requires considerable management attention and expertise as they are required to sell off assets and distribute proceeds reducing management’s fees and, consequently, its value and attractiveness to many investors. Since MILPI acquired PLM, four funds have been liquidated or are in the process of liquidation. Another factor adding to MILPI’s illiquidity is the fact that its equity interests in the equipment leasing companies are typically held by general partners that are subject to general partner liability. While general partners are corporations, their respective interests in the equipment leasing partnerships are at risk in the event of claims against the partnerships or themselves, thereby limiting the attractiveness of MILPI to potential investors. In the case of the Trust’s real estate holdings, apart from the relative illiquidity of real estate generally, the properties are all joint venture investments with third parties in development projects that may make them more difficult to sell. In addition, the underlying agreements with the third party joint venture partners often grant certain rights to such parties in connection with the sale or transfer of the joint venture interests. Such rights include, in certain cases, rights of first refusal and/or the need of the third party’s consent.

In addition, there can be no assurance that any asset sales will be consummated or that they will be consummated on favorable terms. For instance, the closing of each of the Trust’s asset sales may be subject to numerous conditions, including the satisfactory completion by the purchaser of its due diligence investigation and the receipt of consents from third parties. If the Trust cannot sell its assets on the terms and at the times targeted, the remaining assets will likely be transferred to a liquidating trust and the liquidation could be delayed and distributions to Beneficiaries could be less than expected or paid later than estimated.

If the Trust sells some or all of its assets on an installment basis and the purchaser subsequently defaults in its payment on the related promissory note or installment contract, the Trust’s exercise of remedies, which may include foreclosure on any property securing the promissory note, will likely result in the Trust incurring additional costs and expenses. This could in turn result in delays in effecting the dissolution and reductions or delays in the payment of distributions to Beneficiaries.

The Trust’s Managers, Officers and Affiliates may have Interests in the Liquidation and Dissolution that are Different from or in Addition to the Interests of Other Beneficiaries.

In considering the recommendation of the Managing Trustee to approve Proposals One and Two, Beneficiaries should know that the Managing Trustee, its officers and its affiliates may have interests in the sale of assets in the liquidation and dissolution that are different from or in addition to those of other Beneficiaries. The Trust Agreement provides that the Managing Trustee will receive a special allocation of losses, if any, in connection with a dissolution event, and that the Managing Trustee is entitled to receive at least 1% of the profits and losses of the Trust in connection with a dissolution event. In addition, if Proposal Three is adopted, affiliates of the Trust could receive special distributions in-kind in connection with the liquidation and dissolution of the Trust, which would result in affiliates of the Trust receiving property for which valuations have been made on the basis of a determination of fair market value by an independent expert rather than in an arm’s length transaction and, as such, may prove to be more or less favorable to such affiliates than might have been the case if the property had been sold in an arm’s length transaction. Further, it is expected that the liquidation of the Trust will resolve a potential issue over whether or not the Trust has become an unregistered investment company within the meaning of the Investment Company Act of 1940 (the "1940 Act"). In addition to benefiting the Trust by reducing its expenses and eliminating the uncertainty of its status under the 1940 Act, this could potentially relieve the Managing Trustee from incurring, or reduce the likelihood that the Managing Trustee will incur, liability that it might otherwise be subject to pursuant to Section 7.1 of the Trust Agreement if the SEC were to deem the Trust an investment company, as such term is defined in the 1940 Act, or at law, or reduce the magnitude of any such liability. The Act places restrictions on the capital structure and business activities of investment companies, including prohibiting certain types of affiliated transactions and prohibits, among other things, the purchase and sale of securities and engaging in interstate commerce by unregistered investment companies. If the Trust is deemed to be an unregistered investment company, its business would be adversely affected.

There are no Dissenters’ Rights for Beneficiaries.

Delaware law does not grant beneficiaries of business trusts who dissent from approval of the liquidation and dissolution the right to demand an appraisal for their interests and payment of their fair cash value. As a result, Beneficiaries who object to the Proposals and do not have a right to demand a different payment for their Interests.

Sales of Assets will not be Subject to Further Approval of Beneficiaries.

If the Beneficiaries approve the proposals, the Managing Trustee will be authorized to dispose of the Trust’s assets to affiliates in accordance with the proposals, and the Beneficiaries will not be entitled to review or approve the terms or conditions, including the sale price of assets, in connection with any individual sales. This will be the case even if the Trust disposes of all or substantially all of its assets.

The Adoption of the Proposals may not Result in Greater Returns to Beneficiaries than if the Trust Liquidated and Dissolved without Them.

If the Beneficiaries do not approve the Proposals, the Trust will continue until such time as the Managing Trustee (i) sells or otherwise disposes of the Trust’s assets or (ii) winds up the affairs of the Trust and dissolves the Trust, either of which must occur no later than December 31, 2004. There can be no assurance that the adoption of the Proposals will result in greater returns to the Beneficiaries than if the Trust liquidated and dissolved without their benefit.

Tax Consequences

For a discussion of the tax consequences in connection with the Proposals, see "Certain Federal Income Tax Consequences in Connection with the Proposals."

PROPOSAL 1 – APPROVAL OF THE AMENDMENT TO SECTION 7.3 OF THE
TRUST AGREEMENT
TO ALLOW FOR THE SALE OF ASSETS BY THE TRUST TO ITS AFFILIATES

The Amendment

As currently in effect, Section 7.3 of the Trust Agreement provides guidelines for allowing asset purchases between the Trust and the Managing Trustee or its affiliates, but it does not provide guidelines for allowing asset sales between these related parties. It is proposed that Section 7.3 be amended to provide guidelines for asset sales between the Trust and the Managing Trustee or its affiliates.

Reason for the Amendment

Section 7.3 of the current Trust Agreement allows the Trust to purchase assets in which the Managing Trustee or any of its affiliates have an interest in connection with a joint venture, and provides guidelines for doing so. However, with respect to the sale of assets by the Trust to the Managing Trustee or any of its affiliates, Section 7.3 merely states that the Trust shall only sell assets to the Managing Trustee or its affiliates as allowed in such section; yet, the section does not provide any guidelines to effect a sale. Accordingly, the Managing Trustee proposes that Section 7.3 be amended to provide guidelines for sales to affiliates of the Trust on generally the same terms that acquisitions from affiliates of the Trust are allowed, to the extent that such terms are relevant in the context of a sale. More specifically, sales of assets to affiliates of the Trust would be permitted in the event that:

•    the sale is in the best interests of the Trust;

•    the asset is sold for a price no less than the fair market value thereof, as determined by an independent expert; and

•    no other benefit arises out of such transaction to the affiliate apart from compensation otherwise permitted by the Trust Agreement.

The Managing Trustee believes that there may be benefits to the Trust to be derived from allowing sales of the assets to affiliates of the Trust in connection with joint ventures. For instance, in joint venture structures, there are often inherent problems in finding new investors, which could lead to a liquidity problem if the Trust were to seek to sell its assets in a joint venture to a non-affiliate. Third party buyers would most likely look for certain representations and warranties from the Trust and require the Trust to maintain certain assets to insure that there is substance to them in the event of a breach. This may not be consistent with the objective to liquidate the Trust. Also, an affiliate would be more inclined to purchase assets "as is, where is." Documents governing joint ventures often contain conditions to and prohibitions against venturers exiting the joint venture and/or selling their assets. For instance, in the case of the Trust’s investment in EFG Kirkwood LLC, the Trust is a member of the LLC along with Trust D, Semele Group Inc. and Equis II Corporation. The Trust is free to sell its interest in EFG Kirkwood LLC subject to a right of first offer to one or more of the members at fair market value. EFG Kirkwood LLC’s most significant asset is a member interest with third parties in Mountain Springs-Kirkwood, LLC, which owns and operates the Kirkwood, California, ski development. While member interests in this entity can be transferred to affiliates, the approval of 70% of the member interests is required for a transfer of member interests to a third party. In addition, this entity has a right of first refusal agreement. In the case of EFG/Kettle Development, LLC, the Trust and Trust D each own a 50% member interest. EFG/Kettle Development LLC owns 49% of Green Diamond Corporation; Green Diamond Corporation owns a 99% limited partnership interest in the land development project. While the Trusts can sell their interests in EFG/Kettle Development, LLC, the stockholders agreement for Green Diamond Corporation provides that neither stockholder can sell its stock except to certain related parties. As a consequence of these requirements, the Trust’s interests in EFG Kirkwood, LLC and EFG/Kettle Development  LLC may not be as attractive an investment to third-party buyers as an investment without such constraints. While the third party partners could waive their rights, they have no obligation to and could demand other modifications that would impair the value of the Trust’s investment. Therefore, the Managing Trustee believes that in some instances it may be in the best interest of the Trust to sell joint venture assets to affiliates of the Trust.

The Trust at present has no sales pending or proposed for any of its assets except for the Trust’s interest in MILPI, as discussed in Proposal Two. As the liquidation of the Trust’s assets progresses in accordance with the requirements of the Trust Agreement, the Managing Trustee will offer the assets for sale to third parties, and in cases in which it deems necessary in order to achieve a reasonable price for the assets to be sold, it may determine that the sale be made to an affiliate. Any such sales to affiliates would be made in accordance with the guidelines described above upon approval of Proposal One. While the terms and conditions of any such purchase by an affiliate cannot be predicted at this time, the Managing Trustee will endeavor to sell the Trust’s assets whether to a third party or an affiliate, at the best cash price, but there can be no assurance that the Managing Trustee will be successful in doing so. Further, the Managing Trustee has agreed that the Trust shall not sell any assets of the Trust to the Managing Trustee or any of its affiliates if those assets, when combined with the assets represented by the sale of the Trust’s interest in MILPI and with any other assets sold in any prior sale to the Managing Trustee or any of its affiliates, exceeds 50% of the total assets held by the Trust. For example, the Trust's interest in MILPI represented 42% of the Trust's Assets at December 31, 2003. Assuming the sale of the Trust's interest in MILPI to PLM LLC occurred on that date, if any further assets are proposed to be sold by the Trust to the Managing Trustee or its affiliates, the percentage of those assets determined at December 31, 2003, when combined with the percentage of MILPI assets (42%) could not exceed 50%. If the combined percentage exceeds 50%, the sale would be prohibited. As at December 31, 2003, the assets held by the Trust represent the percentage of the total assets shown: EFG/Kettle Development LLC, 23%; EFG Kirkwood LLC, 14%; C & D IT, LLC (Rancho Malibu), 6%; Equipment assets, 1%. Financial information about the Trust’s assets is included in the Trust’s report on Form 10-KSB in Annex E.

Whether or not this proposed amendment to Section 7.3 is approved, the Trust is separately seeking approval, pursuant to Proposal Two, of the sale of its interests in MILPI. Although approval of this amendment to Section 7.3 would allow the Trust to effectuate the sale of its interest in MILPI, the Managing Trustee is including Proposal Two because it believes that the sale of the Trust’s MILPI interest constitutes a transaction that should be considered whether or not Proposal One is approved.

The Managing Trustee has retained Imperial Capital to render a fairness opinion with respect to the transactions contemplated by Proposal Two. However, since Imperial Capital has had prior business relationships with the Managing Trustee and its affiliates, it will not satisfy the requirements to serve as an independent expert in connection with transactions pursuant to the guidelines to be established by this Proposal One. Therefore, the Managing Trustee shall not retain Imperial Capital, or any affiliate thereof, as an independent expert for any other transactions that may be authorized by the proposed amendment to Section 7.3 of the Trust Agreement for which approval is sought pursuant to this Proposal One.

If the proposed amendment to Section 7.3 is approved, the Trust would not be required to obtain the Beneficiaries’ approval for these types of transactions in the future. For instance, although there have been no specific negotiations with respect to a sale of the Trust’s membership interests in EFG Kirkwood, LLC, the Trust may wish to sell these interests to an affiliate in the future, which it would be allowed to do under Section 7.3 without the consent of the Beneficiaries if Proposal One is adopted. Similarly, if the sale of the Trust’s MILPI interests to PLM LLC is not concluded for any reason, the Managing Trustee would be authorized to determine, in its discretion, to sell the Trust’s MILPI interest to another affiliate. Any such sale to an affiliate shall be on the same terms and conditions as the proposed sale pursuant to Proposal Two.

Before voting on this proposal, Beneficiaries are urged to read the full text of the proposed amendment to Section 7.3, which is included in Annex C, attached hereto.

Risks of the Managing Trustee’s History of Engaging in Transactions with Affiliates

The principal risk of this amendment is that the Managing Trustee will not act in the best interest of investors and that the price paid by affiliated parties may not be appropriate. During the course of its management of the Trust, the Managing Trustee has from time to time engaged the Trust in transactions with affiliates. Several of these transactions have been the subject of claims asserted in the recently settled Rosenblum class action lawsuit described below that the Managing Trustee and/or its affiliates breached their fiduciary duties to the investors. The Trust’s Declaration of Trust generally prohibits the Managing Trustee from entering into arrangements on behalf of the Trust with any affiliate except as specifically permitted by the Declaration of Trust. The Declaration of Trust specifically provides that the Trust may enter into a general partnership, joint venture, trust or other business arrangement, collectively defined as Joint Ventures, with affiliates of the Managing Trustee if certain conditions are met.

The following is a description of the Rosenblum class action and of certain transactions with affiliates entered into by the Trust and affiliated investment programs.

Alleged Breaches of Fiduciary Duty in the Rosenblum Class Action

In January 1998, certain plaintiffs filed a class and derivative action, known as Leonard Rosenblum, et al. v. Equis Financial Group Limited Partnership, et al. , in the United States District Court for the Southern District of Florida (the "Class Action") on behalf of the investors in 28 equipment leasing programs, including the Trust, against EFG and a number of its affiliates, including the Managing Trustee, as defendants. Plaintiffs alleged, among other things, that the defendants breached their fiduciary duties to the partnerships and their investors.

The Managing Trustee and its affiliates denied that any of them have committed any violations of law or breached any fiduciary duties to the plaintiffs or the nominal defendants and believe the allegations to be without merit.

The defendants’ and plaintiffs’ counsel subsequently negotiated settlements of the claims on behalf of the investors in the 28 programs including the Trust, and the Court issued its Order and Final Judgment, approving the final settlement and dismissing the Class Action in June 2002.

Loans by Partnerships to Affiliate in Connection with a Preliminary Settlement Agreement in the Rosenblum Class Action as Possible Violations of the Partnership Agreements

In connection with a preliminary settlement agreement for the claims asserted in the Class Action on behalf of eleven limited partnerships, the Court permitted the partnerships to invest in any new investment, including, but not limited to, new equipment or other business activities, subject to certain limitations. The partnerships loaned $32 million to a newly formed real estate company, Echelon Residential Holdings, that used the loan proceeds to acquire various real estate assets from an unrelated real estate company. The partnerships subsequently wrote down the net carrying value of the loans and related accrued interest to $29.2 million and ceased accruing interest. The partnership agreements prohibit the partnerships from making loans to their general partners or their affiliates. A former officer of the general partner employed by EFG agreed to serve as the initial equity holder of Echelon Residential Holdings and as an unpaid manager of Echelon Residential Holdings. He made a $185,465 equity investment in Echelon Residential Holdings. His return on his equity investment was restricted to the same rate of return as the partnerships were to realize on their loans. If the former officer were deemed to be an affiliate of the partnerships, the loans could appear to have been made in violation of the prohibition in the partnership agreements against loans to affiliates. (In accordance with the terms of the final settlement agreement the loans have been repaid and the eleven partnerships have been liquidated.)

The Effect of Below Market Cash Tender Offers on Certain Investors

In 1995, an affiliate of the Managing Trustee made a cash tender offer for a portion of the units held by investors in each of 21 equipment leasing limited partnerships. In 1997, the Trust and three affiliated trusts made a cash offer to redeem a portion of the beneficial interests held by investors in the four trusts. Neither offer was conditioned on any minimum number of units being tendered, and investors were free to accept or reject the offers, which offered them cash for their investment. The purchase prices offered to investors for units in all but one of the partnerships and in one of the four trusts were below the reported bid and asked prices in the secondary market for units prior to the commencement of the offers and were below the then-current liquidation values of the units, which was disclosed to investors in the tender offer documents. However, certain investors may have tendered their units without recognizing that the tender offer prices were for less than the liquidation value of the assets.

The Managing Trustee Caused the Trusts to Guarantee an Affiliate’s Obligations

In March 2000, the Trust and three affiliated trusts entered into a guarantee pursuant to which the trusts guaranteed an affiliate’s obligations as master lessee under a master lease agreement with Heller Affordable Housing Florida, Inc., HAHF Trust I and HAHF Trust II , as master lessors. The maximum exposure under the guarantee initially was $34,500,000, which maximum exposure amount was reduced to $7,000,000 by December 2000. During the year 2001, the obligations of the trusts under the guarantee terminated by its terms. The trusts were paid aggregate fees of approximately $1,140,000 for providing the guarantee. While this guarantee has terminated, there is a risk that these types of transactions may involve a conflict of interest under the Trust Agreement.

Extension of Maturity Date of Existing Loan as Possible Violation of Prohibition against Loans to Affiliates

In 1997, five partnerships and AFG Investment Trust A sold their beneficial interests in three cargo vessels to Semele in exchange for an aggregate of $3,800,000 cash, 198,700 shares of Semele common stock and beneficial interest in a note from Semele (the "Semele Note") of $4,419,500. At the time of the sale, Semele was a public company unaffiliated with the general partners and Managing Trustee. Subsequently, Semele became affiliated with them. The Semele Note bears an annual interest rate of 10% and was originally scheduled to mature in April 2001. The maturity date was subsequently extended to April 2003. The extension of the maturity date could be deemed to be a new loan in violation of the prohibition against loans to affiliates. The extension of maturity relieved Semele (whose common stock was recently delisted) of the responsibility to pay or refinance the Semele Note at its original maturity date. If Semele had borrowed funds to repay the Semele Note at its original maturity date the interest rate might have been greater than 10%. (The Semele Note has been paid pursuant to the terms of the Class Action Settlement Agreement.)

THE MANAGING TRUSTEE RECOMMENDS THAT BENEFICIARIES CONSENT TO PROPOSAL ONE.

PROPOSAL 2 – APPROVAL OF THE SALE OF THE TRUST’S MEMBERSHIP INTEREST IN MILPI HOLDINGS, LLC

The Trust intends to sell its 50% membership interest in MILPI to PLM LLC or another affiliate, pursuant to a Membership Interest Purchase Agreement at the MILPI Sale Price of $8.3 million. PLM LLC currently intends to continue operating PLM through MILPI as an ongoing business. If the sale of the Trust’s MILPI interests to PLM LLC is not concluded for any reason, the Managing Trustee would be authorized to determine, in its discretion, to sell the Trust’s MILPI interests to another affiliate. Any such sale to an affiliate would be on the same terms and conditions as the proposed sale to PLM LLC. Trust D previously received the approval of its beneficiaries to sell its 50% membership in MILPI to PLM LLC for $8.3 million on the same terms and conditions that you are being asked to approve.

Reason for the Sale

The Managing Trustee believes that it would be in the best interest of the Trust to sell the Trust’s membership interests in MILPI to PLM LLC or another affiliate. The MILPI membership interests were initially acquired by the Trust in December 2000. As noted above, the Trust Agreement provides that the Trust’s Assets, including its membership interests in MILPI, be liquidated by December 31, 2004. Consequently, the Trust’s membership interests in MILPI will be sold in connection with the Plan. However, even if this Proposal is not approved, the Trust will sell its interests in MILPI, or will transfer its interests to a liquidating trust in order to accomplish its dissolution prior to December 31, 2004 as provided for by its Trust Agreement. Currently, the Trust has a 50% interest in MILPI. Upon completion of the sale, the Trust would no longer have an interest in MILPI.

The Managing Trustee believes that, due to the illiquid nature of the membership interests in MILPI, it is unlikely that the Trust would receive a purchase amount greater than the price discussed below, which price the Managing Trustee believes would produce a fair return to the Beneficiaries from a financial point of view. The Managing Trustee’s belief as to the illiquid nature of the membership interest in MILPI is based in part on past experience and its knowledge of the current market for used aircraft and other equipment of the type and age owned by the equipment leasing partnerships sponsored and managed by MILPI’s operating subsidiary, PLM International, Inc. During the 1999-2000 period the prior management of PLM made extensive efforts to sell PLM and were only able to obtain two bids for the company, one of which was that of the Trust and its affiliated trusts. Subsequently, after the events of September 11, 2001, and the recent unfavorable global economic conditions, the current value of the used aircraft in the PLM equipment leasing companies declined significantly as did the value of much of the other types of equipment held by them. While the U.S. economy appears to be rebounding from its recent slump, the present value of used aircraft, rail cars and other used equipment has not increased significantly, as has been demonstrated by recent sales of such types of used equipment both by PLM companies and by third parties. For example, a Boeing 737 aircraft with a pre-9/11/2001 fair market value of $4.8 million owned by affiliated companies sold in September 2003 for $0.6 million. The market for used aircraft and other equipment may improve over the next several years but, between now and the December 31, 2004 dissolution date, the Managing Trustee does not anticipate much improvement.

Another factor contributing to MILPI’s illiquidity is its managed companies’ performance and the short term of their remaining investment lives. The equipment leasing companies in the PLM stable are all self-liquidating and have finite lives. Therefore, MILPI represents a fairly short-lived asset that requires considerable management attention and expertise as its constituent companies are required to sell off assets and distribute proceeds reducing MILPI’s management fees and, consequently, its value and attractiveness to many investors. Since MILPI acquired PLM, four funds have been liquidated or are in the process of liquidation. Another factor adding to MILPI’s illiquidity is the fact that its equity interests in the equipment leasing companies are typically held by general partners that are subject to general partner liability. While general partners are corporations, their respective interests in the equipment leasing partnerships are at risk in the event of claims against the partnerships or themselves, thereby limiting the attractiveness of MILPI to potential investors.

Terms of the Sale

The Trust’s membership interests in MILPI would be sold to PLM LLC or another affiliate designated by the Managing Trustee, pursuant to a Membership Interest Purchase Agreement, at the MILPI Sale Price. The Managing Trustee has agreed to waive the fees in connection with the sale of the interests that would otherwise be due to it under the terms of the Trust Agreement in connection with a sale of the assets. The purchase of the Trust’s membership interests in MILPI by PLM LLC is subject to certain conditions, including (i) a condition that no material adverse change in the value of the MILPI membership interests will have occurred between the dates of the Membership Interest Purchase Agreement and the closing of the purchase of the MILPI interests, and (ii) a condition that PLM LLC shall have arranged suitable financing of at least 75% of the MILPI Sale Price for the purchase of the Trust’s membership interests in MILPI. James A. Coyne and Gary D. Engle will contribute capital to PLM LLC equal to at least 25% of the MILPI Sale Price. A copy of the Membership Interest Purchase Agreement is attached hereto as Annex D. As noted below, the Trust’s financial advisors have determined that the proceeds to be paid in connection with the sale are fair to the Beneficiaries from a financial point of view. See "Proposal Two – Fairness Opinion."

The aggregate purchase price to be paid by PLM LLC or another affiliate designated by the Managing Trustee was agreed to by the Managing Trustee and PLM LLC, rather than being the result of arm’s-length negotiations as to the underlying value of the assets. In setting the purchase price, the Managing Trustee took into account, on the one hand, the expectation by the Trust and Trust D that they would realize a return on their investment of capital and, on the other hand, the expectation by PLM LLC that the purchase price would reflect a decline in the value of the underlying equipment assets, including aircraft, since MILPI’s acquisition of PLM, primarily as a result of generally unfavorable economic conditions occurring since the acquisition. In order to reconcile these two positions, the Managing Trustee proposes that the Trust sell its membership interests in MILPI to PLM LLC or another affiliate designated by the Managing Trustee at the MILPI Sale Price.

Fairness Opinion

Imperial Capital ("Imperial Capital") was engaged by the Trust and Trust D to provide a fairness opinion in connection with Proposal Two. The opinion, which Imperial Capital delivered to the Trust and Trust D on December 1, 2003, stated that the consideration to be received by the Trust and Trust D in connection with the sale of their membership interests in MILPI is fair to the Trust and Trust D from a financial point of view. A copy of the opinion, which sets forth the assumptions made, matters considered and scope and limitations of the review undertaken and the procedures followed by Imperial Capital, is attached hereto as Annex B (together with certain financial forecasts relied upon by Imperial Capital) and is incorporated by reference into this Solicitation Statement. You are urged to read the Imperial Capital opinion carefully and in its entirety for assumptions made, matters considered and limits of the review by Imperial Capital.

Beneficiaries should note that the opinion expressed by Imperial Capital was prepared at the request and for the information of the Trust and Trust D and does not constitute a recommendation to any Beneficiary as how to vote with respect to Proposal Two.

The opinion does not address the business decision or the relative merits of the decision of the Trust and Trust D. No limitations were placed on Imperial Capital with respect to the investigation made, the procedures followed or the factors considered in preparing and rendering its opinion.

In connection with rendering its opinion, Imperial Capital among other things:

•    analyzed certain historical business and financial information relating to MILPI, including audited financial statements for the year ended December 31, 2002, a summary of MILPI’s cash flows for the nine months ended September 30, 2003 and balance sheet for September 30, 2003, which were provided by the management of MILPI;

•    reviewed certain information, including financial forecasts, relating to the business, earnings, taxes and cash flow, furnished to Imperial Capital by the management of MILPI;

•    reviewed MILPI Holdings, LLC financial projections for October 1, 2003 through December 31, 2003, furnished to Imperial Capital by management of MILPI;

•    reviewed a liquidation analysis for PLM Equipment Growth Funds ("EGF") I – IV, furnished to Imperial Capital by management of MILPI;

•    reviewed financial projections for EGF V – VII and Professional Lease Management Income Fund I, LLC, furnished to Imperial Capital by management of MILPI;

•    reviewed BMLF/BSLF II Rancho Malibu Limited Partnership’s ("RMLP") financial projections for October 1, 2003 through December 31, 2007, prepared by Vintage Rancho Malibu, LLC and furnished to Imperial Capital by management of MILPI;

•    reviewed MILPI’s projected tax assumptions as provided by MILPI’s tax professional;

•    reviewed certain publicly available business and financial information relating to MILPI, RMLP and PLM that Imperial Capital deemed relevant;

•    reviewed RMLP’s Amended and Restated Agreement of Limited Partnership;

•    conducted discussions with members of senior management of MILPI concerning the matters described above, as well as the prospects and strategic objectives of MILPI;

•    reviewed public information with respect to certain other companies with financial profiles that Imperial Capital deemed to be relevant; and

•    conducted such other financial studies, analyses and investigations and took into account such other matters as Imperial Capital deemed necessary, including its assessment of general economic, market and monetary conditions.

In preparing its opinion and with the consent of the Trust and Trust D, Imperial Capital relied on the accuracy and completeness of the foregoing financial and other information and did not assume responsibility for independent verification of such information or conduct an independent valuation or appraisal of any of MILPI’s or PLM’s assets, nor was Imperial Capital furnished with any such appraisals. With respect to the financial forecasts, Imperial Capital assumed, with the consent of the Trust and Trust D, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MILPI and PLM as to the future financial performance of PLM and RMLP. Imperial Capital also relied upon assurances of senior management of MILPI that they were unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based.

The Imperial Capital opinion was based upon economic, monetary and market conditions existing on the date of the opinion. Imperial Capital expressed no opinion, nor should one be implied, as to the current fair market value of the Interests.

Typically, Imperial Capital would employ a number of different valuation methodologies to approximate the fair market value of the membership interests in MILPI, including the market approach and the income approach. With respect to this transaction, Imperial Capital believes that the best estimate of "fair market value" is based on the income approach in which a discounted cash flow analysis is utilized. The market approach is a valuation technique in which fair market value us estimated based on market prices of actual transactions and on asking prices for currently available assets. There are four variations of the market approach: (i) the market multiple approach, (ii) the precedent transaction approach, (iii) trading history and (iv) auction process.

The following two paragraphs summarize the analyses performed by Imperial Capital in arriving at its opinion:

Market Approach Analysis. Normally, under the market multiple approach, Imperial Capital would review market multiples of comparable publicly traded companies and apply the relevant market multiples to the Company’s recent operating results. Similarly, in the precedent transaction approach Imperial Capital would review transaction multiples based on actual transactions that have occurred in the marketplace and apply the resulting transaction multiples to the Company’s recent operating results. However, due to PLM’s unique business structure, lack of comparable public companies and transactions, small number of equity holders, and the fact that PLM is being managed in order to liquidate the programs, Imperial Capital deemed neither the market multiple approach nor the precedent transaction approach applicable. Another variation of the market approach would be an analysis of the PLM’s fair market value based on an auction process. In 2000, PLM conducted an auction process, resulting in the sale of PLM to Equis. Given that the aforementioned auction was conducted almost three years ago, at which time PLM’s assets did not include RMLP, Imperial Capital deemed the values attributable to the auction process of limited value to the analysis contained herein. An auction process was not conducted in connection with this transaction. The final variation of the market approach is applicable to publicly traded companies. In this approach, Imperial Capital would analyze a public company’s historical trading history. Concurrent with the completion of Equis’ acquisition of PLM on February 6, 2002, PLM became a wholly-owned subsidiary of MILPI, at which time its common stock ceased trading on a public stock exchange. In view of the differing nature of PLM’s operations at the time it was a publicly traded company as compared to its current operations, the length of time since the last public trade and the illiquid nature of the security when it was publicly traded, Imperial Capital did not consider this approach to be relevant to the analysis of the transaction.

Discounted Cash Flow Analysis. The fundamental premise of the discounted cash flow approach is to estimate the available cash flows a prudent investor would expect a company to generate over its remaining life. To determine this amount, Imperial Capital based its analysis on cash flow projections provided by MILPI’s management, as well as other management estimates. The estimated available cash flows for each year are discounted to their present value equivalent using an appropriate rate of return to determine present value. The residual or terminal value of the business at the end of the projection period is estimated, discounted to its present value equivalent, and added to the present value equivalent of the discrete projection period estimated cash flows, which is then added to the cash and cash equivalents balance and the estimated market value of non-operating assets to estimate the total enterprise value of a subject company. Subtracting the debt and other liabilities from the subject company’s total enterprise value, results in the value of its equity.

Imperial Capital relied on the following information as provided by MILPI’s management to determine the future cash flows of MILPI: (i) MILPI Holdings, LLC Financial Projections; (ii) Liquidation Analysis for PLM Equipment Growth Funds I – IV; (iii) Cash Flow Projections for PLM Equipment Growth Funds V – VII and Income Fund I; (iv) RMLP Cash Flow Projections; and (v) other management estimates. Given that MILPI operates within two distinct business lines, Imperial Capital deemed it necessary to separate the cash flows relating to equipment leasing from those relating to the development of the Rancho Malibu property held by RMLP.

Imperial Capital estimated the appropriate discount rate range applicable to the cash flows relating to equipment leasing to be between 20% and 25%. Major factors considered when selecting this discount rate range are as follows:

•  A substantial amount of the programs’ assets are in the latter part of their useful lives and will be retired or need major repairs in the near future. Additionally, as the programs’ equipment continues to age, the demand for such assets may continue to weaken and the programs’ ability to negotiate acceptable lease rates as existing leases expire may be impacted;

•  A significant amount of the projected cash flows relating to equipment leasing are generated through the cash distributions made upon liquidation of each program. MILPI’s management plans to liquidate PLM Equipment Growth Funds V – VII by December 31, 2006. As such, the resulting cash distributions are not realized until the final two years of the projection period. MILPI’s management plans to liquidate Income Fund I by December 31, 2007;

•  The projected cash distributions are dependent on the programs’ ability to sell-off assets at projected market value levels;

•  PLM’s unique business and the fact that it is being managed in order to liquidate the programs;

•  The ability of the programs to realize acceptable lease rates on its equipment in the various equipment markets is contingent on, among other things, specific market conditions and economic activity, technological obsolescence, and government or other regulations; and

•  Effects on the credit quality of underlying partnership assets as a result of the events of September 11, 2001.

As PLM is in a liquidation mode and only being managed to service the remaining programs’ assets, Imperial Capital assumed its residual or terminal value to be $0.

Imperial Capital applied a discount rate of 20.8% to the projected cash flows of RMLP. This discount rate is the average historical discount rate observed for California residential subdivisions and planned unit developments ("PUDs") for the 3 rd quarter, as reported in the 4th Quarter, 2003 edition of the RealtyRates.com Developer Survey.

Applying a range of discount rates between 20% and 25% to the equipment leasing cash flows and 20.8% to MILPI’s allocable cash flows relating to RMLP, Imperial Capital determined a net present value as of December 1, 2003, of approximately $12.0 - $12.2 million. To calculate MILPI’s estimated total enterprise value, Imperial Capital added current assets of approximately $18.3 million and approximately $3.0 million cash surrender value of the officers’ life insurance policy to the NPV of the future cash flows resulting in an estimated total enterprise value range of $33.4 - $33.5 million. To calculate PLM’s estimated equity value, Imperial Capital subtracted approximately $18.8 million of debt obligations and other liabilities from the total enterprise value. Based on the net present ranges discussed above and the estimated market values of MILPI’s non-operating assets and liabilities, Imperial Capital determined MILPI’s estimated equity value to be approximately $14.6 – 14.8 million. This valuation compares with the aggregate purchase price of approximately $16.6 million to be paid to Trust C and Trust D ($8.3 million each) (reflecting an enterprise value of approximately $35.8 million).

The summary of the Imperial Capital opinion set forth above does not purport to be a complete description of the data and analyses presented or considered by Imperial Capital. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Imperial Capital’s analysis must be considered as a whole and considering any portion of Imperial Capital’s analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Imperial Capital opinion.

In the ordinary course of business and in accordance with applicable state and federal securities laws, Imperial Capital may make a market in securities of Semele, the Trust and Trust D and may trade the securities of such entities for its own account and for the account of customers and, accordingly, may at any time hold long or short positions in such securities. In addition, Imperial Capital previously acted as financial advisor to PLM and certain of its affiliates in connection with the acquisition of PLM by a subsidiary of MILPI and rendered a fairness opinion to the Trust and Trust D in connection with the purchase by MILPI of Trust A and Trust B’s interests in MILPI. Imperial Capital rendered its opinion to PLM’s board of directors on December 21, 2000 and was paid a success fee of $175,000, plus expenses for such opinion. Imperial Capital was paid a fee of $37,500 for the fairness opinion rendered with respect to the purchase of Trust A and Trust B’s interests in March 2003. As of the date of the opinion, Imperial Capital and its affiliates owned approximately 4% of the common stock of Semele, based on the number of shares publicly reported by Semele to be outstanding.

Imperial Capital has been paid a fee of $50,000 for its fairness opinion rendered to the Trust and Trust D. The Trust and Trust D also agreed to indemnify Imperial Capital, its affiliates and each of their respective directors, officers and employees and each other person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities.

Imperial Capital is engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, leveraged buyouts, private placements and other situations. The Trust and Trust D retained Imperial Capital to provide the fairness opinion because of Imperial Capital’s expertise, reputation and familiarity with MILPI and with securities similar to those being acquired by MILPI.

Risk Relating to Imperial Capital

As stated above, Imperial Capital owns approximately 4% of the capital stock of Semele Group Inc. ("Semele"). Messrs. Engle and Coyne, affiliates of the Managing Trustee, own an aggregate of approximately 58% of the capital stock of Semele. There is a risk that Imperial Capital’s ownership of the capital stock of Semele could impair or affect Imperial Capital’s ability to independently advise the Managing Trustee with respect to the transactions contemplated by Proposal Two and cause Imperial Capital not to be deemed an independent fairness advisor with respect to Proposal Two.

Selected Financial Data

For each of the five years in the period ended December 31, 2003, and for the pro forma information for the year ended December 31, 2003 (in thousands of dollars):

Summary of Operations	December 31, 2003	Pro Forma December 31, 2003 (1)	2002	2001	2000	1999

.
Lease revenue	$4,214	$4,214	$5,682	$6,520	$7,734	$10,287

Total revenue	$1,439	$1,439	$5,521	$6,986	$10,785	$15,453

Net income (loss)	$725	$2,886	$(1,451)	$(5,599)	$2,050	$5,803

Per Beneficiary Interest:
Net income (loss)
Class A Interests	$0.49	$1.34	$(0.83)	$(2.84)	$0.66	$1.13
Class B Interests	$(0.04)	$0.10	$-	$(0.10)	$0.18	$0.75

Cash distributions declared
Class A Interests	$-	$-	$-	$-	$-	$4.56
Class B Interests	$-	$-	$-	$-	$-	$3.66

Financial Position

Total assets	$18,330	$18,944	$36,524	$42,172	$51,641	$71,091

Total long-term obligations	$-	$-	$-	$22,383	$26,221	$32,573

Participants' capital	$18.128	$18,742	$16,139	$17,590	$23,189	$21,159

_____________________

(1)  The Trust’s unaudited pro forma financial statements as of and for year ended December 31, 2003 have been prepared as if the sale of the membership interests in MILPI had occurred on January 1, 2003. The Trust’s unaudited pro forma statement of financial position as of December 31, 2003 has been prepared as if the sale had occurred on December 31, 2003.

Tax Consequences

For a discussion of the tax consequences in connection with Proposal Two, see "Certain Federal Income Tax Consequences in Connection with the Proposals."

THE MANAGING TRUSTEE RECOMMENDS THAT BENEFICIARIES CONSENT TO PROPOSAL TWO.

PROPOSAL 3 – APPROVAL OF THE AMENDMENTS TO SECTION 8.1(b)
AND SECTION 7.7 OF THE TRUST AGREEMENT
TO PERMIT THE MANAGING
TRUSTEE TO MAKE DISTRIBUTIONS IN-KIND TO AFFILIATES
OF THE MANAGING TRUSTEE

The Amendment

Section 8.1(b) of the Trust Agreement currently allows for distributions in-kind to Beneficiaries, the Special Beneficiary and the Managing Trustee (the "Participants") on a pro rata basis upon final dissolution and termination of the Trust while Section 7.7 states that the Trust shall not make any in-kind distributions to the Participants. It is proposed that Section 8.1(b) and Section 7.7 be amended in order to allow the Managing Trustee, in its discretion, to make special distributions in-kind to certain affiliates of the Trust prior to, but in connection with, the final liquidation and dissolution of the Trust.

Reasons for the Amendment

The proposed amendments to Section 8.1(b) and Section 7.7 would allow the Managing Trustee to make special distributions of assets in-kind to itself and its affiliates in connection with a liquidation or dissolution and to pay in cash each of the Participants not receiving the in-kind distribution their pro rata share of the fair market value of the assets in-kind being distributed. Under the terms of the proposed amendment, the fair market value of the in-kind assets distributed would be determined by an Independent Expert. Independent Expert is defined in the Trust Agreement as a person or entity with no current material or prior business or personal relationship with any person directly or indirectly instrumental in organizing, wholly or in part, the Trust, or the Managing Trustee or its affiliates.

Instead of receiving assets, the Beneficiaries would receive the cash value of such assets providing them with liquidity and the assurance that, because the valuation would be performed by an Independent Expert, the value of the assets distributed in-kind would not exceed the cash being distributed on a ratable basis. The Managing Trustee believes that the proposed amendment would be beneficial to the Beneficiaries because the Managing Trustee and its affiliates could dispose of certain assets, that would otherwise be difficult to sell or for which the costs of maintaining the assets would be greater than the revenue derived, by making distributions in-kind. As a result, the Trust would be able to rid itself of its less profitable assets more quickly, dissolve and avoid the ongoing expenses that it might otherwise be subject to if it had to continue as a going concern in order to dispose of its hard-to-sell assets.

Attached hereto as Annex C is the full text of the proposed amendment to the Trust Agreement, which includes the proposed amendments to Section 8.1(b) and Section 7.7.

THE MANAGING TRUSTEE RECOMMENDS THAT THE BENEFICIARIES CONSENT TO PROPOSAL THREE.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The audited financial statements of the Trust as of and for the year ended December 31, 2003 have previously been filed with the Securities and Exchange Commission on Form 10-KSB. The unaudited pro forma financial information presented are based on the estimates and information set forth herein and have been prepared utilizing the audited financial statements and notes thereto appearing in the Trust’s Form 10-KSB as of and for the year ended December 31, 2003. The unaudited pro forma financial information should be read in conjunction with the historical audited and unaudited financial statements of the Trust, including the related notes thereto.

The following unaudited pro forma financial information of the Trust is presented to give effect to the sale of the Trust’s membership interests in MILPI as described in Proposal Two contained in this Solicitation Statement. MILPI was formed in December 2000, for the purpose of acquiring 100% of the outstanding common stock of PLM.

As required by Rule 11-02 of Regulation S-X, the Trust’s unaudited pro forma statements of operations for the year ended December 31, 2003 have been prepared as if the sale of the Trust’s interest in MILPI had occurred on January 1, 2003. The Trust’s unaudited pro forma statement of financial position as of December 31, 2003 has been prepared as if the sale had occurred on December 31, 2003.

The unaudited pro forma financial information of the Trust is presented on a going concern basis, which may differ materially from a liquidation basis presentation. Apart from the proposed sale of the Trust’s membership interests in MILPI pursuant to Proposal Two the Trust has engaged only in preliminary discussions with prospective purchasers of the assets of the Trust and, to date, no agreements have been entered into. Therefore, no adjustments have been made to reflect the Trust’s assets as "Held for Sale" under Statement of Financial Accounting Standards No. 144 (in other words, the value of the assets has not been adjusted to be the lower of carrying value or fair value, less the cost of sale). Additionally, if Proposal Three is adopted, the Trust may make special in-kind distributions of assets to the Managing Trustee and its affiliates. However, the Trust has not yet determined which assets might be distributed in such manner. Consequently, as a result of the foregoing, the historical and unaudited pro forma financial information of the Trust included in this Solicitation Statement are not necessarily indicative of the liquidation value of the Trust’s assets and therefore should not be solely relied upon by Beneficiaries in deciding whether or not to consent to the Proposals contained herein.

The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1, 2003, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Trust in future periods.

Pro Forma  ~~Balance SheetStatement of Financial Position~~
December 31, 2003
(in thousands of dollars)
(unaudited)
	Historical at December 31, 2003	Pro Forma Adjustments		Pro Forma at December 31, 2003

Assets

Cash and cash equivalents	$ 1,698	$ 8,300	A	$ 9,998
Accounts receivable - affiliate	162			162
Loan receivable - EFG/Kettle Development LLC	528			528
Interest in EFG/Kettle Development LLC	4,235			4,235
Interest in EFG Kirkwood LLC	2,491			2,491
Interest in MILPI Holdings, LLC	7,686	(7,686)	A	-
Interest in C & D IT, LLC	1,157			1,157
Investments - other	105			105
Other assets, net of accumulated amortization of $137	173			173
Equipment at cost, net of accumulated depreciation $4,440	95			95

Total assets	$ 18,330	$ 614		$ 18,944

Liabilities and participants' capital

Accrued liabilities	202			202

Total liabilities	202			202

Participants' capital (deficit):
Managing Trustee	(2)	8		6
Special Beneficiary	-	50		50
Class A Beneficiary Interests (1,786,753 Interests;
initial purchase price of $25 each)	19,740	438		20,178
Class B Beneficiary Interests (3,024,740 Interests;
initial purchase price of $5 each)	-	118		118
Treasury Interests (224,261 Class A Interests at Cost)	(2,339)			(2,339)
Accumulated other comprehensive income	729			729

Total participants' capital	18,128	614		18,742

				-
Total liabilities and participants' capital	$ 18,330	$ 614		$ 18,944

Pro Forma Statements of Operations

For the Year Ended December 31, 2003
(in thousands of dollars, except per share data)
(unaudited)

	Historical for the Year Ended December 31, 2003	Pro Forma Adjustments		Pro Forma For the Year Ended December 31, 2003

Revenue
Lease revenue	$ 4,214			$ 4,214
Interest income	70			70
Gain on disposal of equipment	1,037			1,037
Loss on the disposal of equipment	(3,882)			(3,882)

Total revenue	1,439			1,439

Expenses
Depreciation and amortization	1,630			1,630
Impairment of investment - other	67			67
Interest expense	1,303			1,303
Management fees - affiliates	372	(98)	C	274
Operating expenses	500			500
Operating expenses - affiliate	131			131

Total expenses	4,003	(98)		3,905

Other Income:
Gain on extinguishment of debt	3,882			3,882
Other income	1,557			1,557

Total other income	5,439	-		5,439

Equity Interests

Equity in net loss of investment - other	(50)			(50)
Equity in net loss of EFG/Kettle Development LLC	(62)			(62)
Equity in net income of EFG Kirkwood LLC	25			25
Equity in net loss of MILPI Holdings, LLC	(2,063)	2,063	B	-

Total (loss) from equity interests	(2,150)	2,063		(87)

Net (loss) income	$ 725	$ 2,161		$ 2,886

Net (loss) income
per Class A Beneficiary Interest	$ 0.49	$ 0.85		$ 1.34
per Class B Beneficiary Interest	$ (0.04)	$ 0.14		$ 0.10

See accompanying notes.

Notes to Unaudited Pro Forma Financial Information

Note 1 - Basis of Presentation

The accompanying unaudited pro forma financial information of the Trust are presented to give effect to the sale of the Trust’s membership interests in MILPI as described in Proposal Two contained in this Solicitation Statement.

The Trust’s unaudited pro forma statements of operations for the year ended December 31,  ~~20022003~~  have been prepared as if the sale of the Trust’s membership interests in MILPI had occurred on January 1, 2003. The Trust’s unaudited pro forma statement of financial position as of December 31, 2003 has been prepared as if the sale had occurred on December 31, 2003.

The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1, 2003, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Trust in future periods.

Note 2 – Pro Forma Adjustments

The pro forma adjustments outlined below relate to the sale of the Trust’s membership interest in MILPI. MILPI was formed in December 2000, for the purpose of acquiring 100% of the outstanding common stock of PLM, an equipment leasing and asset management company. In February 2001, MILPI, through a wholly owned subsidiary, acquired 83% of the outstanding common stock of PLM pursuant to a cash tender offer. In February 2002, pursuant to the terms of an agreement with PLM, MILPI acquired the remaining 17% of PLM’s outstanding common stock at which point MILPI’s wholly-owned subsidiary merged into PLM, with PLM being the surviving entity. Prior to the acquisition of the additional common stock, the Trust held a 34% membership interest in MILPI that was increased to 38% upon completion of the subsequent acquisition. In May 2003, MILPI acquired AFG Investment Trust A and B Liquidating Trusts’ interests in MILPI for $5.4 million. As a consequence of the acquisition, the Trust and Trust D’s non-controlling interest in MILPI increased to 50% per Trust.

The Trust accounts for its membership interest in MILPI using the equity method of accounting. Under the equity method of accounting, the Trust’s interest is (i) increased (decreased) to reflect the Trust’s share of income (loss) of MILPI, and (ii) decreased to reflect any dividends the Trust received from MILPI. The excess of the Trust’s cost to acquire its membership interest in MILPI and the fair value of the net identifiable assets purchased is considered goodwill and is reviewed for recoverability annually in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations."

The Trust is not a taxable entity and therefore pro forma income tax adjustments are not applicable.

(A)  Adjustment to record the sale of the Trust’s membership interest in MILPI for cash proceeds of $8.3 million, pursuant to the Membership Interest Purchase Agreement. The Trust’s interest in MILPI had a carrying value of $7.7 million and $9.7 million at December 31, 2003 and January 1, 2003, respectively. This would result in income from the sale of the Trust’s interest in MILPI Holdings, LLC of $0.6 million and a loss of $~~0.4~~1.4 million at December 31, 2003 and January 1, 2003, respectively. Since the reduction of equity on the sale has a one-time impact, it has not been included as an adjustment to the pro-forma income statements. The sale price was calculated in accordance with the Membership Interest Purchase Agreement as follows (in thousands of dollars):

Original purchase price of the membership interest	$9,802
Plus: Purchase Fees	98	(i)
Less: Dividend paid to the Trust	(1,748)	(ii)
Plus: Premium	148

Sale Price of membership interest	$8,300

(i) Defined as all fees paid by the Trust to the Managing Trustee in connection with the purchase of the Trust’s membership interest in MILPI.

(ii) On March 12, 2002, PLM declared and paid a cash dividend to MILPI of approximately $2.7 million. MILPI then declared and paid a cash dividend to its members of approximately $2.7 million, of which the Trust’s share was $1.0 million. In December 2002, MILPI declared and paid a cash dividend to its members of approximately $2.0 million of which the Trust’s share was $0.7 million.

(B)  Adjustment to reverse the Trust’s share of the net loss of MILPI recorded under the equity method of accounting, as discussed above.

(C)  Adjustment to reverse the management fees paid to the Managing Trustee in connection with the management of the Trust’s membership interest in MILPI as described in (A) above.

SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES
IN CONNECTION WITH THE PROPOSALS

Upon the liquidation and dissolution of the Trust pursuant to the Plan, the tax consequences will be consistent with the existing partnership tax rules. The Trust will recognize its distributive share of the gain or loss for income tax purposes on the sale of assets based upon the difference between the sale price and the tax basis of the asset sold. The gain or loss will be capital gain or loss, which will be long-term if the holding period for the assets exceeds one year. Gain will increase the Beneficiary’s basis in his or her Interest and a loss will decrease his or her basis. Distributions will not be taxable unless they exceed the Beneficiary’s basis in his or her Interest. Distributions in-kind to Beneficiaries will not result in taxable gain or loss to the Trust. Rather, they affect the basis of that Beneficiary’s Interest. Although distributions in-kind may affect the timing of income/loss recognition if the dissolution goes into 2005, it will not affect the amount of gain or loss ultimately recognized by the Beneficiaries. Also, because the investment generally qualifies as a "passive activity" for purposes of determining the deductibility of losses on a Beneficiary’s personal return, dissolution of the Trust will allow Beneficiaries to fully utilize suspended passive losses in the year of dissolution.

If Proposal Two is approved, gain or loss from the sale of the Trust’s membership interests in MILPI will constitute capital gain or loss to the Trust, a Beneficiary’s share of which will pass through to it and be reportable on its federal income tax return. Such gain or loss will be long-term depending if the Trust’s holding period exceeds one year. Any gain will increase, and any loss will decrease, a Beneficiary’s adjusted federal tax basis in its Interest. The Trust is not separately taxed on its income.

THE TAX CONSEQUENCES DISCUSSED HEREIN MAY AFFECT BENEFICIARIES DIFFERENTLY DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATING DISTRIBUTION. ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. BENEFICIARIES MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.

This summary is based on the federal tax laws and regulations in effect on the date of this Solicitation Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain Beneficiaries such as trusts, estates, tax-exempt organizations, qualified plans, individual retirement accounts, nonresident aliens or other foreign investors. This summary also does not address the state, foreign or local tax consequences of a Beneficiary’s holding of an interest in the Trust.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Trust’s Interests, as of _________ __, 2004, by each person known by the Trust to be the beneficial owner of more than 5% of any class of its outstanding Interests.

Name and Address of Beneficial Owner (1)	Number of Class A Interests	Percent of Class A Interests Owned	Number of Class B Interests	Percent of Class B Interests Owned	Percentage of Special Beneficiary Interest Owned

Equis II Corporation (2).	5,240	*	3,019,220	99.8%	–
Semele Group, Inc . (3).	14,450	*	3,019,220	99.8%	100%
Gary D. Engle (4).	14,450	*	3,019,220	99.8%	–
James A. Coyne (5).	14,450	*	3,019,220	99.8%	–

*  Represents less than 1% of the outstanding Interests.

(1)  The business address of each Beneficiary listed above is c/o Equis Financial Group Limited Partnership, 200 Nyala Farms, Westport, Connecticut 06880.

(2)  Equis II Corporation, a wholly owned subsidiary of Semele, owns 5,240 Class A Interests and 3,019,220 Class B Interests.

(3)  Semele owns 100% of Equis II Corporation and, as such, has shared investment power with respect to the Class B Interests owned by Equis II Corporation. Old North Capital Limited Partnership, a controlled affiliate of Semele, owns 9,210 Class A Interests.

(4)  Mr. Engle has a 37.1% ownership interest in Semele. Mr. Engle, together with Mr. Coyne, controls a majority of the interest in Semele and Equis II Corporation.

(5)  Mr. Coyne has a 20.8% ownership interest in Semele. Mr. Coyne, together with Mr. Engle, controls a majority of the interest in Semele and Equis II Corporation.

ADDITIONAL INFORMATION CONCERNING THE TRUST

The Class A Interests are registered under the Securities Act of 1933 and as a result the Trust files annual and quarterly reports and other information with the SEC. You may read and copy any reports and other information that the Trust files with the SEC at the following SEC locations:
Public Reference Room
450 Fifth Street, N.W.
Washington, D.C. 20549

Copies of such materials may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such Web site is http://www.sec.gov.

The following document that the Trust has previously filed with the SEC is included herein as Annex E.

Company SEC Filings	Period	Annex

Annual Report on Form 10-KSB	Year ended December 31, 2003	E

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Solicitation Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business strategies of the Trust. Statements in this Solicitation Statement that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, wherever they occur in this document, are necessarily estimates reflecting the best judgment of the Managing Trustee and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Solicitation Statement.

Words such as "estimate," "project," "plan," "intend," "expect," "believe," "anticipate," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Solicitation Statement and the other documents included herein, including, but not limited to, the Trust’s Annual Report on Form 10-KSB for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Solicitation Statement. The Trust does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Solicitation Statement or to reflect the occurrence of unanticipated events.

Annex A
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

This Plan of Complete Dissolution and Liquidation (this "Plan"), is entered into as of _________ __, 2004, by AFG ASIT Corporation, not in its individual capacity but solely as Managing Trustee (the "Managing Trustee") of AFG Investment Trust C, a trust formed under the laws of the State of Delaware (the "Trust"), under a certain Third Amended and Restated Declaration of Trust dated as of _________, 2004, as the same has been amended thereafter from time to time (the "Trust Agreement"), and Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee") of the Trust.

R E C I T A L S

WHEREAS, pursuant to Section 1.6 of the Trust Agreement the Trust shall continue in full force and effect until December 31, 2004, except that the Trust shall be dissolved, its affairs wound up and its assets liquidated prior to December 31, 2004 upon the sale or other disposition of all or substantially all of the Assets of the Trust, unless the Managing Trustee elects to continue the Trust business for the purpose of the receipt and collection of any consideration to be received in exchange for Assets (which activities shall be deemed to be a part of such sale or other disposition and the winding up of the affairs of the Trust); and

WHEREAS, the Trust Agreement provides that the Managing Trustee shall use its best efforts to sell all of the Assets of the Trust not later than the end of the tenth year following the Trust’s Final Closing, provided that market conditions existing at the time permit sale of the Assets on terms deemed reasonable by the Managing Trustee; and

WHEREAS, pursuant to the Trust Agreement, the Managing Trustee shall have full power and authority on behalf on the Trust to sell, exchange or otherwise dispose of the Assets on terms the Managing Trustee deems to be in the best interests of the Trust; and

WHEREAS, the Managing Trustee has determined that it is necessary and advisable and in the best interest of the Trust to sell or otherwise dispose of all or substantially all of its Assets; and

WHEREAS, the Beneficiaries of the Trust have agreed by the written consent of % of the Class A and Class B Interests to liquidate and dissolve the Trust in accordance with the terms hereof; and

WHEREAS, upon the consummation of such sale or other disposition of all or substantially all of the Assets of the Trust, the Managing Trustee shall dissolve the Trust and wind up the business of the Trust in accordance with the Trust Agreement, pursuant to this Plan, and in conformity with the laws of the State of Delaware; and

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Trust Agreement.

NOW THEREFORE, the Managing Trustee shall take, or cause to be taken, the following actions on behalf of the Trust:

1.  The Managing Trustee shall cause the Trust to sell or otherwise dispose of all or substantially all of the Assets of the Trust. The Managing Trustee may determine, in its sole discretion, the means, manner and terms of such sales or other dispositions of the Trust’s Assets.

2.  Upon the consummation of the sale or other disposition of all or substantially all of the Trust’s Assets, the Managing Trustee shall dissolve the Trust, apply and distribute the proceeds thereof in accordance with Sections 1.6 and 8.1(b) of the Trust Agreement, and wind up the affairs of the Trust. Nothing in this Plan shall be interpreted to modify or limit in any way the Managing Trustee’s power to (i) pursuant to Section 1.6 of the Trust Agreement, defer the liquidation of any Assets if an immediate sale is impermissible, impractical or would create an undue loss for the Managing Trustee or any beneficiary of the Trust (other than those necessary to satisfy the debts and obligations of the Trust) and withhold from distribution such proceeds from the sale or other disposition of any of the Assets of the Trust for a reasonable time, or (ii) pursuant to Section 8.1(b), pay to the Trust in cash an amount equal to the deficit balance in its Capital Account within a specified period of time, which amount shall, upon liquidation of the Trust, be paid to recourse creditors of the Trust.

3.  Upon the consummation of the sale or other disposition of all or substantially all of the Assets of the Trust and the winding up of the affairs of the Trust, the Trust shall be dissolved and, pursuant to Section 3810(d) of the Delaware Business Trust Act and in accordance with Section 1.6 of the Trust Agreement, the Managing Trustee shall cause the Trust to file a Certificate of Cancellation, a form of which is attached hereto as Exhibit A , which shall state, inter alia , the future effective date or time certain at which the cancellation of the Trust shall be effective.

4.  The Managing Trustee may modify or amend this Plan at any time if it determines that such action would be advisable and in the best interests of the Trust. In addition, the Trust may abandon this Plan at any time prior to the filing of the Plan among the records of the Trust if it determines that abandonment would be advisable and in the best interests of the Trust.

5.  In addition to and without limitation of the foregoing, the Managing Trustee shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the Trust.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Managing Trustee has executed this Plan as of the date first set forth above.

AFG ASIT CORPORATION, as Managing
Trustee and not individually

By:_______________________________________________

Name:
Title:

WILMINGTON TRUST COMPANY, as Delaware
Trustee and not individually

By:_________________________________________________

Name:
Title:

Exhibit A to
Plan of Liquidation

CERTIFICATE OF CANCELLATION
OF
CERTIFICATE OF TRUST
OF
AFG INVESTMENT TRUST C

Delaware Business Trust Act Section 3810(d)

AFG Investment Trust C, a business trust incorporated under the laws of the State of Delaware, hereby submits a Certificate of Cancellation of the Certificate of Trust under Delaware Business Trust Act, Section 3810(d):

1.  The name of the Trust is: AFG Investment Trust C.

2.  The date the Trust filed its certificate of trust was: August 31, 1992.

3.  The effective date of the cancellation of the Trust shall be: ________________.

IN WITNESS WHEREOF, the undersigned, being all the Trustees of AFG Investment Trust C, have signed this Certificate of Cancellation of Certificate of Trust as Trustees as of the ____ day of ___________, 200_.

AFG ASIT CORPORATION, as Managing Trustee
and not individually

By: _____________________________________________
Name:
Title:

WILMINGTON TRUST COMPANY, as Delaware
Trustee and not individually

By: _____________________________________________
Name:
Title:

Annex B

December 1, 2003

AFG Investment Trust C and
AFG Investment Trust D
200 Nyala Farms
Westport, Connecticut 06880

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to AFG Investment Trust C and AFG Investment Trust D (the "Trusts"), of the aggregate consideration to be received by the Trusts in connection with the sale of 100% of the membership interests in MILPI Holdings, LLC (which together with its subsidiaries is hereinafter referred to as "MILPI") (the "Membership Interests") to an entity to be controlled by Gary Engle and James Coyne (the "Buyer") (the "Transaction"). Pursuant to the Transaction, the Buyer will pay cash consideration equal to $16,600,000 (the "Consideration") to the Trusts for the Membership Interests. The Buyer and the Trusts are affiliated with Semele Group, Inc., which is also indirectly affiliated with MILPI.

In connection with the rendering of this opinion, we have:

(i)  Analyzed certain historical business and financial information relating to MILPI, including audited financial statements for the year ended December 31, 2002, a summary of MILPI’s cash flows for the nine months ended September 30, 2003 and balance sheet as of September 30, 2003, which was provided by management of MILPI;
(ii)  Reviewed certain information including financial forecasts, relating to the business, earnings, taxes and cash flow, furnished to us by management of MILPI;
(iii)  Reviewed MILPI Holdings, LLC financial projections for October 1, 2003 through December 31, 2007, furnished to us by management of MILPI;
(iv)  Reviewed a liquidation analysis for PLM Equipment Growth Funds ("EGF") I – IV, furnished to us by management;
(v)  Reviewed financial projections for EGF V – VII and Professional Lease Management Income Fund I, LLC, furnished to us by management of MILPI;
(vi)  Reviewed BMIF/BSLF II Rancho Malibu Limited Partnership’s (the "Rancho Malibu Partnership") financial projections for October 1, 2003 through December 31, 2007, prepared by Vintage Rancho Malibu, LLC and furnished to us by management of MILPI;
(vii)  Reviewed MILPI’s projected tax assumptions as provided by MILPI’s tax professional;
(viii)  Reviewed certain publicly available business and financial information relating to MILPI, RMLP, Inc. ("RMLP") and PLM International, Inc. ("PLM") that we deemed relevant;
(ix)  Reviewed the First Amended and Restated Limited Partnership Agreement of BMIF/BSLF II Rancho Malibu Limited Partnership by and among RMLP, Inc., C&D IT LLC, and Vintage Rancho Malibu, LLC, dated as of June 23, 2003;
(x)  Conducted discussions with members of senior management of MILPI concerning the matters described in clauses (i), through (ix) above, as well as the prospects and strategic objectives of MILPI;
(xi)  Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant; and
(xii)  Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of MILPI, nor have we been furnished with any such appraisals. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of MILPI as to the future financial performance of MILPI. We have also relied upon the assurances of senior management of MILPI that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such forecasts or the assumptions on which they are based.

Our opinion expressed herein has been prepared for the information of the Trusts, and our opinion is rendered only in connection with the Transaction. This opinion does not constitute a recommendation to the Trusts as to whether they should sell the Membership Interests to the Buyer. This opinion does not address the business decision or the basis for recommendation to engage in the Transaction or address the relative merits of any alternatives discussed by the Trusts. No opinion is expressed herein, nor should one be implied, as to the fair market value of MILPI’s membership interests or the prices at which they may trade at any time. It is understood that this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided, however, that this opinion letter may be reproduced in full in the Proxy Statements of the Trusts related to the Transaction.

In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital, LLC may make a market in securities of Semele Group Inc. or the Trusts and may trade the securities of Semele Group Inc. or any of its affiliates including the Trusts for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

Imperial Capital, LLC previously acted as financial advisor to PLM and certain affiliates of PLM in connection with the sale of PLM to MILPI Acquisition Corp. and received a fee in connection with the rendering of fairness opinions to PLM and certain affiliates of PLM in connection with such sale. Imperial Capital, LLC also rendered a fairness opinion in connection with the Trusts’ subsequent repurchase of membership interests in MILPI which were held by AFG Investment Trust A and AFG Investment Trust B, as well as a fairness opinion in connection with PLM’s acquisition of 75% of the partnership interests in the Rancho Malibu Partnership. Additionally, Imperial Capital, LLC has performed investment banking services for affiliates of MILPI, including PLM, Semele Group Inc. and the Trusts in the past. As of the date hereof, Imperial Capital, LLC and its affiliates own approximately 4% of the common stock of Semele Group Inc., based on the number of shares publicly reported by Semele Group Inc. to be outstanding. Gary Engle and James Coyne collectively own a majority of the outstanding stock of Semele Group Inc.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Consideration to be received by the Trusts in the Transaction is fair to the Trusts from a financial point of view.

Very truly yours,

Imperial Capital, LLC

Annex to
Fairness Opinion

Discounted Cash Flow Analysis

EQUIPMENT LEASING BUSINESS
	ACTUAL		PROJECTED
	FYE	1/1 - 9/30 (1)	10/1 - 12/31	FYE
	2002	2003	2003	2004	2005	2006	2007
Revenues:
Management Fees	$ 4,494	$ 2,166	$ 951	$ 4,011	$ 3,650	$ 3,284	$ 1,171
Partnership Interests and Other Fees	24	541	219	1,448	1,097	7,692	7,518
Operating Leases	122	108	50	-	-	-	-
Acquisition Fees	-	517	550	1,100	-	-	-
Gain on Sale	-	157	-	-	-	-	-
Other	588	250	-	70	-	-	-
Total Revenues	5,228	3,739	1,770	6,629	4,747	10,976	8,689

Costs and Expenses:
Impairment of Managed Programs	368	277	-	-	-	-	-
Depreciation and Amortization	177	258	-	-	-	-	-
Trust C & D Related Expenses	-	-	-	-	-	-	-
General and Administrative	2,800	1,721	683	2,829	2,928	3,031	1,770
Total Costs and Expenses	3,345	2,256	683	2,829	2,928	3,031	1,770

EBIT	1,883	1,483	1,087	3,800	1,818	7,945	6,919

Less: Taxes			(108)	(5,900)	(1,836)	(4,175)	(8,254)
Plus: Depreciation			-	-	-	-	-
Change in Net Working Capital			(2)	(42)	57	101	281
Free Cash Flow			977	(2,142)	40	3,872	(1,054)

Present Value of Projected Cash Flows @ 20.0% Discount Rate			$ 934	$ (1,735)	$ 43	$ 2,029	$ (735)

Present Value of Projected Cash Flows @ 25.0% Discount Rate			$ 924	$ (1,654)	$ 42	$ 1,753	$ (668)

	Discount Rate
	20.0%	25.0%
Net Present Value of Equipment Leasing Projected Cash Flows	$ 536	$ 398

RANCHO MALIBU PARTNERSHIP
	ACTUAL		PROJECTED
	FYE	1/1 - 9/30 (1)	10/1 - 12/31	FYE
	2002	2003	2003	2004	2005	2006	2007
Partnership Revenues:
Rancho Malibu Return of Capital & Interest	$ -	$ -	$ -	$ -	$ -	$ 8,276	$ 1,434
Rancho Malibu Partnership Income	-	-	-	-	-	-	5,210
Total Partnership Revenues	-	-	-	-	-	8,276	6,644

Plus: Tax Benefit	-	-	-	-	1,901	3,924	307
Free Cash Flow	-	-	-	-	1,901	12,200	6,950

Present Value of Projected Cash Flows @ 20.8% Discount Rate			$ -	$ -	$ 1,335	$ 6,803	$ 3,518

Net Present Value of Rancho Malibu Partnership Projected Cash Flows		$ 11,657

(1) The nine months ended September 30, 2003, includes six months of actual results (1/1 - 6/30) and three months of estimated results (7/1 - 9/30)

Estimated Fair Market Value of MILPI’s Equity

Implied Equity Value Discounting Equipment Leasing @ 25%

Net Present Value of Equipment Leasing Projected Cash Flows..........	$398

Net Present Value of Rancho Malibu Partnership Projected Cash Flows......	11,657

Net Present Value of MILPI’s Consolidated Cash Flows...........	12,055

Current Assets...............................	18,320

Cash Surrender Value of Officer’s Life Insurance Policies..........	3,034

Estimated Total Enterprise Value.....................	33,409

Less: Debt & Other Obligations.............................	(13,639)

Less: Stock Split Payable.......................	(504)

Less: PDS Liability.........................	(352)

Less: Tender Offer Payable......................	(1,674)

Less: Note Payable to Semele.....................	(2,596)

Estimated Fair Market Value of Equity...................	$14,644

Implied Equity Value Discounting Equipment Leasing @ 20%

Net Present Value of Equipment Leasing Projected Cash Flows........	$536

Net Present Value of Rancho Malibu Partnership Projected Cash Flows....	11,657

Net Present Value of MILPI’s Consolidated Cash Flows..........	12,192

Current Assets.............................	18,320

Cash Surrender Value of Officer’s Life Insurance Policies..........	3,034

Estimated Total Enterprise Value...................	33,546

Less: Debt & Other Obligations......................	(13,639)

Less: Stock Split Payable........................	(504)

Less: PDS Liability.........................	(352)

Less: Tender Offer Payable.....................	(1,674)

Less: Note Payable to Semele.......................	(2,596)

Estimated Fair Market Value of Equity	$14,781

MILPI Holdings LLC
FINANCIAL PROJECTION
CASH FLOW PROJECTION
(In $000's )
	Actual		Projected

	Total 2002	1/1 - 6/30 2003	7/1 - 12/31 2003	Total 2004	Total 2005	Total 2006	Total 2007	TOTAL PROJECTED

REVENUES:
Operating Leases	122	108	220	-	-	-	-	220
Management Fees	4,494	2,166	1,897	4,011	3,650	3,284	1,171	14,014
Partnership Interests and Other Fees	24	541	439	1,448	1,097	7,692	7,518	18,193
Acquisition Fees	-	517	715	1,100	-	-	-	1,815
Rancho Malibu Income	-	-	-	-	-	-	5,210	5,210
Rancho Malibu Return of Capital & Interest	-	-	-	-	-	8,276	1,434	9,710
$0	-	157	440	-	-	-	-	440
Other	588	250	-	70	-	-	-	70

Total Revenues	5,228	3,739	3,711	6,629	4,747	19,252	15,333	49,671

COSTS AND EXPENSES:
	368	277	-	-	-	-	-	-
Depreciation and Amortization	177	258	-	-	-	-	-	-
Trust C & D Related Expenses		-	200	-	-	-	-	200
General and Administrative	2,800	1,721	1,367	2,829	2,928	3,031	1,770	11,926

Total Costs and Expenses	3,345	2,256	1,567	2,829	2,928	3,031	1,770	12,126

OPERATING INCOME	1,883	1,483	2,144	3,800	1,818	16,221	13,563	37,545

INTEREST EXPENSE	-	(21)	(150)	-	-	(656)	-	(806)
OTHER INCOME (EXPENSE), NET	(55)	68	-	-	-	-	-	-
INTEREST INCOME	283	112	-	-	-	-	-	-

INCOME (LOSS) BEFORE TAXES	2,111	1,642	1,994	3,800	1,818	15,565	13,563	36,739
PAYMENT OF TAXES (EXCLUDING RMLP)	-	-	(430)	(5,900)	(1,836)	(4,175)	(8,254)	(20,595)
WORKING CAPITAL	-	-	3,058	-	-	-	-	3,058
TOTAL CASH AND WORKING CAPITAL	2,111	1,642	4,622	(2,100)	(17)	11,390	5,308	19,202

BEGINNING CASH BALANCE			3,058	4,622	2,521	2,504	13,894	3,058
ENDING CASH BALANCE			4,622	2,521	2,504	13,894	19,202	19,202

BENEFIT OF RANCHO MALIBU
Federal			-	-	1,680	3,468	271	5,418
State			-	-	221	456	36	713

TOTAL CASH AFTER RMLP			4,622	2,521	4,404	17,818	19,509	25,333

Income Before taxes			3,636	3,800	1,818	15,565	13,563	38,381

Reversing Differences			3,332	11,657	2,483	(3,068)	6,806	21,210
Originating differences			(6,500)					(6,500)

State Income taxes			(411)	(977)	(565)	112	(2,013)	(3,854)

TAXABLE INCOME			57	14,480	3,736	12,609	18,356	49,237

State Taxes			411	977	565	(112)	2,013	3,854
Federal Taxes			19	4,923	1,270	4,287	6,241	16,741

Notes:
The Rancho Malibu benefit is calculated using the tax basis of $24,445,567 less the capital projected to be returned of $8,591,000, spread over 2005-2007.
The state benefit is limited because the deductions will be generated in Cal, and apportionment rules will limit the use of losses.

MILPI Holdings LLC
FINANCIAL PROJECTION
CASH FLOW PROJECTION
(In $000's)

Actual	Actual
Year	1/1 - 6/30	9/30	12/31	03/31	06/30	09/30
2002	2003	2003	2003	2004	2004	2004

REVENUES:
Operating Leases	$122	$108	$170	$50	$--	$--	$--
Management Fees	4,494	2,166	946	951	917	974	1,060
Partnership Interests and Other Fees	24	541	219	219	790	219	219
Acquisition Fees	--	517	165	550	1,100	--	--
Rancho Malibu Income	--	--	--	--	--	--	--
Rancho Malibu Return of Capital & Interest	--	--	--	--	--	--	--
Gain on sale	--	157	440	--	--	--	--
Other	588	250	--	--	70	--	--

Total Revenues	5,228	3,739	1,940	1,770	2,877	1,193	1,279

COSTS AND EXPENSES:
Impairment of Managed Programs	368	277	--	--	--	--	--
Depreciation and Amortization	177	258	--	--	--	--	--
Trust C & D Related Expenses	--	--	200	--	--	--	--
General and Administrative	2,800	1,721	683	683	707	707	707

Total Costs and Expenses	3,345	2,256	883	683	707	707	707

OPERATING INCOME	$1,883	$1,483	$1,057	$1,087	2,170	486	$572

Interest expense	--	(21)	(75)	(75)	--	--	--
Other income (expense), net	(55)	68	--	--	--	--	--
Interest income	283	112	--	--	--	--	--

Income (loss) before taxes	2,111	1,642	982	1,012	2,170	486	572

Payment of taxes	--	--	--	(430)	--	--	--
Working capital	--	--	3,058	--	--	--	--

TOTAL CASH AND WORKING CAPITAL	$2,111	$1,642	$4,040	$582	$2,170	$486	$572

BENEFIT OF RANCHO MALIBU

Federal	--	--	--	--	--	--	--
State	--	--	--	--	--	--	--

TOTAL CASH AFTER RMLP	$2,111	$1,642	$4,040	$582	$2,170	$486	$572

Income Before taxes	2,111	1,642	2,624	1,012	2,170	486	572

Reversing Differences	--	--	--	3,332	--	--	--
Originating differences	--	--	--	(6,500)	--	--	--
State Income taxes	--	--	--	(411)	--	--	--

TAXABLE INCOME	$2,111	$1,642	$2,624	$(2,567)	$2,170	$486	$572

State Taxes	--	--	--	411	--	--	--
Federal Taxes	--	--	--	19	--	--	--

Notes:

The state benefit is limited because the deductions will be generated in Cal, and apportionment rules will limit the use of losses.

[MILPI FP/CFP - Quarterly table continued on next page]

MILPI Holdings LLC
FINANCIAL PROJECTION
CASH FLOW PROJECTION
(In $000's)

12/31	03/31	06/30	09/30	12/31	03/31	06/30
2004	2005	2005	2005	2005	2006	2006

REVENUES:
Operating Leases	$--	$--	$--	$--	$--	$--	$--
Management Fees	1,060	922	916	907	905	875	866
Partnership Interests and Other Fees	219	439	219	219	219	219	219
Acquisition Fees	--	--	--	--	--	--	--
Rancho Malibu Income	--	--	--	--	--	--	--
Rancho Malibu Return of Capital & Interest	--	--	--	--	--	--	--
Other	--	--	--	--	--	--	--

Total Revenues	1,279	1,361	1,135	1,126	1,124	1,094	1,085

COSTS AND EXPENSES:
Impairment of Managed Programs	--	--	--	--	--	--	--
Depreciation and Amortization	--	--	--	--	--	--	--
Trust C & D Related Expenses	--	--	--	--	--	--	--
General and Administrative	707	732	732	732	732	758	758

Total Costs and Expenses	707	732	732	732	732	758	758

OPERATING INCOME	$572	$629	$403	394	392	$336	$327

Interest expense	--	--	--	--	--	--	--
Other income (expense), net	--	--	--	--	--	--	--
Interest income	--	--	--	--	--	--	--

Income (loss) before taxes	572	629	403	394	392	336	327

Payment of taxes	(5,900)	--	--	--	(1,836)	--
Working capital	--	--	--	--	--	--	--
--		--	--	--	--		--

TOTAL CASH AND WORKING CAPITAL	$(5,328)	$629	$403	$394	$(1,444)	$336	$327

BENEFIT OF RANCHO MALIBU

Federal	--	--	--	--	1,680	--	--
State	--	--	--	--	221	--	--

TOTAL CASH AFTER RMLP	$(5,328)	$629	$403	$394	$457	$336	$327

Income Before taxes	572	629	403	394	392	336	327

Reversing Differences	11,657	--	--	--	2,483	--	--
Originating differences	--	--	--	--	--	--	--
State Income taxes	(977)	--	--	--	(565)	--	--

TAXABLE INCOME	$11,252	$629	$403	$394	$2,310	$336	$327

State Taxes	977	--	--	--	565	--	--
Federal Taxes	4,923	--	--	--	1,270	--	--

Notes:

The state benefit is limited because the deductions will be generated in Cal, and apportionment rules will limit the use of losses.

[MILPI FP/CFP - Quarterly table continued on next page]

MILPI Holdings LLC
FINANCIAL PROJECTION
CASH FLOW PROJECTION
(In $000's)

09/30	12/31	03/31	06/30	09/30	12/31
2006	2006	2007	2007	2007	2007

REVENUES:
Operating Leases	$--	$--	$--	$--	$--	$--
Management Fees	893	652	341	342	344	146
Partnership Interests and Other Fees	219	7,034	219	219	219	6,860
Acquisition Fees	--	--	--	--	--	--
Rancho Malibu Income	--	--	2,767	2,443	--	--
Rancho Malibu Return of Capital & Interest	1,612	6,664	1,434	--	--	--
Other	--	--	--	--	--	--

Total Revenues	2,724	14,350	4,761	3,004	563	7,006

COSTS AND EXPENSES:
Impairment of Managed Programs	--	--	--	--	--	--
Depreciation and Amortization	--	--	--	--	--	--
Trust C & D Related Expenses	--	--	--	--	--	--
General and Administrative	758	758	443	443	443	443

Total Costs and Expenses	758	758	443	443	443	443

OPERATING INCOME	$1,966	$13,592	$4,318	$2,561	$120	$6,563

Interest expense	--	(656)	--	--	--	--
Other income (expense), net	--	--	--	--	--	--
Interest income	--	--	--	--	--	--

Income (loss) before taxes	1,966	12,936	4,318	2,561	120	6,563

Payment of taxes	--	(4,175)	--	--	--	(8,254)
Working capital	--	--	--	--	--	--
--		--	--	--		--

TOTAL CASH AND WORKING CAPITAL	$1,966	$8,761	$4,318	$2,561	$120	$(1,691)

BENEFIT OF RANCHO MALIBU

Federal	--	3,468	--	--	--	271
State	--	456	--	--	--	36

TOTAL CASH AFTER RMLP	$1,966	$12,685	$4,318	$2,561	$120	$(1,384)

Income Before taxes	1,966	12,936	4,318	2,561	120	6,563

Reversing Differences	--	(3,068)	--	--	--	6,806
Originating differences	--	--	--	--	--	--
State Income taxes	--	112	--	--	--	(2,013)

TAXABLE INCOME	$1,966	$9,980	$4,318	$2,561	$120	$11,356

State Taxes	--	(112)	--	--	--	2,013
Federal Taxes	--	4,287	--	--	--	6,241

Notes:

The state benefit is limited because the deductions will be generated in Cal, and apportionment rules will limit the use of losses.

REVENUE FROM MANAGEMENT OF PROGRAMS
(In $000's)

	9/03 - 12/03	2004	2005	2006	2007	Total

Management Fees	$ 1,897,005	$ 4,011,327	$ 3,649,978	$ 3,284,256	$ 1,171,270	$ 14,013,835

EGF I	64,000	32,000	-	-	-	96,000
EGF II	50,000	25,000	-	-	-	75,000
EGF III	6,000	3,000	-	-	-	9,000
EGF IV	46,000	23,000	-	-	-	69,000
EGF V	224,633	450,100	425,267	310,533	-	1,410,533
EGF VI	233,612	619,220	700,884	598,996	-	2,152,712
EGF VII	364,843	770,600	383,532	343,756	-	1,862,731
No Load	566,459	1,104,004	1,092,098	1,035,500	579,407	4,377,468
Ex-partnership railcars	192,067	709,395	801,436	772,477	390,345	2,865,719
RIPS	149,390	275,009	246,761	222,995	201,518	1,095,672

Partnership Interests and Other Fees ( Analysis below was compiled on a cashflow basis )

	9/03 - 12/03	2004	2005	2006	2007	Total

EGF I	-	114,680	-	-	-	114,680
EGF II	-	319,900	-	-	-	319,900
EGF III	-	114,000	-	-	-	114,000
EGF IV	-	226,600	-	-	-	226,600
EGF V	-	-	-	1,838,879	-	1,838,879
EGF VI	-	-	-	2,324,697	-	2,324,697
EGF VII	-	-	-	2,650,906	-	2,650,906
No Load	438,637	657,955	1,096,591	877,273	7,517,857	10,588,313
IP 80	-	14,530	-	-	-	14,530

Total	438,637	1,447,665	1,096,591	7,691,756	7,517,857	18,192,506

Acquisition Fees ( Analysis below was compiled on a cashflow basis )

	9/03 - 12/03	2004	2005	2006	2007	Total

EGF I	-	-	-	-	-	-
EGF II	-	-	-	-	-	-
EGF III	-	-	-	-	-	-
EGF IV	-	-	-	-	-	-
EGF V	715,000	-	-	-	-	715,000
EGF VI	-	715,000	-	-	-	715,000
EGF VII	-	385,000	-	-	-	385,000
No Load	-	-	-	-	-	-
Rail Investors I	-	-	-	-	-	-

Total	715,000	1,100,000	-	-	-	1,815,000

REVENUE FROM
MANAGEMENT OF
PROGRAMS
(In $000's)

09/30	12/31	03/31	06/30	09/30	12/31	03/31
2003	2003	2004	2004	2004	2004	2005

Management Fees	$946	$951	$918	$974	$1,060	$1,060	$922

EGF I	32	32	32	--	--	--	--
EGF II	25	25	25	--	--	--	--
EGF III	3	3	3	--	--	--	--
EGF IV	23	23	23	--	--	--	--
EGF V	110	115	97	96	129	129	109
EGF VI	117	117	116	137	183	182	175
EGF VII	183	182	181	197	197	196	98
No Load	282	284	279	269	277	279	276
Ex-partnership railcars	96	96	89	206	207	208	200
RIPS	75	74	73	69	67	66	64

Partnership interests and Other Fees (Analysis below was complied on a cash-flow basis)

09/30	12/31	03/31	06/30	09/30	12/31	03/31
2003	2003	2004	2004	2004	2004	2005

EGF I	--	--	115	--	--	--	--
EGF II	--	--	320	--	--	--	--
EGF III	--	--	114	--	--	--	--
EGF IV	--	--	226	--	--	--	--
EGF V	--	--	--	--	--	--	--
EGF VI	--	--	--	--	--	--	--
EGF VII	--	--	--	--	--	--	--
No Load	219	219	--	219	219	219	219
IP 80	--	--	15	--	--	--	--

Total	$219	$219	$790	$219	$219	$219	$219

Acquisition Fees (Analysis below was complied on a cash-flow basis)

09/30	12/31	03/31	06/30	09/30	12/31	03/31
2003	2003	2004	2004	2004	2004	2005

EGF I	--	--	--	--	--	--	--
EGF II	--	--	--	--	--	--	--
EGF III	--	--	--	--	--	--	--
EGF IV	--	--	--	--	--	--	--
EGF V	165	550	--	--	--	--	--
EGF VI	--	--	715	--	--	--	--
EGF VII	--	--	385	--	--	--	--
No Load	--	--	--	--	--	--	--
IP 80	--	--	--	--	--	--	--

Total	$165	$550	$1,100	$--	$--	$--	$--

[Revenue from Management of Programs – Quarterly table continued on next page]

REVENUE FROM
MANAGEMENT OF
PROGRAMS
(In $000's)

06/30	09/30	12/31	03/31	06/30	09/30	12/31
2005	2005	2005	2006	2006	2006	2006

Management Fees	$916	$907	$905	$874	$866	$893	$651

EGF I	--	--	--	--	--	--	--
EGF II	--	--	--	--	--	--	--
EGF III	--	--	--	--	--	--	--
EGF IV	--	--	--	--	--	--	--
EGF V	109	104	104	96	91	86	38
EGF VI	175	175	175	172	172	172	84
EGF VII	98	94	94	79	79	105	80
No Load	269	272	274	277	274	282	202
Ex-partnership railcars	202	201	199	192	194	193	193
RIPS	63	61	59	58	56	55	54

Partnership interests and Other Fees (Analysis below was complied on a cash-flow basis)

06/30	09/30	12/31	03/31	06/30	09/30	12/31
2005	2005	2005	2006	2006	2006	2006

EGF I	--	--	--	--	--	--	--
EGF II	--	--	--	--	--	--	--
EGF III	--	--	--	--	--	--	--
EGF IV	--	--	--	--	--	--	--
EGF V	--	--	--	--	--	--	1,839
EGF VI	--	--	--	--	--	--	2,325
EGF VII	--	--	--	--	--	--	2,651
No Load	219	219	219	219	219	219	219
IP 80	--	--	--	--	--	--	--

Total	$219	$219	$219	$219	$219	$219	$7,034

Acquisition Fees (Analysis below was complied on a cash-flow basis)

06/30	09/30	12/31	03/31	06/30	09/30	12/31
2005	2005	2005	2006	2006	2006	2006

EGF I	--	--	--	--	--	--	--
EGF II	--	--	--	--	--	--	--
EGF III	--	--	--	--	--	--	--
EGF IV	--	--	--	--	--	--	--
EGF V	--	--	--	--	--	--	--
EGF VI	--	--	--	--	--	--	--
EGF VII	--	--	--	--	--	--	--
No Load	--	--	--	--	--	--	--
IP 80	--	--	--	--	--	--	--

Total	$--	$--	$--	$--	$--	$--	$--

[Revenue from Management of Programs – Quarterly table continued on next page]

REVENUE FROM
MANAGEMENT OF
PROGRAMS
(In $000's)

03/31	06/30	09/30	12/31
2007	2007	2007	2007	Total

Management Fees	$341	$342	$343	$146	$14,014

EGF I	--	--	--	--	96
EGF II	--	--	--	--	75
EGF III	--	--	--	--	9
EGF IV	--	--	--	--	69
EGF V	--	--	--	--	1,410
EGF VI	--	--	--	--	2,153
EGF VII	--	--	--	--	1,863
No Load	191	193	195	--	4,377
Ex-partnership railcars	98	98	98	98	2,866
RIPS	52	51	50	48	1,096

Partnership interests and Other Fees (Analysis below was complied on a cash-flow basis)

03/31	06/30	09/30	12/31
2007	2007	2007	2007	Total

EGF I	--	--	--	--	115
EGF II	--	--	--	--	320
EGF III	--	--	--	--	114
EGF IV	--	--	--	--	227
EGF V	--	--	--	--	1,839
EGF VI	--	--	--	--	2,324
EGF VII	--	--	--	--	2,651
No Load	219	219	219	6,860	10,588
IP 80	--	--	--	--	15

Total	$219	$219	$219	$6,860	$18,193

Acquisition Fees (Analysis below was complied on a cash-flow basis)

03/31	06/30	09/30	12/31
2007	2007	2007	2007	Total

EGF I	--	--	--	--	--
EGF II	--	--	--	--	--
EGF III	--	--	--	--	--
EGF IV	--	--	--	--	--
EGF V	--	--	--	--	715
EGF VI	--	--	--	--	715
EGF VII	--	--	--	--	385
No Load	--	--	--	--	--
IP 80	--	--	--	--	--

Total	$--	$--	$--	$--	$1,815

MILPI Holdings LLC
OPERATIONS SUPPORT EXPENSE
(In $000's)

2003 Annualized

RMSI Canada	50
RMSI US	500
RMSI Marketing	100

Admin Expenses
Compensation & Benefits	213
Travel & Entertainment	53
Office Communication	9
Semele Allocation	449
Airem Fees	203
Semele Mgmt Fees	413
Other Office Exp/Delivery	27
Audit Fees	133
D&O Insurance	200
Property Insurance	1
Other Liabilities Insurance	23
Fees	20
Other	13
Legal	75
Non-Budgeted Expense	250

2,734

PLM
Estimated Liquidation Value (Based on preliminary September 30, 2003 balance sheets)
GF 1-4

	GF 1	GF 2	GF 3	GF 4	Total

Cash	$3,208	$4,327	$2,267	$3,146
A/R	333	328	266	115
Trailers	-	1,224	320	-
Railcars-seal weld -scrap	210	-	-	90
Railcars-all other	5,981	1,560	-	1,898
Railcars-residual sharing	-	-	500	-
Sahara litigation	-	-	-	-
Aircraft	-	-	-	232
Liabilities	(114)	(291)	(73)	(199)
JoAnne M litigation	-	-	(500)	-
Estimated liquidation costs	(750)	(750)	(500)	(750)

Nets Assets	8,868	6,398	2,280	4,532

GP share (%)	1%	5%	5%	5%

GP ($)	89	320	114	227

Plus GP dist. Q3 2003	26	-	-	-

Total	$115	$320	$114	$227	$775

Annex C
The full text of the proposed Amendment to the Trust Agreement is as follows:

AMENDMENT NO. 1

To

THIRD AMENDED AND RESTATED DECLARATION OF TRUST

THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST OF AFG INVESTMENT TRUST C made and agreed to by the Trustees and the Beneficiaries as of October 1, 2003 (the "Trust Agreement"), is hereby amended as of _________, 200_, as follows:

1.  Section 7.3 of the Trust Agreement is hereby deleted and the following inserted in lieu thereof:

The Trust may not purchase Assets in which the Managing Trustee or any of its Affiliates (individually, an "Interested Party") has an interest, except for Assets acquired on an interim basis (generally not in excess of six months) by an Interested Party for the purpose of facilitating the acquisition by the Trust of the Asset or obtaining financing for the Trust or in connection with a Joint Venture. Except as provided herein, the Trust may not purchase Assets from any program in which the Managing Trustee or any of its Affiliates has an interest; provided that such restriction shall not prohibit the Trust from being a participant in a Joint Venture. The Trust may acquire any such Assets from an Interested Party only if: (i) such acquisition is in the best interests of the Trust; (ii) such Asset is purchased by the Trust for a price no greater than the Asset Base Price; (iii) there is no difference in interest terms of the loans secured by such Asset at the time acquired by the Interested Party and the time acquired by the Trust, unless any such difference is favorable to the Trust; and (iv) no other benefit arises out of such transaction to the Interested Party apart from compensation otherwise permitted by this Agreement. Assets shall not be acquired from an Interested Party if such transaction would involve the payment of duplicative Asset Management Fees or other fees or would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein. The aggregate primary term rental payments received or accrued to the Interested Party with respect to Assets prior to the time that the Trust purchases the Asset from the Interested Party shall reduce the purchase price paid by the Trust for such Asset by such amounts unless such primary term rental payments are assigned to the Trust.

Except as provided herein, the Trust may not sell Assets to an Interested Party. The Trust may sell any Assets to an Interested Party only if: (i) such sale is in the best interests of the Trust; (ii) such Asset is sold for a price no less than the Fair Market Value, as determined by an Independent Expert; and (iii) no other benefit arises out of such transaction to the Interested Party apart from compensation otherwise permitted by this Agreement. Asset sales to an Interested Party may not involve the payment of duplicative Asset Management Fees or other fees in circumvention of any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein.

If an Interested Party purchases an Asset in its own name in order to facilitate the ultimate purchase by the Trust, the Trust may purchase such Asset and such Interested Party will be entitled to receive interest on the funds expended for such purchase on behalf of the Trust. Interest on such temporary purchases will be charged at a floating rate equal to the rate of interest charged by third party financing institutions on comparable loans for the same purpose (but not in excess of 2% per annum over the base rate from time to time announced by Fleet Bank, N.A.). Interest shall accrue and be payable at the above-determined rate from the date of the Managing Trustee’s or Affiliate’s acquisition of the Asset until such Asset is sold to the Trust.

The Trust shall not lease Assets from or to the Interested Parties.

2.  Section 7.7 is hereby deleted and the following is hereby substituted in lieu thereof:

The Trust shall not make in-kind distributions to the Participants, except as provided in Section 8.1(b) hereof.

3.  Section 8.1(b) is hereby deleted and the following is hereby substituted in lieu thereof:

(b)  Liquidation Distributions. In connection with the liquidation and dissolution of the Trust, the Managing Trustee may, in its discretion, distribute Trust Assets to itself as well as to its Affiliates in whole or in part in lieu of cash distributions, while making cash distributions to other Beneficiaries. Assets which are distributed in-kind shall have a Fair Market Value, as determined by an Independent Expert, equal to the amount of cash that would have been distributed to the Beneficiaries receiving the in-kind distribution, had such distribution been made in cash rather than in-kind, as of a date no earlier than 30 days prior to the announcement of the proposed distribution. In addition, upon dissolution and termination of the Trust, after payment of, or adequate provision for, the debts and obligations of the Trust, the Managing Trustee may distribute the remaining assets of the Trust (or the proceeds of sales or other dispositions in liquidation of Trust assets, as may be determined by the remaining or surviving Trustees) to the Participants in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Trust’s taxable year, including adjustments to Capital Accounts pursuant to Section 8.2(a). In the event that the Managing Trustee has a deficit balance in its Capital Account following the liquidation of the Trust or its interest in the Trust as determined after taking into account all Capital Account adjustments for the Trust taxable year in which such liquidation occurs, the Managing Trustee shall pay to the Trust in cash an amount equal to the deficit balance in its Capital Account by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) which amount shall, upon liquidation of the Trust, be paid to recourse creditors of the Trust or distributed to the Trust Beneficiaries in accordance with their positive Capital accounts balances.

Except as specifically amended hereby, the Trust Agreement as in effect prior to this Amendment thereof remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the ____ day of __________, 200_.

CLASS A AND B BENEFICIARIES
By:  AFG ASIT Corporation, as Attorney-in-Fact
for each of the Beneficiaries pursuant to Article XIII of the Trust Agreement

By:________________________________________

Name:
Title:

AFG ASIT Corporation, as Managing Trustee By:________________________________________ Name: Title:
Wilmington Trust Company, as Delaware Trustee By: _______________________________________ Name: Title:
Semele Group Inc., as Special Beneficiary By: _______________________________________ Name: Title:

Annex D

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this " Agreement "), dated as of _________ __, 2004, is entered into by and among PLM MILPI Holdings LLC, a Delaware limited liability company (" Purchaser "), and AFG Investment Trust C and AFG Investment Trust D (collectively, the " Sellers "), each a trust formed in accordance with the Delaware Business Trust Act.

WITNESSETH:

WHEREAS , in connection with the liquidation of the trust assets of each of the Sellers respectively, the Sellers desire to sell to Purchaser, and Purchaser desires to acquire all of the Membership Interests of MILPI Holdings LLC held by the Sellers;

WHEREAS , pursuant to separate Consent Solicitations, the Sellers have each obtained the requisite approval of the sale from their respective Class A and Class B Beneficiaries.

NOW THEREFORE , in consideration of the premises and of the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I.

Definitions

Section 1.01  " Class A Beneficiaries " means the holders of the Class A Beneficiary Interests of each of the Sellers.

Section 1.02  " Class B Beneficiaries " means the holders of the Class B Subordinated Beneficiary Interests of each of the Sellers.

Section 1.03  " Managing Trustee " means the managing trustee of Sellers, AFG ASIT Corporation.

Section 1.04  " Membership Interests " means all of the outstanding membership interests of MILPI held by Sellers.

Section 1.05  " MILPI " means MILPI Holdings LLC, a Delaware limited liability company.

Section 1.06  " Sale Fee " means fees payable to the Managing Trustee in connection with the sale of the Sellers’ assets, including the Membership Interests pursuant to the respective trust agreements governing the Sellers.

Article II.

Purchase and Sale of Membership Interests; Purchase Price

Section 2.01  Purchase and Sale of Membership Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.02 below) Purchaser shall purchase from each of the Sellers, each of its entire right, title and interest in and to the Membership Interests as listed on Annex A . The Sellers acknowledge that the Membership Interests transferred under this Agreement shall be transferred in full to Purchaser such that upon the completion of the sale, the Sellers shall no longer have any Membership Interests in Purchaser.

Section 2.02  The Closing . The closing of the purchase and sale of the Membership Interests (the "Closing") shall take place by telephone and facsimile at the offices of Nixon Peabody LLP located at 101 Federal Street, Boston, MA 02110, at 10:00 A.M. Boston time, on _________________, 200_, or at such other time and place as shall be agreed upon by Sellers and Purchaser (the "Closing Date").

Section 2.03  Purchase Price. In consideration of the sale by the Sellers of the Membership Interests, at the Closing Purchaser shall pay to each Seller the amount set forth on Annex A hereto. The Managing Trustee has agreed to waive the Sale Fee that would otherwise be due to it under the terms of each of the Sellers’ trust agreements in connection with the sale of each of the Sellers’ Membership Interests.

Article III.

Representations and Warranties of the Sellers and Purchasers

Section 3.01  Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants to Purchaser that (a) it has valid title to the Membership Interests, (b) it is a trust, validly existing and in good standing under the laws of the State of Delaware, (c) it has the requisite trust power and authority to execute and to deliver this Agreement and to perform its obligations hereunder, (d) neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby, will conflict with or violate any provision of its declaration of trust, result in any violation of, or breach of any of the terms or provisions of, constitute a default under, accelerate any obligations under, or conflict with any agreements or instruments to which it is a party or by which it or its properties are bound, or materially violate any material law applicable or binding upon it or the Membership Interests, and (e) once executed, this Agreement shall be remain in full force and effect and the terms of the transaction consummated so as to effect the original intent of the parties hereto.

Section 3.02  Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Sellers that (a) it is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, (b) it has the requisite power and authority to execute and to deliver this Agreement and to perform its obligations hereunder, (c) neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby, will conflict with or violate any provision of its operating agreement, result in any violation of, or breach of any of the terms or provisions of, constitute a default under, accelerate any obligations under, or conflict with any agreements or instruments to which it is a party or by which it or its properties are bound, or materially violate any material law applicable or binding upon it, (d) once executed, this Agreement shall be remain in full force and effect and the terms of the transaction consummated so as to effect the original intent of the parties hereto; and (e) no more than seventy-five percent (75%) of the amount paid to purchase the Membership Interests shall be financed by a debt obligation to a third party.

Article IV.

Conditions to the Purchaser’s Obligations

The Purchaser’s obligation to purchase and pay for the Membership Interests at the Closing shall be subject to compliance by the Sellers with the agreements contained herein and to the fulfillment, to the satisfaction of the Purchaser, of the following conditions or the waiver of same by Purchaser:

Section 4.01  Representations and Warranties . The representations and warranties of the Sellers contained herein shall be true and correct, on and as of the Closing Date.

Section 4.02  Authorization . Each of the Sellers shall have obtained requisite approval of its Class A Beneficiaries and Class B Beneficiaries for the sale of such Seller’s Membership Interests.

Section 4.03  Value of the Membership Interests . There shall have been no material adverse change in the value of the Membership Interests between the date hereof and the Closing Date, as determined by the Purchaser in its sole reasonable discretion.

Section 4.04  Financing . The Purchaser shall have received a commitment for financing of up to seventy-five percent (75%) of its purchase of the Membership Interests on terms suitable to the Purchaser in its sole discretion.

Article V.

General Provisions

Section 5.01  Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.02   Severability. If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 5.03  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect tot he subject matter hereof and supersedes all prior agreements and undertakings, oral and written, between the parties hereto with respect to the subject matter hereof.

Section 5.04.  Governing Law. This Agreement shall be governed by, and construed in accordance with the substantive laws of the State of New York without reference to choice of law principles. All actions, claims and disputes arising out of or relating to this offer letter shall be heard and determined by the courts in the Southern District of New York and the parties hereto each hereby irrevocably submit to the jurisdiction of such courts in any action or proceeding and waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

Section 5.05  Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Execution of this Agreement may be made by facsimile signature, which, for all purposes, shall be deemed to be an original signature.

IN WITNESS WHEREOF , the parties hereto have caused this Membership Interest Purchase Agreement to be executed as of the date first above written.

SELLERS :                                                           AFG INVESTMENT TRUST C
By: AFG ASIT Corporation, its Managing Trustee

By: ______________________________________
Name: James A. Coyne
Title: Senior Vice President

AFG INVESTMENT TRUST D
By: AFG ASIT Corporation, its Managing Trustee

By: ______________________________________
                Name: James A. Coyne
Title: Senior Vice President

PURCHASER :                                                   PLM MILPI HOLDINGS LLC

By:_______________________________________
            Name: Gary D. Engle
                   Title: ____________________________________

Annex A

MILPI HOLDINGS, LLC
MEMBERS

Name and Address of Member (1)	Total Membership Interests Prior to Sale (2)	Total Membership Interests after Sale (3)	Purchase Price

AFG Investment Trust C	50%	0%	$8,300,000
AFG Investment Trust D	50%	0%	$8,300,000
PLM MILPI Holdings LLC	0%	100%	N/A

Total	100%	100%	$16,600,000

(1)  Address for each of the trusts is 200 Nyala Farms, Westport, Connecticut 06880.

(2)  Represents the Membership interests of the members prior to the execution of the Membership Interest Purchase Agreement.

(3) Represents the Membership interests of the members from and after the execution of the Membership Interest Purchase Agreement.

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10- KSB

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended  December 31, 2003

OR

[    ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from ___ to

Commission file number  0-21444

AFG Investment Trust C
(Name of small business issuer in its charter)

Delaware                                                           04-3157232
(State or other jurisdiction of                                      (IRS Employer
incorporation or organization)                                   Identification No.)

1050 Waltham Street, Suite 310, Lexington, MA                  02421
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  (781) 676-0009

Securities registered pursuant to Section 12(b) of the Act      NONE

Title of each class            Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act:

Class A Beneficiary Interests
(Title of class)

Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X        No

Check is there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained herein, to the best of registrant's knowledge, in definite proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

The issuer’s revenue for the fiscal year ended December 31, 2003 were $1,439,000. Shares of Trust Class A Beneficiary Interests outstanding on March 30, 2004: 1,786,753

State the aggregate market value of the voting stock held by nonaffiliates of the registrant. Not applicable. Securities are nonvoting for this purpose. Refer to Item 12 for further information.

DOCUMENTS INCORPORATED BY REFERENCE
Portions of the Registrant's Annual Report to security holders for the year ended December 31, 2003 (Part I and II)

Transitional Small Business Disclosure Format: YES . NO X .

AFG Investment Trust C

FORM 10-KSB

PART I

Item 1. Business.

(a) General Development of Business

AFG Investment Trust C (the "Trust") was organized as a Delaware business trust in August 1992. Participants' capital initially consisted of contributions of $1,000 from the Managing Trustee, AFG ASIT Corporation, $1,000 from the Special Beneficiary, Equis Financial Group Limited Partnership (formerly known as American Finance Group ("AFG")), a Massachusetts limited partnership the ("Advisor" or "EFG"), and $100 from the Initial Beneficiary, AFG Assignor Corporation, a wholly-owned affiliate of EFG. The Trust issued an aggregate of 2,011,014 Beneficiary Interests ("Class A Interests") at a subscription price of $25.00 each ($50.3 million in total) through 9 serial closings commencing December 1992 and ending September 1993. The Trust repurchased 223,861 Class A Interests in October 1997 at a cost of $2.3 million. In March 2003, the Trust repurchased 400 Class A Interests at a cost of $1,200. Accordingly, there are 1,786,753 Class A Interests currently outstanding. In July 1997, the Trust issued 3,024,740 Class B Interests ("Class B Interests") at $5.00 each ($15.1 million in total), of which (i) 3,019,220 interests are held by Equis II Corporation, an affiliate of EFG, and a wholly owned subsidiary of Semele Group Inc. ("Semele"), and (ii) 5,520 interests are held by ten other Class A investors. The Class A and Class B Interest holders collectively referred to as the "Beneficiaries"

The Trust has one Managing Trustee, AFG ASIT Corporation and one Special Beneficiary, Semele Group Inc. ("Semele"). Semele purchased the Special Beneficiary Interests from EFG during the fourth quarter of 1999. EFG continues to act as Advisor to the Trust and provides services in connection with the acquisition and remarketing of the Trust's equipment assets. The Managing Trustee is responsible for the general management and business affairs of the Trust. AFG ASIT Corporation is a wholly owned subsidiary of Equis II Corporation and an affiliate of EFG. Except with respect to "interested transactions", Class A Interests and Class B Interests have identical voting rights and, therefore, Equis II Corporation generally has control over the Trust on all matters on which the Beneficiaries may vote. Equis II is 100% owned subsidiary of Semele. With respect to interested transactions, holders of Class B Interests which are the Managing Trustee or any of its affiliates must vote their interests as a majority of the Class A Interests have been voted. The Managing Trustee and the Special Beneficiary are not required to make any other capital contributions except as may be required under the Second Amended and Restated Declaration of Trust, as amended (the "Trust Agreement").

EFG and its subsidiaries (collectively, the "EFG") are engaged in various aspects of the equipment leasing and real estate businesses, including EFG's role as Equipment Manager or Advisor to the Trust. and several other direct-participation equipment leasing programs sponsored or co-sponsored by EFG (the "Other Investment Programs"). EFG arranges to broker or originate equipment leases, acts as remarketing agent and asset manager, and provides leasing support services, such as billing, collecting, and asset tracking.

The general partner of EFG, with a 1% controlling interest, is Equis Corporation, a Massachusetts corporation owned and controlled entirely by Gary D. Engle, its President, Chief Executive Officer and sole Director. Equis Corporation also owns a controlling 1% general partner interest in EFG's 99% limited partner, GDE Acquisition Limited Partnership ("GDE LP"). Equis Corporation and GDE LP were established in December 1994 by Mr. Engle for the sole purpose of acquiring the business of AFG.

(b) Financial Information About Industry Segments

The Trust is engaged in three industry segments: equipment leasing, equipment management and real estate ownership, development and management. Historically, the Trust has acquired capital equipment and leased the equipment to creditworthy lessees on a full-payout or operating lease basis. Full-payout leases are those in which aggregate undiscounted, noncancellable rents equal or exceed the purchase price of the leased equipment. Operating leases are those in which the aggregate undiscounted, noncancellable rental payments are less than the purchase price of the leased equipment. In 1999, the Trust purchased a minority interest in EFG/Kettle Valley Development LLC ("Kettle Valley") and EFG Kirkwood LLC ("EFG Kirkwood"). Kettle Valley is a real estate development located in Canada. The Trusts and an affiliated corporation, Semele, formed a joint venture, EFG Kirkwood, which then acquired a minority interest in two ski resorts: Mountain Resort Holdings LLC and Mountain Springs Resort, LLC. During 2001, the Trust and three affiliated trust's (collectively, the "Trusts"), through a jointly owned entity MILPI Holdings, LLC ("MILPI"), acquired 83% of the outstanding common stock of PLM International, Inc. ("PLM"), an equipment management company specializing in the leasing of transportation and related equipment. The Trust originally owned 34% of the entity that purchased PLM. During 2002, the Trust and AFG Investment Trust D ("Trust D") collectively provided approximately $4.4 million to acquire the remaining 17% of PLM’s outstanding common stock. Subsequent to the merger, the Trust's ownership interest increased from 34% to 38%. In May 2003, MILPI acquired AFG Investment Trust A and B Liquidating Trust’s interest in MILPI for $5.4 million. The acquisition was financed through MILPI’s existing cash reserves. As a consequence of the acquisition, the Trust and Trust D’s non-controlling ownership interest in MILPI increased to 50% per trust.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein by reference to in the 2003 Annual Report.

(c) Narrative Description of Business

The Trust was organized for the purpose of acquiring and leasing to third parties a diversified portfolio of capital equipment. In 1998, the Trust Agreement was modified to permit the Trust to invest in assets other than equipment. Subsequently, the Trust has made certain non-equipment acquisitions. During 1999 and 2000, the Company purchased a minority interest in Kettle Valley and EFG Kirkwood. During 2001 and 2002, the Trusts acquired PLM. Pursuant to the Trust Agreement, the Trust is scheduled to be dissolved by December 31, 2004. The Trustee is marketing the Trust’s remaining assets for sale. The timing for these sales will be based on market conditions.

The Managing Trustee is in the process of drafting a proxy which includes a proposal to approve the liquidation and dissolution of the Trust, pursuant to which Beneficiaries will receive cash distributions upon final dissolution. The plan will provide that Managing Trustee, not in its individual capacity but solely as the manager, shall use its best efforts to liquidate and dissolve prior to winding up its affairs, including, but not limited to, the sale of its remaining assets, the collection of any receivables and payment of unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed by December 31, 2004, although this date may be extended under certain circumstances.

Equis II Corporation has voting control of the Trusts and owns the Managing Trustee of the Trusts. Semele owns Equis II Corporation. Mr. Engle and Mr. Coyne, who are directors and officers of the Managing Trustee of the Trust, respectively, are also officers and directors of, and own significant stock in Semele. In addition, Mr. Engle and Mr. Coyne are directors of MILPI.

The Trust has no employees; however, it entered into an Advisory Agreement with EFG. EFG's role, among other things, is to (i) evaluate, select, negotiate, and consummate the acquisition of equipment, (ii) manage the leasing, re-leasing, financing, and refinancing of equipment, and (iii) arrange the resale of equipment. The Advisor is compensated for such services as described in the Trust Agreement. In addition, the Managing Trustee is compensated for services provided related to the Trust's non-equipment investment other than cash. See Item 12 herein.

Equipment Leasing

The Trust's investment in equipment is, and will continue to be, subject to various risks, including physical deterioration, technological obsolescence, and credit quality of and defaults by lessees. A principal business risk of owning and leasing equipment is the possibility that aggregate lease revenues and equipment sale proceeds will be insufficient to provide an acceptable rate of return on invested capital after payment of all debt service costs and operating expenses. Another risk is that the credit quality of the lease may deteriorate after a lease is made. In addition, the leasing industry is very competitive. The Trust is subject to considerable competition when equipment is re-leased or sold at the expiration of primary lease terms. The Trust must compete with lease programs offered directly by manufacturers and other equipment leasing companies, many of which have greater resources, including business trusts and limited partnerships organized and managed similarly to the Trust and including other EFG-sponsored trusts, which may seek to re-lease or sell equipment within their own portfolios to the same customers as the Trust. In addition, default by a lessee under a lease agreement may cause equipment to be returned to the Trust at a time when the Managing Trustee or the Advisor is unable to arrange the sale or re-lease of such equipment. This could result in the loss of a portion of potential lease revenues.

The ultimate realization of residual value for any type of equipment is dependent upon many factors, including the Trust's ability to sell and re-lease equipment. Changing market conditions, industry trends, technological advances, political stability and many other events can converge to enhance or detract from asset values at any given time. EFG attempts to monitor these changes in order to identify opportunities which may be advantageous to the Trust and which will maximize total cash returns for each asset.

Revenue from individual customers which accounted for 10% or more of total revenue during the years ended December 31, 2003 and 2002 is incorporated herein by reference from Note 1 to the financial statements included in Item 15. Refer to Item 13(a)(3) for lease agreements filed with the Securities and Exchange Commission.

Upon the expiration of each lease term, the Managing Trustee will determine whether to sell or re-lease the Trust’s equipment, depending on the economic advantages of each alternative. As the Trust nears its scheduled dissolution date of December 31, 2004, the Trust will liquidate its portfolio of equipment and non equipment investments.

Real Estate

The Trust and AFG Investment Trust D ("Trust D") formed EFG/Kettle Development LLC, ("Kettle Valley"), a Delaware limited liability company, for the purpose of acquiring a 49.9% indirect ownership interest in a real estate development in Kelowna, British Columbia in Canada called Kettle Valley. To date, 208 residential units have been constructed and sold.
The Trust, Trust C and affiliated corporations Equis II, and Semele, owns EFG Kirkwood a joint venture that owns a minority interest in two ski resorts: Mountain Resort Holdings LLC and Mountain Springs Resort LLC. The Trust, Trust D and an a affiliated corporation, Equis II, collectively own 100% of the Class A membership interests in EFG Kirkwood and Semele owns 100% of the Class B membership interests in EFG Kirkwood. The Class A interest holders are entitled to certain preferred returns prior to any distribution payments to the Class B interest holder. The Trusts’ interests in EFG Kirkwood constitute 50% of the voting securities of that entity under the operating agreement for EFG Kirkwood, which gives equal voting rights to Class A and Class B membership interests. The Trust holds a non-controlling 40% of EFG Kirkwood’s Class A membership interests. The Managing Trustee is the manager of EFG Kirkwood.

The risks generally associated with real estate include, without limitation, the existence of senior financing or other liens on the properties, general or local economic conditions, property values, the sale of properties, interest rates, real estate taxes, other operating expenses, the supply and demand for properties involved, zoning and environmental laws and regulations, and other governmental rules.

The Trust's involvement in real estate development also introduces financial risks, including the potential need to borrow funds to develop the real estate projects. While the Trust's management presently does not foresee any unusual risks in this regard, it is possible that factors beyond the control of the Trust, its affiliates and joint venture partners, such as a tightening credit environment, could limit or reduce its ability to secure adequate credit facilities at a time when they might be needed in the future. Alternatively, the Trust could establish joint ventures with other parties to share participation in its development projects.

Because the investments in Mountain Resorts and Mountain Springs include real estate development companies, the risks and uncertainties associated with the tourism industry can adversely affect the value of the real estate development companies associated with these investments. Decrease in tourism, weather-related conditions or other risks discussed above can permanently decrease the value of the investment and future operations.

Equipment Management

The Trusts formed MILPI for the purpose of acquiring PLM through its wholly-owned subsidiary MILPI Acquisition Corporation ("MAC"). In February 2001, MAC purchased 83% of the stock of PLM. On February 6, 2002, the Trusts through MAC , completed its acquisition of PLM by purchasing the remainder of the outstanding PLM common stock and by effecting a merger of MAC into PLM, with PLM as the surviving entity The remaining interest was purchased for $4.4 million at the $3.46 per common share price established in the tender offer, which was financed by the Trust and Trust D. The Trust’s portion of the purchase price was $2.4 million, which included transaction costs of $24,000 and a 1% acquisition fee paid to a wholly-owned subsidiary of Semele. The 17% acquisition resulted in additional goodwill of approximately $3.5 million. As a result of these transactions, PLM ceased to be publicly traded. The February 2002 transaction caused the Trust’s ownership interest in MILPI increased from 34% to 38%. In May 2003, MILPI acquired AFG Investment Trust A and B Liquidating Trust’s interest in MILPI for $5.4 million. The acquisition was financed through MILPI’s existing cash reserves. As a consequence of the acquisition, the Trust and Trust D’s non-controlling ownership interest in MILPI increased to 50% per trust.

In March 2002, the Trust and Trust D formed C & D IT LLC, a Delaware limited liability company, as a 50%/50% owned joint venture that is co-managed by the Trust and Trust D (the "C & D Joint Venture") to which each Trust contributed $1.0 million. The C & D Joint Venture was formed for the purpose of making a contribution of $2.0 million to BMLF/BSLF II Rancho Malibu Limited Partnership ("Rancho Malibu Limited Partnership") in exchange for 25% of the interests in Rancho Malibu Limited Partnership (the "C & D Joint Venture Contribution"). The C & D Joint Venture was admitted to Rancho Malibu Limited Partnership as a co-managing general partner pursuant to the terms of an amendment to Rancho Malibu Limited Partnership Agreement. The other partners in Rancho Malibu Limited Partnership at that time were Semele and its wholly-owned subsidiary, Rancho Malibu Corp., the other co-managing general partner.

Rancho Malibu Limited Partnership owns a 274-acre parcel of land near Malibu, California which is being developed as a single-family luxury residential subdivision.

On March 17, 2003, Semele contributed all of its partnership interest in Rancho Malibu Limited Partnership to RMLP, Inc., a subsidiary of MILPI, in exchange for $5.5 million in cash, a $2.5 million promissory note and 182 shares of common stock of RMLP, Inc., an approximate 15% interest in RMLP, Inc. The effect of this transaction on the Trust’s financial statements was to increase its investment in MILPI and the corresponding participants’ capital by $0.8 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Increase in capital related to purchase and issuance of partnership interests of equity investment in Rancho Malibu LP."

In the second quarter of 2003, Rancho Malibu Limited Partnership amended its partnership agreement to include an unrelated third party investor as an additional partner. This partner contributed $2.0 million to the partnership and is the Development General Partner. In addition to the initial contribution, this partner, as the Development General Partner, will be responsible for the coordination and management of the construction activities. In accordance with the provisions of SEC Staff Accounting Bulletin No. 51 and 84 ("SAB 51 and 84") to reflect the issuance of the partnership interest to the additional partner, the Trust recorded a loss of $0.7 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Decrease in capital related to the admittance of additional partner in Rancho Malibu, LP."

Small Business Issuer

The Trust's consolidated financial statements contained in the 2003 annual report have been prepared in accordance with the requirements for a Small Business Issuer as prescribed by Regulation S-B under the Securities Exchange Act of 1934. Generally, a Small Business Issuer cannot file under Regulation S-B if its annual revenues or public float exceed $25.0 million for two consecutive years. The Trust qualifies as a Regulation S-B filer since both its 2003 and 2002 annual revenues were less than $25.0 million and its public float has not exceeded $25.0 million.

Item 2. Properties.

None.

Item 3. Legal Proceedings.

The SEC staff has informed the Trust that it believes the Trust may be an unregistered investment company within the meaning of the Act. The Trust, after consulting with counsel, does not believe that it is an unregistered investment company. However, it is possible that the Trust may have unintentionally engaged in an activity or activities that may be construed to fall within the scope of the Act. If necessary, the Trust intends to avoid being deemed an investment company by means that may include disposing assets that they might not otherwise dispose of.

The Trust is subject to various claims and proceedings in the normal course of business. Management believes that the disposition of such matters is not expected to have a material adverse effect on the financial position of the Trust or its results of operations.

Item 4. Submission of Matters to a Vote of Security Holders.

None.

PART II

Item 5. Market for the Trust's Securities and Related Security Holder Matters.

(a) Market Information

There is no public market for the resale of the Interests and it is not anticipated that a public market for resale of the Interests will develop.

There are several secondary markets in which limited partnership units trade. Secondary markets are characterized as having few buyers for limited partnership interests and therefore are viewed as being inefficient vehicles for the sale of limited partnership units. Presently, there is no public market for the limited partnership units and none is likely to develop.

(b) Approximate Number of Security Holders

At December 31, 2003, there were 1,945 record holders (1,935 of Class A Interests and 10 of Class B Interests) in the Trust.

(c) Dividend History and Restrictions

The Trust has not made any distributions to the Class A or Class B beneficiaries since a special distribution was paid in January 2000.

It is not anticipated that the Trust will begin regular distributions. Rather, the managing Trust will evaluate the cash position on a regular basis to determine if a special distribution may be made to the beneficiaries.

Class A Payout is defined as the first time when the aggregate amount of all distributions made to the Class A Beneficiaries equals $25 per Class A Interest (minus all uninvested capital contributions returned to the Class A Beneficiaries) plus a cumulative annual distribution of 10% compounded quarterly and calculated beginning with the last day of the month of the Trust's initial Class A Closing.

Class B Payout is defined as the first time when the aggregate amount of all distributions made to the Class B Beneficiaries equals $5 per Class B Interest plus a cumulative annual return of 8% per annum compounded quarterly with respect to capital contributions returned to them as a Class B Capital Distribution and 10% per annum, compounded quarterly, with respect to the balance of their capital contributions calculated beginning August 1, 1997, the first day of the month following the Class B Closing. Class B Payout occurred in January 2000 in conjunction with the special cash distribution paid during that month. As Class B Payout has been attained, all further distributions will be made to the Class A Beneficiaries and the Class B Beneficiaries in amounts so that each Class A Beneficiary receives, with respect to each Class A Interest, an amount equal to 400%, divided by the difference between 100% and the Class B Distribution Reduction Factor, of the amount so distributed with respect to each Class B Interest. The Class B Distribution Reduction Factor means the percentage determined as a fraction, the numerator of which is the aggregate amount of any cash distributions paid to the Class B Beneficiaries as a return of their original capital contributions (on a per Class B Interest basis), discounted at 8% per annum (commencing August 1, 1997, the first day of the month following the Class B Closing) and the denominator of which is $5.00.

In any given year, it is possible that Beneficiaries will be allocated taxable income in excess of distributed cash. This discrepancy between tax obligations and cash distributions may or may not continue in the future, and cash may or may not be available for distribution to the Beneficiaries adequate to cover any tax obligation. The Trust Agreement requires that sufficient distributions be made to enable the Beneficiaries to pay any state and federal income taxes arising from any sale or refinancing transactions, subject to certain limitations.

(d) A copy of the Trust’s annual report to the Securities and Exchange Commission on Form 10-K will be furnished to any interest holder without charge upon written request. Address to Investor Relations at: AFG Investment Trust C, 235 3rd Street South, Suite 200, St. Petersburg, Florida 33701-4242.

Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations.

Included herein by reference from the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2003 Annual Report.

Item 7. Financial Statements and Supplementary Data.

Included herein by reference from the financial statements and supplementary data included in the 2003 Annual Report.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 8a. Controls and Procedures

Limitations on the Effectiveness of Controls

The Trustee’s management, including it’s President and Chief Financial Officer (CFO), does not expect that our internal controls or disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.

Because of the inherent limitations in all control systems, no evaluation of control can provide absolute assurance that all control issues and instances of fraud, if any, within the Fund have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, collusion of two or more people, or by management override of the control. The design of any system of controls also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Notwithstanding the forgoing limitations, we believe that our internal controls and disclosure controls provide reasonable assurance that the objectives of our controls system are met.

Quarterly Evaluation of the Fund’s Disclosure Controls and Internal Controls

(1)  Within the 90-day period prior to the filing of this report, the Trustee carried out an evaluation, under the supervision and with the participation of the Trustee’s management, including it’s President and CFO, of the effectiveness of the design and operation of the Fund’s disclosure controls and procedures pursuant to Rule 13a-14 under the Securities Exchange Act of 1934 (the "Exchange Act"). Based upon that evaluation, the Chief Executive Officer and CFO concluded that the Fund’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Fund’s required to be included in the Fund’s exchange act filings.

(2) There have been no significant changes in the Fund’s internal controls or in other factors which could significantly affect internal controls subsequent to the date of the Trustee carried out its evaluations.

PART III

Item 9. Directors and Executive Officers of the Trust.

(a-b) Identification of Directors and Executive Officers

The Trust has no Directors or Officers. As indicated in Item 1, AFG ASIT Corporation is the Managing Trustee of the Trust. Under the Trust Agreement, the Managing Trustee is solely responsible for the operation of the Trust's properties and the Beneficiaries have no right to participate in the control of such operations. The names, titles and ages of the Directors and Executive Officers of the Managing Trustee as of March 30, 2004 are as follows:

DIRECTORS AND EXECUTIVE OFFICERS OF THE MANAGING TRUSTEE (See Item 12)

Name	Title	Age	Term

Gary D. Engle	President and Chief Executive Officer of the general partner of EFG and President and Director of Managing Trustee	55	Until a successor is duly elected and qualified
.
James A. Coyne .	Executive Vice President of the general partner of EFG and Senior Vice President of the Managing Trustee	43
.
Richard K Brock .	Chief Financial Officer and Treasurer of AFG ASIT Corporation	41

Gail D. Ofgant .	Senior Vice President, Lease Operations of the general partner of EFG and Senior Vice President of the Managing Trustee	38

Code of Ethics
We have adopted a code of ethics that applies to all executive officers, directors and employees of the Managing Trustee, a copy of which was filed as Exhibit 14 to Form 10-KSB for the year ended December 31, 2003.

(c) Identification of Certain Significant Persons

None.

(d) Family Relationship

No family relationship exists among any of the foregoing Directors or Executive Officers.

(e) Business Experience

Mr. Engle, age 55, is Director and President of the Managing Trustee and sole shareholder, Director, President and Chief Executive Officer of Equis Corporation, EFG’s general partner. Mr. Engle is also Chairman and Chief Executive Officer of Semele Group Inc. ("Semele") and is President and a Director of Equis II Corporation. Mr. Engle controls the general partners of Atlantic Acquisition Limited Partnership ("AALP") and Old North Capital Limited Partnership ("ONC"). Mr. Engle is also a member of the Board of Managers of Echelon Development Holdings LLC. Mr. Engle joined EFG in 1990 and acquired control of EFG and its subsidiaries in December 1994. Mr. Engle co-founded Cobb Partners Development, Inc., a real estate and mortgage banking company, where he was a principal from 1987 to 1989. From 1980 to 1987, Mr. Engle was Senior Vice President and Chief Financial Officer of Arvida Disney Company, a large-scale community development organization owned by Walt Disney Company. Prior to 1980, Mr. Engle served in various management consulting and institutional brokerage capacities. Mr. Engle has an M.B.A. degree from Harvard University and a B.S. degree from the University of Massachusetts (Amherst).

Mr. Coyne, age 43, became Vice President of the Managing Trustee in 1997 and has been Senior Vice President of the Managing Trustee since 1998. Mr. Coyne is Executive Vice President of Equis Corporation, the general partner of EFG, and President and Chief Operating Officer of Semele. He is also a Director and President of Equis II Corporation. Mr. Coyne joined EFG in 1989 and remained with the company until May 1993 when he resigned to join the Raymond Company, a private investment firm, where he was responsible for financing corporate and real estate acquisitions. Mr. Coyne remained with the Raymond Company until November 1994 when he re-joined EFG. From 1985 to 1989, Mr. Coyne was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Coyne holds a Masters degree in accounting from Case Western Reserve University and a B.S. in Business Administration from John Carroll University and is a Certified Public Accountant.

Mr. Brock, age 41, became Chief Financial Officer and Treasurer of AFG ASIT Corp. in 2002. Mr. Brock is also the Chief Financial Officer of PLM International, Inc. Mr. Brock has been associated with PLM for over twelve years holding positions including Chief Financial Officer and Corporate Controller. Mr. Brock holds a B.S. degree from Santa Clara University.

Ms. Ofgant, age 38, has served as Senior Vice President, Lease Operations of Managing Trustee since 1998. Ms. Ofgant joined EFG in July 1989 and held various positions in the organization before becoming Senior Vice President of the general partner of EFG in 1998. From 1987 to 1989, Ms. Ofgant was employed by Security Pacific National Trust Company. Ms. Ofgant holds a B.S. degree from Providence College.

(f) Involvement in Certain Legal Proceedings

None.

(g) Promoters and Control Persons

Not applicable.

Item 10. Executive Compensation.

(a) Cash Compensation

Currently, the Trust has no employees. However, under the terms of the Trust Agreement, the Trust is obligated to pay all costs of personnel employed full or part-time by the Trust, including officers or employees of the Managing Trustee or its Affiliates. There is no plan at the present time to make any officers or employees of the Managing Trustee or its Affiliates employees of the Trust. The Trust has not paid and does not propose to pay any options, warrants or rights to the officers or employees of the Managing Trustee or its Affiliates.

(b) Compensation Pursuant to Plans

None.

(c) Other Compensation

Although the Trust has no employees, as discussed in Item 11(a), pursuant to section 10.4(c) of the Trust Agreement, the Trust incurs a monthly charge for personnel costs of the Advisor for persons engaged in providing administrative services to the Trust. A description of the remuneration paid by the Trust to the Managing Trustee and its Affiliates for such services is included in Item 13, herein and in Note 8 to the audited financial statements included in Item 13, herein.

(d) Stock Options and Stock Appreciation Rights.

Not applicable.

(e) Long-Term Incentive Plan Awards Table.

Not applicable.

(f) Defined Benefit or Actuarial Plan Disclosure.

Not applicable.

(g) Compensation of Directors

None.

(h) Termination of Employment and Change of Control Arrangement

There exists no remuneration plan or arrangement with the Managing Trustee or its Affiliates, which results or may result from their resignation, retirement or any other termination.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

By virtue of its organization as a trust, the Trust has no outstanding securities possessing traditional voting rights. However, as provided in Section 11.2(a) of the Trust Agreement (subject to Section 11.2(b)), a majority interest of the Beneficiaries have voting rights with respect to:

1.  Amendment of the Trust Agreement;

2.  Termination of the Trust;

3.  Removal of the Managing Trustee; and

4.  Approval or disapproval of the sale of all, or substantially all, of the assets of the Trust (except in the orderly liquidation of the Trust upon its termination and dissolution).

As of March 30, 2004, the following person or group owns beneficially more than 5% of the Trust's outstanding Beneficiary interests:

Title	Name and	Amount of	Percent
of	Address of	Beneficial	of
Class	Beneficial Owner	Ownership	Class

Class B	Equis II Corporation
Beneficiary Interests	200 Nyala Farms	3,019,220 Interests	99.82%
Westport, CT 06880

Equis II Corporation is a wholly owned subsidiary of Semele. Gary D. Engle is Chairman and Chief Executive Officer of Semele and President, Chief Executive Officer, sole shareholder and Director of EFG's general partner. James A. Coyne, Executive Vice President of the general partner of EFG, is Semele's President and Chief Operating Officer. Mr. Engle and Mr. Coyne are both members of the Board of Directors of, and own significant stock in, Semele.

No person or group is known by the Managing Trustee to own beneficially more than 5% of the Trust's 1,786,753 outstanding Class A Interests as of March 30, 2004.

The ownership and organization of EFG is described in Item 1 of this report.

Item 12. Certain Relationships and Related Transactions.

The Managing Trustee of the Trust is AFG ASIT Corporation, an affiliate of EFG.

(a) Transactions with Management and Others

Various operating expenses incurred by the Trust are paid by Equis Financial Group, LP ("EFG") on behalf of the Trust and EFG is reimbursed at its actual cost for such expenditures. Fees and other costs incurred during the years ended December 31, 2003 and 2002, which were paid or accrued by the Trust to EFG or its affiliates, are as follows (in thousands of dollars):

	2003	2002

Acquisition fees	$-	$24
Management fees	372	434
Administrative charges	131	201

Total	$503	$659

As provided under the terms of the Trust Agreement, EFG is compensated for its services to the Trust. Such services include all aspects of acquisition, management and sale of equipment. Acquisition fees associated with non-equipment acquisitions are negotiated at the date of each acquisition. Historically fees associated with non-equipment acquisitions have been approximately 1% of the Asset Base Price. For management services, EFG is compensated by an amount equal to (i) 5% of gross operating lease rental revenue and 2% of gross full payout lease rental revenue received by the Trust with respect to equipment acquired on or prior to September 2, 1997. For non-equipment assets other than cash, the Managing Trustee receives an annualized management fee of 1% of such assets under management. Compensation to EFG for services connected to the disposition of equipment is calculated as the lesser of (i) 3% of gross sale proceeds or (ii) one-half of reasonable brokerage fees otherwise payable under arm's length circumstances. Payment of the remarketing fee is subordinated to payout and this fee and the other fees described above are subject to certain limitations defined in the Trust Agreement.

Administrative charges represent amounts owed to EFG, pursuant to Section 10.4(c) of the Trust Agreement, for persons employed by EFG who are engaged in providing administrative services to the Trust. Prior to June 2002, an affiliated company supported the administrative function. Subsequently, the administrative functions were outsourced to an unrelated third party with the exception of some administrative functions which will continue to be supported by EFG.

All equipment was purchased from EFG, one of its Affiliates, or directly from third-party sellers. The Trust's Purchase Price is determined by the method described in Note 3 to the audited financial statements, Equipment.
On December 31, 2003, the Trust had a receivable from affiliate of $0.2 million. The receivable consists of approximately $0.1 million of revenues and other proceeds received by EFG. All rents and proceeds from the sale of equipment are paid by the lessee directly to either EFG or a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account prior to remittance to the Trust. The Trust’s cash proceeds received by EFG are reimbursed to the Trust on a monthly basis. In addition in 2003, the Trust sold one of its investment –other to a related third party for $0.1 million. The Trust received a note receivable of $0.1 million in the connection with the sale of its investment. The remaining balance of the receivable, approximately $10,000 relates to a receivable from EFG Kirkwood for expenses paid by the Trust on behalf of EFG Kirkwood.

Old North Capital Limited Partnership ("ONC"), a Massachusetts limited partnership formed in 1995 and an affiliate of EFG, owns 9,210 Class A Interests or less than 1% of the total outstanding Class A Interests of the Trust. The general partner of ONC is controlled by Gary D. Engle. In addition, the limited partnership interests of ONC are owned by Semele. Gary D. Engle is Chairman and Chief Executive Officer of Semele.

In 1997, the Trust issued 3,024,740 Class B Interests at $5.00 per interest, thereby generating approximately $15.1 million in aggregate Class B capital contributions. Class A Beneficiaries purchased 5,520 Class B Interests, generating $28,000 of such aggregate capital contributions, and then the Special Beneficiary, EFG, purchased 3,019,220 of such Class B Interests, generating approximately $15.1 million of such aggregate capital contributions.

Subsequently, EFG sold its Class B Interests to Equis II Corporation, a Delaware corporation. EFG also sold its ownership of AFG ASIT Corporation, the Managing Trustee of the Trust, to Equis II Corporation. As a result, Equis II Corporation has voting control of the Trust through its ownership of the majority of the Trust's outstanding voting interests, as well as its ownership of AFG ASIT Corporation. See Item 1 (a) of this report regarding certain voting restrictions related to the Class B Interests. Equis II Corporation is owned by Semele. Gary D. Engle is Chairman and Chief Executive Officer of Semele. James A. Coyne is Semele's President and Chief Operating Officer. Mr. Engle and Mr. Coyne are both members of the Board of Directors of, and own significant stock in, Semele.

See discussion of MILPI acquisition of PLM included in Item 1.

See discussion of the C & D IT LLC joint venture entity included in Item 1.

(b) Certain Business Relationships

None.

(c) Indebtedness of Management to the Trust

None.

(d) Transactions with Promoters

Not applicable.

Item 13. Exhibits and Reports on Form 8-K.

(a) Documents filed as part of this report:

(1) Financial Statements:

Report of Independent Certified Public Accountants	*

Statements of Financial Position
at December 31, 2003 and 2002	*

Statements of Operations
for the years ended December 31, 2003 and 2002	*

Statements of Changes in Participants' Capital
for the years ended December 31, 2003 and 2002	*

Statements of Cash Flows
for the years ended December 31, 2003 and 2002	*

Notes to the Financial Statements	*

* Included herein by reference from the appropriate portion of the 2003 Annual Report to security holders for the year ended December 31, 2003 (see Part II).

(2) Exhibits:

Except as set forth below, all Exhibits to Form 10-KSB, as set forth in Item 601 of Regulation S-K, are not applicable.

Exhibit
Number

2
Agreement and Plan of Merger, dated as of December 22, 2000, between MILPI Acquisition Corp. and PLM International, Inc. was filed in the Registrant's Form 8-K dated December 28, 2000 as Exhibit 2.1 and is incorporated by reference.

4	Second Amended and Restated Declaration of Trust was filed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 as Exhibit 4 and is incorporated herein by reference.

4.1
Amendment No. 2 to Second Amended and Restated Declaration of Trust is filed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 as Exhibit 4.1 and is incorporated herein by reference.

4.2	Third Amended and Restated Declaration of Trust dated October 1, 2003 is included herein.

13
The 2003 Annual Report to security holders, a copy of which is furnished for the information of the Securities and Exchange Commission. Such Report, except for those portions thereof which are incorporated herein by reference, is not deemed "filed" with the Commission.

14	Code of Ethics is included herein.

99(a)
Lease agreement with Hyundai Electronics America, Inc. was filed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 as Exhibit 99 (a) and is incorporated herein by reference.

99(b)
Lease agreement with Scandinavian Airlines System was filed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 as Exhibit 99 (a) and is incorporated herein by reference.

99(c)
Lease agreement with Scandinavian Airlines System Amendment No. 3 is filed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 as Exhibit 99 (b) and is incorporated herein by reference.

99(d)
Operating Agreement of MILPI Holdings, LLC dated as of December 13, 2000 by and among the persons identified on Schedule A thereto was filed in the Registrant's Amendment No. 1 as Schedule TO dated January 29, 2001 ("Schedule TO/A No. 1") as Exhibit (b)(1) and is incorporated herein by reference.

99(e)
Subscription Agreement dated as of December 15, 2000 by and among MILPI Holdings, LLC and MILPI Acquisition Corp. was filed in the Registrant's Schedule TO/A No. 1 as Exhibit (b)(2) and is incorporated herein by reference.

99(f)
C&T IT LLC Operating Agreement, dated March 1, 2002 between AFG Investment Trust C and AFG Investment Trust D was filed on Form 10-K for the year ended December 31, 2001 and is incorporated herein by reference.

99(g)	Operating Agreement of EFG Kirkwood LLC, dated May 1, 1999 was filed on Form 10-K for the year ended December 31, 2002 and is incorporated herein by reference.

99(h)	Amended and Restated Operating Agreement of Mountain Springs, LLC dated October 24, 2002 was filed on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.

99.1	Certificate of the Chief Executive Officer pursuant to Section 906 of Sarbanes - Oxley

99.2	Certificate of the Chief Executive Officer pursuant to Section 906 of Sarbanes - Oxley

(b) Reports on Form 8-K

None

(c) Other Exhibits
None

(d) Financial Statement Schedules

None.

Item 14. Principle Accountant Fees and Services.

Audit Fees

The aggregate fees billed for professional service rendered by the Trust's principal accountant for the audit of the annual financial statements and reviews of the quarterly financial statements and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2003 and 2002 were $0.1 million and $0.1 million, respectfully.

Audit-Related Fees, Tax Fees & All Other Fees

There were no other fees billed by Ernst & Young for professional services for the years ended December 31, 2003 and 2002.

Recommendation of the Board

The audit committee of the parent company of the Managing Trustee acts as the Trust’s audit committee. All of the services for the fiscal year ended December 31, 2003 as described above in this Item 14 were approved in advance by the audit committee of the parent company of the Managing Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below, by the following persons, on behalf of the registrant and in the capacities and on the dates indicated.

AFG Investment Trust C

By: AFG ASIT Corporation, a Massachusetts corporation and the Managing Trustee of the Registrant.

By: /s/ Gary D. Engle
Gary D. Engle
President and Chief Executive
Officer of the general partner of EFG and
President and a Director
of the Managing Trustee
(Principal Executive Officer)
Date: March 30, 2004

By: /s/ Richard K Brock
Richard K Brock
Chief Financial Officer and Treasurer of AFG ASIT Corp.,
the Managing Trustee of the Trust
(Principal Financial and Accounting Officer)
Date: March 30, 2004

Certification:

I, Gary D. Engle, certify that:

1.    I have reviewed this annual report on Form 10-KSB of AFG Investment Trust C;

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.    The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)  designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)  evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c)  presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

d)  all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

e)  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.  The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Gary D. Engle
Gary D. Engle
President of AFG ASIT Corporation,
the Managing Trustee of the Trust
(Principal Executive Officer)
March 30, 2004

Certification:

I, Richard K Brock, certify that:

1.    I have reviewed this annual report on Form 10-KSB of AFG Investment Trust C;

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.    The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)  designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c)  presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.    The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

d)  all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

e)  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.    The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Richard K Brock
Richard K Brock
Chief Financial Officer and Treasurer of AFG ASIT Corp.,
the Managing Trustee of the Trust
(Principal Financial and Accounting Officer)
 March 30, 2004

Exhibit
Number

4.2	Third Amended and Restated Declaration of Trust dated October 1, 2003

13	The 2003 Annual Report

14	Code of Ethics

99.1	Certificate of Chief Executive Officer pursuant to Section 906 of Sarbanes - Oxley Act

99.2	Certificate of Chief Financial Officer pursuant to Section 906 of Sarbanes - Oxley Act

Exhibit 13

AFG INVESTMENT TRUST C

Annual Report to the Participants, December 31, 2003 and 2002

AFG Investment Trust C

INDEX TO ANNUAL REPORT TO THE PARTICIPANTS

Page

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS	21

FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants	33

Statements of Financial Position
at December 31, 2003 and 2002	35

Statements of Operations
for the years ended December 31, 2003 and 2002	36

Statements of Changes in Participants' Capital
for the years ended December 31, 2003 and 2002	37

Statements of Cash Flows
for the years ended December 31, 2003 and 2002	38

Notes to the Financial Statements	39

Forward-looking Information

Certain statements in this annual report of AFG Investment Trust C (the, "Trust") that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made herein. These factors include, but are not limited to, the collection of the Trust's contracted rents, the realization of residual proceeds for the Trust's equipment, the performance of the Trust's non-equipment assets, and future economic conditions.

Overview

The Trust was organized for the purpose of acquiring and leasing to third parties a diversified portfolio of capital equipment. In 1998, the Trust Agreement was modified to permit the Trust to invest in assets other than equipment. Subsequently, the Trust has made certain non-equipment acquisitions. In 1999, the Company purchased a minority interest in EFG/Kettle Valley Development LLC ("Kettle Valley") and EFG Kirkwood LLC ("EFG Kirkwood"). Kettle Valley is a real estate development located in Canada. EFG Kirkwood is a company created by the Trust and three affiliated trusts (collectively, the "Trusts") that acquired a minority interest in two ski resorts: Mountain Resort Holdings LLC and Mountain Springs Resort LLC. During 2001 and 2002, the Trusts acquired PLM International Inc. and subsidiaries ("PLM"). PLM operates in the two business segments, the equipment management and real estate development. In 2002, the Trust and AFG Investment Trust D ("Trust D") formed C & D IT LLC, a Delaware limited liability company, as a 50%/50% owned joint venture that is co-managed by the Trust and Trust C (the "C & D Joint Venture") to which each Trust contributed $1.0 million. C&D IT LLC is a limited liability company that owns a minority interest in a real estate development company located in Malibu, California. Pursuant to the Trust Agreement, the Trust is scheduled to be dissolved by December 31, 2004. The Trustee is marketing the Trust’s remaining assets for sale. The timing for these sales will be based on market conditions.

The Managing Trustee is in the process of drafting a proxy which includes a proposal to approve the liquidation of certain assets of the Trust, pursuant to which Beneficiaries will receive cash distributions upon final dissolution. The Managing Trustee, not in its individual capacity but solely as the manager, is currently using its best efforts to liquidate the assets of the Trust, which includes, the sale of remaining assets, the collection of any receivables and payment of unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed by December 31, 2004, although this date may be extended under certain circumstances. In the event the Managing Trustee is unable to liquidate.

The SEC staff has informed the Trust that it believes the Trust may be an unregistered investment company within the meaning of the Investment Company Act of 1940 (the "Act"). The Trust, after consulting with counsel, does not believe that it is an unregistered investment company. However, it is possible that the Trust may have unintentionally engaged in an activity or activities that may be construed to fall within the scope of the Act. If necessary, the Trust intends to avoid being deemed an investment company by means that may include disposing assets that they might not otherwise dispose of.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Managing Trustee to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, the Managing Trustee reviews these estimates and assumptions including those related to revenue recognition, asset lives and depreciation, impairment of long-lived assets and contingencies. These estimates are based on the Managing Trustee’s historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Managing Trustee believes, however, that the estimates, including those for the above-listed items, are reasonable.

The Managing Trustee believes the following are critical accounting policies, including those that are subject to significant judgments and estimates used in the preparation of these financial statements:

Revenue Recognition

Rents are payable to the Trust monthly and quarterly and no significant amounts are calculated on factors other than the passage of time. The leases are accounted for as operating leases and are noncancellable. Rents received prior to their due dates are deferred.

Depreciation and Amortization

The Trust's depreciation policy is intended to allocate the cost of equipment over the period during which it produces economic benefit. The principal period of economic benefit is each asset's primary lease term, which term generally represents the period of greatest revenue potential for each asset. Accordingly, to the extent that an asset is held on primary lease term, the Trust depreciates the difference between (i) the cost of the asset and (ii) the estimated residual value of the asset on a straight-line basis over such term. For purposes of this policy, estimated residual values represent estimates of equipment values at the date of the primary lease expiration. To the extent that an asset is held beyond its primary lease term, the Trust continues to depreciate the remaining net book value of the asset on a straight-line basis over the asset's remaining economic life to its residual value.
The ultimate realization of residual value for any type of equipment is dependent upon many factors, including the Trust's ability to sell and re-lease equipment. Changing market conditions, industry trends, technological advances, and many other events can converge to enhance or detract from asset values at any given time. The Trust’s attempts to monitor these changes in order to identify opportunities which may be advantageous to the Trust and which will maximize total cash returns for each asset.

The Trust amortizes deferred financing cost over the life of the related debt.

The Trust adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002. As a result, the discontinuance of goodwill and other intangible asset amortization was effective upon adoption of SFAS No. 142. SFAS No. 142 also includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill, and the identification of reporting units for purposes of assessing potential future impairments of goodwill. The amount of the impairment is the difference between the carrying amount and the fair value of the asset.

Equity Ownership Investments

Equity securities that are not publicly traded are accounted for in accordance with Accounting Principles Board ("APB") No. 18, "The Equity Method of Accounting for Investments in Common Stock." If the Trust’s ownership interest in the investment enables the Trust to influence the operating financial decisions of the investee, the investment is accounted for under the equity method of accounting. Otherwise, the investment is accounted for under the cost method of accounting. The equity method of accounting is discontinued when the investment is reduced to zero and does not provide for additional losses unless the Trust has guaranteed obligations of the investee or is otherwise committed to provide further financial support to the investment.

Whenever circumstances indicate an impairment exists, the Trust evaluates the fair value of the investment. The fair value of the equity investment is based on current market prices, management’s market knowledge and on a valuation models which include expected future cash flows of the investment. If the fair value of the investments is below the carrying value, a loss is recorded.

The Company defines control as the ability of an entity or person to direct the policies and management that guide the ongoing activities of another entity so as to increase its benefits and limits its losses from that other entity’s activities without the assistance of others.

Impairment of Long-Lived Assets

The Trust accounts for impairment of long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In accordance with SFAS No. 144, the Trust evaluates long-lived assets for impairment whenever events or circumstances indicate that the carrying bases of such assets may not be recoverable. Whenever circumstances indicate that an impairment may exist, the company evaluates future cash flows of the asset to the carrying value. If projected undiscounted future cash flows are lower than the carrying value of the asset, a loss is recorded. The loss recorded is equal to the difference between the carrying amount and the fair value of the asset. The fair value of the asset is determined based on a valuation model, which includes expected discounted future cash flows of the asset, current market prices and management’s market knowledge. The fair market value of long-lived assets secured by non-recourse debt is determined based on a valuation model which includes expected future cash flows and the recoverable value. The recoverable value is determined based on management’s decision to either sell, re-lease or return the asset to the lender.

The Managing Trustee evaluates the net realizable value of significant equipment assets, such as aircraft, individually. All other assets are evaluated collectively by equipment type unless the Managing Trustee learns of specific circumstances, such as a lessee default, technological obsolescence, or other market developments, which could affect the net realizable value of particular assets. Adjustments to reduce the net carrying value of equipment are recorded in those instances where estimated net realizable value is considered to be less than net carrying value and are reflected separately on the accompanying Statements of Operations as impairment of equipment.

Contingencies and Litigation

To the extent that the Trust has a contingent liability, meaning generally a liability the payment of which is subject to the outcome of a future event, the Trust recognizes a liability in accordance with SFAS No. 5 "Accounting for Contingencies". SFAS No. 5 requires the recognition of contingent liabilities when the amount of liability can be reasonably estimated and the liability is probable.

New Accounting Pronouncements

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires the Trust to evaluate all existing arrangements to identify situations where the Trust has a "variable interest," commonly evidenced by a guarantee arrangement or other commitment to provide financial support, in a "variable interest entity," commonly a thinly capitalized entity, and further determine when such variable interest requires the Trust to consolidate the variable interest entities’ financial statements with its own. The Trust is required to perform this assessment by December 31, 2004 and consolidate any variable interest entities for which the Trust will absorb a majority of the entities’ expected losses or receive a majority of the expected residual gains.

Detailed interpretations of FIN 46 continue to emerge and, accordingly, the Trust is still in the process of evaluating its impact and has not completed its analysis or concluded on the impact that FIN 46 will have on the Trust.

Results of Operations

The Trust has three principal operating segments: 1) Equipment Leasing 2) Equipment Management and 3) Real Estate Ownership, Development & Management. The Equipment Leasing segment includes acquiring and leasing equipment to third parties. The Trust is no longer allowed to purchase new equipment as its acquisition phase has ended. The Equipment Management segment includes the majority of the Trust's interest in MILPI, which owns 100% of PLM International, Inc., a company in the equipment leasing management business, excluding its ownership in RMLP, Inc. The Real Estate segment includes the ownership, management and development of commercial properties, recreational properties, condominiums, interval ownership units, townhomes, single family homes and land sales included in the Trust’s ownership interests in EFG Kirkwood, C & D IT LLC, Kettle Valley and MILPI through its newly formed subsidiary RMLP, Inc.

The Trust’s reportable segments offer different products or services and are managed separately because each requires different operating strategies and management expertise. There are no material intersegment sales or transfers.

Segment information for the years ended December 31, 2003 and 2002 is summarized below (in thousands of dollars).

Equipment Leasing

Lease Revenue: For the year ended December 31, 2003, the Trust recognized lease revenue of $4.2 million compared to $5.7 million for the year ended December 31, 2002. Lease revenue represents rental revenue recognized from the leasing of the equipment owned by the Trust. This decrease was primarily attributable to the sale of equipment over the respective periods. Lease revenue is expected to decline in the future as the Trust’s equipment portfolio is sold and not replaced.

Historically, the Trust's equipment portfolio had included certain assets in which the Trust held a proportionate ownership interest. In such cases, the remaining interests were owned by an affiliated equipment leasing program sponsored by EFG. Proportionate equipment ownership enabled the Trust to further diversify its equipment portfolio by participating in the ownership of selected assets, thereby reducing the general levels of risk which could result from a concentration in any single equipment type, industry or lessee. The Trust and each affiliate individually reported, in proportion to their respective ownership interests, their respective shares of assets, liabilities, revenues, and expenses associated with the equipment.

Gain/Loss on the Disposition of Equipment, net: During the years ended December 31, 2003 and 2002, the Trust had net losses on the disposal of equipment of $2.8 million and $0.2 million, respectively. During 2003, the Trust received proceeds from equipment sales of $1.0 million for equipment with a net book value of $4,000. The equipment sold in 2003 consisted of forklifts, cranes and other miscellaneous equipment. In addition, in the fourth quarter of 2003, the Trust returned its Boeing 767-300 aircraft to the lender at the expiration of its lease as allowed in the debt agreement. As a result of the transaction the Trust recognized a loss on the disposal of equipment of $3.9 million and a corresponding gain on extinguishment of debt of $3.9 million. During 2002, the Trust received cash of $2.8 million associated with the disposal of equipment with a net book value of $2.9 million. During 2002, equipment sales included the sale of an aircraft sold for $0.3 million in cash with a net book value of $0.4 million. The remaining $2.4 million of proceeds from equipment sold consisted of forklifts, cranes and other miscellaneous equipment.

Depreciation and Amortization: Depreciation and amortization expense was $1.6 million and $2.8 million for the years ended December 31, 2003 and 2002, respectively. Depreciation and amortization is primarily comprised of depreciation of equipment on lease. Depreciation and amortization decreased by $1.2 million from 2002 to 2003. The decrease in depreciation in 2003 is attributable to the sale of the Trust’s leasing equipment. Depreciation and amortization is expected to continue to decline in the future as the Trust’s equipment portfolio is sold and not replaced.

Impairment of Equipment: During the year ended December 31, 2002, the Trust recorded an impairment of equipment, representing an impairment in the carrying value of the Trust’s interest in a McDonnell Douglas MD-87 aircraft resulting from weakened market conditions including the bankruptcy of two major United States airlines and a weakened United States economy. The resulting charge of $0.6 million was based on a comparison of estimated fair value and carrying value of the Trust’s interest in the aircraft which is in the equipment leasing segment. The estimate of the fair value was based on an offer to purchase the aircraft and the assessment by the management of the Trusts of prevailing market conditions for similar aircraft. Aircraft condition, age, passenger capacity, distance capability, fuel efficiency, and other factors influence market demand and market values for passenger jet aircraft. The decrease in the fair market value of the aircraft are due to a weak airline industry following the events of September 11, 2001, along with a recession in the United States, which have continued to adversely affect the market demand for used commercial aircraft. No impairments of equipment were required in 2003.

Interest Expense: Interest expense on third party debt was $1.3 million and $1.8 million for the years ended December 31, 2003 and 2002, respectively. The decrease in interest expense is attributable to lower average outstanding debt balances. As the Trust’s notes payable have been repaid, the Trust is not expected to incur interest expense in the future.

Management Fees- Affiliate: Management fees- affiliate from equipment leasing were $0.2 million and $0.3 million for the fiscal years ended 2003 and 2002, respectively. Management fees are based on 5% of gross lease revenue generated by operating leases and 2% of gross lease revenue generated by full payout leases, subject to certain limitations. The decrease in management fees is due to the decrease in lease revenue and is expected to continue as equipment assets are sold.

Operating Expenses and Operating Expenses-Affiliate: Operating expenses and operating expenses-affiliate were $0.6 million and $1.1 million for the fiscal years ended December 31, 2003 and 2002, respectively. Operating expenses in 2002 included approximately $0.4 million of remarketing costs related to the re-lease of an aircraft in June 2002 and $0.1 million for legal costs associated with the Trust’s discussions with the Securities and Exchange Commission regarding its investment company status. No similar charge was incurred in 2003.

Gain on Extinguishment of Debt: In the fourth quarter of 2003, the Trust returned its Boeing 767-300 aircraft to the lender at the expiration of its lease as allowed in the debt agreements. As a result of the transaction the Trust recognized a loss on the disposal of equipment of $3.9 million and a corresponding gain on extinguishment of debt of $3.9 million.

Other Income: In May 1999 , t he Trust and Trust D sold a residual interest in a Boeing 767-300 aircraft owned by the Trust and Trust D for approximately $3.0 million ($1.5 million or 50% to the Trust) to an independent third party, which was subordinate to certain preferred payments to be made by the Trust and Trust D in connection with the sale of the aircraft. Payment of the residual interest was due only to the extent that the Trust received net residual proceeds from the aircraft. The residual interest was non-recourse to the Trust and was included in Other Liabilities on the accompanying Statements of Financial Position at December 31, 2002. In the fourth quarter 2003, the aircraft was returned to the lender, no amounts were payable by the Trust for the residual interest. Therefore the residual interest liability was recorded as a income under "Other income" in the Statement of Operations.

Equipment Management

Equity Interest: Equity income (loss) from the equipment management segment was a loss of $2.0 million and income of $0.5 million for the fiscal years ended 2003 and 2002, respectively. Equity income (loss) from equipment management operations is the result of the Trust’s interest in MILPI. This equity income (loss) represents the Trust’s share of the net income (loss) of MILPI recorded under the equity method of accounting.

The increase in losses from equity interests of $2.5 million from 2002 to 2003 is attributable to an impairment of goodwill recorded in 2003. As a result of the goodwill impairment testing in the fourth quarter of 2003, MILPI’s management concluded that it was necessary to record a goodwill impairment of $8.1 million as of December 31, 2003 ($3.1 million for the Trust). Based on events that occurred in the fourth quarter of 2003, including notification of an increase in future operating expenses and failure to acquire a significant group of assets that MILPI had been seeking to acquire, MILPI revised its strategic assessment for projections of future operations. As a result of the revisions to the strategic assessment, MILPI determined that future acquisition and lease negotiation fees, management fees and partnership distributions from the managed programs would not be at the levels previously estimated.

MILPI reported a net loss of $5.9 million and income of $1.3 million for the fiscal years ended December 31, 2003 and 2002, respectively. MILPI’s total revenues increased by $2.4 million in 2003 compared to 2002. The increase in revenues is primarily attributable to a $0.9 million increase in operating lease revenue, a $0.7 million increase in acquisition and lease negotiation fees resulting from an increase in equipment placed in the managed programs and a $0.6 increase in management fees. Management fees are primarily based on gross revenues generated by equipment under management. Management fee revenue increased by approximately $0.6 million due to the collection of lease receivables that previously had been reserved for as a bad debt. Operating lease income consists of rental revenues generated from assets held for operating leases and railcars held for lease that are on lease. Operating lease revenue increased by approximately $0.9 million primarily due to railcars and other equipment purchased and held on lease by MILPI in fiscal 2003.

The $2.4 million increase in revenue was offset by an increase in expense of $10.6 million. This increase was primarily attributable to an $8.1 million impairment of goodwill recorded in the fourth quarter of 2003 related to goodwill recorded in 2001 associated with the acquisition of PLM. Depreciation expense increased by approximately $1.1 million. The increase in depreciation is associated with increase in equipment held on lease. In fiscal 2003, MILPI recorded an impairment in its equity interest in affiliates of $0.7 million compared to $0.5 million in fiscal 2002. The remaining increase in expenses of $1.1 million is due to an increase in general and administrative costs which corresponds to the increase in revenue.

Real Estate

Interest Income: Interest income was $0.1 million for both fiscal 2003 and 2002. Interest income is typically generated from the temporary investment of rental receipts and equipment sales proceeds in short-term instruments and loans made to affiliates. In the fourth quarter of 2003 and 2002, the Trust renegotiated the terms of its loan to Kettle Valley and recorded additional interest income of $0.1 million in each of the respective years. The interest receivable related to the loan to Kettle Valley is included other assets in the Statement of Financial Position.

Management Fees- Affiliate: Management fees for non-equipment assets were $0.1 million for the years ended December 31, 2003 and 2002. The management fees on non-equipment assets, excluding cash, are based on 1% of the cost of such assets under management. These investments include the Trust’s interest in Kettle Valley and EFG Kirkwood and C & D IT LLC.

Kettle Valley

Kettle Valley is a real estate development company located in Kelowna, British Columbia, Canada. The project, which is being developed by Kettle Valley Development Limited Partnership, consists of approximately 280 acres of land that is zoned for 1,120 residential units in addition to commercial space. To date, 208 residential units have been constructed and 27 are currently under construction. The Trust has a 25% ownership interest in Kettle Valley through several holding companies.

Equity income and loss from Kettle Valley represents the Trust’s share of the net income and loss from Kettle Valley recorded under the equity method of accounting. The Trust recorded equity loss related to Kettle valley of $0.1 million and $0.2 million for the fiscal years ended 2003 and 2002, respectively. Kettle Valley reported a net loss of $0.4 million and $0.8 million for the fiscal years 2003 and 2002, respectively. The decrease in net loss from 2002 to 2003 is primarily due to a $0.4 million increase in gross profit from land and home sales and a $0.1 million decrease in interest expense.

EFG Kirkwood

The Trust owns 40% of the Class A membership interests of EFG Kirkwood, a joint venture between the Trust, an affiliated trust, Equis II and Semele. AFG ASIT Corporation, the Managing Trustee of the Trust and a subsidiary of Semele, also is the manager of EFG Kirkwood. EFG Kirkwood’s assets consist of two minority interest investments accounted for under the equity method of accounting. The investments consist of an interest in two ski resorts: Mountain Resort Holdings LLC ("Mountain Resort") and Mountain Springs Resort LLC ("Mountain Springs").

Mountain Springs, through a wholly owned subsidiary, owns a controlling interest in DSC/Purgatory LLC ("Purgatory") in Durango, Colorado. Purgatory is a ski and mountain recreation resort covering 2,500 acres, situated on 40 miles of terrain with 75 ski trails. Purgatory receives the majority of its revenues from winter ski operations, primarily ski, lodging, retail, and food and beverage services, with the remainder of its revenues generated from summer outdoor activities, such as alpine sliding and mountain biking.

Mountain Springs also owns Durango Mountain Land Company which owns 500 acres of real estate to be developed for commercial and residential use.

Mountain Resort is primarily a ski and mountain recreation resort with more than 2,000 acres of terrain, located approximately 32 miles south of Lake Tahoe. The resort receives approximately 70% of its revenues from winter ski operations, primarily ski, lodging, retail and food and beverage services with the remainder of the revenues generated from summer outdoor activities, including mountain biking, hiking and other activities. Other operations at Mountain Resort include a real estate development division, which has developed and is managing a 40-unit condominium residential and commercial building, an electric and gas utility company, which operates as a regulated utility company and provides electric and gas services to the Kirkwood community, and a real estate brokerage company.

The Trust recorded net income from its equity investment in EFG Kirkwood of $25,000 and a loss of $0.4 million for the years ended December 31, 2003 and 2002, respectively. The increase in net income from the Trust’s equity investment of $0.4 million from 2002 to 2003 is due to improved ski conditions at both Mountain Resort and Mountain Springs during the 2002-2003 ski season as well as an increase in real estate sales.

During the year ended December 31, 2003, EFG Kirkwood recorded net income of $0.1 million compared to a net loss of $1.2 million in 2002. The increase in net income of $1.3 million from fiscal 2002 to 2003 is attributable to EFG Kirkwood’s investment in Mountain Springs and Mountain Resort. EFG Kirkwood’s equity investment in Mountain Springs increased $0.5 million, from a loss of $1.0 million in 2002 to a loss of $0.5 million in 2003. EFG Kirkwood’s equity investment in Mountain Resort increased $0.8 million in 2003 from a loss of $0.2 million in 2002 to net income from the Trust’s investment of $0.6 million.

For the year ended December 31, 2003, Mountain Resort recorded net income of $1.6 million, comprised of $32.5 million in revenues net of $30.9 million in expenses, compared to a net loss of $1.0 million for the year ended December 31, 2002, comprised of $29.5 million in revenues net of $30.5 million in expenses.

Mountain Resort’s revenues were $32.5 million and $29.5 million for the years ended December 31, 2003 and 2002, respectively. The increase in revenues of $3.0 million from 2002 to 2003 is primarily due to an increase in real estate development revenue of $2.8 million, resulting from increased residential home sales. In addition, ski related revenue increased $0.2 million due to an increase in visitors, primarily as a result of improved snowfall levels during the 2002-2003 ski season.

Mountain Resort’s expenses were $30.9 million and $30.5 million for the years ended December 31, 2003 and 2002. Mountain Resort’s expenses are comprised primarily of the operating expenses of the resort and costs of sales and expenses related to real estate development at the resort.

Operating expenses decreased $1.9 million from $24.8 million in 2002 to $22.9 million in 2003. The majority of the decrease is due to a $2.0 decrease in payroll and payroll related costs. The decrease in payroll costs is the result of a decrease in operational support resulting from an overall cost restructuring at the resort during 2003.

Cost of sales and expenses related to real estate development increased $2.3 million, from $5.7 million in 2002 to $8.0 million in 2003. The increase in cost of sales was driven by an increase in the demand for real estate development and an increase in real estate development activity.

For the year ended December 31, 2003, Mountain Springs recorded net income of $5,000, comprised of $20.5 million in revenues net of $20.5 million in expenses, compared to a net loss of $2.6 million for the year ended December 31, 2002, comprised of $17.5 million in revenues net of $20.1 million in expenses.
Mountain Springs’ revenues were $20.5 million and $17.5 million for the years ended December 31, 2003 and 2002, respectively. The increase in revenues of $3.0 million from 2002 to 2003 is primarily due to $2.8 million of revenues recorded related to a consolidated entity developing real estate near the resort, in which Mountain Springs has a controlling ownership. There was no real estate development activity during the year ended December 31, 2002. The remaining increase in revenues of $0.2 million is due to an increase in lift ticket and lodging revenues resulting from an increase in visitors, primarily as a result of improved snowfall levels during the 2002-2003 ski season.
Mountain Springs’ expenses were $20.5 million and $20.1 million for the years ended December 31, 2003 and 2002. Mountain Resort’s expenses are comprised of the operating expenses for the resort and expenses related to the real estate development by a consolidated entity near the resort. The increase in operating expenses of $0.4 million from 2002 to 2003 is primarily due $1.2 million of expenses related to real estate development. The increase in real estate development expenses is offset by a $0.4 million decrease in payroll and payroll related costs. The remaining $0.4 million decrease in operating expenses is primarily due to a $0.2 million decrease in expenses incurred with airline companies to provide direct flights to the resort area. The resort did not enter into these agreements with the airline companies in 2003.

Liquidity and Capital Resources and Discussion of Cash Flows

Cash requirements in 2003 were satisfied through cash flow from operations and proceeds from equipment sales. Future inflows of cash from equipment disposals are not expected to be significant as most of the Trust’s equipment assets have been disposed.

Accounts receivable affiliate increased by $40,000, or 33%. Receivable from affiliates consists of rent or proceeds from the sale of equipment by EFG, an affiliated entity. All rents and proceeds from the sale of equipment are paid directly to either EFG or to a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account and remits to the Trust on a monthly basis. In addition in 2003, the Trust sold one of its investments –other to an related party for $0.1 million. The Trust received a note receivable of $0.1 million in connection with the sale of its investment. The increase was offset in, part by a decrease in receivables from affiliates attributable to proceeds due to the Trust associated with the sale of an aircraft in December 2002, which were collected by EFG and paid to the Trust in the first quarter of 2003.

The Trust’s investment in Kettle Valley increased by $0.5 million during 2003 or 15%. The increase is due to the Trust recording a net foreign currency translation adjustment of $0.6 million reflecting a strengthening of the Canadian dollar against the U.S. dollar which is included in accumulated other comprehensive income and reported as part of the statements of changes in participants’ capital . Translation adjustments for prior periods have been immaterial. In addition the Trust recorded equity loss of $0.1 million from Kettle Valley. Kettle Valley did not declare or pay any dividends in 2003.

Investment in EFG Kirkwood increased by $0.3 million or 16% from 2002 to 2003. The increase is attributable in part to equity income of $25,000 recorded during 2003. In addition, an existing owner and an unrelated third party contributed approximately $2.5 million to Mountain Springs. As a result of the capital contribution, EFG Kirkwood’s membership interest in Mountain Springs decreased from 50% to 33%. Mountain Springs used the proceeds from the additional capital contribution to exercise an option to purchase 51% of Durango Mountain Land Company, LLC, a real estate development company owning land in Durango, Colorado. The effect of this transaction on the Trust’s financial statements was to increase its investment in EFG Kirkwood and the corresponding participants’ capital by $0.3 million. EFG Kirkwood did not declare or pay any dividends in 2003.

The Trust’s interest in MILPI decreased by $2.0 million or 21% from 2002 to 2003. The decrease was attributable to an equity loss of $2.1 million recorded during the year. This decrease was offset in part by a net increase its investment in MILPI and the corresponding participants’ capital by $0.1 million. On March 17, 2003, Semele contributed all of its partnership interest in Rancho Malibu Limited Partnership to RMLP, Inc., a subsidiary of MILPI, in exchange for $5.5 million in cash, a $2.5 million promissory note and 182 shares of common stock of RMLP, Inc., an approximate 15% interest in RMLP, Inc. The effect of this transaction on the Trust’s financial statements was to increase its investment in MILPI and the corresponding participants’ capital by $0.8 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Increase in capital related to the purchase and issuance of partnership interests of equity investment in Rancho Malibu LP."

In the second quarter of 2003, Rancho Malibu amended its partnership agreement to include an unrelated third party investor as an additional partner. This partner contributed $2.0 million to the partnership and is the Development General Partner. In addition to the initial contribution, this partner, as the Development General Partner, will be responsible for the coordination and management of the construction activities. In accordance with the provisions of SEC Staff Accounting Bulletin No. 51 and 84 ("SAB 51 and 84") to reflect the issuance of the partnership interest to the additional partner, the Trust recorded a loss of $0.7 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Decrease in capital related the admittance of additional partner in Rancho Malibu LP."

The Trust’s interest in C&D IT LLC increased $0.2 million or 16% during from 2002 to 2003. In the second quarter of 2003, Rancho Malibu amended its partnership agreement to include an additional partner, as mentioned above. In accordance with the provisions of SAB 51 and 84 to reflect the issuance of partnership interest to the additional partner, the Trust recorded a gain of $0.2 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Equity as "Decrease in capital related to the admittance of additional partner in Rancho Malibu LP." This gain is netted against the loss discussed in the preceding paragraph.

Investment – other decreased by $0.2 million or 60% during 2003. In 2003, the Trust sold an investment with a net book value of $38,000 to a related third party for $0.1 million. The Trust received a note receivable of $0.1 million in connection with the sale of its investment. The note receivable was paid in the first quarter of 2004. In addition, management concluded the net book value of this investment may not be recoverable from future discounted cash flows. As a result, the Trust recorded an impairment of this investment of $0.1 million. In addition the decrease is attributable to equity income of $0.1 million recorded related to the Trust investment-other which is accounting for using the equity method.

Other assets decreased by $0.1 million or 51% during 2003. The decrease is attributable to $0.1 million in amortization of deferred financing costs of the Trust’s debt during the year. The decrease was offset in part by an increase in interest receivable of $0.1 million related to the Trust’s loan to Kettle Valley.

Equipment held for lease decreased by $17.6 million or 99% during 2003. This resulted primarily from the Trust’s Boeing 767-300 aircraft being returned to the lender as allowed for in the debt agreement, which reduced equipment held for lease and associated non-recourse debt by $16.1 million. The remaining $1.6 million of the decrease is attributable to depreciation expense recorded during the year.

The Trust’s balance in notes payable decreased by $18.2 million or 100% from 2002 to 2003. A decrease in notes payable of $2.1 million was attributable to principal payments made during the year. In addition, the Trust’s Boeing 767-300 aircraft was returned to the lender as allowed for in the debt agreement, and as mentioned above, the associated non-recourse debt of $16.1 million was removed.

Accrued liabilities decreased by $0.1 million or 42% from 2002 to 2003. The decrease in accrued liabilities is attributable to a $0.1 million decrease in accrued interest related to return of the Trust’s Boeing 767-300 to the lender as mentioned above.

Deferred rental income decreased by $0.3 million or 100% from 2002 to 2003. The deferred rental income at December 31, 2002 consisted of $0.3 million of deferred rental income related to the Trust’s Boeing 767-300 aircraft that was returned to the lender in the fourth quarter of 2003. There were no similar liabilities at December 31, 2003.

Other liabilities decreased by $1.6 million or 100% from 2002 to 2003. As mentioned above, in the fourth quarter 2003, one of the Trust’s aircraft was returned to the lender and the associated residual interest liability was recorded as income.

Minority Interest Investments

The Trust has a minority interest investment in several equipment management and real estate operations, which are accounted for under the equity method of accounting. The financial position and liquidity of these companies could have a material impact to the Trust. A description of the Trust’s minority interest investments and a brief summary of the financial position are summarized below:

Kettle Valley

Kettle Valley is a real estate development company located in Kelowna, British Columbia, Canada. Kettle Valley has historically operated at a net loss and has sustained negative cash flows from operations. As of December 31, 2003, the company has approximately $0.1 million in cash and $1.2 million in debt to third parties. The real estate is in the early phase of development and may incur losses and negative cash flow in the future. Kettle Valley expects to pay existing obligations with the sales proceeds from future lot sales. Lot and home sales were 54 and 15, respectively in 2003 compared to 34 lots and 15 homes sold in 2002. Kettle Valley did not pay dividends in 2003 or 2002 and does not anticipate paying dividends in the near future until lots sales and cash flow from home construction and sales are sufficient to support operations. Future capital needs that may be required by Kettle Valley are expected to be financed by the other equity holders or outside investors.

EFG Kirkwood

EFG Kirkwood was formed for the purpose of acquiring a minority interest in two real estate investments. The investments consist of an interest in two ski resorts: Mountain Resort and Mountain Springs. EFG Kirkwood has no other significant assets other than its interest in the ski resorts.

Mountain Springs: Mountain Springs, through a wholly owned subsidiary, owns a controlling interest in Purgatory in Durango, Colorado. Purgatory is a ski and mountain recreation resort covering 2,500 acres, situated on 40 miles of terrain with 75 ski trails. Mountain Spring's primary cash flows come from its ski operations during the ski season, which is heavily dependent on snowfall. Additional cash flow is provided by its real estate development activities and by the resort’s summer recreational programs. When out of season, operations are funded by available cash and through the use of a $3.5 million dollar line of credit, which is guaranteed by EFG Kirkwood as well as another investor in Purgatory.

At December 31, 2003, Mountain Springs had current assets of $3.1 million, which consisted of cash of $0.7 million, and accounts receivable of $0.9 million and inventories and other assets totaled $1.5 million. Long-term assets consist primarily of buildings, equipment and real estate totaling approximately $29.9 million.

Liabilities totaled approximately $22.8 million at December 31, 2003 and consisted primarily of debt and notes outstanding.

Mountain Springs also owns 51% of Durango Mountain Land Company, which owns 500 acres of unentitled real estate. Mountain Springs signed an operating agreement in which it was agreed that Durango Mountain Land Company would acquire, develop, and otherwise operate this real estate.

Mountain Resort: Mountain Resort is primarily a ski and mountain recreation resort with more than 2,000 acres of terrain, located approximately 32 miles south of Lake Tahoe. The resort receives approximately 70% of its revenues from winter ski operations, primarily ski, lodging, retail and food and beverage services with the remainder of the revenues generated from summer outdoor activities, including mountain biking, hiking and other activities. Mountain Resort’s primary cash flows come from its ski operations during the ski season, which is heavily dependent on snowfall. Mountain Resort declared a $30,000 distribution during 2003. Excess cash flows will be used to finance development on the real estate surrounding the resort.

At December 31, 2003, Mountain Resort had current assets of approximately $12.2 million, which consisted of cash of $7.0 million, accounts receivable of $3.7 million, and inventory and other assets of $1.5 million. Long-term assets consisted primarily of buildings, equipment and real estate totaling $38.9 million.

Liabilities were approximately $31.6 million, which consisted primarily of long-term senior notes and affiliated debt.

Both Mountain Springs and Mountain Resort are subject to a number of risks, including weather-related risks and the risks associated with real estate development and resort ownership. The ski resort business is seasonal in nature and insufficient snow during the winter season can adversely affect the profitability of a given resort. Many operators of ski resorts have greater resources and experience in the industry than the Trust, its affiliates and its joint venture partners.

C&D IT LLC

The Trust and Trust D each own 50% of C & D IT LLC, a Delaware limited liability company, to which each Trust contributed $1.0 million. In the second quarter of 2003, Rancho Malibu amended its partnership agreement to include an additional partner, as mentioned above. In accordance with the provisions of SAB 51 and 84 to reflect the issuance of partnership interest to the additional partner, the Trust recorded a gain of $0.2 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Decrease in capital related to the admittance of additional partner in Rancho Malibu LP." C & D IT LLC did not pay or declare any dividends in 2003 nor does it expect to in 2004.

MILPI Holdings, LLC

MILPI Holdings, LLC ("MILPI") operates in the equipment management and real estate segment. As of December 31, 2003, MILPI had $18.2 million of equity investments in several equipment leasing programs, which comprised approximately 36% of MILPI’s total assets. At December 31, 2003, MILPI had $4.1 million in cash and cash equivalents which represents 8% of MILPI. At December 31, 2003, MILPI had $11.9 million in railcars held for lease which represented 24% of its total assets. These assets will be sold to affiliated programs or unaffiliated third parties in 2004. MILPI’s assets in Rancho Malibu Limited Partnership totaled $12.1 million at December 31, 2003 representing 24% of its total assets. The warehouse credit facility is shared by MILPI and several of its managed equipment leasing programs. All borrowings are guaranteed by MILPI. As of December 31, 2003, the Company had $9.8 million of outstanding borrowings on this facility. There were no other outstanding borrowings on this facility by the Partnership or any of the other eligible borrowers.

A wholly owned subsidiary of MILPI, PLM Transportation Equipment Corporation ("TEC"), arranged for the lease or purchase of up to 1,050 railcars with a delivery date between 2002 and 2004. As of December 31, 2003, TEC or an affiliated program have purchased 208 railcars, at a cost of $15.3 million, and have leased 487 railcars. During 2004, TEC, an affiliated company, an affiliated program, or an unaffiliated third party will purchase or lease the remaining 355 railcars included in the commitment. The commitment requires a minimum of 30% of the 355 railcars to be purchased, at a cost of $8.4 million. The remaining 70% of the 355 railcars may be leased or purchased. The total purchase price for the 355 railcars is $25.2 million.

In the fourth quarter of 2003, TEC exercised its option to purchase or lease 400 additional railcars under the above agreement, with delivery dates between 2004 and 2005. The total cost for the purchase of all 400 railcars is approximately $28.4 million. In accordance with the agreement, up to 70% of these railcars may be leased. TEC, an affiliated company, an affiliated program, or unaffiliated third party may purchase or lease these railcars.
In the fourth quarter of 2003, TEC also committed to purchase 50 sulfur railcars for $2.9 million. TEC purchased 43 of these cars in the first quarter of 2004 and anticipates it will sell these sulfur railcars to an affiliated investment program or an unaffiliated third party in 2004.

MILPI had positive cash flows from operations of $4.3 million during 2003. Cash flows from operations were used to finance operating costs and purchase additional assets to increase the company’s railcar portfolio. MILPI did not declare or pay dividends to the Trusts in 2003 nor does its anticipate any dividends in 2004.

In March 2003, Semele contributed all of its partnership interest in Rancho Malibu Limited Partnership to RMLP, Inc., a subsidiary of MILPI, in exchange for $5.5 million in cash, a $2.5 million promissory note and 182 shares of common stock of RMLP, Inc., an approximate 15% interest in RMLP, Inc. The effect of this transaction on the Trust’s financial statements was to increase its investment in MILPI and the corresponding participants’ capital by $0.8 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Increase in capital related to the purchase and issuance of partnership interests of equity investment in Rancho Malibu LP."

In the second quarter of 2003, Rancho Malibu amended its partnership agreement to include an unrelated third party investor as an additional partner. This partner contributed $2.0 million to the partnership and is the Development General Partner. In addition to the initial contribution, this partner, as the Development General Partner, will be responsible for the coordination and management of the construction activities. In accordance with the provisions of SEC Staff Accounting Bulletin No. 51 and 84 ("SAB 51 and 84") to reflect the issuance of the partnership interest to the additional partner, the Trust recorded a loss of $0.7 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Equity as "Decrease in capital related to the admittance of additional partner in Rancho Malibu LP."

In May 2003, MILPI acquired AFG Investment Trust A and B Liquidating Trust’s interest in MILPI for $5.4 million. The acquisition was financed through MILPI’s existing cash reserves. As a consequence of the acquisition, the Trust and Trust C’s non-controlling ownership interest in MILPI increased to 50% per trust.

Outlook for the Future

Several other factors may affect the Trust’s operating performance during the remainder of 2004 and beyond including:

-changes in markets for the Trust’s equipment;
-changes in the regulatory environment in which the Trust’s equipment operates; and
-changes in the real estate markets in which the Trust has ownership interest.

The future out look for the different operating segments of the Trust is as follows:

Real Estate

The Trust has a minority interest in two ski resorts, which are subject to the risks of the tourism industry. The economic downturn in the tourism industry following September 11, 2001, terrorist attacks had an adverse impact on the operating results of the resorts and the Trust. While management cannot determine when the travel industry will strengthen in future years, it is monitoring the travel, tourism and real estate industries. There can be no assurance that the travel and tourism industry will return to its pre-September 11 levels. The resorts have customers who both fly and drive to the resort locations. At this time, management does not believe the economic downturn in the travel industry will recover in the near future.

In addition, the resorts are also subject to a number of other risks, including weather-related risks. The ski resort business is seasonal in nature and insufficient snow during the winter season can adversely affect the profitability of a given resort. Many operators of ski resorts have greater resources and experience in the industry than the Trust, its affiliates and its joint venture partners.

The Trust also has a minority interest in several real estate development companies, some of which are located at the resorts. The risks generally associated with real estate include, without limitation, the existence of senior financing or other liens on the properties, general or local economic conditions, property values, the sale of properties, interest rates, real estate taxes, other operating expenses, the supply and demand for properties involved, zoning and environmental laws and regulations, and other governmental rules.

The Trust's involvement in real estate development also introduces financials risk, including the potential need to borrow funds to develop the real estate projects. While the Trust's management presently does not foresee any unusual risks in this regard, it is possible that factors beyond the control of the Trust, its affiliates and joint venture partners, such as a tightening credit environment, could limit or reduce its ability to secure adequate credit facilities at a time when they might be needed in the future. Alternatively, the Trust could establish joint ventures with other parties to share participation in its development projects.

Because the investments in the ski resorts include real estate development companies, the risks and uncertainties associated with the tourism industry can adversely affect the value of the real estate development companies associated with these investments. Decrease in tourism, weather-related conditions or other risks discussed above can permanently decrease the value of the investment and future operations.

The Trust does not anticipate receiving dividend distributions from the real estate investments in the near future due to the uncertainty of the current market conditions.

Equipment Leasing and Equipment Management

At lease inception, the Trust equipment was leased by a number of credit worthy, investment-grade companies. To date, the Trust has not experienced any material collection problems and has not considered it necessary to provide an allowance for doubtful accounts. Notwithstanding a positive collection history, there is no assurance that all future contracted rents will be collected or that the credit quality of the Trust’s leases will be maintained. The credit quality of an individual lease may deteriorate after the lease is entered into. Collection risk could increase in the future, particularly as the Trust remarkets its equipment and enters re-lease agreements with different lessees. The Managing Trustee will continue to evaluate and monitor the Trust’s experience in collecting accounts receivable to determine whether a future allowance for doubtful accounts may become appropriate.

The ultimate realization of residual value for any type of equipment is dependent upon many factors, including condition and type of equipment being sold and its marketability at the time of sale. Changing market conditions, industry trends, technological advances, and many other events can converge to enhance or detract from asset values at any given time. The Trust attempts to monitor these change in order to identify opportunities which may be advantageous to the Trust and which will maximize total cash returns for each asset.

MILPI’s asset base consists of its interest in the management in several equipment growth funds with limited lives. If MILPI does not find new sources of capital and revenue, its source of revenues and asset base will decrease and eventually terminate as the equipment growth funds liquidate.

In the future, the nature of the Trust's operations and principal cash flows will continue to shift from rental receipts and equipment sale proceeds to distributions from equity investments. As this occurs, the Trust's cash flows resulting from equipment investments may become more volatile in that certain of the Trust's equipment leases will be renewed and certain of its assets will be sold. In some cases, the Trust may be required to expend funds to refurbish or otherwise improve the equipment being remarketed in order to make it more desirable to a potential lessee or purchaser. The Trust's Advisor, EFG, and the Managing Trustee will attempt to monitor and manage these events in order to maximize the residual value of the Trust's equipment and will consider these factors, in addition to the collection of contractual rents, the retirement of scheduled indebtedness, and the Trust's future working capital requirements, in establishing the amount and timing of future cash distributions. As a result, the Trust does not anticipate declaring any dividend distributions in the near future.
In accordance with the Trust Agreement, upon the dissolution of the Trust, the Managing Trustee will be required to contribute to the Trust an amount equal to any negative balance, which may exist in the Managing Trustee's capital account. At December 31, 2003, the Managing Trustee had a negative capital account balance of $2,000. No such requirement exists with respect to the Special Beneficiary.

Report of Independent Certified Public Accountants

To AFG Investment Trust C

We have audited the accompanying statements of financial position of AFG Investment Trust C as of December 31, 2003 and 2002, and the related statements of operations, changes in participants' capital and cash flows for the years then ended. These financial statements are the responsibility of the Trust's management.  Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of MILPI Holdings, LLC and subsidiaries for 2002.  Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for MILPI Holdings, LLC and subsidiaries for 2002, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of AFG Investment Trust C at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/S/ ERNST & YOUNG LLP

Tampa, Florida
March 26, 2004

INDEPENDENT AUDITORS’ REPORT
The Board of Directors and Members
MILPI Holdings, LLC:

We have audited the consolidated balance sheet of MILPI Holdings, LLC, a Delaware limited liability company, and subsidiaries (the "Company") as of December 31, 2002 and the related statements of income, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets with the adoption in fiscal 2002 of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ Deloitte & Touche LLP
Certified Public Accountants

Tampa, Florida
March 28, 2003

AFG INVESTMENT TRUST C
STATEMENTS OF FINANCIAL POSITION
December 31,
(in thousands of dollars, except share amounts)

	2003	2002

Assets

Cash and cash equivalents	$1,698	$1,168
Accounts receivable – affiliate	162	122
Loan receivable - EFG/Kettle Development LLC	528	421
Interest in EFG/Kettle Development LLC	4,235	3,675
Interest in EFG Kirkwood LLC	2,491	2,148
Interest in MILPI Holdings, LLC	7,686	9,688
Interest in C & D IT, LLC	1,157	1,000
Investments – other	105	260
Other assets, net of accumulated amortization
of $137 and $94 at December 31, 2003 and 2002, respectively	173	286
Equipment at cost, net of accumulated depreciation
of $4,440 and $25,913 in 2003 and 2002, respectively	95	17,756

Total assets	$18,330	$36,524

Liabilities and participants' capital

Notes payable	$-	$18,151
Accrued liabilities	202	349
Deferred rental income	-	288
Other liabilities	-	1,597

Total liabilities	202	20,385

Commitments and Contingencies

Participants' capital (deficit):
Managing Trustee	(2)	(30)
Special beneficiary	-	-
Class A beneficiary interests (1,786,753 and 1,787,153
interests At December 31, 2003 and 2002, respectively,
initial purchase price of $25 each)	19,740	18,507
Class B beneficiary interests (3,024,740 interests,
initial purchase price of $5 each)	-	-
Treasury interests (224,261 and 223,861 Class A interests
at December 31, 2003 and 2002, respectively, at cost)	(2,339)	(2,338)
Accumulated other comprehensive income	729	-

Total participants' capital	18,128	16,139

Total liabilities and participants' capital	$18,330	$36,524

AFG INVESTMENT TRUST C
STATEMENTS OF OPERATIONS
For the Years Ended December 31,
(in thousands of dollars, except per share amounts)

	2003	2002

.
Revenue

Lease revenue	$4,214	$5,682
Interest income	70	64
Gain on disposal of equipment	1,037	1,249
Loss on disposal of equipment	(3,882)	(1,474)
Total revenue	1,439	5,521

Expenses

Depreciation and amortization	1,630	2,775
Impairment of equipment	-	599
Impairment of investment – other	67	-
Interest expense	1,303	1,842
Management fees - affiliates	372	434
Operating expenses	500	889
Operating expenses -affiliates	131	201

Total expenses	4,003	6,740

Other Income

Gain on extinguishment of debt	3,882	-
Other income	1,557	-

Total other income	5,439	-

Income (Loss) from Equity Interests

Equity in net loss of Investments –other	(50)	-
Equity in net loss of EFG/Kettle Development LLC	(62)	(241)
Equity in net income (loss) of EFG Kirkwood LLC	25	(484)
Equity in net (loss) income of MILPI Holdings, LLC	(2,063)	493

Total loss from equity interests	(2,150)	(232)

Net income (loss)	$725	$(1,451)

Net income (loss)
per Class A Beneficiary Interest	$0.49	$(0.83)

per Class B Beneficiary Interest	$(0.04)	$-

Average Class A Beneficiary Interests outstanding	1,786,753	1,787,153

Average Class B Beneficiary Interests outstanding	3,024,740	3,024,740

AFG INVESTMENT TRUST C
STATEMENTS OF CHANGES IN PARTICIPANTS’ CAPITAL
For the Years Ended December 31, 2003 and 2002
(in thousands dollars, except shares)

										Accumulated
	Managing	Special								Other
	Trustee	Beneficiary	Class A Beneficiaries		Class B Beneficiaries	-		Treasury		Comprehensive

	Amount	Amount	Interests	Amount	Interests		Amount	Interests	Amount	Income	Total

Balance at December 31, 2002	$ (30)	$ -	1,787,153	$ 18,507	3,024,740		$ -	223,861	$ (2,338)	$ -	$ 16,139

Net income	22	(50)	-	869	-		(116)	-	-	-	725
Foreign currency translation adjustment	-	-	-	-	-		-	-	-	729	729

Comprehensive income											1,454

Class A Interest repurchased	-	-	(400)	-	-		-	400	(1)	-	(1)
Increase in capital related to contributions by other partners of Mountain Springs Resort, LLC	11	26	-	221	-		60	-	-	-	318
Increase in capital related to the purchase and issuance of partnership interests of equity investment in Rancho Malibu LP.	8	63	-	547	-		147	-	-	-	765
Decrease in capital related to the admittance of additional partner in Rancho Malibu LP.	(13)	(39)	-	(404)	-		(91)	-	-	-	(547)

Balance at December 31, 2003	$ (2)	$ -	1,786,753	$ 19,740	3,024,740		$ -	224,261	$ (2,339)	$ 729	$ 18,128

AFG INVESTMENT TRUST C
STATEMENTS OF CASH FLOWS
For the Year Ended December 31,
(in thousands dollars)

	2003	2002

Cash flows provided by (used in) operating activities
Net income (loss)	$ 725	$ (1,451)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,630	2,775
Impairment of equipment	-	599
Gain on sale of equipment	(1,037)	(1,249)
Loss on sale of equipment	3,882	1,474
Gain on extinguishment of debt	(3,882)	-
Gain on removal of liability for residual interest in aircraft	(1,597)	-
Gain on sale of investment - other	(16)	-
Impairment investment – other	67	-
Change in equity interests	1,421	232
Changes in assets and liabilities:
Accounts receivable – affiliate	(40)	(18)
Other assets	124	(21)
Accrued liabilities	(146)	175
Accrued liabilities – affiliates	-	(151)
Deferred rental income	(288)	11
Net cash provided by operating activities	843	2,376

Cash flows provided by (used in) investing activities
Proceeds from equipment sales	1,040	2,722
Investment – other	-	5
Dividend received from EFG Kirkwood, LLC	-	256
Purchase of interest in MILPI Holdings, LLC	-	(2,399)
Acquisition fees paid to affiliate	-	(24)
Dividend received from MILPI Holding, LLC	-	1,747
Purchase of interest in C & D IT, LLC	-	(1,000)
Net cash provided by investing activities	1,040	1,307

Cash flows provided by (used in) financing activities
Repurchase of Class A beneficiary interests	(1)	-
Proceeds from note payable - affiliate	-	720
Principle payments note payable - affiliate	-	(720)
Principal payments - notes payable	(2,081)	(4,232)

Net cash used in financing activities	(2,082)	(4,232)

Net decrease in cash and cash equivalents	(199)	(549)
Effect of foreign exchange rate changes	729	-
Cash and cash equivalents at beginning of year	1,168	1,717

Cash and cash equivalents at end of year	$ 1,698	$ 1,168

Supplemental information
Cash paid during the period for interest	$ 1,308	$ 1,876

Noncash transactions: Increase in interest in MILPI Holdings, LLC related to issuance of partnership interests and purchase of interest in Rancho Malibu	$ 62	$ -

Increase in interest in C & D IT, LLC related to issuance of partnership interests	$ 157	$ -

Increase in capital related to the contributions by the partners of Mountain Springs Resorts, LLC	$ 318	$ -

Decrease in equipment and note payable from disposition of aircraft and extinguishment of debt from return of aircraft to the lender	$ 16,070	$ -

AFG INVESTMENT TRUST C
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND TRUST MATTERS

AFG Investment Trust C (the "Trust") was organized as a Delaware business trust in August 1992. There are 1,786,753 Class A Interests currently outstanding. There are 3,142,083 Class B Interests currently outstanding of which (i) 3,019,220 interests are held by Equis II Corporation ("Equis II"), a wholly owned subsidiary of Semele Group Inc. ("Semele"), and (ii) 5,520 interests are held by ten other Class A investors. The Class A and Class B Interest holders are collectively referred to as the "Beneficiaries".

The Trust’s Managing Trustee is AFG ASIT Corporation, a Massachusetts corporation and a subsidiary of Equis II Corporation. The Special Beneficiary is Semele Equis Financial Group Limited Partnership ("EFG") an affiliate of Semele and Equis II acts as Advisor to the Trust and provides services in connection with the acquisition and remarketing of the Trust's equipment assets. The Managing Trustee is responsible for the general management and business affairs of the Trust. Except with respect to "interested transactions", Class A Interests and Class B Interests have identical voting rights and, therefore, Equis II Corporation generally has control over the Trust on all matters on which the Beneficiaries may vote. With respect to interested transactions, Equis II must vote its Class B interests the same as a majority of the Class A Interests have been voted.

Pursuant to the Trust Agreement, each distribution is made 90.75% to the Beneficiaries, 8.25% to the Special Beneficiary and 1% to the Managing Trustee.

Under the terms of the management agreement between the Trust and EFG, management services are provided by EFG to the Trust for fees, as stated in the agreement.

EFG is controlled by Equis Corporation, a Massachusetts corporation owned and controlled entirely by Gary D. Engle, its President, Chief Executive Officer and sole Director. Mr. Engle is also the Chief Executive Officer and Chairman of the Board of Semele.

The Trust has not adopted a formal plan of liquidation as of December 31, 2003, therefore the financials statements are not recorded under the liquidation basis of accounting.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Trust classifies any amounts on deposits in banks and all highly liquid investments purchased with an original maturity of three months or less as cash and cash equivalents.

Revenue Recognition

Rents are payable to the Trust monthly or quarterly and no significant amounts are calculated on factors other than the passage of time. The leases are accounted for as operating leases and are noncancellable. Rents received prior to their due dates are deferred. In certain instances, the Trust may enter primary-term, renewal or re-lease agreements which expire beyond the Trust's anticipated dissolution date, which is December 31, 2004. In such situations the Managing Trustee and the Trust’s advisor would seek to sell the then-remaining equipment assets at dissolution either to the lessee or to a third party. Future minimum rents of approximately $0.1 million are due in 2004 and $37,000 in 2005 and there after.

In the fourth quarter of 2003, the Trust returned its Boeing 767-300 aircraft to the lender at the expiration of its lease as allowed for in the debt agreement. The related non-recourse debt associated with the aircraft was retired. As a result of the transaction the Trust recognized a loss on the disposal of equipment to the lender, C.I.T. Leasing Corporation, of $3.9 million which is included total revenues for the year ended December 31, 2003.

Customers which accounted for 10% or more of total revenue in the years ended December 31, 2003 and 2002 is as follows (in thousands of dollars):

		% of Total		% of Total
	2003	Revenue	2002	Revenue

Scandinavian Airlines System	$ (809)	(56)%	$ 3,358	61%
Hyundai Electronics America, Inc.	$ 1,802	125%	$ 1,147	21%

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Estimated Fair Value of Financial Instruments

The estimated fair value of amounts reported in the financial statements has been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The carrying value of notes payable approximates its fair value due to the variable interest rate on the debt.

Equipment on Lease

All equipment was acquired from EFG, one of its affiliates, or unaffiliated third parties. The Trust has capitalized costs to acquire the equipment which include acquisition fees paid to EFG. The cost of equipment acquired from EFG, or an affiliate reflects the actual price paid for the equipment by EFG or the affiliate plus all actual costs incurred by EFG or the affiliate while carrying the equipment, including all liens and encumbrances, less the amount of all primary term rents earned by EFG or the affiliate prior to selling the equipment. The cost of equipment purchased from a third party is the amount paid to the unaffiliated third party.

Generally, the costs associated with maintaining, insuring and operating the Trust’s equipment are incurred by the respective lessees pursuant to the terms specified in their individual lease agreements with the Trust. When the Trust incurs repairs and maintenance costs, the expenses are charged when incurred.

The estimated residual value of leased assets is determined based on market information, offers for similar types of assets and overall industry expertise.

Depreciation and Amortization

The Trust's depreciation policy is intended to allocate the cost of equipment over the period during which it produces economic benefit. The principal period of economic benefit is each asset's primary lease term, which term generally represents the period of greatest revenue potential for each asset. Accordingly, to the extent that an asset is held on primary lease term, the Trust depreciates the difference between (i) the cost of the asset and (ii) the estimated residual value of the asset on a straight-line basis over such term. For purposes of this policy, estimated residual values represent estimates of equipment values at the date of the primary lease expiration. To the extent that an asset is held beyond its primary lease term, the Trust continues to depreciate the remaining net book value of the asset on a straight-line basis over the asset's remaining economic life to its residual value.

The Trust amortizes deferred financing costs over the life of the related debt on a straight line basis which is not materially different than the effective interest method.

Goodwill

The Trust adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002. SFAS No. 142 requires the identification of reporting units for purposes of assessing potential future impairments of goodwill. The amount of the impairment is the difference between the carrying amount and the fair value of the asset. Fair value of the asset is calculated using valuation models which utilize the expected future cash flows of the Trust.

Equity Ownership Investments

Equity securities that are not publicly traded are accounted for in accordance with Accounting Principles Board ("APB") No. 18, "The Equity Method of Accounting for Investments in Common Stock." If the Trust’s ownership interest in the investment enables the Trust to influence the operating financial decisions of the investee, the investment is accounted for under the equity method of accounting. Otherwise, the investment is accounted for under the cost method of accounting. The equity method of accounting is discontinued when the investment is reduced to zero and does not provide for additional losses unless the Trust has guaranteed obligations of the investee or is otherwise committed to provide further financial support to the investment.

Whenever circumstances indicate an impairment exists, the Trust evaluates the fair value of the investment. The fair value of the equity investment is based on current market prices, management’s market knowledge and on a valuation models which include expected future cash flows of the investment. If the fair value of the investments is below the carrying value, a loss is recorded.

The Trust defines control as the ability of an entity or person to direct the policies and management that guide the ongoing activities of another entity so as to increase its benefits and limits its losses from that other entity’s activities without the assistance of others.

Impairment of Long-Lived Assets

The Trust accounts for impairment of long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In accordance with SFAS No. 144, the Trust evaluates long-lived assets for impairment whenever events or circumstances indicate that the carrying bases of such assets may not be recoverable. Whenever circumstances indicate that an impairment may exist, the Trust evaluates future cash flows of the asset to the carrying value. If projected undiscounted future cash flows are lower than the carrying value of the asset, a loss is recorded. The loss recorded is equal to the difference between the carrying amount and the fair value of the asset. The fair value of the asset is determined based on a valuation model which includes expected future cash flows of the asset, current market prices and management’s market knowledge. The fair market value of long-lived assets secured by non-recourse debt is determined based on a valuation model which includes expected future cash flows and the recoverable value. If the Trust decides to return the asset to the lender, the recoverable value will not be less than the balance of the non-recourse debt.

The Managing Trustee evaluates the realizable value of significant equipment assets, such as aircraft, individually. All other assets are evaluated collectively by equipment type unless the Managing Trustee learns of specific circumstances, such as a lessee default, technological obsolescence, or other market developments, which could affect the net realizable value of particular assets. Adjustments to reduce the net carrying value of equipment are recorded in those instances where estimated net realizable value is considered to be less than net carrying value and are reflected separately on the accompanying Statements of Operations as impairment of equipment.

Contingencies

To the extent that the Trust has a contingent liability, meaning generally a liability the payment of which is subject to the outcome of a future event, the Trust recognizes a liability in accordance with SFAS No. 5 "Accounting for Contingencies". SFAS No. 5 requires the recognition of contingent liabilities when the amount of liability can be reasonably estimated and the liability is probable.

Allocation of Net Income or Loss

Net income or loss is allocated quarterly, first to eliminate any participant's negative capital account balance and second, 1% to the Managing Trustee, 8.25% to the Special Beneficiary and 90.75% collectively to the Class A and Class B Beneficiaries. The latter is allocated proportionately between the Class A and Class B Beneficiaries based upon the ratio of cash distributions declared and allocated to the Class A and Class B Beneficiaries during the period. Net losses are allocated quarterly first, to eliminate any positive capital account balance of the Managing Trustee, the Special Beneficiary and the Class B Beneficiaries; second, to eliminate any positive capital account balances of the Class A Beneficiaries; and third, any remainder to the Managing Trustee. However, in no event shall there be allocated to the Managing Trustee less than 1% of the profits or losses of the Trust.

The allocation of net income or loss pursuant to the Trust Agreement for income tax purposes differs from the foregoing and is based upon government rules and regulations for federal income tax reporting purposes and assumes, for each income tax reporting period, the liquidation of all of the Trust's assets and the subsequent distribution of all available cash to the Participants. For income tax purposes, the Trust adjusts its allocations of income and loss to the Participants so as to cause their capital account balances at the end of the reporting period to be equal to the amount that would be distributed to them in the event of a liquidation and dissolution of the Trust. This methodology does not consider the costs attendant to liquidation or whether the Trust intends to have future business operations.

The unaudited table below includes detail of the allocation of income (loss) in each of the quarters for the years ended December 31, 2003 and 2002 (in thousands of dollars):

						Accumulated
	Managing	Special	Class A	Class B		Other
	Trustee	Beneficiary	Beneficiaries	Beneficiaries	Treasury	Comprehensive
	Amount	Amount	Amount	Amount	Interests	Income	Total

December 31, 2001	$ (57)	$ -	$ 19,985	$ -	$ (2,338)	$ -	$ 17,590

Net income	72	123	1,066	287	-	-	1,548

March 31, 2002	15	123	21,051	287	(2,338)	-	19,138

Net loss	(27)	(123)	(763)	(287)	-	-	(1,200)

June 30, 2002	(12)	-	20,288	-	(2,338)	-	17,938

Net loss	(11)	-	(1,111)	-	-	-	(1,122)

September 30, 2002	(23)	-	19,177	-	(2,338)	-	16,816

Net loss	(7)	-	(670)	-	-	-	(677)

December 31, 2002	(30)	-	18,507	-	(2,338)	-	16,139

Class A Interest repurchased	-	-	-	-	(1)	-	(1)
Net income	45	125	1,081	291	-	-	1,542

March 31, 2003	15	125	19,588	291	(2,339)	-	17,680

Foreign currency translation adjustment	-	-	-	-	-	453	453
Increase in capital related to the purchase of partnership interests of equity investment in Rancho Malibu LP	13	111	959	258	-	-	1,341
Net loss	(7)	(58)	-	(136)	-	-	(201)

June 30, 2003	21	178	20,547	413	(2,339)	453	19,273

Foreign currency translation adjustment	-	-	-	-	-	(19)	(19)
Net loss	(11)	(91)	-	(212)	-	-	(314)

September 30, 2003	10	87	20,547	201	(2,339)	434	18,940

Foreign currency translation adjustment	-	-	-	-	-	295	295
Increase in capital related to the contributions by other partners of Mountain Springs Resort, LLC.	11	26	221	60	-	-	318
Decrease in capital related to the admittance of additional partner in Rancho Malibu LP.	(18)	(87)	(816)	(201)	-	-	(1,122)
Net loss	(5)	(26)	(212)	(60)	-	-	(303)

December 31, 2003	$ (2)	$ -	$ 19,740	$ -	$ (2,339)	$ 729	$ 18,128

Reclassifications

Certain amounts previously reported have been reclassified to conform to the 2003 presentation.

Net Income (Loss)

Net income (loss) per Class A Beneficiary Interest are based on weighted average Class A Beneficiary Interests outstanding, 1,787,153 and 1,786,753 at December 31, 2002 and 2003. Net income (loss) per Class B Beneficiary Interest are based on 3,024,740 Class B Beneficiary Interests outstanding

Provision for Income Taxes

No provision or benefit from income taxes is included in the accompanying financial statements. The Participants are responsible for reporting their proportionate shares of the Trust's taxable income or loss and other tax attributes on their separate tax returns.

New Accounting Pronouncements

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires the Trust to evaluate all existing arrangements to identify situations where the Trust has a "variable interest," commonly evidenced by a guarantee arrangement or other commitment to provide financial support, in a "variable interest entity," commonly a thinly capitalized entity, and further determine when such variable interest requires the Trust to consolidate the variable interest entities’ financial statements with its own. The Trust is required to perform this assessment by December 31, 2004 and consolidate any variable interest entities for which the Trust will absorb a majority of the entities’ expected losses or receive a majority of the expected residual gains.

Detailed interpretations of FIN 46 continue to emerge and, accordingly, the Trust is still in the process of evaluating its impact and has not completed its analysis or concluded on the impact that FIN 46 will have on the Trust.

NOTE 3 - EQUIPMENT

Historically, the Trust's equipment portfolio has included certain assets in which the Trust held a proportionate ownership interest. In such cases, the remaining interests were owned by an affiliated trust. Proportionate equipment ownership enabled the Trust to further diversify its equipment portfolio by participating in the ownership of selected assets, thereby reducing the general levels of risk, which could result from a concentration in any single equipment type, industry or lessee. The Trust and each affiliate individually report, in proportion to their respective ownership interests, their respective shares of assets, liabilities, revenues, and expenses associated with the equipment.

The following is a summary of equipment owned by the Trust at December 31, 2003 and December 31, 2002. Remaining Lease Term (Months), as used below, represents the number of months remaining from December 31, 2003 under contracted lease terms and is presented as a range when more than one lease agreement is contained in the stated equipment category. A Remaining Lease term equal to zero reflects equipment either off-lease or being leased on a month-to-month basis. Equipment consists of the following at December 31, 2003 and December 31, 2002 (in thousands of dollars):

	Remaining
	Lease Term as of
	December 31, 2003
Equipment Type	(Months)	December 31, 2003	December 31, 2002

Manufacturing	0	$ 2,540	$ 8,857
Materials handling	0	1,743	2,003
Locomotives	0	196	196
Aircraft	0	-	30,896
Other	0	56	1,717

Total equipment cost	-	4,535	43,669
Accumulated depreciation	-	(4,440)	(25,913)

Equipment, net of accumulated depreciation	-	$ 95	$ 17,756

Depreciation expense on equipment was $1.6 million and $2.7 million for the years ended December 31, 2003 and 2002, respectively.

The summary above includes off-lease equipment at December 31, 2003 held for re-lease with an original cost of $0.4 million and a net book value of $5,000.

During the year ended December 31, 2003, the Trust disposed of equipment with a net book value of $3,000 for $1.0 million in cash proceeds, resulting in a gain of $1.0 million.

In the fourth quarter of 2003, the Trust returned its Boeing 767-300 aircraft to the lender at the expiration of its lease as allowed for in the debt agreement. The related non-recourse debt associated with the aircraft was retired. As a result of the transaction the Trust recognized a loss on the disposal of equipment of $3.8 million and a corresponding gain on extinguishment of non-recourse debt of $3.8 million.

In addition, in a prior year the Trust and Trust D sold a residual interest in a Boeing 767-300 aircraft owned by the Trust and Trust D and leased to an independent third party for approximately $3.0 million ($1.5 million or 50% to the Trust), which was subordinate to certain preferred payments to be made to the Trust and Trust D in connection with the sale of aircraft. Payment of the residual interest was due only to the extent that the Trust receives net residual proceeds from the sale of the aircraft. The residual interest was non-recourse to the Trust and was included in Other Liabilities on the accompanying Statements of Financial Position at December 31, 2002. In the fourth quarter 2003, the aircraft was returned to the lender, no amounts were payable by the Trust for the residual interest. Therefore the residual interest liability was recorded as a income under "Other income" in the Statement of Operations

No impairments to equipment were required in the year ended December 31, 2003. During the year ended December 31, 2002, as a result of a continuous decrease in market demand for aircraft due to the deterioration in the airline industry following the events of September 11, 2001, the Trust determined the projected future undiscounted cash flows were lower than the carrying value of its aircraft. For the year ended December 31, 2002, the Trust recorded a write-down of equipment of $0.6 million, which represented an impairment to the carrying value of the Trust’s interest in a McDonnell Douglas MD-87 aircraft.

NOTE 4 - INTEREST IN EFG/KETTLE DEVELOPMENT LLC

The Trust and Trust D each own 50% of EFG/Kettle Development LLC ("Kettle Valley"), a Delaware limited liability company, which owns a non-controlling 49.9% indirect ownership interest in a real estate development in Kelowna, British Columbia in Canada, called Kettle Valley.

The Trust’s ownership interest in Kettle Valley is accounted for on the equity method. The Trust recorded a loss of $0.1 million and $0.2 million during the years ended December 31, 2003 and 2002, respectively. During the year ended December 31, 2003, the Trust recorded a net foreign currency translation adjustment of $0.7 million reflecting a strengthening of the Canadian dollar against the U.S. dollar which is included in accumulated other comprehensive income and reported as part of statements of changes in participants’ capital .

The table below provides Kettle Valley Development Limited Partnership’s ("KVD LP") summarized consolidated balance sheets as of December 31, 2003 and 2002 (in thousands of dollars):

	December 31, 2003	December 31, 2002

Total assets	$17,427	$15,479
Total liabilities	4,229	4,339

Net equity	$13,198	$11,140

The table below provides KVD LP’s summarized consolidated statements of operations data for the years ended December 31, 2003 and 2002 (in thousands of dollars):

	December 31, 2003	December 31, 2002

Total revenues	$5,852	$3,679
Total expenses	6,094	4,469

Net loss	$(242)	$(790)

NOTE 5 - INTEREST IN EFG KIRKWOOD LLC

The Trust, Trust D and two an affiliated corporations, Equis II and Semele, own EFG Kirkwood LLC ("EFG Kirkwood"). The Trust, Trust D and Equis II collectively own 100% of the Class A membership interests in EFG Kirkwood and Semele owns 100% of the Class B membership interests in EFG Kirkwood. The Trust holds a non-controlling 40% of EFG Kirkwood’s Class A membership interests.

The Trust’s ownership interest in EFG Kirkwood is accounted for on the equity method. The Trust recorded income of $25,000 and a loss of $0.5 million for the fiscal years ended December 31, 2003 and 2002, respectively, which represented its pro-rata share of the net loss of EFG Kirkwood. In addition, an existing owner and an unrelated third party contributed approximately $2.5 million to Mountain Springs Resorts, LLC ("Mountain Springs"). As a result of the capital contribution, EFG Kirkwood’s membership interest in Mountain Springs decreased from 50% to 33%. Mountain Springs used the proceeds from the additional capital contribution to exercise an option to purchase 51% of Durango Mountain Land Company, LLC, a real estate development company owning land in Durango, Colorado. The effect of this transaction on the Trust’s financial statements was to increase its investment in EFG Kirkwood and the corresponding participants’ capital by $0.3 million. On December 20, 2002, EFG Kirkwood declared and paid a dividend of $0.6 million, of which the Trust received $0.3 million. EFG Kirkwood did not declare or pay any dividends in 2003.

The table below provides EFG Kirkwood’s summarized consolidated balance sheets as of December 31, 2003 and 2002, respectively (in thousands of dollars):

	December 31, 2003	December 31, 2002

Total assets	$6,434	$6,373
Total liabilities	-	-

Net equity	$6,434	$6,373

The table below provides EFG Kirkwood’s summarized consolidated statements of operations data for the years ended December 31, 2003 and 2002, respectively (in thousands of dollars):

	December 31, 2003	December 31, 2002

Equity income (loss) on investments	$61	$(1,208)

EFG Kirkwood owns membership interests in Mountain Resort Holdings LLC ("Mountain Resort") and Mountain Springs Resort LLC ("Mountain Springs"). The table below provides comparative summarized statements of operations data for Mountain Resort and Mountain Springs for the years ended December 31, 2003 and 2002. The operating companies have a fiscal year end of April 30th which is different from the Trust (in thousands dollars).

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2003	2002

Mountain Resorts
Total revenues	$32,475	$29,462
Total expenses	30,884	30,502

Net income (loss)	$1,591	$(1,040)

Mountain Springs
Total revenues	$20,473	$15,198
Total expenses	20,468	17,834

Net income (loss)	$5	$(2,636)

EFG Kirkwood guarantees the payment of obligations under a revolving line of credit between Purgatory and a third party lender. Another shareholder in Purgatory also guaranteed this line of credit. Either party may be called on by the lender to fulfill Purgatory’s obligations. The amount of the guarantee consists of the outstanding balance of the line of credit which cannot exceed the principal balance of $3.5 million. As of December 31, 2003, Purgatory had an outstanding balance of $0.5 million on the line of credit which expires in October 2004.

NOTE 6 - INTEREST IN MILPI HOLDINGS, LLC

The Trust has a non-controlling ownership interest in MILPI Holding, LLC ("MILPI"), which is accounted for on the equity method.

Equis II Corporation has voting control of the Trusts and owns the Managing Trustee of the Trusts. Semele owns Equis II Corporation. Mr. Engle and Mr. Coyne, who are directors and officers of the Trust, respectively, are also officers and directors of, and own significant stock in Semele. In addition, Mr. Engle and Mr. Coyne are officers and directors of MILPI.

At January 1, 2002, the Trust and three affiliated trusts through MILPI, owned 83% of PLM, an equipment management company. At that date, the Trust owned 34% of MILPI. On February 6, 2002, the Trust and three affiliates trusts through MILPI, completed their acquisition of PLM by purchasing the remaining 17% of the outstanding PLM common stock The remaining interest was purchased for $4.4 million at the $3.46 per common share which was financed by the Trust and Trust D. The Trust’s portion of the purchase price was $2.4 million which included transaction costs of $24,000 representing, a 1% acquisition fee paid to a wholly-owned subsidiary of Semele. The acquisition resulted in goodwill of approximately $3.5 million. Due to the February 6, 2002 acquisition, the Trust’s ownership interest in MILPI increased from 34% to 38%.

MILPI accounted for the acquisition of the stock of PLM using the purchase method of accounting. In accordance with SFAS No. 141, MILPI allocated the total purchase price to the assets acquired and liabilities assumed based on the respective fair market values at the date of acquisition.

In March 2003, Semele contributed all of its partnership interest in Rancho Malibu Limited Partnership to RMLP, Inc., a subsidiary of MILPI, in exchange for $5.5 million in cash, a $2.5 million promissory note and 182 shares of common stock of RMLP, Inc., an approximate 15% interest in RMLP, Inc. The effect of this transaction on the Trust’s financial statements was to increase its investment in MILPI and the corresponding participants’ capital by $0.8 million. The transaction is reflected in the accompanying Statement of Changes in Participants' Equity as "Increase in capital related to issuance of partnership interest in equity investment."

In the second quarter of 2003, Rancho Malibu amended its partnership agreement to include an unrelated third party investor as an additional partner. This partner contributed $2.0 million to the partnership and is the Development General Partner In accordance with the provisions of SEC Staff Accounting Bulletin No. 51 and 84 ("SAB 51 and 84") to reflect the issuance of the partnership interest to the additional partner, MILPI decreased its investment in Rancho Malibu LP and therefore the Trust decreased its investment in MILPI by $0.7 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Capital as "Decrease in capital related to the admittance of additional partner in Rancho Malibu LP."

In May 2003, MILPI acquired AFG Investment Trust A and B Liquidating Trust’s interest in MILPI for $5.4 million. The acquisition was financed through MILPI’s existing cash reserves. As a consequence of the acquisition, the Trust and Trust C’s ownership interest in MILPI increased to 50% per trust.

The Trust’s non-controlling ownership interest in MILPI is accounted for on the equity method and the Trust recorded a loss of approximately $2.1 million and income $0.5 million for the fiscal years ending 2003 and 2002, respectively. During 2002, MILPI declared and paid cash dividends totaling $4.7 million. The Trust’s share of the dividend was $1.7 million. No dividends were declared or paid in 2003.

The tables below provide summarized consolidated balance sheet data as of December 31, 2003 and 2002, and consolidated statement of operations data for MILPI for the years ended December 31, 2003 and 2002, respectively (in thousands of dollars):

	December 31, 2003	December 31, 2002

Total assets	$48,324	$44,400
Total liabilities	31,951	18,440
Minority interests	1,104	-

Equity	$15,269	$25,960

. .	Year Ended	Year Ended
.	December 31, 2003	December 31, 2002

Total revenues	$7,589	$5,228
Equity income in managed programs	729	133
Total expenses	(14,142)	(3,478)
Other income, net	82	268
Minority interests	-	(40)
Provision for taxes	(147)	(774)

Net (loss) income	$(5,889)	$1,337

Included in total expenses for fiscal 2003 is a loss on impairment of goodwill of $8.1 million. The amount of the impairment was determined by comparing the fair value of MILPI equipment segment to the carrying value of that segment including goodwill.

NOTE 7 – INTEREST IN C & D IT LLC

The Trust and Trust D each own 50% of C & D IT LLC, a Delaware limited liability company, to which each Trust contributed $1.0 million, for a 25% interest in the Rancho Malibu Limited Partnership. The Trust’s ownership interest in C & D IT LLC is accounted for on the equity method.

In the second quarter of 2003, Rancho Malibu amended its partnership agreement to include an additional partner, as mentioned above. In accordance with the provisions of SAB 51 and 84 to reflect the issuance of partnership interest to the additional partner, the Trust increased its investment in C & D IT LLC by $0.2 million. The transaction is reflected as an equity transaction in the accompanying Statement of Changes in Participants' Equity as "Decrease in capital related to issuance of partnership interest in equity investment in Rancho Malibu LP."

NOTE 8 - RELATED PARTY TRANSACTIONS

Various operating expenses incurred by the Trust are paid by EFG on behalf of the Trust and EFG is reimbursed at its actual cost for such expenditures. Fees and other costs incurred during the twelve months ended December 31, 2003 and 2002, which were paid or accrued by the Trust to EFG, are as follows (in thousands of dollars):

	Year Ended December 31, 2003	Year Ended December 31, 2002

Acquisition fees	$-	$24
Management fees	372	434
Administrative charges	131	201

Total	$503	$659

As provided under the terms of the Trust Agreement, EFG is compensated for its services to the Trust. Such services include all aspects of acquisition, management and sale of equipment. Acquisition fees associated with non-equipment are 1% of the Asset Base Price. For management services, EFG is compensated by an amount equal to (i) 5% of gross operating lease rental revenue and 2% of gross full payout lease rental revenue received by the Trust with respect to equipment acquired on or prior to September 2, 1997. For non-equipment assets other than cash, the Managing Trustee receives an annualized management fee of 1% of such assets under management. Compensation to EFG for services connected to the disposition of equipment is calculated as the lesser of (i) 3% of gross sale proceeds or (ii) one-half of reasonable brokerage fees otherwise payable under arm's length circumstances. Payment of the remarketing fee is subordinated to payout to the Class A and Class B beneficiaries as defined in the Trust Agreement. This fee and the other fees described above are subject to certain limitations defined in the Trust Agreement.

Administrative charges represent amounts owed to EFG, pursuant to Section 10.4(c) of the Trust Agreement, for persons employed by EFG who are engaged in providing administrative services to the Trust.

All rents and proceeds from the disposition of equipment are paid directly to either EFG or to a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account prior to remittance to the Trust. At December 31, 2003, the accounts receivable – affiliates include $0.1 million by EFG for such funds and the interest thereon. These funds were remitted to the Trust in January 2004. In addition in 2003, the Trust sold one its investments –other to an related party for $0.1 million. The Trust received a note receivable of $0.1 million in connection with the sale of its investment.

In March 2003, Semele contributed all of its partnership interest in Rancho Malibu Limited Partnership to RMLP, Inc., a subsidiary of MILPI, in exchange for $5.5 million in cash, a $2.5 million promissory note and 182 shares of common stock of RMLP, Inc., an approximate 15% interest in RMLP, Inc.

In May 2003, MILPI acquired AFG Investment Trust A and B Liquidating Trust’s interest in MILPI for $5.4 million. The acquisition was financed through MILPI’s existing cash reserves. As a consequence of the acquisition, the Trust and Trust D’s ownership interest in MILPI increased to 50% per trust.

NOTE 9 - NOTES PAYABLE

Notes payable at December 31, 2002 consisted of an installment note of $18.1 million. The notes had a fixed interest rate of 9%. The installment note was non-recourse and collateralized by the Trust’s Boeing 767-300 aircraft and the assignment of the related lease payments. During 2003, this note was partially paid off by the remaining contracted lease payments.

In the fourth quarter of 2003, the Trust returned its Boeing 767-300 aircraft to the lender at the expiration of its lease as allowed for in the debt agreement. The related non-recourse debt associated with the aircraft was retired. As a result of the transaction the Trust recognized a loss on the disposal of equipment of $3.8 million and a corresponding gain on extinguishment of non-recourse debt of $3.8 million.

NOTE 10 – CONTINGENCIES

The SEC staff has informed the Trust that it believes the Trust may be an unregistered investment company within the meaning of the Act. The Trust, after consulting with counsel, does not believe that it is an unregistered investment company. However, it is possible that the Trust may have unintentionally engaged in an activity or activities that may be construed to fall within the scope of the Act. If necessary, the Trust intends to avoid being deemed an investment company by means that may include disposing assets that they might not otherwise dispose of.

The Trust is subject to various claims and proceeding in the normal course of business. Management believes that the disposition of such matters is not expected to have a material adverse effect on the financial position of the Trust or its results of operations.

NOTE 11 - INCOME TAXES

The Trust is not a taxable entity for federal income tax purposes. Accordingly, no provision for income taxes has been recorded in the accounts of the Trust.

For financial statement purposes, the Trust allocates net income quarterly first, to eliminate any Participant's negative capital account balance and second, 1% to the Managing Trustee, 8.25% to the Special Beneficiary and 90.75% collectively to the Class A and Class B Beneficiaries. The latter is allocated proportionately between the Class A and Class B Beneficiaries based upon the ratio of cash distributions declared and allocated to the Class A and Class B Beneficiaries during the period. Net losses are allocated quarterly first, to eliminate any positive capital account balance of the Managing Trustee, the Special Beneficiary and the Class B Beneficiaries; second, to eliminate any positive capital account balances of the Class A Beneficiaries; and third, any remainder to the Managing Trustee. This convention differs from the income or loss allocation requirements for income tax and Dissolution Event purposes as delineated in the Trust Agreement. For income tax purposes, the Trust allocates net income or net loss in accordance with the provisions of such agreement. Pursuant to the Trust Agreement, upon dissolution of the Trust, the Managing Trustee will be required to contribute to the Trust an amount equal to any negative balance, which may exist in the Managing Trustee's capital account.

The following is a reconciliation between net income (loss) reported for financial statement and federal income tax reporting purposes for the years ended December 31, 2003 and 2002 (in thousands of dollars):

	2003	2002

.
Net income (loss)	$725	$(1,451)
Tax depreciation in less than
financial statement depreciation	280	(1,360)
Tax gain (loss) in excess of book gain (loss) on sale	7,757	1,964
Recognize pass through income	-	1,145
Reverse income from corporate investment	2,978	1,367
Deferred rental income	-	10
Impairment of equipment	67	599

Net income for federal income tax
reporting purposes	$11,807	$2,274

The following is a reconciliation between participants' capital reported for financial statement and federal income tax reporting purposes for the years ended December 31, 2003 and 2002 (in thousand of dollars):

.	2003	2002

.
Participants' capital	$18,128	$16,139
Add back selling commissions and organization
and offering costs	4,922	4,922
Deferred step-down of capital basis	(690)	(690)
Cumulative difference between federal income tax
and financial statement net loss	(2,774)	(12,592)

Participants' capital for federal income tax reporting purposes	$19,586	$7,779

NOTE 12 - SEGMENT REPORTING

The Trust has three principal operating segments: 1) Equipment Leasing 2) Equipment Management and 3) Real Estate Ownership, Development & Management. The Equipment Leasing segment includes acquiring and leasing equipment to third parties. The Trust is no longer allowed to purchase new equipment as its acquisition phase has ended. The Equipment Management segment includes the majority of the Trust's equity interest in MILPI, which owns 100% of PLM International, Inc., a company in the equipment leasing management business, excluding its ownership in RMLP, Inc. The Real Estate segment includes the ownership, management and development of commercial properties, recreational properties, condominiums, interval ownership units, townhomes, single family homes and land sales included in the Trust’s ownership interests in EFG Kirkwood, C & D IT LLC, Kettle Valley and MILPI through its newly formed subsidiary RMLP, Inc. Other includes corporate assets, which consist of cash and certain receivables.

The Trust’s reportable segments offer different products or services and are managed separately because each requires different operating strategies and management expertise. There are no material intersegment sales or transfers.

Segment information for the years ended December 31, 2003 and 2002 is summarized below (in thousands of dollars).

For the Twelve Months Ended	Equipment	Equipment	Real
December 31, 2003	Leasing	Management	Estate	Other	Total

Revenue:
Lease revenue	$4,214	$-	$-	$-	$ 4,214
Interest income	1	-	57	12	70
Gain on disposal of equipment	1,037	-	-	-	1,037
Loss on disposal of equipment	(3,882)	-	-	-	(3,882)
Total revenue	1,370	-	57	12	1,439

Expenses:
Depreciation and amortization	1,630	-	-	-	1,630
Impairment of investment - other	-	-	-	67	67
Interest expense	1,303	-	-	-	1,303
Management fees - affiliates	188	98	85	1	372
Operating expenses	45	-	-	455	500
Operating expenses - affiliates	131	-	-	-	131

Total expenses	3,297	98	85	523	4,003

Other Income:
Gain on extinguishment of debt	3,882	-	-	-	3,882
Other income	1,557	-	-	-	1,557

Total other income	5,439	-	-	-	5,439

Equity Interests:
Equity in net loss of Investment - other	-	-	(50)	-	(50)
Equity in net income of EFG/Kettle Development LLC	-	-	(62)	-	(62)
Equity in net income of EFG Kirkwood LLC	-	-	25	-	25
Equity in net loss of MILPI Holdings, LLC	-	(1,948)	(115)	-	(2,063)

Total (loss) income from equity interests	-	(1,948)	(202)	-	(2,150)

Net income (loss)	$3,512	$(2,046)	$(230)	$(511)	$ (725)

Total assets as of December 31, 2003	$280	$6,269	$10,078	$1,703	$ 18,330

For the Twelve Months Ended	Equipment	Equipment	Real
December 31, 2002	Leasing	Management	Estate	Other	Total

Revenue:
Lease revenue	$5,682	$-	$-	$-	$ 5,682
Interest income	1	-	49	14	64
Gain on sale of equipment	1,249	-	-	-	1,249
Loss on sale of equipment	(1,474)				(1,474)

Total revenue	5,458	-	49	14	5,521

Expenses:
Depreciation and amortization	2,775	-	-	-	2,775
Impairment of equipment	599				599
Interest expense	1,814	28	-	-	1,842
Management fees - affiliates	250	98	85	1	434
Operating expenses	86	-	-	803	889
Operating expenses - affiliates	201	-	-	-	201

Total expenses	5,725	126	85	804	6,740

Equity Interests:
Equity in net loss of EFG/Kettle Development LLC	-	-	(241)	-	(241)
Equity in net loss of EFG Kirkwood LLC	-	-	(484)	-	(484)
Equity in net income of MILPI Holdings, LLC	-	493	-	-	493

Total income (loss) from equity interests	-	493	(725)	-	(232)

Net (loss) income	$(267)	$367	$(761)	$(790)	$ (1,451)

Total assets as of December 31, 2002	$18,082	$9,688	$7,476	$1,278	$ 36,524

Capital Expenditures	$-	$2,423	$1,000	$-	$ 2,423

NOTE 13 – GEOGRAPHIC INFORMATION

The Trust owns leased equipment and equity interest investments that either operate or are leased in countries outside the United States. A limited number of the Trust’s transactions are denominated in foreign currency. Gains or losses resulting from foreign currency transactions are included in the results of operations and are not material.

Equipment leasing revenues from foreign lessees are generated from aircraft leases. During 2003, the Trust had an aircraft leased in Sweden. During 2002, the Trust had two aircraft which were domiciled outside the United States, one each in Sweden and Mexico. During 2003, equity income (loss) generated from countries outside the United States consists of the Trust’s interest in Kettle Valley which is located in Kelowna, British Columbia in Canada.

The table below sets forth total revenues and equity income (loss) by operating segment and geographic region for the Trust's leasing equipment and minority interest investments for the years ended December 31(in thousands of dollars):

	Equipment Leasing		Equipment Management		Real Estate
Region	2003	2002	2003	2002	2003	2002

Revenues
United States	$2,179	$1,961	$-	$-	$57	$49
Sweden	(809)	3,358	-	-	-	-
Mexico	-	139	-	-	-	-

Total revenues	$1,370	$5,458	$-	$-	$57	$49

Equity Interest
United States	$-	$-	$(1,948)	$493	$(140)	$(484)
Canada	-	-	-	-	(62)	(241)

Equity (loss) income	$-	$-	$(1,948)	$493	$(202)	$(725)

The table below sets forth total assets organized by operating segment and geographic region as of December 31, 2003 and 2002, respectively (in thousands of dollars):

	Equipment Leasing		Equipment Management		Real Estate
Region	2003	2002	2003	2002	2003	2002

United States	$1,983	$2,709	$6,269	$9,688	$5,209	$3,148
Sweden	-	16,855	-	-	-	-
Canada	-	-	-	-	4,869	4,124

Total assets	$1,983	$19,564	$6,269	$9,688	$10,078	$7,272

Exhibit 4.2

THIRD AMENDED AND RESTATED
DECLARATION OF TRUST

OF

AFG INVESTMENT TRUST C

(as of October 1, 2003)

Third Amended and Restated
Declaration of Trust
of
AFG Investment Trust C

	RECITALS	1
	DECLARATION	1

	ARTICLE I - THE TRUST	1

1.1	NAME	1
1.2	LOCATION	2
1.3	NATURE OF TRUST	2
1.4	PURPOSES	2
1.5	POWERS	2
1.6	TERM AND DISSOLUTION	3

	ARTICLE II - DEFINITIONS	4

	ARTICLE III - CAPITAL	17

3.1	CAPITAL CONTRIBUTION OF THE SPECIAL BENEFICIARY AND MANAGING TRUSTEE	17
3.2	CLASS A BENEFICIARIES; OFFERING OF CLASS B INTERESTS; BENEFICIARY INTERESTS	17
3.3	CAPITAL ACCOUNTS	19
3.4	ADDITIONAL CAPITAL CONTRIBUTIONS	19

	ARTICLE IV - TRUSTEES	19

4.1	THE TRUSTEES; LIABILITY FOR TRUST OBLIGATIONS	19
4.2	EXTENT OF MANAGING TRUSTEE POWERS AND DUTIES	20
4.3	DELEGATION OF POWERS	27
4.4	RELIANCE BY THIRD PARTIES	28
4.5	LIMITATIONS ON THE EXERCISE OF POWERS OF MANAGING TRUSTEE	28
4.6	LIABILITY FOR ACTS OR OMISSIONS AND INDEMNIFICATION	29
4.7	COMPENSATION OF TRUSTEES	30
4.8	RESIGNATION OF TRUSTEES	31
4.9	REMOVAL OF TRUSTEES	31
4.10	CONSEQUENCES OF RESIGNATION OR REMOVAL	32
4.11	LIABILITY OF RESIGNED OR REMOVED TRUSTEE	33
4.12	CONTINUATION OF TRUST BUSINESS	33
4.13	POWERS AND LIMITATIONS OF DELAWARE TRUSTEE	33

	ARTICLE V - ADVISOR SERVICES AND COMPENSATION	34

5.1	COMPENSATION TO ADVISOR AND CERTAIN AFFILIATES	34
5.2	OTHER INTERESTS OF THE ADVISOR AND ITS AFFILIATES	36
5.3	OTHER TRANSACTIONS INVOLVING THE TRUST, PLM, THE ADVISOR AND THEIR AFFILIATES	38

	ARTICLE VI - TRUST BENEFICIARIES	38

6.1	ABSENCE OF CONTROL OVER TRUST BUSINESS	38
6.2	LIMITED LIABILITY	39
6.3	FIDUCIARY DUTY OF MANAGING TRUSTEE TO TRUST BENEFICIARIES	39

	ARTICLE VII - INVESTMENT OBJECTIVES AND POLICIES	39

7.1	INVESTMENT OBJECTIVES AND POLICIES	39
7.2	ASSETS AND LESSEES	40
7.3	PURCHASES, SALES AND LEASES OF ASSETS FROM OR TO THE MANAGING TRUSTEE
	AND ITS AFFILIATES	40
7.4	LOANS TO OR FROM THE MANAGING TRUSTEE AND ITS AFFILIATES	41
7.5	JOINT INVESTMENTS	41
7.6	RESALES	43
7.7	IN-KIND DISTRIBUTIONS	43
7.8	ROLL-UPS	43
7.9	CHANGE IN INVESTMENT OBJECTIVE AND POLICIES	44

	ARTICLE VIII - DISTRIBUTIONS AND ALLOCATIONS	44

8.1	DISTRIBUTION OF DISTRIBUTABLE CASH	44
8.2	ALLOCATION OF PROFITS AND LOSSES	45
8.3	RECOURSE TO TRUST ASSETS ONLY	47
8.4	SPECIAL PROVISIONS	47

	ARTICLE IX - TRANSFER OF INTERESTS	51

9.1	WITHDRAWAL OF A BENEFICIARY	51
9.2	ASSIGNMENT	51
9.3	SUBSTITUTION	52
9.4	PROHIBITED ASSIGNMENT	52
9.5	CHANGE OF STATUS OF BENEFICIARY	53
9.6	RIGHT TO TENDER INTERESTS FOR REDEMPTION	54
9.7	STATUS OF AN ASSIGNING BENEFICIARY	55
9.8	WITHDRAWAL OF SPECIAL BENEFICIARY; SUBSTITUTION	55

	ARTICLE X - FISCAL MATTERS	56

10.1	TITLE TO PROPERTY AND BANK ACCOUNTS	56
10.2	MAINTENANCE OF, AND ACCESS TO, BASIC TRUST DOCUMENTS	56
10.3	FINANCIAL BOOKS AND ACCOUNTING	57
10.4	TRUST EXPENSES	58
10.5	FISCAL YEAR	60
10.6	REPORTS AND ACCOUNTING DECISIONS	60
10.7	PARTNERSHIP CLASSIFICATION; FEDERAL TAX ELECTIONS	62

	ARTICLE XI - MEETINGS AND VOTING RIGHTS OF BENEFICIARIES	63

11.1	MEETINGS	63
11.2	VOTING PROCEDURES; VOTING RIGHTS OF BENEFICIARIES	64
11.3	VALUATION OF INTERESTS OF THE MANAGING TRUSTEE	65

	ARTICLE XII - AMENDMENTS	65

12.1	CERTAIN AMENDMENTS REQUIRING MAJORITY CONSENT	65
12.2	OTHER AMENDMENTS	66

	ARTICLE XIII - POWER OF ATTORNEY	66

13.1	APPOINTMENT	66
13.2	AMENDMENTS TO AGREEMENT	67
13.3	POWER COUPLED WITH AN INTEREST	67
13.4	POWER OF ATTORNEY BY SUBSTITUTE BENEFICIARIES	68

	ARTICLE XIV - GENERAL PROVISIONS	68

14.1	NOTICES, APPROVALS AND CONSENTS	68
14.2	FURTHER ASSURANCES	68
14.3	CAPTIONS	69
14.4	BINDING EFFECT	69
14.5	SEPARABILITY	69
14.6	INTEGRATION	69
14.7	APPLICABLE LAW	69
14.8	COUNTERPARTS	69
14.9	CREDITORS	69
14.10	INTERPRETATION	70
14.11	ARBITRATION; VENUE	70

	SCHEDULE A	72

THIRD AMENDED AND RESTATED
DECLARATION OF TRUST
OF
AFG INVESTMENT TRUST C

The SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF AFG INVESTMENT TRUST C made and agreed to by the Trustees and the Trust Beneficiaries as of July 15, 1997, as amended by Amendment No. 1 as of June 15, 1998 and Amendment No. 2 as of June 25, 1999, is hereby amended and restated pursuant to this THIRD AMENDED AND RESTATED DECLARATION OF TRUST dated as of October 1, 2003 to read in its entirety as follows (certain capitalized terms used and not otherwise defined herein shall have the respective meanings specified in Article II):

RECITALS

A.  A Certificate of Trust for the Trust has been filed in the Filing Office in accordance with the Business Trust Act. The Trust has been created as a Delaware business trust to acquire a diversified portfolio of new and used capital equipment (the "Assets"). The business of the Trust will be controlled by the Managing Trustee for the benefit of the Trust Beneficiaries.

B.  The Managing Trustee may acquire, hold, invest and dispose of Trust Assets on behalf of the Trust in the manner provided in this Agreement.

C.  The beneficial interest in the Trust Assets shall be divided into units of beneficial interest (the "Interests"), as provided in this Agreement.

DECLARATION

NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they may acquire as trustees, together with the proceeds thereof, in trust, and carry on the business of the Trust for the benefit of the Trust Beneficiaries, in the manner and subject to the provisions of this Agreement.

ARTICLE I - THE TRUST

1.1  Name.

The name of the Trust shall be "AFG INVESTMENT TRUST C" and so far as may be practicable, the Managing Trustee shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever used in this Agreement, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the Trust Beneficiaries or to the agents or employees of the Trust or of such Trustees. Should the Managing Trustee determine that the use of such name is not practicable, legal, or convenient in any jurisdiction, the Managing Trustee may use such other designation or adopt such other name for the Trust in such jurisdiction as the Managing Trustee deems proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in Section 1.3.

1.2  Location.

The Trust shall maintain an office 200 Nyala Farms, Westport, CT 06880, and may have such other offices or places of business as the Managing Trustee may from time to time determine as necessary or expedient.

1.3  Nature of Trust.

The Trust shall be of the type commonly termed a Delaware business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company (provided, however, that the Trust shall be classified as a partnership for tax purposes, as provided in Section 10.7(a)). The Trust Beneficiaries shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

1.4  Purposes.

The purposes of the Trust are to acquire, invest in, maintain, operate, lease, re-lease, finance, refinance, hold, encumber, manage, sell, exchange and otherwise in any manner deal with the Assets and to engage in the business contemplated by this Agreement, including investment in such Assets as the Managing Trustee believes will afford the Trust the potential to enhance its overall economic performance for the benefit of all the Beneficiaries. The Trust shall not engage in any other business or activity.

1.5  Powers.

In furtherance of its purposes, the Trust shall have the power:

(a)  to acquire, invest in, maintain, operate, lease, re-lease, finance, refinance, hold, encumber, sell, manage, exchange and otherwise deal in Assets situated in any location and to enter into Joint Ventures, and to make any Permitted Investments, in each case as deemed appropriate by the Managing Trustee;

(b)  subject to any applicable statutes and regulations, to borrow money from any lender to further the purposes of the Trust, to issue evidences of indebtedness in respect thereof and to secure the same by mortgage, pledge, grant of lien on, or other security interest in any Assets; and

(c)  to do all other things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, in connection with, or incidental to the furtherance of the purposes of the Trust, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Trust under the laws of the State and the United States of America and any other jurisdictions whose laws may apply and under the terms of this Agreement.

1.6  Term and Dissolution.

The Trust shall continue in full force and effect until December 31, 2004, except that the Trust shall be dissolved, its affairs wound up, and its assets liquidated prior to such date upon:

(a)  the sale or other disposition of all or substantially all Assets unless the Managing Trustee elects to continue the Trust business for the purpose of the receipt and collection of any consideration to be received in exchange for Assets (which activities shall be deemed to be a part of such sale or other disposition and the winding-up of the affairs of the Trust);

(b)  the occurrence of any event as a result of which no Managing Trustee remains if the Trust is not reconstituted pursuant to Section 4.12;

(c)  the election to dissolve the Trust made in writing by the Managing Trustee with Majority Consent or, subject to compliance with Article XI, made by a Majority in Interest of the Beneficiaries without any action by the Managing Trustee;

(d)  the entry of a final decree of dissolution of the Trust by a court of competent jurisdiction; or

(e)  any other event which causes the dissolution or winding-up of the Trust under the Business Trust Act to the extent not otherwise provided for herein.

In such event, the Managing Trustee shall liquidate the Assets and apply and distribute the proceeds thereof in accordance with Section 8.1(b). Notwithstanding the foregoing, if during liquidation the Managing Trustee shall determine that an immediate sale of all of the Assets would be impermissible, impractical or would cause undue loss to the Participants, the Managing Trustee may defer liquidation of, and withhold from distribution for a reasonable time, any Assets except those necessary to satisfy Trust debts and obligations. Upon completion of the winding-up of the Trust, the Managing Trustee (or its trustees, receivers or successors) shall cause the cancellation of the Certificate of Trust.

During the period of dissolution and winding-up of the Trust, the Managing Trustee, or any other Person performing such actions, may exercise all of the powers granted to the Managing Trustee herein, and may adopt such plan, method or procedure as may be deemed reasonable in order to effectuate an orderly winding-up. If such functions shall be performed by a Person other than the Managing Trustee or an Affiliate, such Person shall be entitled to reasonable compensation from the Trust for his services.

The Managing Trustee shall use its best efforts to cause the Trust to sell all of the Assets not later than the end of the tenth year following Final Closing, provided that market conditions existing at the time permit sale of the Assets on terms deemed reasonable by the Managing Trustee.

ARTICLE II - DEFINITIONS

Whenever used in this Agreement, unless the context otherwise requires, the terms defined in this Article II shall have the following respective meanings:

"Accountants" mean Ernst & Young, LLP, or another nationally recognized firm of independent accountants selected for the Trust by the Managing Trustee.

"Acquisition Expenses" means expenses (other than Acquisition Fees) incurred by any party attributable to selection and acquisition of Assets, whether or not acquired, including but not limited to legal fees and expenses, travel and communication expenses, costs of credit reports and appraisals, non-refundable option payments and accounting fees and expenses; provided, however, that Acquisition Expenses will not include any expenses described in Section 10.4 that relate to the operation of the Trust rather than the selection and acquisition of Assets; and provided, further, that Acquisition Expenses will not include any expenses paid by an Affiliate of the Managing Trustee for which such Affiliate does not receive any reimbursement from the Trust.

"Acquisition Fee" means any fee or commission paid by any party in connection with the selection, purchase, evaluation, construction, acquisition, initial leasing or operation, and initial arrangement for leasing or placing in service of any Asset by the Trust, however designated and however treated for tax or accounting purposes, but not including any Acquisition Expenses.

"Adjusted Class A Investment" means, on an aggregate basis for all Class A Interests, an amount equal to (a) the sum of (i) $25 per Class A Interest owned by all Class A Beneficiaries and (ii) the amount by which all Distributions made to the Class A Beneficiaries in the aggregate until Class A Payout are less than the Cumulative Class A Annual Distribution minus (b) the sum of (i) the amount by which all Distributions made to the Class A Beneficiaries in the aggregate until Class A Payout exceed the Cumulative Annual Distribution and (ii) all uninvested Capital Contributions which have been returned to the Class A Beneficiaries pursuant to this Agreement.
"Advisor" means EFG, together with its successor and assigns as advisor under the Advisory Agreement.

"Advisory Agreement" means the agreement between the Advisor and the Trust pursuant to which the Advisor will provide certain management and advisory services for the Trust.

"Affiliate" means, when used with reference to a specific Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, director or partner in, the specified Person or of which the specified Person is an officer, director or partner, or (iii) any Person that is the beneficial owner of, or controls, 10% or more of any class of voting securities of the specified Person.

"AFG Investment Trusts" means, collectively, AFG Investment Trust A and AFG Investment Trust B, until their liquidation on December 31, 2002 and their respective liquidating trusts thereafter, as the context requires, this Trust and AFG Investment Trust D.

"Agreement" means this Third Amended and Restated Declaration of Trust, as amended from time to time.

"Asset Base Price" means the amount paid by the Trust to the seller of an Asset for such Asset, which shall be (i) the manufacturer's invoice cost to the Trust if the Asset is acquired directly from the manufacturer, (ii) if the Asset is acquired from a seller who is not the manufacturer and not the Managing Trustee or an Affiliate thereof, the lower of (a) the price invoiced by such seller or (b) fair market value as determined by the Managing Trustee in its best judgment, or (iii) if acquired from the Managing Trustee or an Affiliate thereof, the lower of (a) the price paid by such seller plus all reasonable, necessary and actual costs accrued in maintaining the Asset (including, without limitation, the cost of storage, carrying, warehousing, interest cost, repair, marketing, financing and taxes from the date of acquisition thereof) less the amount of primary term lease rentals accrued from the date of acquisition thereof and retained by the Managing Trustee or an Affiliate thereof from leasing the Asset or (b) fair market value as determined by the Managing Trustee in its best judgment, including in each case described in (i), (ii) and (iii) the amounts of all liens and encumbrances on the Asset and all reasonable, necessary and actual expenses of the seller incurred in connection with acquiring and transferring the Asset to the Trust (including but not limited to all financing expenses, sales taxes, delivery charges and attorneys' fees paid to or on behalf of third parties) but not including any Acquisition Fees or Acquisition Expenses. In no event, however, shall any of the expense items described herein be included in the Asset Base Price for any Asset (i) which cannot be included consistent with generally accepted accounting principles or (ii) which is not actually acquired by the Trust.

"Asset Management" means personnel and services necessary to the activities of the Trust relating to its Assets including but not limited to leasing and re-leasing of Assets, collecting revenues, paying operating expenses, determining that the Assets are used in accordance with all operative contractual arrangements, providing clerical and bookkeeping services necessary to the operation of Assets and management of any Securities.

"Asset Management Fee" means the fee payable to the Advisor for managing the leasing, financing and re-financing of Assets pursuant to Section 5.1(c).

"Assets" means, collectively, any personal property, including equipment, other personal property and Securities of any type and description, whether or not related to such personal property, and any interest of the Trust therein, whether directly or indirectly through a nominee, Joint Venture or otherwise.

"Assign" means, with respect to any Interest or any part thereof, to sell, assign, transfer, give or otherwise dispose of, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation; no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

"Assignment" means any transaction in which an Interest or any part thereof is Assigned.

"B" and "Baa" mean bond ratings assigned by Moody's Investors Service, Inc., to the senior debt obligations of prospective initial Lessees which are in the middle of the Moody's rating scale of "Aaa" (highly unlikely to default) to "D" (in default). Specifically, according to Moody's, bonds rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured; interest payments and principal security appear to be adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time; and such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. Also, according to Moody's, bonds rated ``B'' generally lack characteristics of a desirable investment and assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

"Beneficiary" means the owner of a Beneficiary Interest and shall include each Class A Beneficiary and Class B Beneficiary. The term "Beneficiary" does not include the Special Beneficiary.

"Beneficiary Interest" means the beneficial interest of a Beneficiary in this Trust created pursuant to this Agreement and shall include each Class A Interest and Class B Interest.

"Business Trust Act" means the Delaware Business Trust Act, 12 Del. C. §3801, et. seq ., as amended from time to time.

"Capital Account" means the capital account of the Managing Trustee, the Special Beneficiary and each Beneficiary established and maintained in accordance with Section 3.3.

"Capital Contribution" means the total amount of money actually contributed to the Trust by each Participant (or any prior Participant) prior to the deduction of any organization and offering expenses or selling commissions.

"Cash from Operations" means the cash provided by the Trust's normal operations (including Lease renewals and without deduction for depreciation or other non-cash charges) after the general expenses and current liabilities of the Trust (other than any portion of the Asset Management Fee which is required to be accrued and the Subordinated Resale Fee) are paid and discharged, as reduced by any reserves funded from such cash for working capital and contingent liabilities to the extent deemed reasonable by the Managing Trustee and as increased by any portion of such reserves deemed by the Managing Trustee not to be required for Trust operations. Cash from Operations does not include any Cash from Sales or Refinancings.

"Cash from Sales or Refinancings" means the cash received by the Trust as a result of Sale or Refinancing transactions (including insurance proceeds or Lessee indemnity payments arising from the loss or destruction of Assets), as (i) reduced by (a) all debts and liabilities of the Trust required to be paid as a result of Sale or Refinancing transactions, whether or not then payable, (including without limitation, any liabilities on an Asset sold which are not assumed by the buyer and any remarketing fees required to be paid to Persons not affiliated with the Managing Trustee but not including any Subordinated Resale Fee whether or not then due and payable) and (b) general expenses and current liabilities of the Trust (other than any portion of the Asset Management Fee which is required to be accrued and the Subordinated Resale Fee) and (c) any reserves for working capital and contingent liabilities funded from such cash to the extent deemed reasonable by the Managing Trustee, and (ii) increased by any portion of such reserves then deemed by the Managing Trustee not to be required for Trust operations. In the event the Trust takes back a note in connection with any Sale or Refinancing transaction, all payments subsequently received in cash by the Trust with respect to such note shall be included in Cash from Sales or Refinancings, irrespective of the treatment of such payments by the Trust for tax or accounting purposes. If, in payment for Assets sold, the Trust receives purchase money obligations secured by liens on such Assets, the amount of such obligations shall not be included in Cash from Sales or Refinancings until and to the extent the obligations are realized in cash, sold, or otherwise disposed of.

"Certificate of Trust" means the certificate of trust filed with the Filing Office for the Trust in accordance with the Business Trust Act, as amended or restated from time to time.

"Class A Beneficiary" means any Beneficiary who owns a Class A Interest.

"Class A Closings" means the dates designated by the Managing Trustee on, or as of which, subscribers acquired Class A Interests and became Class A Beneficiaries of the Trust.

"Class A Interests" means the interests owned by Class A Beneficiaries in the Trust created pursuant to this Agreement.

"Class A Offering" means the offering of Class A Interests pursuant to the Class A Prospectus.

"Class A Payout" means the first time where the aggregate amount of Distributions actually made to the Class A Beneficiaries equals $25 per Class A Interest, minus all uninvested Capital Contributions which have been returned to the Class A Beneficiaries, plus the Cumulative Class A Annual Distribution.

"Class A Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Class A Interests under the Securities Act of 1933, as amended, in the final form in which said prospectus was filed with said Commission and as thereafter amended or supplemented pursuant to Rule 424 under said Act.

"Class Action Lawsuit" means the class and derivative action brought on June 24, 1997, by Leonard Rosenblum, J/B Investment Partners, Small and Barbara Barmack, Partners, and Barbara Hall against EFG and a number of its Affiliates, together with any related class and derivative actions.

"Class B Beneficiary" means any Beneficiary who owns a Class B Subordinated Interest.

"Class B Capital Distributions" means the aggregate amount of any cash payments to the Class B Beneficiaries made by the Trust as a return of their Capital Contributions from excess Class B Offering proceeds.
"Class B Closing" means the date designated by the Managing Trustee on, or as of which, subscribers acquire Class B Subordinated Interests and become Class B Beneficiaries.

"Class B Distribution Reduction Factor" means the percentage determined as the fraction, the numerator which is the Class B Capital Distributions (on a per Class B Subordinated Interest basis), discounted at 8% annum from the Distribution Commencement Date, and the denominator of which is $5.00.
"Class B Offering" means the offering of Class B Subordinated Interests by the Trust pursuant to the Class B Prospectus.

"Class B Payout" means the first time that the Class B Beneficiaries have received cash from the Trust in an aggregate amount of $5 per Class B Subordinated Interest, together with a return from the Distribution Commencement Date of 8% per annum, compounded quarterly, with respect to the portion of their capital contributions returned to them as Class B Capital Distributions and of 10% per annum, compounded quarterly, with respect to the balance of their capital contributions.

"Class B Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of Class B Subordinated Interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter amended or supplemented pursuant to Rule 424 under said Act.

"Class B Subordinated Interests" or "Class B Interests" means the beneficial interests created pursuant to this Agreement owned by Class B Beneficiaries.

"Closings" means, collectively, the Class A Closings and the Class B Closing.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent laws.

"Competitive Asset Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase and sale of equipment which is reasonable, customary and competitive in light of the size, type and location of equipment.

"Consent" means either the consent given by vote at a meeting called and held in accordance with Section 11.1 or the written consent of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

"Controlling Person" means, with respect to the Managing Trustee or any Affiliate, any of its chairman, directors, president, secretary or clerk, treasurer, vice presidents, and holders of a 5% or larger equity interest in the Managing Trustee or Affiliate, or any Person having the power to direct or cause the direction of the Managing Trustee or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

"Cumulative Class A Annual Distribution" means an aggregate annual Distribution to the Class A Beneficiaries of 10% per annum, compounded quarterly, on Adjusted Class A Investment commencing from the last day of the month of the initial Class A Closing until Class A Payout.
"Dealer-Manager" means American Finance Group Securities Corp., a Massachusetts corporation which is an Affiliate of the Managing Trustee and the Advisor.

"Dealer-Manager Agreement" means the agreement of the Dealer-Manager and the Managing Trustee, on their own behalf and on behalf of the Trust, designating American Finance Group Securities Corp. as Dealer-Manager.

"Delaware Trustee" means the Trustee designated as such in accordance with Section 4.1(a) which maintains its principal place of business in the State.

"Dissolution Event" means a sale, condemnation, eminent domain taking, casualty, or other disposition affecting all or substantially all of the Trust's then remaining Assets which results in the dissolution of the Trust pursuant to Section 1.6.

"Distributable Cash from Operations" means Cash from Operations, as reduced by (i) any accrued and unpaid Asset Management Fee and (ii) after Payout, any accrued and unpaid Subordinated Resale Fee.

"Distributable Cash from Sales or Refinancings" means Cash from Sales or Refinancings, as reduced by (i)(a) any amounts reinvested in additional Assets in accordance with Sections 4.2(b)(v) and 4.2(b)(vi), or (b) the proceeds of the sale of an interest in a Joint Venture which are reinvested in additional Assets, (ii) any accrued and unpaid Asset Management Fee and Acquisition Fees and Acquisition Expenses paid with respect to additional Assets acquired through reinvestment of Cash from Sales or Refinancings in accordance with Section 4.2(b)(v) and (iii) after Payout, any accrued and unpaid Subordinated Resale Fee.

"Distribution Commencement Date" means the first day of the month following Class B Closing.

"Distributions" means Distributable Cash from Operations and Distributable Cash from Sales or Refinancings.

"D-M Commission" means the commission payable to the Dealer-Manager of 7% of Gross Class A Proceeds.

"EFG" means Equis Financial Group, a Massachusetts partnership.

"Eligible Citizen" means (i) an individual who is a citizen of the United States or one of its possessions (a "U.S. Citizen") or a citizen of a foreign country lawfully admitted for permanent residence in the United States as an immigrant in conformity with the regulations of the Immigration and Naturalization Service of the Department of Justice (a "Resident Alien"); (ii) a partnership of which each member is a U.S. Citizen (a "U.S. Partnership"); (iii) a corporation created or organized under the laws of the United States or of any state, territory, or possession of the United States of which the president and two-thirds or more of the board of directors and other managing officers thereof are U.S. Citizens and of which at least 75% of the voting interests are owned or controlled by U.S. Citizens (a "U.S. Corporation"); (iv) an association of which each member is a U.S. Citizen; or (v) a trust of which each trustee is a U.S. Citizen, a Resident Alien, a U.S. Partnership, a U.S. Corporation or a U.S. Association, but only if each beneficiary under the related trust is a U.S. Citizen, a Resident Alien, a U.S. Partnership, a U.S. Corporation or a U.S. Association.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Account" means the interest-bearing escrow account (in which subscriptions of up to $100,000 per subscriber are insured by the Federal Deposit Insurance Corporation ("FDIC")), including any savings account, bank money market account, or account investing in short-term securities issued or guaranteed by the United States government, which complies with Rule 15c-4 under the Securities Exchange Act of 1934, held by the Escrow Agent into which subscription payments from subscribers for Class B Interests are to be deposited prior to the Class B Closing.

"Escrow Agent" means the escrow agent selected by the Managing Trustee to administer the Escrow Account, initially Trust Company of America.

"Escrow Interest" means the interest actually earned on monies paid by each subscriber into the Escrow Account during the period that such monies are held in the Escrow Account prior to the Class B Closing (net of certain fees and expenses of the Escrow Agent).

"FAA" means the Federal Aviation Administration.

"Filing Office" means the Office of the Secretary of State of the State.

"Final Closing" means the last date, or as of which, subscribers acquired Class A Interests and became Class A Beneficiaries of the Trust.

"Foreign Beneficiary" means any Person who is a "non-resident alien individual" or "foreign partnership" within the meaning of Section 1441 of the Code, a "foreign corporation" within the meaning of Section 1442 of the Code or any Person "who is not a United States person" within the meaning of Section 1446 of the Code.

"Foreign Investor" means any Person who is not an Eligible Citizen.

"Front-End Fees and Expenses" means fees and expenses, however designated, paid by any Person for any services rendered during the Trust's organizational or acquisition phase, including without limitation Sales and Distribution Expenses borne by the Trust, Acquisition Fees and Acquisition Expenses and similar fees and expenses, but not including: (i) Organizational and Offering Expenses paid by the Managing Trustee for which the Managing Trustee may not be reimbursed by the Trust pursuant to Section 10.4; (ii) reserves for working capital and contingent liabilities included in Investment in Assets; and (iii) any Acquisition Fees or Acquisition Expenses paid by a manufacturer of an Asset to any of its employees unless such Persons are Affiliates of a Sponsor. Any Acquisition Fees and Acquisition Expenses from the reinvestment of Cash from Sales or Refinancings permitted under this Agreement are considered Front-End Fees and Expenses. If the Trust's Leverage Level is equal to the Minimum Leverage Level, total Front-End Fees and Expenses will not exceed 10% of Gross Proceeds. However, if the Trust's Leverage Level is greater than the Minimum Leverage Level, the maximum amount of Front-End Fees and Expenses which a Trust may incur will increase .0625% for each 1% that the Leverage Level is greater than the Minimum Leverage Level. In no event, however, will total Front-End Fees and Expenses paid by the Trust exceed 13% of Gross Proceeds.

"Full Payout Lease" means a lease under which the aggregate rental payments during the original term are at least sufficient to permit the Trust to recover the Purchase Price of the Assets leased thereby.

"Gross Class A Proceeds" means the aggregate Capital Contributions of all Class A Beneficiaries.

"Gross Class B Proceeds" means the aggregate Capital Contributions of all Class B Beneficiaries.

"Gross Proceeds" means, collectively, Gross Class A Proceeds and Gross Class B Proceeds.

"Immediate Family Member" means, with respect to any Person, his spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law or child-in-law.

"Independent Expert" means a Person with no current material or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Trust and who is qualified to perform such work.

"Initial Redemption Period" is the period of time commencing with the Class B Closing through 24 months thereafter during which the Class A Interests may be redeemed by the Trust with the proceeds of the Class B Offering, as provided in the Class B Prospectus.

"Interest" means any Class A Interest or Class B Interest in the Trust.

"Investment in Assets" means the aggregate amount of Capital Contributions of the Class A Beneficiaries actually paid for or allocated to the purchase and refurbishment of Assets acquired by the Trust, including the Trust's equity investment in Assets and reserves for working capital and contingent liabilities (but excluding any such reserves in excess of 3% of the aggregate Capital Contributions of the Class A Beneficiaries) and other capitalizable cash payments such as interest and taxes, but excluding all Front-End Fees and Expenses.

"IRA" means an Individual Retirement Account.

"Joint Venture" has the meaning given it in Section 7.5.

"Lease" means a Full Payout Lease or Operating Lease.

"Lease Commitment" means either (i) an executed binding lease agreement under which either the Trust or an Affiliate of the Managing Trustee is the lessor, which agreement is assignable by such Affiliate to the Trust, or (ii) such other agreement or commitment to lease equipment which constitutes an enforceable obligation against the Lessee.

"Lessee" means any lessee under any Lease.

"Leverage Level" means the amount of indebtedness encumbering the Assets acquired from the Gross Proceeds.

"Losses" has the meaning given it in Section 8.2(d).

"Majority Consent" means the Consent of Beneficiaries representing a Majority in Interest of the Beneficiaries.

"Majority Vote" means the vote of a majority in interest of the Trust Beneficiaries.

"Majority in Interest of the Beneficiaries" means the Class A Beneficiaries and the Class B Beneficiaries holding more than 50% in the aggregate of the Beneficiary Interests held by all Beneficiaries; provided, however, that in cases where a Beneficiary who is also a Managing Trustee or Affiliate thereof is not entitled to participate in the Consents or votes of the Beneficiaries, the calculation of "Majority in Interest of the Beneficiaries" shall exclude the Class A Interests owned by such Beneficiary.

"Managing Trustee" has the meaning given it in Section 4.1.

"Maximum Class B Offering" means the sale of all 826,072 Class B Subordinated Interests in the Trust which are being offered pursuant to the Class B Offering.

"Managing Trustee Interest" means the interest of the Managing Trustee in the Trust pursuant to this Agreement.

"MILPI" means MILPI Holdings, LLC, a Delaware limited liability company owned by the Trust and the other AFG Investment Trusts and their successors or assigns.

"Minimum Investment Amount" means the minimum number of Interests which a Beneficiary was or is required to purchase in the Class A Offering or Class B Offering, or, if the Beneficiary does not acquire his Interests in either such Offering, the minimum number of Class A Interests or Class B Interests which a Beneficiary is required to acquire from his transferor in accordance with this Agreement.

"Minimum Class B Investment Amount" means the minimum number of Interests which a Class B Beneficiary is required to purchase in the Offering.

"Minimum Class B Offering" means the sale of at least 413,036 Class B Subordinated Interests in the Trust (included for this purpose any Class B Subordinated Interests which are purchased by the Managing Trustee and any Affiliate, including the Special Beneficiary).

"Minimum Leverage Level" means at least 12% of the Total Purchase Price of the Assets acquired from Gross Class A Proceeds.

"NASAA Guidelines" means the Statement of Policy for Equipment Programs, as amended April 22, 1988 and October 24, 1991, by the North American Securities Administrators Association, Inc., as in effect on the date of the Class  A Prospectus.

"Net Class A Proceeds" means Gross Class A Proceeds minus all sales commissions (including the D-M Commissions) and Organizational and Offering Expenses of the Trust relating to the Class A Offering reimbursable pursuant to Section 10.4.

"Net Class B Proceeds" means Gross Class B Proceeds minus all offering expenses of the Trust relating to the Class B Offering payable or reimbursable pursuant to this Agreement.

"Non-Eligible Beneficiary" means a Beneficiary who (i) has represented to the Trust that he is an Eligible Citizen but is no longer an Eligible Citizen, or (ii) fails at the time he acquires his Interests to certify his citizenship to the Managing Trustee pursuant to Section 9.5.

"Operating Lease" means a lease under which the aggregate rental payments during the original term are not sufficient to permit the Trust to recover the Purchase Price of the Assets leased thereby.

"Organizational and Offering Expenses" shall have the meaning set forth in Section 10.4(a).

"Over-Subscription Privilege" means the right of exercising rights holders to subscribe for all or a portion of the Class B Subordinated Interests that were not otherwise subscribed for by other rights holders.

"Participant" means the Managing Trustee, the Special Beneficiary or any Beneficiary.

"Permitted Investments" means securities issued or guaranteed by the United States government or any agency or instrumentality thereof, certificates of deposit of United States banks having a net worth of at least $50,000,000, bankers' acceptances, bank repurchase agreements covering securities issued or guaranteed by the United States government or any agency or instrumentality thereof, money market funds having a net worth of at least $100,000,000 or similar highly liquid investments (other than tax exempt securities or obligations). No funds of the Trust will be invested in any money market fund, savings and loan, bank or other financial institution which is affiliated with any Managing Trustee or its Affiliates.

"Person" means any individual, partnership, corporation, trust, association, governmental official, body or agency, or other legal entity of any type.

"PLM" means PLM International, Inc., a Delaware corporation owned by MILPI.

"Prior Solicitation Statement" means the Solicitation Statement of the Trust dated May 6, 1998, as amended or supplemented from time to time, pursuant to which the Consent of the Beneficiaries was obtained, among other things, to modify the investment objectives and policies of the Trust.

"Profits" has the meaning given it in Section 8.2(d).

"Prospectuses" means, collectively, the Class A Prospectus and the Class B Prospectus.

"Purchase Price" means the price paid by the Trust, whether directly or indirectly through a Joint Venture, for an Asset, including the amount of Acquisition Fees and Acquisition Expenses and the amounts of all liens and mortgages on such Asset, but excluding points and prepaid interest.

"Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Trust, (b) pursuant to Section 706(d) of the Code as the result of a change in a Participant's interest in the Trust, and (c) pursuant to Treasury Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Trust of unrealized receivables or inventory items, and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Participant to the extent it exceeds offsetting increases to the Participant's Capital Account which reasonably are expected to occur during or prior to the Trust taxable year in which such distribution reasonably is expected to occur.

"Qualified Plan" means any qualified pension, profit-sharing, or stock bonus plan (including a Keogh Plan) and an IRA.

"Record Date" has the meaning given it in Section 11.1(c).

"Record Date Holders" means holders of record as of the close of business on April 1, 1997, of Class A Interests and Special Beneficiary Interests.

"Recording Date" has the meaning given it in Section 9.3.

"Redemption Date" means the date selected by the Managing Trustee, in its sole discretion, on which Interests tendered for redemption will be redeemed by the Trust in accordance with Section 9.6.

"Removal" has the meaning specified in Section 4.9.

"Removed Trustee" means a Trustee whose tenure as Trustee has been terminated by a Removal.

"Reserve Account" means the account maintained by the Trust as reserves for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders to the Trust and other appropriate items.

"Resignation" means the resignation of a Trustee or the voluntary Assignment of all of the Managing Trustee's Interest pursuant to Section 4.8.

"Resigned Trustee" means a Trustee whose tenure as Trustee has been terminated by a Resignation.

"Right" means non-transferable subscription rights to Record Date Holders to acquire Class B Subordinated Interests.

"Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity. Such term does not include: (a) a transaction involving the securities of the Trust that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) a transaction involving the conversion to corporate, trust, partnership or association form of only the Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Beneficiary's voting rights; (ii) the term of existence of the Trust; (iii) Sponsor compensation; and (iv) the investment objectives of the Trust.

"Roll-Up Entity" means a partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"Sale or Refinancing" means the sale, refinancing, exchange, condemnation, eminent domain taking, casualty or other disposition of any Asset or any interest in any Joint Venture.

"Sales and Distribution Expenses" means expenses incurred in connection with preparing the Trust for registration and subsequently offering and distributing the Interests to the public, including sales commissions paid to the Dealer-Manager in connection with the distribution of the Interests and all advertising expenses relating to the leasing of the Assets.

"Schedule A" means Schedule A to this Agreement, as amended from time to time.

"S-D Commissions" means the commissions of 7% of Gross Proceeds payable to the Soliciting Dealers by the Dealer-Manager or such other amount to be paid to the Soliciting Dealers as the S-D Commission as specified in Section 5.1(a).

"Securities" means securities of any type of description which are acquired by the Trust.

"Securities Act" means the Securities Act of 1933, as amended.

"Service" means the Internal Revenue Service.

"Soliciting Dealers" means those member firms of the National Association of Securities Dealers, Inc. (including the Dealer-Manager) that offer Interests.

"Solicitation Statement" means the Consent Solicitation Statement of the Trust dated February 11, 2003, as amended or supplemented from time to time.

"Special Beneficiary" means Equis Financial Group in its capacity as Special Beneficiary pursuant to this Agreement, together with its successors and assigns in such capacity.

"Special Beneficiary Interest" means the interest of the Special Beneficiary in the Trust created pursuant to this Agreement and representing the capital contribution set forth in Schedule A to this Agreement.

"Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, the Trust, or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person. Sponsor does not include the Delaware Trustee or a Person whose only relation with the Trust is that of an independent equipment manager or whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Class A Offering or Class B Offering.

"State" means the State of Delaware.

"Subordinated Resale Fee" means the fee to be paid by the Trust to the Advisor for services rendered by the Advisor in connection with the sale or other disposition of the Assets, as described in Section 5.1(e).

"Subscription Agent" means Gemisys Corporation.

"Subscription Agreement" means the Subscription Agreement, the form of which was attached as Exhibit B to the Class A Prospectus, containing, among other things, representations made by each Class A Beneficiary.

"Subscription Certificates" means the subscription certificate evidencing the Rights and set forth as Appendix A to the Class B Prospectus.

"Substitute Trustee" means an assignee of the Trustee's Interest who is admitted to the Trust as a Trustee pursuant to Section 4.12 or 11.2.

"Substitute Beneficiary" means an assignee of a Beneficiary Interest who becomes a Beneficiary pursuant to Section 9.3.
"Substitute Special Beneficiary" means an assignee of the Special Beneficiary Interest who becomes a Special Beneficiary pursuant to Section 9.8.

"Trust" means AFG Investment Trust C, a Delaware business trust, as the same may be constituted from time to time.

"Trust Beneficiaries" means the Beneficiaries and the Special Beneficiary.

"Trust Beneficiary Interests" means the Beneficiary Interests and the Special Beneficiary Interest.

"Trust Counsel" means Nixon Peabody LLP, Boston, Massachusetts, or other counsel for the Trust selected by the Managing Trustee.

"Trustees" means the Managing Trustee, the Delaware Trustee and any Person or Persons who subsequently become additional or substitute Trustees as provided in Section 4.1(a), in each such Person's capacity as a Trustee of the Trust. At all times when there is only one Trustee so acting, the terms "Trustees" and "Managing Trustee" shall refer to such Trustee.

"UBTI" means unrelated business taxable income determined in accordance with Sections 511-514 of the Code.

ARTICLE III - CAPITAL

3.1  Capital Contribution of the Special Beneficiary and Managing Trustee.

The Managing Trustee and the Special Beneficiary have each contributed as its Capital Contribution in its capacity as Managing Trustee and Special Beneficiary cash in the amount set forth opposite its name in Schedule A. No other Trustee shall have the right or obligation to make any Capital Contribution to the Trust.

3.2  Class A Beneficiaries; Offering of Class B Interests; Beneficiary Interests.

(a)  The Trust has accepted Class A Beneficiaries who own 2,011,014 Class A Interests for a Purchase Price of $25 per Interest. Such Purchase Price constituted the Capital Contributions of the Class A Beneficiaries for all purposes of this Agreement. Each Class A Beneficiary acquired not less than the Minimum Class A Investment Amount and no Class A Beneficiary acquired or shall thereafter own a fractional Class A Interest.

(b)  A subscriber for Class B Interests shall become a Class B Beneficiary in accordance with his Subscription Certificate and the subscription procedures described in the Class B Prospectus. All subscriptions for Class B Interests shall be received by the Escrow Agent in trust and deposited in the Escrow Account. Any Escrow Interest shall be paid to the subscribers who become Class B Beneficiaries by the Escrow Agent within fifteen (15) days after the Class B Closing; provided, however, that no Escrow Interest shall be paid with respect to subscription payments received fewer than three days prior to such Closing. If the Escrow Agent does not receive subscriptions for at least Class B Interests on or before December 31, 1997 (or such earlier date as of which the Managing Trustee shall have terminated the Offering), the subscribers shall not acquire any Class B Interests and the Escrow Agent shall return all monies deposited by subscribers for Class B Interests to such subscribers, together with any Escrow Interest, within fifteen (15) business days after such date. All subscriptions shall be accepted or rejected by the Managing Trustee within thirty (30) days of their receipt. Subscription payments which are rejected shall be promptly returned to the subscriber without Escrow Interest. Upon receipt of subscriptions for not less than the Minimum Offering acceptable to the Managing Trustee and the determination of the Managing Trustee to proceed to the Class B Closing, the Escrow Agent shall release the proceeds of such subscriptions to the Trust.

(c)  The Managing Trustee is hereby authorized to do all things necessary and desirable to allow subscribers to subscribe for Class B Interests and become Class B Beneficiaries in accordance with this Agreement and the Class B Prospectus, including registering the Class B Interests under the Securities Act of 1933, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission and qualifying the Class B Interests for sale with state securities regulatory authorities or perfecting exemptions from qualification.

3.3  Capital Accounts.

A Capital Account shall be established and maintained for each Participant. Subject to such other adjustments as may be required under the Code, the Capital Account of each Participant shall consist of (i) the sum of (a) the amount of cash actually contributed to the Trust by such Participant, (b) the fair market value of any property contributed to the Trust by or on behalf of such Participant net of any liabilities assumed by the Trust or to which such property is subject, and (c) the amount of Profits or gain or tax-exempt income of the Trust allocated to such Participant, minus (ii) the sum of (a) the amount of Losses and deductions of the Trust allocated to such Participant, (b) the amount of Distributions made by the Trust to such Participant, (c) any amount distributed by the Trust to such Participant pursuant to Section 8.4, and (d) the fair market value of any property distributed by the Trust to such Participant net of any liabilities assumed by such Participant or to which such property is subject. Any special basis adjustments resulting from Section 743 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for such Participant pursuant to this Section 3.3. The Capital Account of each Beneficiary shall be reduced by the actual sales commissions and other non-deductible, non-capitalizable expenses paid by the Trust with respect to Interests acquired by such Beneficiary.

Except where this Agreement otherwise requires, a Substitute Beneficiary or Substitute Special Beneficiary shall be deemed to have received the Capital Account and made the Capital Contributions to the Trust which were made by the Beneficiary or Special Beneficiary whom such Substitute Beneficiary or Substitute Special Beneficiary succeeds, and to have received from the Trust the Distributions and allocations received from the Trust by such former Beneficiary or Special Beneficiary.

3.4  Additional Capital Contributions.

No Participant shall be required to make any Capital Contribution or be entitled to bring an action for partition against the Trust, or to demand or receive any distribution of or with respect to his Capital Contribution, except as specifically provided under this Agreement. No loan made by a Participant to the Trust as permitted by this Agreement shall constitute a Capital Contribution for any purpose.

ARTICLE IV - TRUSTEES

4.1  The Trustees; Liability for Trust Obligations.

(a)  The number of Trustees shall not be less than two nor more than four and shall be fixed from time to time by the Managing Trustee. One Trustee shall be designated as the Managing Trustee and one Trustee shall be designated as the Delaware Trustee. The Managing Trustee is AFG ASIT Corporation and the Delaware Trustee is Wilmington Trust Company. Each Person designated as a Trustee shall serve as Trustee hereunder until such Trustee's Removal or Resignation, as provided in this Article IV. In the event of the Removal or Resignation of the Delaware Trustee, the Managing Trustee shall designate a Substitute Delaware Trustee.

(b)  The Managing Trustee shall have complete exclusive discretion in the management and control of the affairs and business of the Trust, as more particularly provided in Section 4.2. Any action required or permitted to be taken by a corporate Managing Trustee hereunder may be taken by such of its officers or agents as it shall validly designate for such purposes. The Managing Trustee shall devote so much of its time as may be necessary to carry out the purposes and conduct the business of the Trust in accordance with this Agreement and to carry out its duties as Managing Trustee hereunder. The Delaware Trustee shall have only the rights and obligations of the Delaware Trustee specifically provided in this Agreement and shall have no Interest, make no Capital Contribution and have no right to Consent to any matters affecting the Trust except as otherwise specifically provided herein. In the event that the Managing Trustee shall designate additional Trustees pursuant to Section 4.1(a), such Trustees shall have such rights and obligations as shall be delegated to them by the Managing Trustee but any such delegation shall not relieve the Managing Trustee of its primary responsibility for the affairs of the Trust hereunder.

(c)  If any Managing Trustee shall become unable to serve in such capacity or shall Resign or be Removed as Trustee and the Beneficiaries shall not have designated a successor Managing Trustee pursuant to Section 4.12, the Persons acting as Trustees may from time to time designate from among themselves by mutual consent a successor Managing Trustee. If for any reason no designation is in effect, the powers of the Managing Trustee shall be exercised by majority consent of the remaining Persons acting as Trustees (including, without limitation, the Delaware Trustee).

(d)  The Managing Trustee, when acting in such capacity, shall be personally liable for the acts, omissions or obligations of the Trust, except as may be provided to the contrary in any contractual agreement of the Trust. Neither the Delaware Trustee nor any other Trustee, other than the Managing Trustee, shall have any personal liability to any other Person for any act, omission or obligation of the Trust or any other Trustee.

4.2  Extent of Managing Trustee Powers and Duties.

Except as expressly limited by this Agreement, the Managing Trustee shall have complete and exclusive discretion in the management and control of the affairs and business of the Trust and all power necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Trust.

(a)  General Powers and Duties. The Managing Trustee shall use its best efforts during so much of its time as may be necessary to carry out its duties in accordance with this Agreement and in the best interest of the Trust and so as to protect the interests of the Trust Beneficiaries as a group. The Managing Trustee shall be accountable as a fiduciary for the safekeeping and use of all funds and Assets of the Trust and shall not employ or permit another Person to employ such funds or Assets in any manner except for the benefit of the Trust. In particular, the Managing Trustee, solely, shall be responsible for and shall use its best efforts and exercise discretion to the best of its ability:

(i)  to cause Assets to be acquired, held, leased, re-leased, financed and refinanced, sold, exchanged or otherwise disposed of (except as limited by Section 1.6 and Article VII);

(ii)  to lease, maintain and operate the Assets so as to comply with the provisions of any indebtedness relating thereto;

(iii)  to select and supervise the activities of the Advisor (which may be an Affiliate);

(iv)  to ensure the proper application of revenues of the Trust;

(v)  to maintain proper books of account for the Trust and to prepare all reports of operations and tax returns which are to be furnished to the Trust Beneficiaries pursuant to this Agreement or which are required by taxing bodies or other governmental agencies;

(vi)  in general to supervise the redemption of Class A Interests pursuant to Section 9.6;

(vii)  in particular to cause the Trust to purchase and redeem Class A Interests pursuant to the last paragraph of Section 9.6.

(viii)  to maintain or cause to be maintained, to the extent it deems necessary or appropriate, adequate insurance with respect to all insurable Assets of the Trust pursuant to policies of insurance in form and coverage customary to property similar to the Assets;

(ix)  to supervise the offer and sale of Class A Interests and Class B Interests;

(x)  to establish reasonable procedures for the transfer of Interests (including actions which may impose restrictions on the transferability of Interests as set forth in Section 9.2, provided such restrictions on transfers do not cause the assets of the Trust to be deemed to be plan assets with respect to Beneficiaries which are Qualified Plans) and to take such other actions with respect to the manner in which Interests are transferred as it, in its sole discretion, deems necessary or appropriate in order to preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes, to prevent the Trust from being deemed a publicly traded partnership under the Code, to prevent the Trust from being terminated for federal income tax purposes, to prevent the deregistration of any FAA-registered aircraft or vessels documented under the laws of the United States and to assure that the Beneficiaries will be treated as owners of the Interests for federal income tax purposes under the Code (and to amend this Agreement without the Consent of any Beneficiary in order to effect the foregoing); provided, however, that any transfer restrictions imposed without the Majority Consent to prevent adverse tax consequences to the Beneficiaries will only be imposed to the extent necessary to prevent such adverse tax consequences and will be modified or eliminated to the extent that such restrictions become unnecessary in the future;

(xi)  to execute and file with any state tax authority, if necessary or appropriate to comply with or minimize withholding obligations under the laws of that state, a statement on behalf of the Trust Beneficiaries acknowledging and confirming their obligations to file tax returns with such state;

(xii)  in the event that either (y) the Assets would constitute plan assets for purposes of ERISA or (z) the transactions contemplated under this Agreement would constitute prohibited transactions under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the Managing Trustee from the Department of Labor, to restructure the Trust's activities to the extent necessary to comply with any exemption in any final plan asset regulation adopted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption, including, but not limited to, establishing a fixed percentage of Interests permitted to be held by Qualified Plans or other tax-exempt Beneficiaries and/or discontinuing sales to such Entities after a given date. The Managing Trustee is empowered to amend this Section 4.2(a)(xii) to the extent it deems necessary or appropriate in order to comply with any applicable federal or state legislation, rules or regulations enacted or promulgated or administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of this Agreement; provided, however, that any amendments imposed without Majority Consent to prevent adverse consequences to the Trust Beneficiaries under ERISA or the Code shall only be imposed to the extent necessary to prevent such adverse tax consequences and will be modified or eliminated to the extent that such restrictions become unnecessary in the future. Any amendments made by the Managing Trustee under the circumstances described above shall be deemed to be made pursuant to the fiduciary duty of the Managing Trustee to the Trust and the Trust Beneficiaries;

(xiii)  to determine whether any Foreign Investors may be admitted as Beneficiaries and establish requirements for the admission of Foreign Investors;

(xiv)  to establish a fixed percentage of Interests permitted to be held by or discontinue sales to Foreign Investors after a given date and take any additional actions as the Managing Trustee deems necessary or appropriate in order to maintain the registration with the FAA of any FAA-registered aircraft and the documentation of any vessels documented under the laws of the United States;

(xv)  to take such actions as the Managing Trustee deems necessary or appropriate, including, without limitation, borrowing funds on behalf of the Trust, to comply with the requirements of Sections 1441, 1442 and 1446 of the Code or setting aside Distributions otherwise payable to Foreign Beneficiaries in an escrow account to meet future requirements under Sections 1441, 1442 and 1446 of the Code; and

(xvi)  to do all things and to execute all documents the Managing Trustee shall deem necessary or advisable in connection with the supervision of the affairs, business and assets of the Trust.

In establishing criteria for the resolution of conflicts of interest among the Trust and the Managing Trustee and its Affiliates, the Managing Trustee will act in conformity with its fiduciary duty to the Trust and the Beneficiaries.

(b)  Amplification of Powers and Duties. As amplification of, and not by way of limitation on, the powers expressed herein, the Managing Trustee shall have, subject to the express provisions of this Agreement, full power and authority on behalf of the Trust, in order to carry out and accomplish its purposes and functions:

(i)  to expend Trust capital and income;

(ii)  to purchase, lease, sell, exchange, improve, repair, refurbish, upgrade, divide, combine and otherwise transact business with respect to interests in real and personal property, in each case on terms that the Managing Trustee deems to be in the best interests of the Trust, and in that connection to employ engineers, contractors, attorneys, accountants, brokers, appraisers and such other consultants, advisors, artisans and workmen as may be necessary or advisable for such purpose;

(iii)  to borrow money or otherwise to procure extensions of credit for the Trust in accordance with the borrowing policies set forth in the Prospectus (as such policies may be altered in accordance with the Class A Prospectus and Section 7.1), and in connection therewith to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness, and as security therefor to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Assets;

(iv)  for a period continuing through September 2, 1997, and for an additional period commencing as of June 15, 1998 and continuing through December 31, 2002, to reinvest Cash from Sales and Refinancings in additional Assets; provided, however, that the Lease of any Asset so acquired shall have a term which shall expire not later than eleven years after Final Closing, or, if such term is scheduled to expire more than eleven years after Final Closing, that such asset will be sold within such period; and provided, further, that sufficient Distributions are made during the relevant period of Trust operations to enable the Beneficiaries to pay any state and federal income taxes arising from the Sale or Refinancing transaction (assuming the Beneficiaries are in a combined federal and state marginal tax bracket of 33% or the rate effective at the time of the Sale or Refinancing transaction);

However, nothing in this Agreement generally, and in the foregoing specifically, shall be interpreted to limit in any way the ability of MILPI, PLM and the Affiliates that they control to operate their ongoing businesses making investments after December 31, 2002, notwithstanding the end of the reinvestment period of the Trust, utilizing their own funds.

(v)  to invest any Sale or Refinancing proceeds resulting from the loss or destruction of any Asset in replacement assets;

(vi)  to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases, and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds;

(vii)  to hold all or any portion of the Assets in the name of one or more trustees (including trustees which are Affiliates of the Managing Trustee or the Advisor), nominees, or other agents of or for the Trust (including the Managing Trustee) for the purpose of facilitating transactions involving said Assets;

(viii)  to establish reserves for normal repairs, replacements, and contingencies and, in its discretion, for any other proper Trust purpose;

(ix)  to amend this Agreement to reflect the addition or substitution of Trustees or Trust Beneficiaries or the reduction of Capital Accounts upon the return of Capital Contributions to Participants;

(x)  to determine the time and amount of Distributions, if any, to the Participants;

(xi)  to designate depositories of the Trust's funds and the terms and conditions of such deposits and drawings thereon;

(xii)  to invest in one or more Joint Ventures in accordance with Section 7.5;

(xiii)  to utilize Cash from Operations and Cash from Sales or Refinancings to redeem Class A Interests in accordance with the terms of Section 9.6; and

(xiv)  in general to do all things and execute all documents it shall deem necessary or convenient to accomplish the purposes of the Trust or to protect and preserve the Assets to the same extent as if it owned such Assets individually.

(c)  Right to Acquire Interests. The Managing Trustee shall have the right in its sole discretion, without the Consent of any Beneficiary, the Special Beneficiary or other Trustee:

(i)  to acquire Interests to the extent required to prevent the Assets of the Trust from being deemed plan assets with respect to Beneficiaries which are Qualified Plans and to prevent a prohibited transaction from occurring under ERISA; provided that such Interests shall be acquired at fair market value (as determined by an independent appraiser retained by the Managing Trustee); and

(ii)  to become a Substitute Beneficiary with respect to Interests held by a Non-Eligible Beneficiary in accordance with Section 9.5.

(d)  Authority to Enter into Dealer-Manager Agreement. The Managing Trustee shall cause the Trust to enter into the Dealer-Manager Agreement pursuant to which the Dealer-Manager shall act as dealer-manager for the Class A Offering.

(e)  Authority to Enter into Advisory Agreement. The Managing Trustee shall cause the Trust to enter into the Advisory Agreement with the Advisor. The Managing Trustee may not amend the Advisory Agreement in any manner which would adversely affect the Beneficiaries without Majority Consent. The Advisory Agreement shall provide that the Trust shall have the right to terminate the Advisory Agreement effective immediately and without penalty in the event of the Removal of the Managing Trustee.

(f)  Reserves. The Managing Trustee shall endeavor to maintain an adequate Reserve Account at all times. Such amount may be increased if necessary to comply with the conditions of lenders requiring compensating balances or other reserves. If used, cash reserves need not be restored, but, if restored, will be restored from revenues derived from Trust operations including the proceeds from the sale of Assets or from borrowings. Funds in the Reserve Account may be distributed in accordance with Section 8.1(a) if and when deemed advisable by the Managing Trustee. The Trust's reserves will not be reduced below a level which the Managing Trustee deems necessary for Trust operations.

(g)  Designation, Duties, and Expenses of Tax Matters Participant. The Managing Trustee shall from time to time (but at least as frequently as required by law) designate a Tax Matters Participant pursuant to Section 6231 of the Code and hereby designates itself as the initial Tax Matters Participant. The Tax Matters Participant shall have the following duties:

(i)  to the extent and in the manner required by applicable law and regulations, to furnish the name, address, profits, interest, and taxpayer identification number of each Trust Beneficiary to the Secretary of the Treasury or his delegate (the "Secretary"); and

(ii)  to the extent and in the manner required by applicable law and regulations, to keep each Trust Beneficiary informed of administrative and judicial proceedings for the adjustment at the Trust level of any item required to be taken into account by a Trust Beneficiary for federal income tax purposes (such administrative and judicial proceedings referred to hereinafter as judicial review).

The Trust shall indemnify and reimburse the Tax Matters Participant for any and all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any judicial or administrative review with respect to the tax liability of the Trust Beneficiaries, subject to the provisions of Section 4.6. The payment of all such expenses shall be made before any Distributions are made. Neither the Managing Trustee nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Participant in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Participant; and the provisions on limitations of liability of the Managing Trustee and indemnification set forth in Section 4.6 shall be fully applicable to the Tax Matters Participant in its capacity as such.

The Tax Matters Participant is hereby authorized, but not required:

(i)  to enter into any settlement agreement with the Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Participant may expressly state that such agreement shall bind the Trustees and the Trust Beneficiaries, except that such settlement agreement shall not bind any Person who is entitled to file and who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Service stating that the Tax Matters Participant shall not have the authority to enter into a settlement agreement on the behalf of such Person;

(ii)  in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by a Trustee or Trust Beneficiary for tax purposes (a final adjustment) is mailed to the Tax Matters Participant, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Trust's principal place of business is located or the United States Claims Court;

(iii)  to intervene in any action brought by a Trustee or Trust Beneficiary for judicial review of a final adjustment;

(iv)  to file a request for an administrative adjustment with the Service at any time and, if any part of such request is not allowed by the Service, to file a petition for judicial review with respect to such request;

(v)  to enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Trustee or Trust Beneficiary for tax purposes, or an item affected by such item; and

(vi)  to take any other action on behalf of any other Trustee or Trust Beneficiary in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

(h)  Insurance Policies. The Managing Trustee shall cause the Trust to purchase and maintain such insurance policies as the Managing Trustee deems reasonably necessary to protect the interests of the Trust (to the extent that such policies are not maintained by the Lessees or other parties for the benefit of the Trust). The Trust shall not pay for any insurance covering liability of the Managing Trustee, its Affiliates, agents or employees for actions or omissions to act for which indemnification is not permitted hereunder. The Trust may purchase and pay for such types of insurance, including extended coverage liability and casualty and workmen's compensation, as would be customary for any person owning comparable property and engaged in a similar business and may name the Trustees and their Affiliates as additional insured parties thereunder, provided that such addition does not add to the cost of premiums payable by the Trust. The Trust may not incur the cost of any insurance which would insure the Trustees or their Affiliates against liabilities to which they are prohibited from being indemnified under Section 4.6; provided, however, that this prohibition shall not preclude the addition of such parties as additional insureds on any public liability insurance to the extent that such added parties do not increase the cost of such insurance to the Trust or to the extent that any additional cost is not borne by the Trust. Notwithstanding the foregoing, the Delaware Trustee shall be named as an additional insured on any public liability insurance policy at the expense of the Trust.

(i)  Determination of Adjusted Basis in Connection with Section 754 Election. The Managing Trustee is authorized to make the election under Section 754 of the Code, but is not obligated and does not expect to make the Section 754 election. If a Section 754 election is made, in determining the adjustment to any Beneficiary's proportionate share of the adjusted basis of Assets in connection with the Section 754 election, the Managing Trustee, for purposes of accounting simplicity, shall treat each Beneficiary who acquires one or more Interests at any time during a calendar month as having acquired the same at a price equal to the weighted average of the price paid for all Interests transferred during such month, irrespective of the date on or price at which such Interests actually were acquired by such Beneficiary during such month. The Managing Trustee shall be authorized to alter these accounting conventions and to conform such conventions with any regulations issued by the Treasury Department or rulings or advice of the Service, as the Managing Trustee shall determine necessary or appropriate, without Consent of any Beneficiary or the Special Beneficiary. To the extent the Managing Trustee is required to determine the adjusted basis of any Assets with respect to which the Code requires that records of such adjusted basis be kept and maintained by the Trust Beneficiaries, the Managing Trustee may request information regarding such adjusted basis from such Trust Beneficiary, in writing, and such Trust Beneficiary shall furnish such information to the Managing Trustee within 30 calendar days after such request is mailed by the Managing Trustee.

4.3  Delegation of Powers.

Except as otherwise provided under this Agreement or by law and subject to the provisions of Section 5.3 and 10.4, the Managing Trustee may delegate all or any of its duties under this Agreement to any of its officers, employees and agents and in furtherance of such delegation may elect, employ, contract or deal with any Person (including any Affiliate of the Managing Trustee).

4.4  Reliance by Third Parties.

No Person dealing with the Trust, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of the Managing Trustee in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Trust be required to inquire as to whether the approval of the Trust Beneficiaries for any such sale, assignment, lease, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or any other material fact signed by the Managing Trustee, or in accepting any instrument signed by the Managing Trustee in the name and on behalf of the Trust or the Managing Trustee.

4.5  Limitations on the Exercise of Powers of Managing Trustee.

The Managing Trustee shall not:

(i)  do any act in contravention of this Agreement or any applicable law or regulation;

(ii)  possess Trust property or assign the Trust's rights in specific Trust property for other than a Trust purpose;

(iii)  permit any Person to become a Trust Beneficiary, except as provided in or contemplated by this Agreement;

(iv)  knowingly commit any act that would subject any Trust Beneficiary to unlimited liability in any jurisdiction;

(v)  change the Trust's purposes from those set forth in Section 1.4;

(vi)  acquire any Assets in exchange for interests in the Trust;

(vii)  [intentionally omitted];

(viii)  invest in or underwrite the securities of other issuers, except as provided in Sections 7.1 and 7.5;

(ix)  do any act required to be approved or ratified in writing by some or all Trust Beneficiaries under the Business Trust Act without such approval or ratification unless the right to do so is expressly otherwise given in this Agreement;

(x)  reinvest Distributable Cash from Operations in Assets; or

(xi)  cause the Trust to engage in any purchase or redemption of Interests if, and to the extent that, such purchase or redemption would result in the Trust being treated as a publicly traded partnership for purposes of Section 7704 of the Code.

4.6  Liability for Acts or Omissions and Indemnification.

Neither any Trustee nor its Affiliates shall have any liability to the Trust or to any other Trustee or any Trust Beneficiary for any loss suffered by the Trust which arises out of any action or inaction of the Trustee or its Affiliates while acting on behalf of, or in the course of performing services for, the Trust, if the Trustee, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of the Trustee or its Affiliates. Each Trustee and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust, provided that the same were not the result of negligence or misconduct on the part of the Trustee or its Affiliates and the Trustee determined in good faith that the course of conduct that caused the loss, judgment, liability or claim was in the best interest of the Trust. Notwithstanding the above, the Managing Trustee and its Affiliates shall not be indemnified for any losses, liabilities or expenses arising from or out of any alleged violation of any obligations any such Person might have as ERISA fiduciaries unless (i) there has been a successful adjudication on the merits of each count involving alleged violations of such obligations as to the particular indemnitee and such court approves the indemnification of litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and such court approves the indemnification of litigation costs, or (iii) a court of competent jurisdiction approves the settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Further, notwithstanding the above, the Managing Trustee and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities, or expenses arising from or out of any alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction approves the indemnification of litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction approves the indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Michigan Corporations & Securities Bureau, the Pennsylvania Securities Commission, the Tennessee Securities Commission and the Commissioner of Corporations of the State of California with respect to the issue of indemnification for securities law violations. The Trust shall not incur the cost of a portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited; provided, however, that this prohibition shall not preclude the addition of such parties as additional insureds on any public liability insurance to the extent that such added parties do not increase the cost of such insurance to the Trust or to the extent that any additional cost is not borne by the Trust. Furthermore, any amount recoverable under this Section shall be recoverable only out of the assets of the Trust and not from the assets of any Trust Beneficiary.

The Trust may make advances from Trust funds for legal expenses and other costs incurred as a result of any legal action to any Person permitted indemnification hereby (the "Indemnitee") provided (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services by the Managing Trustee or its Affiliates on behalf of the Trust; (ii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 4.6 in cases in which the indemnitee would not be entitled to indemnification hereunder; and (iii) such suit, action or proceeding is initiated by a third party who is not a holder of the Interests; and (iv) such suit, action or proceeding is not initiated against the Managing Trustee or its Affiliates. If advances are permissible under this Section 4.6, the Indemnitee shall furnish the Trust with an undertaking as set forth in the preceding sentence and shall thereafter bill the Trust from time to time for such amounts as the indemnitee is obligated to make payment therefor. The Trust shall pay any and all such bills and shall honor any and all such requests for payment for which the Trust is liable hereunder. In the event that a final determination is made that the Trust is not obligated hereunder for all or any portion of the amounts advanced to the Indemnitee, such Indemnitee shall refund such amount, plus interest thereon at the prevailing market rate of interest, within 45 days of such final determination, and in the event that a final determination is made that the Trust is so obligated in respect of any amount not paid by the Trust to a particular Indemnitee, the Trust shall pay such amount to such Indemnitee within 45 days of such determination.

For purposes of this Section 4.6 only, the term "Affiliate" shall mean any person performing services on behalf of the Trust and acting on behalf of the Managing Trustee who (i) directly or indirectly controls, is controlled by, or is under common control with the Managing Trustee; (ii) owns or controls 10% or more of the outstanding voting securities of the Managing Trustee; (iii) is an officer, director, partner or trustee of the Managing Trustee; or (iv) if the Managing Trustee is an officer, director, partner or trustee, in any company for which the Managing Trustee acts in any such capacity.

4.7  Compensation of Trustees.

(a)  Managing Trustee. The Managing Trustee shall not, in its capacity as Managing Trustee, receive any salary, fees, profits or Distributions except:

(i)  the Managing Trustee shall be entitled to receive the allocations and Distributions which are provided under Article VIII in respect of its Managing Trustee Interest; and

(ii)  the Managing Trustee and its Affiliates shall be entitled to receive reimbursement for expenses incurred by them in connection with the operation of the Trust, subject to the limitations set forth in Section 10.4.

(b)  Delaware Trustee. The Delaware Trustee shall receive an annual fee of $1,000, payable quarterly in advance, commencing with the first quarter following Closing. The Delaware Trustee shall also receive an initial fee of $1,000 payable at Closing. The Delaware Trustee shall also be entitled to reimbursement for any expenses incurred by it in the performance of its obligations hereunder. The Delaware Trustee, as such, shall not receive any other salary, fees, allocations of Profits or Losses or any Distributions. The fee of the Delaware Trustee may be modified from time to time as determined by the Managing Trustee in its sole discretion to compensate the Delaware Trustee appropriately for the performance of its duties hereunder.

(c)  Specific Fees. Notwithstanding the foregoing, the Managing Trustee and its Affiliates have the right to receive all fees and compensation specifically provided for in this Agreement. If the Managing Trustee or an Affiliate purchases Interests, it shall be entitled to the same benefits to which each Beneficiary is entitled with respect to his Interests, except as otherwise provided in Section 11.2(b).

(d)  Liability of Managing Trustee. The Managing Trustee, when acting in such capacity, shall be personally liable for the acts, omissions or obligations of the Trust, except as may be expressly provided to the contrary in any contractual agreement of the Trust. No other Trustee shall have any personal liability to any other Person for any act, omission or obligation of the Trust or any other Trustee.

4.8  Resignation of Trustees.

(a)  No Managing Trustee may Resign unless (i) the Trust Beneficiaries have received 60 days' advance written notice of the Managing Trustee's intention to Resign, (ii) the Trust shall have received the opinion of Trust Counsel to the effect that such Resignation will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust as an entity taxable as a partnership for federal income tax purposes, and (iii) a new Managing Trustee shall have been selected who, or which, (x) shall have expressed a willingness to become (and shall in fact duly become) the Substitute Managing Trustee, (y) shall satisfy the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder, including applicable net worth requirements, so that the Trust shall be classified as an entity taxable as a partnership for federal income tax purposes, and (z) shall have received the specific written Consent to such admission of a Majority in Interest of the Beneficiaries. In the event of the Resignation of a Managing Trustee, such Resigned Managing Trustee shall be liable for any costs or expenses incurred by the Trust as a result of such Resignation.

(b)  No Delaware Trustee may Resign unless (i) the Managing Trustee has received 60 days' advance written notice of the Delaware Trustee's intention to Resign, (ii) the Trust shall have received the opinion of Trust Counsel to the effect that such Resignation will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust as an entity taxable as a partnership for federal income tax purposes, and (iii) a new Delaware Trustee shall have been admitted who, or which, shall satisfy the then applicable provisions of the Business Trust Act. In the event of the Resignation of a Delaware Trustee, such Resigned Delaware Trustee shall be liable for any costs or expenses incurred by the Trust as a result of such Resignation unless such resignation is at the request of the Managing Trustee.

4.9  Removal of Trustees.

A Trustee shall be deemed to have been removed (a "Removal") as a Trustee from the Trust upon the occurrence of any of the following events: (a) the Removal of the Trustee pursuant to a vote of the Beneficiaries made in accordance with Article XI, (b) the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or an adjudication of bankruptcy, (c) the termination of the Trustee, or (d) any other involuntary event which constitutes an event of removal under the Business Trust Act.

4.10  Consequences of Resignation or Removal.

(a)  Any Resigned or Removed Trustee or its legal representatives shall be entitled to receive from the Trust (i) (in the case of a Managing Trustee), any positive balance in its Capital Account (as adjusted to the date of such Resignation or Removal), provided, however, that in no event shall such amount exceed the fair market value of the Resigned or Removed Trustee's Interest, (ii) any amounts due and owing to it by the Trust less any amounts due and owing by it to the Trust, and (iii) the remaining balance, if any, of fees payable as and when due pursuant to this Agreement or any other written agreements between the Trust and such Trustee in its capacity as Trustee; provided, however, that the Resigned or Removed Trustee shall not be entitled to any such fees which had not yet been earned by it prior to its Resignation or Removal. The right of the Resigned or Removed Trustee or its legal representatives to payment of said amounts and fees shall be subject to any claim for damages which the Trust or any other Trustee or Trust Beneficiary may have against such Trustee or its legal representatives if such Resignation or Removal is in contravention of this Agreement.

(b)  The Managing Trustee hereby covenants and agrees, in the event of its Resignation or Removal, to transfer to a Substitute Managing Trustee selected as provided in Section 4.8 or Section 4.12 or to the Trust, such portion, if any, of its Managing Trustee's Interest as the Substitute Managing Trustee or the Trust shall elect to purchase. Any such transfer will be made in consideration of the payment by the Substitute Managing Trustee to the Resigned or Removed Managing Trustee or its legal representatives, of 86.5% of the fair market value of such Interest less any amounts payable pursuant to Section 4.10(a) by the Trust. The fair market value of the Trustee's Interest shall be as determined by the parties to the transfer, or otherwise in accordance with Section 11.3. The method of payment to the Resigned or Removed Managing Trustee must be fair and must protect the solvency and liquidity of the Trust. In the event of the Resignation of the Managing Trustee, payment may be made by means of a non-interest-bearing unsecured promissory note with principal payable, if at all, from Distributions which the Resigned Managing Trustee would have received but for its Resignation. In the event of the Removal of the Managing Trustee, the Substitute Managing Trustee or the Trust shall make such payment by means of a promissory note bearing interest at a floating annual rate equal to the prime rate of interest announced by Fleet Bank of Massachusetts, N.A., maturing in not less than five years with equal installments of principal and interest payable each year. Any portion of such Removed Managing Trustee's Interest which is not required to be transferred as aforesaid may be retained by such Removed Managing Trustee or its estate or legal representatives as appropriate. The Managing Trustee acknowledges and agrees that the payment of 86.5% of the fair market value of any portion of its Trustee's Interest which has been transferred shall be full payment for such Trustee's Interest. To the extent of such retained Trustee's Interest, if any, such Resigned or Removed Managing Trustee or its estate or legal representatives shall be treated as Trust Beneficiaries.

(c)  The Delaware Trustee hereby covenants and agrees, in the event of its Resignation or Removal, to transfer to a Substitute Delaware Trustee selected as provided in Sections 4.1 and 4.8, or to the Trust, such portion, if any, of its Trustee's Interest as the Substitute Delaware Trustee or the Trust shall elect to purchase. Any such transfer will be made in consideration of the payment by the Trust of one dollar, plus any amounts payable pursuant to Section 4.10(a) by the Trust.

(d)  If the Removal of the Managing Trustee shall occur as part of a removal and replacement of such Managing Trustee effected in accordance with Article XI, the provisions of Article XI shall govern to the extent (if any) that the provisions of said Article XI are inconsistent with the provisions of this Section 4.10.

4.11  Liability of Resigned or Removed Trustee.

If the business of the Trust is continued after Resignation or Removal of the Trustee, the Resigned or Removed Trustee or its legal representatives shall remain liable for all obligations and liabilities incurred by it while a Trustee and for which it was liable as a Trustee, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Trust from and after the time such Resignation or Removal shall have become effective.

4.12  Continuation of Trust Business.

Upon any Removal of the sole Managing Trustee, such Removed Managing Trustee or its representatives shall promptly notify the Trust Beneficiaries. In the event of a failure to give such notice, any Trust Beneficiary may notify the other Trust Beneficiaries of such circumstances. Any Trust Beneficiary may then propose for admission a Substitute Managing Trustee, unless a Substitute Managing Trustee shall have already been proposed by the Trust Beneficiaries pursuant to Article XI. If any remaining Managing Trustee is a sole Managing Trustee at the time of its Removal, then that subsequent Removal will be governed by the provisions of this Agreement relating to the Removal of a sole Managing Trustee. Any Substitute Managing Trustee proposed pursuant to this Section 4.12 or Section 11.2 shall, with Majority Vote, become a Substitute Managing Trustee upon his or its execution of this Agreement and may thereupon elect to continue the Trust business. If no Substitute Managing Trustee has received such Majority Vote and executed this Agreement within one hundred eighty (180) days from the date of the Managing Trustee's Removal, then the Trust shall dissolve and its affairs shall be wound up.

4.13  Powers and Limitations of Delaware Trustee.

(a)  Notwithstanding any other provision of this Agreement, unless specifically authorized in writing by the Managing Trustee and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions or possess any authority or approval right with respect to the operation of any business of the Trust, the investment of Trust property or the payment of Distributions to the Beneficiaries. No amendment to this Agreement shall require the approval or signature of the Delaware Trustee. The Delaware Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Act. The Delaware Trustee shall provide prompt notice to the Managing Trustee of its performance of the foregoing acts.

(b)  The Delaware Trustee shall not be liable for acts or omissions of the Managing Trustee and shall owe no other fiduciary duties to the Beneficiaries other than as expressly provided for in this Section 4.13.

(c)  The Delaware Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Delaware Trustee shall not be personally liable under any circumstances except (x) for its own misconduct or negligence or (y) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Delaware Trustee in connection with the provision of its services hereunder. In particular, but not by way of limitation:

(i)  No provision of this Agreement shall require the Delaware Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(ii)  Under no circumstances shall the Delaware Trustee be personally liable for any indebtedness or obligation of the Trust;

(iii)  In the exercise or administration of its duties hereunder, the Delaware Trustee may, at the expense of the Trust, consult with counsel and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of such counsel; and

(iv)  The Delaware Trustee shall not be liable for the default or misconduct of the Managing Trustee and shall not be liable for any act or omission taken at the discretion of the Managing Trustee.

(d)  Notwithstanding anything in this Section 4.13, the Delaware Trustee shall be subject to the indemnification provisions contained in Section 4.6 of this Agreement.

ARTICLE V - ADVISOR SERVICES AND COMPENSATION

5.1  Compensation to Advisor and Certain Affiliates.

The Advisor and other Affiliates of the Managing Trustee shall receive fees and compensation as follows:

(a)  For services rendered in connection with the sale of Class A Interests, the Trust will pay the Dealer-Manager a D-M Commission of 7% of the Gross Proceeds. The Dealer-Manager will reallow to each Soliciting Dealer a commission of 7% of the Gross Class A Proceeds per Class A Interest sold by such Soliciting Dealer. In addition, the Dealer-Manager, in its sole discretion, may reallow to a Soliciting Dealer all or a portion of the non-accountable expense allowance of 1.5% of Gross Class A Proceeds per Class A Interest and the accountable due diligence expense allowance of 0.5% of Gross Proceeds per Class A Interest under the Dealer-Manager Agreement payable with respect to the Interests sold by such Soliciting Dealer. The Dealer-Manager may retain the entire D-M Commission earned with respect to sales of Interests to the Managing Trustee or its Affiliates. Total payments, including commissions, expense allowances, any sales incentives, wholesaling fees and any and all other underwriting compensation made to the Dealer-Manager and the Soliciting Dealers in connection with the Class A Offering from all sources, including the Trust and the Dealer-Manager, will never exceed ten percent (10%) of Gross Class A Proceeds, except that up to an additional one-half of one percent (0.5%) of Gross Class A Proceeds may be paid for reimbursement of bona fide due diligence expenses.

(b)  For rendering services in connection with the initial acquisition of Assets by the Trust, the Trust shall pay to the Advisor Acquisition Fees and Acquisition Expenses equal to the lesser of (A) 0.28% of the Asset Base Price paid by the Trust for each Asset acquired or (B) a fee, which in conjunction with all other fees paid by or on behalf of the Trust to all Persons in connection with the acquisition of an Asset, the Managing Trustee believes to be competitive with that charged by non-Affiliated Persons for rendering comparable services. For rendering services in connection with the acquisition of additional Assets by the Trust through the reinvestment of Cash from Sales or Refinancings, the Trust shall pay to the Advisor Acquisition Fees and Acquisition Expenses equal to the lesser of (A) 3% of the Asset Base Price paid by the Trust for each Asset acquired (1% of the Asset Base Price of each Asset acquired from June 15, 1998 through December 31, 2002), or (B) a fee, which in conjunction with all other fees paid by or on behalf of the Trust to all Persons in connection with the acquisition of an Asset, the Managing Trustee believes to be competitive with that charged by non-Affiliated Persons for rendering comparable services. Notwithstanding the foregoing, the Trust's Investment in Assets shall not be less than the greater of (A) 80% of the Gross Proceeds, reduced by .0625% for each 1% of leverage encumbering Trust Assets, or (B) 75% of Gross Class A Proceeds. In no event, however, will the Trust's Investment in Assets be less than 90% of the Gross Class A Proceeds (including 1% of Gross Class A Proceeds for working capital reserves). To the extent that such limitation is not otherwise satisfied, Acquisition Fees and Acquisition Expenses payable or paid by the Trust to the Advisor will be reduced or refunded to the extent necessary to comply with such limitation. In addition, if Acquisition Fees or Acquisition Expenses are paid to the Advisor or an Affiliate thereof in connection with the reinvestment of Cash from Sales or Refinancings, such fees and expenses shall be limited so that the Trust's Investment in Assets, after taking into account the Front-End Fees and Expenses incurred in connection with the initial acquisition of the Trust's Assets, shall be equal to at least 90% of Gross Class A Proceeds (including up to 3% of Gross Class A Proceeds for working capital reserves) reduced by .0625% for each 1% of leverage encumbering the Trust's Assets, but not less than 85% of Gross Class A Proceeds (including up to 3% of Gross Class A Proceeds for working capital reserves). The total of all fees paid to all Persons in connection with the acquisition of Assets, when aggregated with all travel, communication and overhead reimbursements paid to the Managing Trustee or its Affiliates, shall not exceed a fee competitive with that charged by non-Affiliated Persons for rendering comparable services. No Acquisition Fees and Acquisition Expenses are payable with respect to Assets acquired with insurance proceeds or other indemnity payments to be leased under the original leases of lost or destroyed Assets except to the extent that insurance proceeds or indemnity payments are sufficient to pay such Acquisition Fees and Acquisition Expenses after deducting the Asset Base Price of the replacement Asset and payment of all existing indebtedness secured by the lost or destroyed Asset.

(c)  For Asset Management, the Trust shall pay an Asset Management Fee to either the Advisor or the Managing Trustee, as hereafter provided, payable monthly, equal to the lesser of (A) the fees which the Managing Trustee reasonably believes to be competitive for similar services for similar assets or (B) either (i) to the Advisor, 5% of gross lease rental revenues of the Trust from Operating Leases and 2% of gross lease rental revenues of the Trust from Full Payout Leases for the month for which such payment is being made with respect to any Assets acquired by the Trust on or prior to March 31, 1998, or (ii) to the Advisor, 2% of gross monthly lease rentals with respect to leases of Assets acquired on or after April 1, 1998, or (iii) to the Managing Trustee, 1/12 th of 1% of the fair market value (or, if unattainable, the cost) of any Securities or other Assets (other than equipment). To the extent that the Trust does not have sufficient cash to pay the Asset Management Fee in full when due, any unpaid amount will be accrued and paid in the next succeeding month or months. No interest shall accrue on unpaid amounts of Asset Management Fee. The Advisory Agreement shall provide that it may be terminated by the Trust without penalty on no more than sixty (60) days' written notice to the Advisor. The Advisory Agreement shall also provide that it may be terminated by the Trust effective immediately and without penalty in the event of the Removal of the Managing Trustee.

(d)  For rendering services in connection with the sale of any Assets, the Trust shall pay to the Advisor a Subordinated Resale Fee in an amount equal to the lesser of (A) 3% of the gross sales proceeds of the Asset, or (B) one-half of a Competitive Asset Sale Commission; provided that in no event shall any such Subordinated Resale Fee be paid prior to Payout; and provided, further, that the Advisor shall not be entitled to receive any amount of Subordinated Resale Fee to the extent that such amount would cause the total compensation paid to all Persons, in connection with the sale of such Asset, to exceed a Competitive Asset Sale Commission. No interest shall accrue on unpaid amounts of the Subordinated Resale Fee. After Payout any and all Subordinated Resale Fees previously earned by the Advisor shall be paid by the Trust prior to any Distributions to the Participants.

(e)  The Trust shall pay the Managing Trustee and its Affiliates an amount equal to 1% of the Gross Class B Proceeds as a non-accountable expense allowance in connection with the Class B Offering.

5.2  Other Interests of the Advisor and its Affiliates.

The Advisor, the Managing Trustee and any other Affiliate of the Advisor may engage in or possess an interest in other business ventures (unconnected with the Trust) of every kind and description, independently or with others, including, but not limited to, serving as general partner of partnerships or trustees of trusts and participating in the equipment leasing business in all of its phases, which shall include, without limitation, ownership, operation, leasing, re-leasing, financing, refinancing, management and syndication of equipment and which may involve equipment competitive with any Asset. The officers and directors of the Managing Trustee and the Advisor will devote only such time to the affairs of the Trust as they, in their sole discretion, determine in good faith to be necessary for the business and operations of the Trust. Neither the Trust nor the Trust Beneficiaries shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the Advisor's or Managing Trustee's position with the Trust. Notwithstanding the foregoing, the Managing Trustee will act at all times in a manner consistent with its fiduciary duties to the Trust.

In the event the Managing Trustee is presented by the Advisor with a potential investment which might be made by the Managing Trustee, EFG or its Affiliates, including investment entities advised, managed, controlled or to be formed by the Managing Trustee, the Advisor and/or its Affiliates (collectively, the "Investment Entities"), the Managing Trustee will analyze the assets already purchased and investment objectives of each Investment Entity involved and will make the decision as to which Investment Entity will purchase the assets based upon such factors, among others, as (i) the amount of cash available in each Investment Entity for such acquisition and the length of time such funds have been available, (ii) the current and long-term liabilities of each Investment Entity, (iii) the effect of such acquisition on the diversification of each Investment Entity's equipment portfolio by type of equipment, (iv) the credit diversification (geographically and/or by industry) of each Investment Entity's equipment portfolio, (v) the estimated income tax consequences from such acquisition to the investors in each Investment Entity, (vi) the cash distribution objectives of each Investment Entity, (vii) the policy of each Investment Entity relating to leverage, and (viii) any specialized investment purpose of an Investment Entity (which may, in the discretion of the Advisor, entitle such entity to priority as to certain types of assets). If, after analyzing the foregoing and any other appropriate factors, the Managing Trustee determines that an acquisition would be equally suitable for more than one Investment Entity, then the Managing Trustee will purchase assets for the Investment Entities based on the length of time such funds have been available. In the event that the Trust and AFG Investment Trust D have a substantial portion of their uninvested Net Proceeds available at the same time for purchase of Assets, the Managing Trustee will allocate available Assets among them on a pro rata basis, determined by the cash balances in each in excess of funds designated for its Reserve Account and for distribution to its Participants.

In the event of a conflict between two or more Investment Entities advised or managed or controlled (or in the process of being formed) by the Managing Trustee, EFG or its Affiliates, for the financing of the acquisition of Assets contemporaneously, the Managing Trustee and EFG will seek to cause the available financing to be obtained by the Investment Entity that has been seeking financing the longest.

In the event of a conflict between two or more Investment Entities, advised, managed or controlled by the Managing Trustee, EFG or an Affiliate, to re-lease or sell similar assets contemporaneously, the first opportunity to re-lease or sell equipment will generally be allocated to the Investment Entity attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the Managing Trustee and EFG, in their discretion, may make exceptions to this general policy where Assets are subject to remarketing commitments or where there are other circumstances which, in their judgment, make the application of such policy inequitable for a particular Entity. In addition, exceptions to this general policy will be made when a buyer or new lessee indicates a preference for a specific item or items of equipment.

5.3  Other Transactions Involving the Trust, PLM, the Advisor and their Affiliates.

(a)  Notwithstanding any provision of this Agreement, including Section 4.2(b)(iv), restricting the reinvestment by the Trust of its Cash from Sales and Refinancing in additional assets to the period continuing through December 31, 2002, PLM, its parent MILPI, and their Affiliates that they control, may continue to operate their ongoing businesses, continuing to make investments and reinvestments of their respective assets after December 31, 2002;

(b)  In order to allow the Trust to operate PLM and its Affiliates as ongoing businesses, the Trust, PLM and their Affiliates, despite any conflicts that may arise under this Agreement, may enter into agreements, understandings and arrangements with Affiliates in the ordinary course of business on terms no less favorable than those that they would receive if such agreements, understandings and arrangements were being entered into with independent third parties including, but not limited to, agreements for the payment and reimbursement of expenses of ordinary business operations, rent for office space and equipment, management and administrative services and salaries and the payment of fees and commissions for advisory, acquisition, liquidation, negotiation, asset management or similar services.

(c)  Except as specifically permitted by Sections 5.3(a) and 5.3(b) or other terms of this Agreement, the Managing Trustee shall be prohibited from entering into any agreements, contracts or arrangements on behalf of the Trust with the Advisor or any Affiliate (including the Managing Trustee itself). Such prohibition shall include, without limitation, that neither the Advisor nor any such Affiliate shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale or refinancing of any Equipment or in connection with any insurance obtained by the Trust except as provided in Section 5.1 and Section 5.3(b). In addition, in connection with any agreement entered into by the Trust with the Advisor or any Affiliate, no rebates or give-ups may be received by the Advisor or any such Affiliate, nor may the Advisor or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement.

The Advisor and its Affiliates shall not receive any fees or compensation other than as provided for in Sections 4.7, 5.1, 5.3(b), 7.4, 10.4(a) and 10.4(b). If the Advisor or an Affiliate purchases Interests, it shall be entitled to the same benefits to which each other Beneficiary is entitled, except as otherwise provided in Section 11.2(b).

ARTICLE VI - TRUST BENEFICIARIES

6.1  Absence of Control over Trust Business.

The Trust Beneficiaries hereby consent to the exercise by the Managing Trustee of the power conferred on the Managing Trustee by this Agreement. No Trust Beneficiary (except one who is also the Managing Trustee and then only in its capacity as the Managing Trustee) shall participate in or have any control over the Trust's business or have any right or authority to act for or to bind the Trust. No Trust Beneficiary shall have the right to have the Trust dissolved and liquidated or have his Capital Contributions returned except as provided in this Agreement.

6.2  Limited Liability.

Except as set forth below, each Trust Beneficiary in his capacity as a Trust Beneficiary shall be entitled, pursuant to § 3803 (a) of the Business Trust Act, to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Except (i) as may otherwise be required by law, (ii) to the extent that a Trust Beneficiary may be liable to the Trust for an amount equal to any Distributions made to him if, after such Distribution is made, the then fair market value of the remaining Assets of the Trust is not sufficient to pay its then outstanding liabilities and (iii) as set forth below with respect to Foreign Beneficiaries, the liability of each Trust Beneficiary in his capacity as a Trust Beneficiary shall be limited to the amount of his Capital Contribution as described in Sections 3.2 and 3.4 and no Trust Beneficiary shall, in his capacity as Trust Beneficiary, have any further obligations to the Trust or be required to contribute any additional capital or loan any funds to the Trust.

Notwithstanding the foregoing, each Foreign Beneficiary shall indemnify the Trust and the Trustees for any costs or expenses incurred by the Trust or the Trustees in connection with the withholding requirements applicable to Foreign Beneficiaries under the Code, including, without limitation, Sections 1441, 1442 and 1446.

Upon issuance of the Class B Interests as provided in this Agreement, the Class B Interests so issued shall be deemed to be validly issued, fully paid and non-assessable.

6.3  Fiduciary Duty of Managing Trustee to Trust Beneficiaries.

No Trust Beneficiary shall forgo by means of contract the fiduciary duty owed to the Trust Beneficiary by the Managing Trustee under the Business Trust Act or the common law of the State.

ARTICLE VII - INVESTMENT OBJECTIVES AND POLICIES

7.1  Investment Objectives and Policies.

The Managing Trustee shall use its best efforts to cause the Trust to follow the investment objectives and policies set forth in the Class A Prospectus, as modified by the Prior Solicitation Statement and the Solicitation Statement. The Managing Trustee may not make substantial or material modifications in such investment objectives without Majority Consent. All funds held by the Trust which are not invested in Assets (including subscription payments upon their release to the Trust) may be invested by the Trust in Permitted Investments. The Trust shall not redeem or repurchase Interests except to the extent that such Interests are forfeited in order to (a) prevent the assets of the Trust from being deemed plan assets or (b) prevent Foreign Beneficiaries from remaining Trust Beneficiaries under certain circumstances provided herein or (c) as permitted by Section 9.6. The Managing Trustee shall use its best efforts and in particular shall only acquire Securities in such a manner to ensure that the Trust shall not be deemed an investment company, as such term is defined in the Investment Company Act of 1940.

7.2  Assets and Lessees.

The Trust shall acquire various types of Assets as provided in the Class A Prospectus, as modified by the Prior Solicitation Statement and the Solicitation Statement.

7.3  Purchases, Sales and Leases of Assets from or to the Managing Trustee and its Affiliates.

The Trust may not purchase Assets in which the Managing Trustee or any of its Affiliates (the "Interested Parties") has an interest except for (i) Assets acquired on an interim basis (generally not in excess of six months) by one of the Interested Parties for the purpose of facilitating the acquisition by the Trust of the Asset or obtaining financing for the Trust or (ii) in connection with a Joint Venture. The Trust may not purchase Assets from any program in which any of the Interested Parties has an interest; provided that such restriction shall not prohibit the Trust from being a participant in a Joint Venture and purchasing Assets from an Interested Party pursuant to a right of first refusal in connection therewith. The Trust may acquire any such Assets from the Interested Parties only if: (i) such acquisition is in the best interests of the Trust; (ii) such Asset is purchased by the Trust for a price no greater than the Asset Base Price; (iii) there is no difference in interest terms of the loans secured by such Asset at the time acquired by one of the Interested Parties and the time acquired by the Trust, unless any such difference is favorable to the Trust; and (iv) no other benefit arises out of such transaction to the Interested Parties apart from compensation otherwise permitted by this Agreement. Assets shall not be acquired from an Interested Party if such transaction would involve the payment of duplicative Asset Management Fees or other fees or would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein. The aggregate primary term rental payments received or accrued to the Interested Parties with respect to Assets prior to the time that the Trust purchases the Asset from the Interested Parties shall reduce the purchase price paid by the Trust for such Asset by such amounts unless such primary term rental payments are assigned to the Trust.

If one of the Interested Parties purchases an Asset in its own name in order to facilitate the ultimate purchase by the Trust, the Trust may purchase such Asset and such Interested Party will be entitled to receive interest on the funds expended for such purchase on behalf of the Trust. Interest on such temporary purchases will be charged at a floating rate equal to the rate of interest charged by third party financing institutions on comparable loans for the same purpose (but not in excess of 2% per annum over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A. Interest shall accrue and be payable at the above-determined rate from the date of the Managing Trustee's or Affiliate's acquisition of the Asset until such Asset is sold to the Trust.

The Trust shall not lease Assets from or to the Interested Parties. The Trust shall not sell Assets to the Interested Parties, except as provided in this Section or pursuant to a right of first refusal in connection with a Joint Venture.

7.4  Loans to or from the Managing Trustee and its Affiliates.

No loans may be made by the Trust to the Managing Trustee or its Affiliates. The Managing Trustee or its Affiliates may loan funds on a short-term basis to the Trust but only with interest rates equal to the amounts that are charged (without reference to the Managing Trustee's or any Affiliate's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose (but not in excess of 2% per annum over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A.). Interest on such loans will begin to accrue on the date the loan is funded. Neither the Managing Trustee nor any Affiliate shall provide permanent financing for the Trust, and all payments of principal and interest on any financing provided by the Managing Trustee or any of its Affiliates shall be due and payable within 12 months after the date of the loan. Neither the Managing Trustee nor any Affiliate may receive points or other financial charges or fees (excluding interest charges) in respect of any loans to the Trust, although the Managing Trustee's or an Affiliate's compensation (specifically, Acquisition Fees and Asset Management Fees) may be increased as an indirect result of such loans.

Any borrowings from the Managing Trustee or its Affiliates incurred for organization and offering expenses will be non-interest-bearing and will be repaid out of offering proceeds (subject to the limitations of Section 10.4). The Trust shall not enter into any borrowing arrangement with the Managing Trustee or its Affiliates which calls for a prepayment charge or penalty to be paid to the Managing Trustee or its Affiliates.

7.5  Joint Investments.

The Trust shall not make investments in the limited partnership interests or other equity interests of any other program. The Trust may enter into a general partnership, joint venture, trust or other business arrangement (other than a corporation) (collectively, a "Joint Venture") with an Unaffiliated Person if all of the following conditions are satisfied. First, the Trust shall acquire a controlling interest in any such Joint Venture. For purposes hereof, the Trust shall be deemed to have a controlling interest in such Joint Venture if (i) the Trust holds or is contractually entitled to acquire an interest of not less than 50% in the capital and profits of the Joint Venture and the Joint Venture agreement or related documents grant to the Trust and its Affiliates the joint right to make basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Assets or (ii) the Trust holds a less than 50% interest in the capital and profits of the Joint Venture, but the Joint Venture Agreement or related documents grant to the Trust and its Affiliates the exclusive right to make all basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Asset. Second, no such Joint Venture shall be entered into by the Trust which involves the payment of duplicative equipment management or other fees or which would have the effect of circumventing any of the restrictions on and prohibitions against transactions involving conflicts of interest contained in this Agreement. Third, such Joint Venture must either own specific Assets or be in the process of acquiring specific Assets (i.e., a commitment for the purchase of the specific Asset has been executed, but the Joint Venture has not yet acquired title to or paid for the Asset). The Trust may enter into Joint Ventures which satisfy the preceding requirements with respect to any Asset at any time during the life of the Trust; provided, however, that Offering Proceeds received directly by the Trust from Beneficiaries are invested within 24 months after commencement of the Offering. Except for transactions that have been or may be approved by the Beneficiaries (including the Rancho Malibu and MILPI acquisitions approved by the Beneficiaries on March 14, 2003 pursuant to the Solicitation Statement), in no event may the Trust enter into a Joint Venture if by means of the Joint Venture the Trust will acquire Assets from a program in which the Managing Trustee or any of its Affiliates has an interest in contravention of the provisions of Section 7.3 of this Agreement.

The Trust may enter into Joint Ventures with Affiliates of the Managing Trustee or EFG or programs sponsored by the Managing Trustee or its Affiliates (including Joint Ventures organized after the Closing) (collectively, "Affiliated Venturers") but only if, (i) no such Joint Venture shall be entered into by the Trust which involves the payment of duplicative equipment management or other fees or which would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained in this Agreement, (ii) the compensation to the Managing Trustee and its Affiliates with respect to such Joint Ventures shall be substantially identical to the compensation described in this Agreement, and (iii) in the event of a proposed sale of the Asset or interest therein initiated by another Joint Venture partner, the Trust has a right of first refusal, pro rata with the other remaining parties, to purchase the other party's or parties' interest. Further, no lender to a Joint Venturer may have a security or other interest in the Trust's interest in the Joint Venture except to the extent of funds loaned directly to or for the benefit of the Trust. The Trust may cease to be a party to a Joint Venture by sale of its interest to another Joint Venturer or to a third party purchaser.

The Trust may also enter into a Joint Venture with one or more unaffiliated Persons and one or more Affiliated Venturers provided that (i) the Trust and its Affiliated Venturers acquire collectively a controlling interest (as such term is described above) in such Joint Venture, (ii) the conditions set forth in clauses (i) and (ii) in the paragraph immediately above are satisfied and (iii) the Joint Venture Agreement or related documents grant to the Trust and its Affiliated Venturers the joint right to make basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Assets.

Notwithstanding anything contained in this Section 7.5 to the contrary, the Trust may enter into Joint Ventures only (i) where such investments will further the investment objectives of the Trust, (ii) where such Joint Ventures do not involve the payment to the Managing Trustee, the Advisor or any Affiliate of the foregoing, equipment management or other fees that would not be permitted under this Agreement, (iii) where the Managing Trustee believes that it is in the best interest of the Trust to do so and (iv) where the Managing Trustee believes that the Trust’s participation is on terms and conditions which are fair to the Trust and the Beneficiaries, taking into account the participation of the Affiliated Venturers, and will allow the Trust to better obtain its investment objectives.

7.6  Resales.

No exclusive listing for the sale of Assets shall be granted to the Managing Trustee or any of its Affiliates.

7.7  In-Kind Distributions.

The Trust shall not make in-kind distributions to the Participants.

7.8  Roll-Ups.

The Trust shall not participate in any proposed Roll-Up if any of the following conditions are present:

(i)  the proposed Roll-Up would result in the Beneficiaries having voting rights in the Roll-Up Entity which are less than those contained in this Agreement. If the Roll-Up Entity is a corporation, the voting rights of the Beneficiaries shall correspond to the voting rights provided for in this Agreement to the greatest extent possible;

(ii)  the proposed Roll-Up includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities in the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

(iii)  the proposed Roll-Up would limit the ability of a Beneficiary to exercise the voting rights of his securities of the Roll-Up Entity on the basis of the number of Interests held by the Beneficiary;

(iv)  the Beneficiaries' rights of access to the records of the Roll-Up Entity will be less than those provided in this Agreement;

(v)  any of the costs of the proposed Roll-Up would be borne by the Trust if the Roll-Up is not approved by the Beneficiaries; or

(vi)  the Person sponsoring the Roll-Up fails to offer the Beneficiaries who vote on the proposal the choice of (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following: (i) remaining as Beneficiaries in the Trust and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the Beneficiaries' pro rata share of the appraised value of the net assets of the Trust.

(b)  If the Trust may participate in a Roll-Up pursuant to this Section, an appraisal of all assets of the Trust shall be obtained from a competent, Independent Expert. The assets of the Trust shall be appraised on a consistent basis. The appraisal shall be based upon an evaluation of all relevant information and shall indicate the value of the Trust's assets as of a date no earlier than 30 days prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Trust's assets over a 12-month period. If the appraisal will be included in a Prospectus used to offer the securities of the Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust and the Beneficiaries. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Beneficiaries in connection with the proposed Roll-Up.

7.9  Change in Investment Objective and Policies.

The Managing Trustee shall be subject to the limitations provided in this Article VII in its administration of the Trust unless Majority Consent is obtained.

ARTICLE VIII - DISTRIBUTIONS AND ALLOCATIONS

8.1  Distribution of Distributable Cash.

(a)  In General. Distributions prior to dissolution shall be made to the Participants within 45 days after completion of each month of each fiscal year. However, a Beneficiary may elect to have such Distributions made to him on a quarterly basis. Such election must accompany the Beneficiary's Subscription Agreement or be delivered to the Managing Trustee in writing on the anniversary of the Trust's Closing. Notwithstanding the foregoing, the Managing Trustee may, in its sole discretion, restrict or suspend Distributions if it believes such action to be in the best interests of the Trust. Commencing as of the Distribution Commencement Date, each Distribution shall be made (i) 90.75% to the Beneficiaries, (ii) 8.25% to the Special Beneficiary and (iii) 1% to the Managing Trustee.

Distributions so to be made to the Class A Beneficiaries and the Class B Beneficiaries will be allocated as follows, on a quarterly non-cumulative basis (pro rated for fractional quarters):

Prior to Class B Payout:

first, 100% to the Class A Beneficiaries up to $0.41 per Class A Interest;

second, 100% to the Class B Beneficiaries up to $0.164 per Class B Subordinated Interest, reduced by the Class B Distribution Reduction Factor;

third, 100% to the Class A Beneficiaries up to an additional $0.215 per Class A Interest; and

fourth, until Class B Payout has been attained, 80% to the Class B Beneficiaries and 20% to the Class A Beneficiaries.

After Class B Payout:

all further Distributions will be made to the Class A Beneficiaries and the Class B Beneficiaries in amounts so that each Class A Beneficiary receives with respect to each Class A Interest an amount equal to 450%, divided by the difference between 100% and the Class B Capital Reduction Factor, of the amount so distributed with respect to each Class B Interest.

(b)  Liquidation Distributions. Upon dissolution and termination of the Trust, after payment of, or adequate provision for, the debts and obligations of the Trust, the remaining assets of the Trust (or the proceeds of sales or other dispositions in liquidation of Trust assets, as may be determined by the remaining or surviving Trustees) shall be distributed to the Participants in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Trust's taxable year, including adjustments to Capital Accounts pursuant to Section 8.2(a). In the event that the Managing Trustee has a deficit balance in its Capital Account following the liquidation of the Trust or its interest in the Trust as determined after taking into account all Capital Account adjustments for the Trust taxable year in which such liquidation occurs, the Managing Trustee shall pay to the Trust in cash an amount equal to the deficit balance in its Capital Account by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) which amount shall, upon liquidation of the Trust, be paid to recourse creditors of the Trust or distributed to the Trust Beneficiaries in accordance with their positive Capital Account balances.

(c)  Notwithstanding the provisions of Sections 8.1(a) and 8.1(b), the Managing Trustee shall have the right to withhold funds from Distributions to be made to Beneficiaries who are Foreign Beneficiaries or deduct certain amounts from such Distributions under the circumstances set forth in Section 8.4(h). Any such withholdings or repayments or deductions shall be deemed to have been Distributions made to such Foreign Beneficiaries for all purposes of this Agreement.

(d)  Promptly after the Class B Closing the Trust will make the Special Class A Distribution to the Class A Beneficiaries. Promptly after settlement of the Class Action Lawsuit, the Trust will make the Second Special Class A Distribution in the amount of $413,247 from the Class B Offering proceeds pro rata to the Class A Beneficiaries of record as of September 1, 1997, or their successors and assigns.

(e)  The Trust will make Class B Capital Distributions not later than the expiration of the Initial Redemption Period provided that there are proceeds remaining from the Class B Offering after paying Class B Offering expenses, making the Special Class A Distribution and redeeming Class A Interests pursuant to the last paragraph of Section 9.6. In the event that a final settlement of the Class Action Lawsuit has been attained on or prior to July 17, 1999, then $929,806 of any remaining Class B Proceeds will be retained by the Trust and invested in additional Assets.

8.2  Allocation of Profits and Losses.

(a)  Profits from the normal operations of the Trust or from Sales or Refinancings or a Dissolution Event for each fiscal year or portion thereof will be allocated:

First, to the extent that the Managing Trustee, the Special Beneficiary or any Class B Beneficiary has a positive balance in his Capital Account, to such Person(s) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and

Second, any remaining Profit shall be allocated among the Managing Trustee, the Beneficiaries and the Special Beneficiary in such a manner that, as of the end of such fiscal year the Capital Account of each shall be equal (after taking into account the reduction in such Capital Account resulting from any Distributions made during the fiscal year) to the respective net amounts which would be distributed to each under this Agreement if the Trust were to (i) sell its remaining assets for an amount equal to their adjusted basis determined under Regulation Section 1.704-1(b)(2)(iv)(g) and (ii) distribute all such proceeds and any other Trust cash not previously distributed pursuant to Section 8.1(a).

Notwithstanding the foregoing, no Profit shall be allocated under Section 8.2(a) Clause Second to the extent that an allocation of Profit has been made under Section 8.2(a) Clause First to offset a reduction in Capital Account(s) resulting from a Distribution made to the Managing Trustee or a Trust Beneficiary during such fiscal year.

Losses from the normal operations of the Trust or from Sales or Refinancings or a Dissolution Event for each fiscal year or portion thereof will be allocated:

First, to the extent that the Managing Trustee or any Class B Beneficiary has a positive balance in his Capital Account, to such Person(s) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and

Second, to the extent that any Class A Beneficiary has a positive balance in his Capital Account, to such Class A Beneficiary(ies) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and

Third, the remainder to the Managing Trustee.

(b)  Notwithstanding Section 8.2(a), in no event shall there be allocated to the Managing Trustee less than 1% of the Profits or Losses of the Trust unless such allocation is mandated by Section 704(b) or Section 704(c) of the Code. In the event that the amount of Profits and Losses allocable to the Managing Trustee under Section 8.2(a) is less than 1% of the aggregate amount, then the amounts otherwise allocable first to the Special Beneficiary and then to the Beneficiaries shall be reduced in order to provide the Managing Trustee with its 1% share.

(c)  All Profits, Losses and Distributions made or allocated to the Participants shall be credited or charged, as the case may be, to their respective Capital Accounts.

(d)  The terms "Profits" and "Losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Trust and consistent with Treasury Regulation Section 1.704-(1)(b)(2)(iv). Profits and losses for federal income tax purposes shall be determined in the same manner as Profits and Losses except as otherwise provided in Section 8.4(a).

8.3  Recourse to Trust Assets Only.

The Participants shall look solely to the assets of the Trust for the return of their respective Capital Contributions or any other Distributions with respect to their Interests. If the assets remaining after payment or discharge, or provision for payment or discharge, of Trust debts and liabilities are insufficient to return the Capital Contributions or to make any other Distribution to the Participants, no such person shall have any recourse against personal assets of any other Participant for that purpose, except to the limited extent set forth in Sections 4.6 and 8.1(b).

8.4  Special Provisions.

Notwithstanding anything contained in this Article VIII to the contrary:

(a)  Income, gain, loss, and deduction with respect to Trust property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704(1)(b) and its basis computed for federal income tax purposes shall be shared among the Participants for federal income tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

(b)  (i)  All Distributions or allocations to the Class A Beneficiaries, other than those based on the Capital Account balances, shall be shared by the Class A Beneficiaries in the ratio of the aggregate number of Class A Interests held by each of them to the total number of Class A Interests held by all of them.

(ii)  Except as otherwise provided pursuant to this Agreement, for each taxable year (i) Profits and Losses from normal operations and any special allocations of items thereof shall be allocated by determining the Profits and Losses from normal operations and any special allocations of items thereof attributable to each fiscal quarter on the basis of interim closings of the books of the Trust as of the close of business on the last day of each such fiscal quarter and by allocating the amount of such Profits and Losses from normal operations and special allocations of items thereof, among the Persons that are Beneficiaries as of the close of business on the last day of each month during such fiscal quarter in proportion to the aggregate number of Interests owned by each such Person as of the close of business on the last day of each such month, and (ii) Profits and Losses from Sales or Refinancings and any special allocations of items thereof allocable with respect to the Interests that have been transferred shall be allocated to the Persons that are Beneficiaries as of the close of business on the last day of the month that includes the date of the Sale or Refinancing to which such Profit or Loss from Sales or Refinancings is attributable, except that any such Profit from Sales or Refinancings that is recognized by the Trust upon the receipt of a deferred payment after the close of the month that includes the date of the Sale or Refinancing relating to such deferred payment shall be allocated to the Persons that are Beneficiaries as of the close of business on the last day of the month in which the Trust receives such deferred payment; provided, however, that notwithstanding anything to the contrary contained herein, the Managing Trustee may, after sixty days' prior notice to the Beneficiaries, allocate Profits and Losses from normal operations and from Sales or Refinancings and special allocations among the Beneficiaries during the taxable year in any other manner that the Managing Trustee, in its sole discretion, determines will satisfy Sections 704 and 706 of the Code and the taking of any such action by the Managing Trustee shall be deemed to effect an amendment to this Agreement and shall not require the Consent of any Beneficiary.

(iii)  Distributable Cash from Operations distributable to the Beneficiaries with respect to each month shall be distributed among the Persons that are Beneficiaries as of the close of business on the last day of the month with respect to which such Distribution is made and Distributable Cash from Sales or Refinancings distributable to the Beneficiaries shall be distributed to the Persons that are Beneficiaries as of the close of business on the last day of the month that includes the date of the Sale or Refinancing to which any such Distributable Cash from Sales or Refinancings is attributable; provided, however, Distributable Cash from Sales or Refinancings that is attributable to deferred payments and interest thereon received by the Trust after the close of the month that includes the date of the Sale or Refinancing relating to any such deferred payment shall be distributed to the Persons that are Beneficiaries as of the close of business on the last day of the month that includes the date such Distributable Cash from Sales or Refinancings is paid to the Trust; and provided, further, that, notwithstanding anything contained herein to the contrary, the Managing Trustee may, after giving sixty days' prior notice to the Beneficiaries, adopt any other method for determining the distributions of Distributable Cash from Operations or Distributable Cash from Sales or Refinancings to which the Beneficiaries are entitled, that the Managing Trustee, in its sole discretion, determines is reasonable, and the taking of any such action by the Managing Trustee shall be deemed to effect an amendment to this Agreement and shall not require the Consent of any Beneficiary.

(iv)  All Distributions or allocations to the Class B Beneficiaries, other than those based on the Capital Account balances, shall be shared by the Class B Beneficiaries in the ratio of the aggregate number of Class B Interests held by each of them to the total number of Class B Interests held by all of them.

(c)  To the extent that interest on loans made by the Managing Trustee or its Affiliates is determined to be deductible by the Trust in excess of the amount of interest actually payable, such additional interest deduction shall be allocated solely to the Managing Trustee.

(d)  If any Trust expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution to the Managing Trustee or the Special Beneficiary pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Managing Trustee or the Special Beneficiary equal to the amount of such distribution.

(e)  If a Trust Beneficiary unexpectedly receives (1) an allocation of loss or deduction made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Trust, (b) pursuant to Section 706(d) of the Code as the result of a change in any Trust Beneficiary's interest in the Trust, or (c) pursuant to Treasury Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Trust of unrealized receivables or inventory items or (2) a Distribution, and such allocation and/or Distribution would cause a deficit in a Trust Beneficiary's Capital Account, then such Trust Beneficiary shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. For purposes of this Article, a Trust Beneficiary's Capital Account shall be treated as reduced by Qualified Income Offset Items.

(f)  Except as otherwise provided herein, each Beneficiary shall be allocated Profits and Losses in accordance with this Section 8.4 from the first day of the calendar month in which he becomes a Beneficiary.

(g)  The Trustees shall have the right, from time to time and at such times as they shall determine, to request each Beneficiary to certify to the Trust, in form acceptable to the Trustees, that such Beneficiary is not a nonresident alien individual or foreign partnership within the meaning of Section 1441 of the Code, a foreign corporation within the meaning of Section 1442 of the Code or a Person who is not a United States person within the meaning of Section 1446 of the Code. Any Beneficiary who fails to deliver this certification shall be treated for all purposes of this Agreement as a Foreign Beneficiary until such time as such Beneficiary delivers an acceptable certification to the Trust.

(h)  The Trustees shall have the right, with respect to any Beneficiary who is determined to be a Foreign Beneficiary, to (i) pay over to the Service on behalf of such Foreign Beneficiary such amounts as they may determine may be required to comply with the Code, including without limitation Sections 1441, 1442 and 1446 and (ii) to deduct and maintain in a non-interest bearing escrow account for the benefit of such Foreign Beneficiary all or a portion of Distributions to be made to such Foreign Beneficiary to the extent that the Managing Trustee determines that such distributions may be needed by the Trust to comply at a later date with the Code, including without limitation Sections 1441, 1442 and 1446, or to repay principal, interest and other borrowing costs on any borrowings made by the Trust to comply with the requirements of the Code, including without limitation Sections 1441, 1442 or 1446. To the extent that the Managing Trustee determines that any amounts deducted from the Distributions of any Foreign Beneficiaries under clause (ii) above are not needed to enable the Trust to comply with the Code, including without limitation Sections 1441, 1442 and 1446, or (iii) to pay principal, interest or other borrowing costs on any borrowings made by the Trust in connection therewith, such amounts shall be paid over to the Foreign Beneficiaries with respect to whom the amounts were deducted. Any Foreign Beneficiary shall on demand reimburse the Trust for any amounts received by such Foreign Beneficiary as Distributions which are necessary to satisfy the Trust's obligations under the Code, including, without limitation, Sections 1441, 1442 and 1446. Each Foreign Beneficiary hereby grants to the Trust a first lien and security interest in and to the Interests of such Foreign Beneficiary and all proceeds thereof to secure the obligations of such Foreign Beneficiary under this Section 8.4(h) and the indemnification by each Foreign Beneficiary described in Section 6.2.

(i)  To the extent that the Trust incurs any costs or expenses in connection with the withholding obligation described in Section 8.4(h), such costs or expenses shall be allocated solely to the Foreign Beneficiaries (and shall not enter into the computation of Profits and Losses allocated under Section 8.2) and shall reduce their Capital Accounts accordingly.

(j)  If the Managing Trustee determines, after consultation with tax counsel, that the allocation of any item of Trust income, gain, loss, deduction or credit will not be recognized for federal income tax purposes, the Managing Trustee is authorized to amend this Agreement to cure such defect without the consent of Trust Beneficiaries.

(k)  If any profit arises from the disposition of any Trust asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such gain shall be allocated among the Managing Trustee and Trust Beneficiaries in the proportions that the Trust deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Managing Trustee or Trust Beneficiary who has not received the benefit of those items giving rise to such other recapture income.

(l)  With respect to assets distributed in kind to the Managing Trustee and Trust Beneficiaries in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Trust immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Managing Trustee and Trust Beneficiaries in accordance with Section 8.2(a), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 8.4(l), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code) and the Trust’s adjusted basis for such assets as determined under Section 1.704-1(b). This Section 8.4(l) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 8.4(l) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the Managing Trustee.

(m)  If the Managing Trustee determines that it is in the best interests of the Trust and it is permitted under Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Managing Trustee may re-value the assets of the Trust to reflect their fair market value and adjust the Capital Accounts of the Managing Trustee and the Trust Beneficiaries to reflect the difference between such fair market value (referred to herein as the "Book Value") and the Trust’s tax basis in such assets (or, in the case of a prior revaluation, the Trust’s prior Book Value). The Managing Trustee is authorized to take whatever actions it deems necessary or appropriate to effect this revaluation of assets and the equitable adjustment of Capital Accounts on behalf of the Trust. In the event of a revaluation of Trust assets pursuant to this Section 8.4(m), subsequent allocations of gain, income, loss and deduction (including, without limitation, cost recovery and amortization deductions) with respect to such assets for the purpose of computing Profits or Losses shall be determined based on the Book Value of such assets and shall be computed consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g). Allocations of gain, income, loss and deduction (including, without limitation, cost recovery and amortization deductions) with respect to such assets for the purpose of computing profits, losses and gains for tax purposes shall be allocated among the Managing Trustee and the Trust Beneficiaries in accordance with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

(n)  Section 704 of the Code and the Regulations issued thereunder, including but not limited to the provisions of such regulations addressing minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference.

ARTICLE IX - TRANSFER OF INTERESTS

9.1  Withdrawal of a Beneficiary.

Subject to compliance with this Agreement, a Beneficiary may withdraw from the Trust only by assigning or otherwise transferring his Beneficiary Interest specified in this Article IX. The withdrawal of Beneficiaries shall not dissolve or terminate the Trust. In the event of the withdrawal of a Beneficiary because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such withdrawn Beneficiary shall be deemed to be the assignee of such withdrawn Beneficiary's Interest and may become a Substitute Beneficiary upon compliance with the provisions of Section 9.3.

9.2  Assignment.

Subject to Section 4.2(a)(x) and Section 9.4, each Beneficiary may Assign all or a portion of his Beneficiary Interest (but not less than the Minimum Investment Amount) to another Person (the "Transferee") without the Consent of any Beneficiary, provided that the following conditions are met: (i) the Transferee delivers to the Managing Trustee a duly executed and completed assignment form in form satisfactory to the Managing Trustee (which is available upon request from the Managing Trustee) not less than 30 days in advance of such Assignment in which the Transferee agrees to be bound by the Agreement and which will contain various representations, including whether or not he is an Eligible Citizen; (ii) the Transferee satisfies the investor suitability standards applicable to the original Offering; (iii) the Assignment complies with all applicable laws and regulations, including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state or foreign securities laws; (iv) the Transferee executes a power of attorney which provides the Managing Trustee with authority to execute certain documents on his behalf; (v) the Transferee (or the Beneficiary) pays a transfer fee, not to exceed $100 per Assignment, to cover the expenses incurred in connection therewith; and (vi) the Managing Trustee consents to the Assignment (which consent may be withheld if the conditions to such Assignment are not met or if such Assignment would constitute a prohibited assignment described in paragraphs (a) through (g) of Section 9.4). A Transferee who desires to make a further Assignment of his Beneficiary Interest shall be subject to the provisions of this Section 9.2 to the same extent and in the same manner as the prior assignor. No Assignment shall be deemed to constitute an Assignment of a Beneficiary's entire Beneficiary Interest unless the provisions of Section 9.3 are satisfied in full. The rights of a Transferee who does not become a Substitute Beneficiary shall be limited to the receipt of his share of Profits, Losses and Distributions, as determined under Article VIII. Transferees shall be recognized as Assignees monthly, as of the first day of the calendar month in which the notice of assignment and other required documentation are received and accepted by the Managing Trustee; provided, however, that if an Assignee makes a subsequent Assignment of his Beneficiary Interest in the same calendar month, he shall not be recognized as an Assignee with respect to such Beneficiary Interest for any purpose.

9.3  Substitution.

No Person shall have the right to become a Substitute Beneficiary in place of his assignor unless all of the following conditions are met:

(a)   the Beneficiary Interest was assigned in accordance with Sections 9.1 and 9.2;

(b)  the Managing Trustee shall consent in writing to such substitution (which consent may be withheld for any reason in the sole discretion of the Managing Trustee);

(c)  such Transferee executes an instrument reasonably satisfactory to the Managing Trustee accepting and adopting the terms and provisions of this Agreement; and

(d)  in the case of Assignments other than by operation of law, the assignor states his intention in writing to have his Transferee become a Substitute Beneficiary.

If all of the conditions of Sections 9.2 and 9.3 shall have been met, the Transferee shall become a Substitute Beneficiary within 30 days after the Managing Trustee consents to the admission of the Substitute Beneficiary (the "Recording Date"). The records of the Trust and this Agreement shall be amended to reflect any such substitution on or prior to the Recording Date; provided, however, that the records of the Trust and this Agreement shall be amended at least once each calendar quarter to reflect the admission of Substitute Beneficiaries. Failure or refusal of the Managing Trustee to admit a Transferee as a Substitute Beneficiary shall in no way affect the right of such Transferee to receive Distributions and allocations of Profits or Losses to which his predecessor in interest would have been entitled in accordance with Article VIII.

9.4  Prohibited Assignment.

No Trust Beneficiary Interests may be assigned or otherwise transferred under the following circumstances unless the Managing Trustee shall give its express written consent:

(a)  to a minor or incompetent (unless a guardian, custodian, or conservator has been appointed to handle the affairs of such Person);

(b)  to any Person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal, state or foreign securities laws, which generally provide that, except in the case of a transfer by gift, inheritance, intrafamily transfer or family dissolution, each transferee of a Beneficiary Interest must acquire no fewer than the Minimum Investment Amount and must satisfy investor suitability standards similar to those which were applicable to the original Offering, and that each transferor must transfer the number of Interests equal to the Minimum Investment Amount;

(c)  to any assignee if such assignee would hold after such Assignment a fraction of an Interest;

(d)  to any Person if, in the opinion of Trust Counsel, such transfer would result in the termination under the Code of the Trust's taxable year or of its status as an entity taxable as a partnership;

(e)  to a Person who is a Foreign Beneficiary if, in the Managing Trustee's best judgment, such assignment or transfer would adversely affect the registration of any aircraft registered with the FAA or the documentation of any vessel documented under the laws of the United States;

(f)  to any Person if such transfer would cause the assets of the Trust to be considered plan assets under ERISA and the regulations thereunder; or

(g)  to any Person, if such Assignment, would cause the Trust to be treated as a publicly traded partnership for purposes of Section 7704 of the Code.

Any such attempted Assignment without the express written consent of the Managing Trustee shall be void and shall not bind the Trust. In the case of a proposed Assignment which is prohibited solely under clause (d) above, however, the Trust shall be obligated to permit such Assignment to become effective if and when, in the opinion of Trust Counsel, such Assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

9.5  Change of Status of Beneficiary.

In the event that (i) the Managing Trustee determines that a Beneficiary or a Person for whom a Beneficiary is acting as nominee who has previously represented to the Trust that he is an Eligible Citizen is no longer an Eligible Citizen or (ii) the Beneficiary fails to certify his citizenship to the Managing Trustee at the time that he acquires his Interests, the Managing Trustee may require that the status of the Beneficiary be changed to that of a Non-Eligible Beneficiary. In the event that the number of Non-Eligible Beneficiaries exceeds 80% of the maximum number of non-eligible Persons permitted to be Trust Beneficiaries pursuant to applicable laws or regulations governing the registration of any Asset owned by the Trust, the Managing Trustee may, in its sole discretion, expend Trust assets to redeem the Interests of Non-Eligible Beneficiaries. Any such Interests redeemed shall be redeemed by the Trust at a price equal to (i) 80% of the Non-Eligible Beneficiary's original Capital Contribution as reduced by any amounts returned to the Non-Eligible Beneficiary as uninvested Capital Contributions pursuant to Section 8.4, minus (ii) all Distributions made to the Non-Eligible Beneficiary.

9.6  Right to Tender Interests for Redemption.

A Beneficiary shall have the right to tender Class A Interests for redemption by the Trust subject to all of the following conditions:

(a)  no Interests may be tendered within 24 months of Closing;

(b)  Interests may be tendered by Beneficiaries for redemption by the Trust only on a date selected by the Managing Trustee, in its sole discretion, on which Interests tendered for redemption may be redeemed (the "Redemption Date"), which shall be declared not more than once in each calendar year of the Trust;

(c)  the Beneficiary must tender all Interests owned if he tenders any Interests owned;

(d)  at least 120 days' prior written notice of the Redemption Date shall be provided to the Beneficiaries;

(e)  a redemption agreement fully executed by the Beneficiary on a form provided by the Trust and a redemption fee payable to the Trust, not to exceed $100, to cover the expenses incurred in connection therewith, must be received by the Trust at least 60 calendar days prior to the Redemption Date;

(f)  not more than 10% of the total interests in Trust capital or Profits, when aggregated with all other Trust Beneficiary Interests sold or otherwise disposed of (other than the Permitted Transfers defined in clauses (i) through (vi) of Section 9.4(g)), may be redeemed pursuant to Section 9.5 and Section 9.6 or otherwise sold or disposed of in any taxable year of the Trust;

(g)  the Trust must have sufficient cash, as determined in the sole discretion of the Managing Trustee, to redeem the Interests tendered; provided that the Trust may not redeem Interests in any fiscal quarter in which the Distribution paid in that quarter is less than 2.5% of Adjusted Investment;

(h)  Interests tendered shall be redeemed in the order in which completed redemption agreements and redemption fees, are received by the Trust;

(i)  the price at which Interests shall be redeemed by the Trust shall equal (i) 90% of a Beneficiary's original Capital Contribution as reduced by any amounts returned to the Beneficiary as uninvested Capital Contributions pursuant to Section 8.4, minus (ii) all Distributions made to the Beneficiary; and

(j)  redemption of the Interests shall not be in violation of any applicable legal requirements, shall not cause the Trust to be deemed an investment company pursuant to the provisions of the Investment Company Act of 1940, shall not cause the Assets of the Trust to be considered plan assets under ERISA and the regulations thereunder, and shall not subject the Trust to taxation as an association taxable as a corporation.

In addition to the foregoing, the Trust shall have the right to purchase and redeem Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time in its sole discretion; provided, however, that any such purchase and redemption shall not be in violation of any applicable legal requirements, shall not result in the termination under the Code of the Trust or of its status as an entity taxable as a partnership, shall not result in the Trust being treated as a publicly traded partnership, shall not cause the Trust to be deemed an "investment company" pursuant to the provisions of the Investment Company Act of 1940 and shall not cause the Assets of the Trust to be considered "plan assets" under ERISA and the regulations thereunder.

9.7  Status of an Assigning Beneficiary.

Any Beneficiary who shall assign all of his Interests shall cease to be a Beneficiary and shall no longer have any of the rights or privileges of a Beneficiary, except that unless and until a Substitute Beneficiary is admitted in his place such assigning Beneficiary shall retain any statutory rights of an assignor of a Beneficiary Interest under the Business Trust Act. Any Beneficiary who shall have his Interests redeemed by the Trust shall cease to be a Beneficiary, and no Person shall have any of the rights or privileges of a Beneficiary with respect to the Interests which were redeemed.

9.8  Withdrawal of Special Beneficiary; Substitution.

Subject to compliance with this Agreement, the Special Beneficiary may withdraw from the Trust by assigning or otherwise transferring its Special Beneficiary Interest upon the express written consent of the Managing Trustee. Once the Special Beneficiary shall assign all of its Special Beneficiary Interest, the Special Beneficiary shall cease to be a Trust Beneficiary and shall no longer have any of the rights or privileges of a Trust Beneficiary, except that unless and until a Substitute Special Beneficiary is admitted in its place such assigning Special Beneficiary shall retain any statutory rights of an assignor of a Special Beneficiary Interest under the Business Trust Act.

The Special Beneficiary hereby covenants and agrees, in the event of the Resignation or Removal of the Managing Trustee pursuant to Section 4.8 or 11.3, to transfer to a Substitute Managing Trustee selected as provided in Section 4.8 or Section 4.12 or to the Trust, such portion, if any, of its Special Beneficiary Interest as the Substitute Managing Trustee or the Trust shall elect to purchase. The Substitute Managing Trustee shall become a substitute Special Beneficiary. Any such transfer will be made in consideration of the payment by the Substitute Managing Trustee or the Trust to the Special Beneficiary or its legal representatives, of 86.5% of the fair market value of such Interest. The fair market value of the Special Beneficiary's Interest shall be as determined by the parties to the transfer, or otherwise in accordance with Section 11.3. The method of payment to the Special Beneficiary must be fair and must protect the solvency and liquidity of the Trust. In the event of the Resignation of the Managing Trustee, payment to the Special Beneficiary, if any, may be made by means of a non-interest-bearing unsecured promissory note with principal payable, if at all, from Distributions which the Special Beneficiary would have received but for its resignation. In the event of the Removal of the Managing Trustee, the Substitute Managing Trustee or the Trust shall make such payment to the Special Beneficiary by means of a promissory note bearing interest at a floating annual rate equal to the prime rate of interest announced by Fleet Bank of Massachusetts, N.A., maturing in not less than five years with equal installments of principal and interest payable each year. Any portion of such Special Beneficiary's Interest which is not required to be transferred as aforesaid may be retained by such Special Beneficiary or its estate or legal representatives as appropriate. The Special Beneficiary acknowledges and agrees that the payment of 86.5% of the fair market value of any portion of its Special Beneficiary Interest which has been transferred shall be full payment for such Special Beneficiary Interest. To the extent of such retained Special Beneficiary Interest, if any, such Special Beneficiary or its estate or legal representatives shall be treated as a Trust Beneficiary.

Notwithstanding the foregoing, the resigned Special Beneficiary or its legal representatives shall be entitled to receive from the Trust (i) any positive balance in its Capital Account (as adjusted to the date of such resignation), provided, however, that in no event shall such amount exceed the fair market value of the Special Beneficiary's Interest, (ii) any amounts due and owing to it by the Trust less any amounts due and owing by it to the Trust. The right of the Special Beneficiary or its legal representatives to payment of said amounts shall be subject to any claim for damages which the Trust or any Trustee or any other Trust Beneficiary may have against such Special Beneficiary or its legal representatives if such resignation is in contravention of this Agreement.

ARTICLE X - FISCAL MATTERS

10.1  Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are used as specified in Section 4.2(b)(vii), the Assets shall be held in the name of the Trust. The funds of the Trust shall be deposited in the name of the Trust in such bank account or accounts as shall be designated by the Managing Trustee, and withdrawals therefrom shall be made upon the signature of the Managing Trustee or such Person or Persons as shall be designated in writing by the Managing Trustee. The funds of the Trust shall not be commingled with those of any other Person or entity except that the use of a zero balance or clearing account shall not constitute a commingling of Trust funds; and the funds of the Trust and funds of other entities sponsored by the Advisor or its Affiliates may be held in an account or accounts established and maintained for the purpose of making computerized disbursements and/or short-term investments provided the Trust's funds are protected from claims of such other entities and creditors of such other entities.

10.2  Maintenance of, and Access to, Basic Trust Documents.

The Managing Trustee shall maintain at the Trust's principal office the following documents: (i) an alphabetical list of the names, addresses, and business telephone numbers of the Trust Beneficiaries along with the number of Interests held by each of them (the "Trust Beneficiary List"); (ii) a copy of the Certificate of Trust and all amendments thereto; (iii) copies of the Trust's federal, state and local income tax returns and reports, if any, for the three most recent years; and (iv) copies of this Agreement as then in effect and of any financial statements of the Trust for the three most recent years. Such documents and all other Trust records are subject to inspection and copying by any Trust Beneficiary or his designated representatives at the reasonable request, and at the expense of such Trust Beneficiary during ordinary business hours. The Trust Beneficiary List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Trust Beneficiary List shall be mailed to any Beneficiary requesting the Trust Beneficiary List within ten days of the request. The copy of the Trust Beneficiary List shall be printed in alphabetical order, on white paper, and in readily readable type (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Trust. The purposes for which a Beneficiary may request a copy of the Trust Beneficiary List include, without limitation, matters relating to Beneficiaries' voting rights under this Agreement and the exercise of Beneficiaries' rights under federal proxy laws. If the Sponsor neglects or refuses to exhibit, produce or mail a copy of the Trust Beneficiary List as requested, the Sponsor shall be liable to any Beneficiary requesting the List for costs, including attorney's fees, incurred by that Beneficiary for compelling the production of the Trust Beneficiary List, and for actual damages suffered by any Beneficiary by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Trust Beneficiary List is to secure such list of Beneficiaries or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Beneficiary relative to the affairs of the Trust. The Sponsor may require the Beneficiary requesting the Trust Beneficiary List to represent that the list is not requested for a commercial purpose unrelated to the Beneficiary's interest in the Trust. The remedies provided hereunder to Beneficiaries requesting copies of the Trust Beneficiary List are in addition to, and shall not in any way limit, other remedies available to Beneficiaries under federal law, or the laws of any state. Except to the extent requested by any Trust Beneficiary, the Managing Trustee shall have no obligation to deliver or mail a copy of the Certificate of Trust or any amendment thereto to the Trust Beneficiaries. Each Trust Beneficiary shall also have the right to obtain from the Managing Trustee from time to time upon reasonable demand: (i) true and full information regarding the status of the business and financial condition of the Trust; (ii) promptly after becoming available, a copy of the Trust's federal, state and local income tax returns for each year; and (iii) such other information regarding the affairs of the Trust as may reasonably be produced by the Trust.

10.3  Financial Books and Accounting.

The Managing Trustee shall keep or cause to be kept complete and accurate financial books with respect to the Trust's business. Except to the extent otherwise required by the accounting methods adopted by the Trust for federal income tax purposes, such books shall be kept on an accrual basis. Profits and Losses shall be determined for each fiscal year in accordance with Article VIII. Except as otherwise provided herein, whenever a proportionate part of Profits or Losses is credited or charged to a Trust Beneficiary's Capital Account, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses shall be considered either credited or charged, as the case may be, and every item of credit or tax preference related to such Profits or Losses and applicable to the period during which such Profits or Losses were realized shall be allocated to such Capital Account in the same proportion.

10.4  Trust Expenses.

No reimbursement shall be permitted to the Managing Trustee or any of its Affiliates for services for which the Managing Trustee or any such Affiliate is entitled to compensation by way of a separate fee.

(a)  Organizational and Offering Expenses. The Trust shall reimburse the Managing Trustee and any Affiliate thereof for Organizational and Offering Expenses incurred by the Managing Trustee and its Affiliates with respect to the Class A Offering provided that in no event shall the amount of Organizational and Offering Expenses paid directly or indirectly by the four AFG Investment Trusts exceed 2.5% of Gross Class A Proceeds in all four AFG Investment Trusts. Such expenses shall be allocated among the six AFG Investment Trusts based on the number of Interests sold in each such Trust as compared to the total Interests sold in all four AFG Investment Trusts, without regard to the actual expenses incurred by each Trust. However, the Trust shall not pay Organizational and Offering Expenses in an amount in excess of 2.5% of the Gross Class A Proceeds. For purposes hereof, "Organizational and Offering Expenses" shall mean (i) those expenses (including the non-accountable expense allowance payable to the Dealer-Manager) incurred in connection with, and in preparing the Trust for, qualification under federal and state securities laws and subsequently offering and distributing the Interests to the public, except for sales commissions paid by the Trust in connection with the offering of Interests, (ii) expenses for salaries and direct expenses of officers, directors and members of the executive committee of any Affiliate of the Managing Trustee while engaged in registering and marketing the Interests, and (iii) any due diligence expenses attributable to the Offering. The Managing Trustee or its Affiliates will bear all Sales and Distribution Expenses in excess of nine and one-half percent (9.5%) of Gross Proceeds without recourse to or reimbursement from the Trust.

(b)  Other Reimbursable Costs. Except for Organizational and Offering Expenses for the Class A Offering and with respect to organizational and offering expenses with respect to the Class B Offering provided for in Section 5.1(e) and Section 8.2(e), the Trust shall not reimburse the Managing Trustee or its Affiliates except for (i) the actual cost to the Managing Trustee or its Affiliates of goods and materials used for or by the Trust and obtained from Persons unaffiliated with the Managing Trustee and its Affiliates provided that such goods or materials are necessary to the prudent operation of the Trust and that the actual cost thereof includes only the price of goods and materials paid to independent third parties and direct costs incurred by the Managing Trustee or Affiliates in the transaction excluding general or administrative overhead and costs of personnel who are Controlling Persons of the Managing Trustee or its Affiliates and (ii) Acquisition Expenses, including but not limited to expenses related to the purchase, operation and financing of Assets. In no event, however, shall the Trust reimburse the Managing Trustee or its Affiliates for rent, depreciation, utilities, capital equipment and other administrative items. The Trust's annual report to the Beneficiaries will include a schedule itemizing costs reimbursed to the Managing Trustee and its Affiliates.

(c)  Other Trust Expenses. Subject to the provisions of Sections 10.4(a) and (b), the Trust shall pay all expenses of the Trust (which expenses shall be billed directly to the Trust) which are necessary or appropriate for the prudent operation of the Trust and which may include but are not limited to: (i) all costs of personnel providing administrative services (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full or part-time by the Trust and involved in the business of the Trust and allocated pro rata to their services performed on behalf of the Trust, and such personnel may include Persons who may also be officers or employees of the Managing Trustee or its Affiliates (other than Controlling Persons of the Managing Trustee or its Affiliates); (ii) all costs of borrowed money, taxes and assessments on Assets and other taxes applicable to the Trust; (iii) legal, audit, accounting, brokerage, and other fees; (iv) printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, and recording of documents evidencing ownership of an interest in the Trust or in connection with the business of the Trust; (v) fees and expenses paid to bankers, brokers, and services, consultants and other equipment management personnel, insurance brokers and other agents; (vi) expenses in connection with the disposition, replacement, alteration, repair, leasing, re-leasing, financing, and operation of Assets (including the costs and expenses of insurance premiums and of maintenance of such Assets); (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Trust; (viii) expenses in connection with distributions made by the Trust to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Beneficiaries, including the costs of printing and mailing to such Persons evidences of ownership of Interests and reports of meetings of the Trust, and of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and mailing reports required to be furnished to Beneficiaries for investor tax reporting or other purposes, and reports which the Managing Trustee deems to be in the best interests of the Trust to furnish to the Beneficiaries; (x) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Trust; and (xi) the cost of preparation and dissemination of informational material and documentation relating to potential sale, refinancing or other disposition of Assets. Reimbursement to the Managing Trustee or its Affiliates of the cost of services rendered to the Trust shall be limited to the lesser of the costs of those services or a rate equivalent to ninety percent (90%) of the rate which would be charged by an unaffiliated party to perform such services. As part of their annual audit of the Managing Trustee and its Affiliates, the Managing Trustee shall cause the Accountants to verify the allocation of costs of the Managing Trustee and its Affiliates to the Trust. The additional cost of the Accountants' verification of this reimbursement for services shall not be paid by the Trust unless the aggregate sum of the cost of the services and the cost of the Accountants' verification do not exceed ninety percent (90%) of the rate which would be charged by an unaffiliated party to perform the services performed by the Managing Trustee and its Affiliates.

(d)  Other Limitations. Other than as specifically described above in this Section 10.4 and in Section 4.6 and Article V, the Trust shall not pay the Managing Trustee for any other items, including rent, travel expenses or salaries of the Managing Trustee or its Affiliates or Controlling Persons of the Managing Trustee or its Affiliates, generally considered to be the Managing Trustee's overhead and expenses. The Managing Trustee and its Affiliates will not be compensated for services provided to the Trust unless such parties or their predecessors were engaged in rendering those services as an ongoing business for Persons other than the Trust. The Managing Trustee shall not provide services to the Trust other than as provided in, or permitted by, this Agreement.

10.5  Fiscal Year.

Except as may otherwise be determined from time to time by the Managing Trustee, the Trust's fiscal year for federal income tax and financial reporting purposes shall end on December 31 of each year.

10.6  Reports and Accounting Decisions.

(a)  Reports to Beneficiaries.

(i)  Quarterly Reports. Within 60 days after the end of each of the first three quarters of each fiscal year, the Managing Trustee shall send to each Person who was a Beneficiary on the last day of the quarter then ended (1) a condensed balance sheet, (2) statements of cash flows and operations including a description of any material events with respect to the Trust's revenues, assets, liabilities, expenses, contractual obligations or contingent liabilities, (3) a statement describing (A) any new agreement, contract or arrangement required to be reported by any section hereof and (B) the amount of all fees and other compensation and distributions paid by the Trust for such quarter to the Managing Trustee or any Affiliate of the Managing Trustee and a description of the services rendered or to be rendered by the Managing Trustee or such Affiliate for such fees and compensation (which requirement may not be circumvented by lump-sum payments to entities which disburse funds to others), (4) until the Capital Contributions derived from the Offering shall be fully invested except for reserves, a special report of Asset acquisitions including (A) a general description of Asset purchased, (B) a description of the Lease arrangements made with respect thereto and identification of the Lessee, (C) the actual purchase price, (D) the amount of cash expended from Capital Contributions to acquire such Asset, and (E) the amount of Capital Contributions which then remains unexpended, if any, stated in terms of both dollar amounts and percentage of the total amount of Capital Contributions, and (5) other pertinent material regarding the activities of the Trust during such fiscal quarter. Distribution to the Beneficiaries of the financial information contained in the Trust's quarterly report on Form 10-Q under the Securities Exchange Act of 1934 will satisfy the financial statement distribution requirements contained herein. No such statement or reports need be audited.

(ii)  Annual Reports. Within 120 days after the end of each fiscal year, the Managing Trustee shall send to each Person who was a Beneficiary on the last day of the fiscal year then ended a report in narrative form summarizing the status of the Trust's investments and containing (1) a balance sheet as of the end of such fiscal year and statements of operations, Beneficiaries' equity and cash flows for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report (containing an opinion of the Accountants), (2) a report (which need not be audited) summarizing the fees and other remuneration paid by the Trust for such fiscal year to the Managing Trustee or any Affiliate of the Managing Trustee or to the Delaware Trustee and a statement describing any new agreement, contract or arrangement required to be reported by any section hereof, and (3) a statement (which need not be audited) showing the Distributable Cash from Operations and Distributable Cash from Sales or Refinancings distributed per Interest to the Beneficiaries during such fiscal year. Such report shall separately identify (to the extent then applicable) Distributions from (a) Cash from Operations during the period, (b) Cash from Operations during a prior period which had been held in the Reserve Account, (c) Cash from Sales or Refinancings during the period, (d) Cash from Sales or Refinancings during a prior period which had been held in the Reserve Account, and (e) Reserve Account amounts from Gross Proceeds. Until the Capital Contributions of the Trust derived from the Offering shall be fully invested except for reserves, the annual report shall also contain a special report of Asset acquisitions containing the information specified above for quarterly reports. If any Asset acquired by the Trust individually represents at least 10% of the Trust's total Investment in Assets, the Managing Trustee shall include a status report as part of the annual report, which status report shall indicate: (1) the condition of the Asset, (2) how the Asset is being utilized as of the end of the year, (3) the remaining term of the Lease, (4) the projected use of the Asset for the next year, and (5) such other information relevant to the value or utilization of the Asset as the Managing Trustee deems appropriate. Distribution to the Beneficiaries of the financial information contained in the Trust's annual report on Form 10-K under the Securities Exchange Act of 1934 will satisfy the financial statement distribution requirements contained herein.

The Managing Trustee shall cause the Accountants, as part of their annual audit of the Managing Trustee and its Affiliates, to issue to the Trust a special report prepared in accordance with the standards of the American Institute of Certified Public Accountants on the allocation of costs incurred by the Managing Trustee and its Affiliates and reimbursed to them by the Trust. In preparing this special report, the Accountants shall, at a minimum, review (1) the time records of individual employees, the costs of whose services were reimbursed by the Trust, and (2) the specific nature of the work performed by such employees.

Each annual report will also include the fair market value of the Interests at the end of the preceding fiscal year. For each of the first two years after Closing, the Managing Trustee will value the Interests at the public offering price. Thereafter, the Managing Trustee will secure each year an independent appraisal of the fair market value of the Trust's assets as of the next annual valuation date and will prepare a per Interest valuation. The Managing Trustee will seek to provide such annual valuation to trustees and custodians of IRAs no later than January 15 of each year, based on valuation information as of the preceding October 31, updated for any material changes occurring between October 31 and December 31 of the preceding year. Qualified Plans will be furnished such annual valuation within 75 days after the close of the Trust's fiscal year. The Managing Trustee will revise the valuation procedures described above to conform to any relevant guidelines issued by the Department of Labor or the Service.

(b)  Tax Returns and Tax Information.

The Managing Trustee shall:

(i)  prepare or cause the Accountants to prepare the tax returns (federal, state and local, if any) of the Trust for each fiscal year within 75 days after the end of each calendar year in which such fiscal year was completed; and

(ii)  deliver to each Person who was a Beneficiary during a calendar year within 75 days after the end of such calendar year the information necessary to prepare his federal income tax return for the calendar year during which such fiscal year was completed, including information regarding unrelated business taxable income for the use of tax-exempt Beneficiaries.

(c)  Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Trustee in accordance with the accounting methods adopted by the Trust for federal income tax purposes or otherwise in accordance with generally accepted accounting principles and procedures applied in a consistent manner. The Managing Trustee may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Trust for federal income tax purposes or generally accepted accounting principles.

(d)  Reports to Appropriate State Authorities. The Managing Trustee shall prepare and file with appropriate state authorities all reports required to be so filed by state securities or Blue Sky authorities.

(e)  General. No cause of action shall accrue to any Beneficiary if the Managing Trustee shall have acted in good faith in attempting to satisfy the requirements of this Section 10.6, and the Managing Trustee's actions or inactions did not constitute negligence, misconduct or material breach of fiduciary duty so as to subject the Managing Trustee to liability under Section 4.6.

10.7  Partnership Classification; Federal Tax Elections.

(a)  Partnership Classification. The Trust is intended to be classified as a partnership under the Code and the regulations thereunder and in accordance with the tax laws of the State and other jurisdictions in a manner consistent with such objective.

(b)  Federal Tax Elections. The Trust, in the sole discretion of the Managing Trustee, may make elections for federal tax purposes as follows:

(i)  in case of transfer of all or part of the Interest of the Managing Trustee, the Special Beneficiary or any Beneficiary, the Trust, in the absolute discretion of the Managing Trustee, may elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Trust and in such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(ii)  all other elections, including but not limited to the adoption of accelerated or straight-line depreciation cost recovery methods, required or permitted to be made by the Trust under the Code shall be made by the Managing Trustee in such manner as will, in the opinion of the Managing Trustee, be in the best interest of the Trust. (In reaching such opinion the Managing Trustee shall not be required to poll or survey the Beneficiaries.) The Trust shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

ARTICLE XI - MEETINGS AND VOTING RIGHTS OF BENEFICIARIES

11.1  Meetings.

(a)  Meetings of the Beneficiaries for any purpose may be called by the Managing Trustee and shall be called by the Managing Trustee upon receipt of a request in writing signed by Beneficiaries owning 10% or more of the Interests in the aggregate held by all Beneficiaries as of the date of such written request. Notice of any such meeting shall be sent in accordance with the requirements of Section 11.1(b) within ten days after receipt of such request. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at the meeting. Such meeting shall be held at the principal office of the Trust or at such other place as may be designated by the Managing Trustee or, if called upon the request of Beneficiaries, as designated by such Beneficiaries. In addition, the Managing Trustee may submit, and upon request in writing signed by 10% or more in interest of the Beneficiaries, shall submit, any matter upon which the Beneficiaries are entitled to act to the Beneficiaries for a vote by written Consent without a meeting.

(b)  The Managing Trustee shall provide, within 10 days of receipt of such request, written notice personally or by certified mail of such meeting to be held not less than 15 days nor more than 60 days after the distribution of such notice, to each Beneficiary at his record address, or at such other address which he may have furnished in writing to the Managing Trustee; provided, however, that any notice of any meeting at which a vote will be taken to (i) amend this Agreement, (ii) dissolve the Trust, (iii) remove any Managing Trustee and elect a new Managing Trustee, or (iv) approve or disapprove the sale of all or substantially all the assets of the Trust, or any notice of any meeting to be held pursuant to a written request signed by 10% or more in interest of the Beneficiaries, shall be given by certified mail. Such notice shall be in writing, and shall state the place, date, and hour of the meeting, and shall indicate that it is being issued at or by the direction of the Managing Trustee or Beneficiary calling the meeting. The notice shall state the purpose of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority in Interest of the Beneficiaries shall constitute a quorum at all meetings of the Beneficiaries; provided, however, that if there be no such quorum, holders of a Majority in Interest of such Beneficiary Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Beneficiaries need be given to any Beneficiary who attends in person or is represented by proxy (except when a Beneficiary attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Beneficiary otherwise entitled to such notice who, in writing, has executed and filed with the records of the meeting, either before or after the time thereof, waiver of such notice.

(c)  For the purpose of determining the Beneficiaries entitled to vote on any matter on which a vote is to be taken or to vote at any meeting of the Trust or any adjournment thereof pursuant to this Article XI, the Trustees or the Beneficiaries requesting such meeting may fix, in advance, a date as the record date (the "Record Date") for any such determination. Such date shall not be more than 50 days nor less than 20 days before any such meeting.

(d)  Each Beneficiary may authorize any Person or Persons to act for him by proxy in all matters in which a Beneficiary is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Beneficiary or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Beneficiary executing it.

(e)  At each meeting of Beneficiaries, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

11.2  Voting Procedures; Voting Rights of Beneficiaries.

(a)  A Majority in Interest of the Beneficiaries, without the concurrence of the Trustees, may (i) amend this Agreement, subject to the provisions of Article XII and to the conditions that such amendment (A) may not cause the Beneficiaries to lose the limited liability accorded them by the Business Trust Act and (B) may not, without the specific written consent of the Managing Trustee (which may not be unreasonably withheld), add to the duties or diminish the rights of the Managing Trustee or its Affiliates as set forth herein or reduce the compensation to which the Managing Trustee and its Affiliates are entitled for services to be provided hereunder, (ii) terminate the Trust, (iii) remove the Managing Trustee and elect a replacement therefor, (iv) approve or disapprove the sale of all or substantially all of the Assets of the Trust in a single sale or in multiple sales in the same 12-month period, except in the orderly liquidation and winding up of the business of the Trust upon its termination and dissolution. E ffective as of June 25, 1999, Class B Beneficiaries which are the Managing Trustee or any of its Affiliates shall be required to vote all their Class B Interests in accordance with the vote of the majority of Class A Interests voted (i.e., for this purpose Class A Interests which are not voted or which abstain will not be taken into account) with respect to all Interested Transactions. As used herein the term "Interested Transactions" means transactions where Beneficiary Consent under this Agreement is required concerning the compensation of the Managing Trustee or any of its Affiliates, the extension of the term of the Trust, or regarding any transaction between the Trust and the Managing Trustee or its Affiliates; provided, however, that the foregoing voting restrictions on the Class B Interests held by Class B Beneficiaries which are the Managing Trustee or any of its Affiliates shall not relate to any votes concerning the withdrawal or removal of the Managing Trustee, which votes are not subject to such voting restrictions on such Class B Interests.

(b)  A Beneficiary shall be entitled to cast one vote for each Interest that he owns. Only the votes of Beneficiaries of record on the Record Date, whether at a meeting or otherwise, shall be counted. The Managing Trustee and its Affiliates shall be entitled to vote with respect to any Interests which they own, provided that they may only vote their Class B Interests with respect to all Interested Transactions in accordance with the provisions of Section 11.2(a), and provided further that the Managing Trustee and its Affiliates may not vote their Class A Interests with respect to the compensation or the withdrawal or removal of the Managing Trustee pursuant to this Agreement or regarding any transaction between the Trust and the Managing Trustee or its Affiliates.

11.3  Valuation of Interests of the Managing Trustee.

In the event of removal of the Managing Trustee pursuant to Section 11.2, its Interest shall be appraised by two independent appraisers, one selected by the removed Managing Trustee and one by the Beneficiaries. In the event that such two appraisers are unable to agree on the value of the removed Managing Trustee's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. If either the removed Managing Trustee or the Beneficiaries fails to appoint an appraiser, the value of the removed Managing Trustee's Interest shall be determined by arbitration in accordance with the then applicable rules of the American Arbitration Association. The costs of appraisal shall be borne equally between the Trust and the removed Managing Trustee. The Trust may elect to pay the removed Managing Trustee for the value of its Interest as so determined by delivery of a promissory note bearing interest at a floating annual rate equal to the prime rate of interest announced by Fleet Bank of Massachusetts, N.A., maturing in not less than five years with equal installments of interest and principal payable annually.

ARTICLE XII - AMENDMENTS

12.1  Certain Amendments Requiring Majority Consent.

The Managing Trustee shall not amend this Agreement without Majority Consent in order to (i) Resign as Managing Trustee, (ii) appoint a new Managing Trustee, (iii) sell all or substantially all of the Assets of the Trust in a single sale or multiple sales in the same 12-month period, except in the ordinary liquidation and winding up of the Trust upon its termination and dissolution or (iv) permit the taking of any of the actions described in Section 7.8. The Managing Trustee may not amend this Agreement to change the voting rights of the Beneficiaries without Majority Consent, unless the Business Trust Act requires the change or such a change is necessary to preserve the status of the Trust as an entity taxable as a partnership for federal tax purposes or to conform to any operative legal precedent providing that trust beneficiaries will be entitled to limited liability for the purposes of the Business Trust Act. A written consent may not be withdrawn or voided once it is filed with the Managing Trustee.

12.2  Other Amendments.

In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Managing Trustee without the Consent of any Trust Beneficiary: (i) to add to the representations, duties or obligations of the Managing Trustee or surrender any right or power granted to the Managing Trustee herein, for the benefit of the Trust Beneficiaries; (ii) to correct any mistake, omission or inconsistency or cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions for the benefit of the Trust Beneficiaries with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes, including amendments to prevent the Trust from being treated as a publicly traded partnership; (iv) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency, the National Association of Securities Dealers, Inc., or by a state Blue Sky commission or other state agency or any judicial authority or similar such official, (v) to permit the Interests to fall within any exemption from the definition of plan assets contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (vi) to effect an amendment to this Agreement as (a) contemplated under Section 4.2(a)(x), Section 4.2(a)(xii) or 8.4(b), or (b) necessary in order to effect the provisions of Section 9.5; (vii) to make any other amendments which do not adversely affect the rights of the Trust Beneficiaries; and (viii) to authorize the Trust to issue an additional class of Interests (or other securities), with any designations, preferences and relative, participating, optional and other special rights, including special voting rights, as shall be fixed by the Managing Trustee.

ARTICLE XIII - POWER OF ATTORNEY

13.1  Appointment.

Each of the Beneficiaries (through acceptance of their Interests) agrees to be bound by this Agreement and hereby makes, constitutes and appoints the Managing Trustee, the president and each vice president of the Managing Trustee, and each Person who shall thereafter become an additional or Substitute Managing Trustee during the term of the Trust and any continuation of the Trust pursuant to Section 4.12 and Article XI, with full power of substitution, the true and lawful attorney-in-fact of, to act in the name, place and stead of such Beneficiary, with the power from time to time to execute, acknowledge, make, verify, swear to, certify, deliver, record, file and/or publish:

(a)  this Agreement under the laws of the State or any other jurisdiction, any subsequent amendment to this Agreement, the Certificate of Trust and any amendments thereto or restatement thereof;

(b)  any other document required to reflect any action of the Managing Trustee or Beneficiaries duly taken in the manner provided for in this Agreement, whether or not the Beneficiary voted in favor of or otherwise Consented to such action;

(c)  any other application, certificate, affidavit, instrument and document as may be required or appropriate in connection with documentation and registration of Assets with the FAA and any other governmental authority having jurisdiction;

(d)  any other instrument, certificate or document which may be required by any regulatory agency, laws of the United States, any state or any other jurisdiction in which the Trust is doing or intends to do business or which the Managing Trustee deems advisable to file or record, provided such instrument, certificate or document is not inconsistent with the terms of this Agreement as then in effect;

(e)  any certificate of dissolution or cancellation of the Certificate of Trust that may be necessary upon the termination of the Trust;

(f)  any instrument or papers required to continue or terminate the business of the Trust pursuant to Sections 4.12 and 1.6;

(g)  any amendment to this Agreement permitted hereunder; and

(h)  any and all instruments which the Managing Trustee deems appropriate to reflect a change or modification of the Trust in accordance with the terms of this Agreement.

13.2  Amendments to Agreement.

The terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Trust, in each case with the approval of less than all the Beneficiaries if a specified percentage of the Beneficiaries shall have voted in favor of, or otherwise Consented to, such action. This power of attorney shall permit the Managing Trustee and the Trust to act on behalf of the Beneficiary, in accordance with the terms of this Agreement, whether or not the Beneficiary shall have Consented to such action, in order to effect the orderly administration of the Trust's affairs.

13.3  Power Coupled with an Interest.

The foregoing grant of authority:

(a)  is a special power of attorney coupled with an interest in favor of such attorneys-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of each Beneficiary;

(b)  may be exercised for each Beneficiary by a signature of any one of such attorneys-in-fact or by listing the names of all of the Beneficiaries, including such Beneficiary, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c)  shall survive the Assignment by any Beneficiary of the whole or any portion of his Beneficiary Interest, as applicable, except that, where the assignee of the whole thereof has furnished a power of attorney and has been approved by the Managing Trustee for admission to the Trust as a Substitute Beneficiary this power of attorney shall survive such Assignment with respect to the assignor for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate with respect to any Beneficiary who assigns all of his Beneficiary Interest.

13.4  Power of Attorney by Substitute Beneficiaries.

A similar power of attorney shall be one of the instruments which the Managing Trustee shall require an assignee of a Beneficiary to execute as a condition to the admission of such assignee as a Substitute Beneficiary.

ARTICLE XIV - GENERAL PROVISIONS

14.1  Notices, Approvals and Consents.

All notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been given when the same are (a) deposited in the United States mail and sent by first class mail (or certified if so required under Section 11.1(b)), postage prepaid, or (b) delivered in hand. In each case, said mailing or delivering shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Trust:

(a)  If to the Trust or the Managing Trustee, at the principal office of the Trust;

(b)  If to the Delaware Trustee at its principal office in the State as set forth in the records of the Trust and in Schedule A;

(c)  If to any other Trustee at its principal office as set forth in the records of the Trust;

(d)  If to the Special Beneficiary, at its principal office as set forth in the records of the Trust; and

(e)  If to a Beneficiary, at the address set forth in the records of the Trust (as provided to the Trust by such Beneficiary), or to such other address as may be designated by notice from such Beneficiary given in the manner hereby specified.

14.2  Further Assurances.

The Trustees and Trust Beneficiaries will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

14.3  Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions thereof.

14.4  Binding Effect.

Except to the extent required under the Business Trust Act, as provided in Section 4.1(d) with respect to the Managing Trustee, and for fees, rights to reimbursement, and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Trust.

14.5  Separability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

14.6  Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith which conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

14.7  Applicable Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State.

14.8  Counterparts.

This Agreement may be signed by each party hereto upon a separate copy, and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatory to the original or same counterpart.

14.9  Creditors.

No creditor who makes a non-recourse loan to the Trust shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Trust other than as a secured creditor.

14.10  Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

14.11  Arbitration; Venue.

This Agreement does not impose mandatory arbitration or venue in connection with the settlement of disputes involving any Beneficiary; provided, however, that this provision shall not affect or supersede any other agreement which does provide for mandatory arbitration or venue, including any agreement between any Beneficiary and any Soliciting Dealer.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amended and Restated Declaration of Trust as of October 1, 2003.

MANAGING TRUSTEE	BENEFICIARIES

AFG ASIT CORPORATION	Each Person named as a Beneficiary on Schedule A attached hereto By: AFG ASIT Corporation as Attorney-in-Fact for each such Person
By: ___________________________________ Authorized Officer	By: ____________________________________ Authorized Officer

DELAWARE TRUSTEE

WILMINGTON TRUST COMPANY
By: ___________________________________ Authorized Officer

SPECIAL BENEFICIARY

EQUIS II CORPORATION (successor in interest to Equis Financial Group) By: ____________________________________ Authorized Officer

SCHEDULE A
NAMES, BUSINESS ADDRESSES AND CAPITAL CONTRIBUTIONS OF TRUSTEES AND BENEFICIARIES

I.  Managing Trustee

AFG ASIT Corporation   $1,000
200 Nyala Farms
Westport, CT 06880

II.  Delaware Trustee

Wilmington Trust Company                                                             N/A
Rodney Square North
Wilmington, DE 19890

III.  Special Beneficiary

Equis II Corporation                                                                       $1,000
200 Nyala Farms
Westport, CT 06880
Class A and Class B

IV.  Class A and B Beneficiaries

(attached hereto
as Exhibit A)

EXHIBIT 14

Semele Group Inc.
Code Of Ethics

The Board of Directors, Executive Officers and Employees of Semele Group Inc., the parent company of AFG ASIT Corporation, the Managing Trustee of AFG Investment Trusts C and D, (the "Company") operate under a Code of Ethics that acknowledges and supports the integrity and values of the Company.

The Code of Ethics ensures all issues are handled honestly and openly, including notification to the appropriate person or persons associated with the Company of any material transaction(s) or relationship(s) that could be expected to become a conflict and that any conflicts of interest between personal and professional relationships are handled expediently and fairly. All Employees are of the Company provided with a clearly defined process to follow for any issues they feel are questionable or relate to possible wrongdoing without any fear of repercussion from Management.

Semele Group Inc. conducts its business within the framework of all applicable governmental laws, rules and regulations.

The Code of Ethics are subject to periodic review by the Board of Directors of Semele Group Inc to assure they continue to meet any modifications required by changes in regulations, the activities of the Company or to support the interests of the shareholders.

Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Annual Report of AFG Investment Trust C (the "Trust"), on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Principal Executive Officer of the Trust’s Managing Trustee, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)   the Report of the Trust filed today fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gary D. Engle
Gary D. Engle
President of AFG ASIT Corporation,
the Managing Trustee of the Trust
(Principal Executive Officer)
March 30, 2004

Exhibit 99.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Annual Report of AFG Investment Trust C (the "Trust"), on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Principal Financial and Accounting Officer of the Trust’s Managing Trustee, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)   the Report of the Trust filed today fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Richard K Brock
Richard K Brock
Chief Financial Officer and Treasurer of AFG ASIT Corp.,
the Managing Trustee of the Trust
(Principal Financial and Accounting Officer)
March 30, 2004

AFG INVESTMENT TRUST C
200 Nyala Farms
Westport, Connecticut 06880

Consent of Beneficiary

(SOLICITED ON BEHALF OF THE MANAGING TRUSTEE)

I have received and reviewed the Solicitation Statement dated Mayl ___, 2004 (the "Solicitation Statement"), from AFG Investment Trust C (the "Trust") concerning the three proposals. For purposes of Article XII, Section 12.1, of the Trust Agreement, I hereby vote as follows. If this signed Consent contains no specific voting instructions, my Interests will be voted FOR the adoption of each of the Proposals.

THE MANAGING TRUSTEE RECOMMENDS A VOTE FOR THE ADOPTION OF EACH OF THE PROPOSALS.

(1)  To amend Section 7.3 of the Trust Agreement to allow for the sale of assets by the Trust to its affiliates.

______ FOR   ______ AGAINST   ______ ABSTAIN

(2)  To approve the sale of the Trust’s membership interest in MILPI Holdings, LLC, which is owned jointly with an affiliate of the Trust.

______ FOR   ______ AGAINST   ______ ABSTAIN

(3)  To amend Section 8.1(b) of the Trust Agreement, which currently allows for distributions in-kind on a pro rata basis to all Beneficiaries upon the liquidation and dissolution of the Trust, so that the Managing Trustee will have the discretion to make distributions in-kind to affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries, and to concurrently amend Section 7.7 of the Trust Agreement to allow for such distributions in-kind permitted by Section 8.1(b).

______ FOR   ______ AGAINST   ______ ABSTAIN

A properly executed Consent of Beneficiary received by the Managing Trustee will be voted in accordance with the directions indicated above. If no specific voting instructions are indicated, a properly executed Consent of Beneficiary received by the Managing Trustee will be voted FOR Proposals 1 through 3.

Number of Class A Beneficiary Interests Held: __________

Number of Class B Beneficiary Interests Held: __________
_______
If the Beneficiary is an Individual:
Signature Date	Signature Date

Print Name	Print Name
(If Joint Tenants Or Tenants-In-Common, Both Owners Must Sign):
If the Beneficiary is a Corporation, Partnership or Trust:

Name of Entity
By:
Signature

Print Name

Title	Date

This Consent Form may be returned by fax, mail or hand-delivery. Please return this Consent Form no later than May __, 2004, to:

THE ALTMAN GROUP
60 East 42 nd Street, Suite 405
New York, New York 10165
Telephone: (800) 461-2657
Facsimile: (212) 973-9818

In the event that a sufficient number of consents required for the adoption – or rejection – of the proposals has not been received by Mayl __, 2004, the Managing Trustee may, at its discretion, extend the deadline for up to 90 days, in which case the Managing Trustee will provide notice to Beneficiaries by means of a press release or a letter mailed to each Beneficiary.